Filed Pursuant to Rule 424(b)(3)

Registration Nos. 333-171256, 333-171256-01 to 333-171256-02

ENERGY FUTURE HOLDINGS CORP.

SUPPLEMENT NO. 16 TO

MARKET MAKING PROSPECTUS DATED APRIL 4, 2012

THE DATE OF THIS SUPPLEMENT IS JANUARY 7, 2013

On January 7, 2013, Energy Future Holdings Corp. filed the attached Current Report on
Form 8-K with the Securities and Exchange Commission.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – January 4, 2013

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Competitive Holdings Company

(Exact name of registrant as specified in its charter)

Texas	1-34543	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Reference is made to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 21, 2012, by each of Energy Future Holdings Corp. (“EFH Corp.”), Energy Future Intermediate Holding Company LLC (“EFIH”) and Energy Future Competitive Holdings Company (“EFCH”) regarding the solicitation of consents by Texas Competitive Electric Holdings Company LLC (“TCEH”), a wholly-owned subsidiary of EFH Corp. and EFCH, from lenders holding commitments expiring in October 2013 (the “2013 Revolving Credit Commitments”) under TCEH’s senior secured revolving credit facility under the Credit Agreement, dated as of October 10, 2007 (as amended, the “Credit Agreement”), among TCEH, EFCH, the lenders from time to time party thereto, Citibank, N.A., as administrative agent and collateral agent (the “Agent”), and the other agents party thereto.

Pursuant to terms of the December 2012 Extension Amendment, dated as of January 4, 2013 (the “December Amendment”), by and among EFCH, TCEH, the subsidiary guarantors party thereto, the Agent and the lender parties thereto, lenders holding $645,556,000 aggregate principal amount of 2013 Revolving Credit Commitments (these lenders, the “Extending Lenders”), constituting all of the outstanding 2013 Revolving Credit Commitments, agreed to extend (the “Extension”) the maturity of these commitments from October 2013 to October 2016 (the 2013 Revolving Credit Commitments as so extended, the “2016 Revolving Credit Commitments”). The 2016 Revolving Credit Commitments will have the same terms and conditions as the outstanding revolving credit commitments expiring in October 2016 under the Credit Agreement.

In consideration for the Extension, pursuant to the terms of the Incremental Amendment No. 1, dated as of January 4, 2013 (the “Incremental Amendment”), by and among EFCH, TCEH, the subsidiary guarantors party thereto, the Agent and the lender parties thereto, TCEH paid each of the Extending Lenders an extension fee through the incurrence of incremental term loans due in October 2017 deemed to have been made by each Extending Lender under the Credit Agreement, with each Extending Lender receiving $0.5264 of incremental term loans for each $1.00 of its 2013 Revolving Credit Commitments extended into 2016 Revolving Credit Commitments. The aggregate principal amount of incremental term loans incurred pursuant to the Incremental Amendment totaled $340,000,000. These incremental term loans will have the same terms and conditions as the outstanding term loans due October 2017 under the Credit Agreement.

As a result of the Extension, as of January 4, 2013, under the Credit Agreement there are:

•	$0 and approximately $2.05 billion of revolving credit commitments that will expire in October 2013 and October 2016, respectively; and

•	approximately $15.71 billion of terms loans with a maturity in October 2017.

The Credit Agreement was filed with the SEC on November 14, 2007 as Exhibit 10(c) to EFH Corp.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, Amendment No. 1 to the Credit Agreement was filed with the SEC on August 10, 2009 as Exhibit 10.1 to EFH Corp.’s and EFCH’s Current Report on Form 8-K, Amendment No. 2 to the Credit Agreement was filed on April 20, 2011 as Exhibit 10.1 to EFH Corp.’s, EFCH’s and EFIH’s Current Report on Form 8-K, and the December Amendment and the Incremental Amendment are attached hereto as Exhibits 10.1 and 10.2, respectively. Each of the foregoing is incorporated herein by reference. The above descriptions of the December Amendment and the Incremental Amendment are qualified in their entirety by reference to the December Amendment and the Incremental Amendment.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information relating to the Incremental Amendment set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

***

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. All statements, other than statements of historical facts, are forward-looking statements. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed in EFH Corp.’s and EFCH’s Annual Reports on Form 10-K for the year ended December 31, 2011 and EFH Corp.’s and EFCH’s Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2012. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report on Form 8-K. Each of EFH Corp. and EFCH undertakes no obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

  (d) Exhibits

Exhibit No.	Description

10.1	December 2012 Extension Amendment, dated as of January 4, 2013, by and among EFCH; TCEH; the subsidiary guarantors party thereto; the lending institutions from time to time parties thereto and Citibank, N.A., as Administrative Agent, Collateral Agent and Swingline Lender.

10.2	Incremental Amendment No. 1, dated as of January 4, 2013, by and among EFCH; TCEH; the subsidiary guarantors party thereto; the lending institutions from time to time parties thereto and Citibank, N.A., as Administrative Agent and Collateral Agent.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Stan J. Szlauderbach
Name: Stan J. Szlauderbach
Title: Senior Vice President & Controller

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

/s/ Stan J. Szlauderbach
Name: Stan J. Szlauderbach
Title: Senior Vice President & Controller

Dated: January 7, 2013

4

Exhibit 10.1

EXECUTION VERSION

DECEMBER 2012 EXTENSION AMENDMENT, dated as of January 4, 2013 (this “Amendment”), among Energy Future Competitive Holdings Company, a Texas corporation (“US Holdings”), Texas Competitive Electric Holdings Company LLC, a Delaware limited liability company (“TCEH” or the “Borrower”), the undersigned Lenders (as defined below) parties to the Credit Agreement referred to below, the undersigned Credit Parties and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), as collateral agent (in such capacity, the “Collateral Agent”) and as Swingline Lender. Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided to those terms in the Credit Agreement (as amended hereby).

WHEREAS, US Holdings, the Borrower, the lending institutions from time to time parties to the Credit Agreement (each a “Lender” and, collectively, the “Lenders”), the Administrative Agent, the Collateral Agent, Citibank, N.A., as Swingline Lender, Revolving Letter of Credit Issuer and Deposit Letter of Credit Issuer, Goldman Sachs Credit Partners L.P., as Posting Agent, Posting Syndication Agent and Posting Documentation Agent, JPMorgan Chase Bank, N.A., as Syndication Agent and Revolving Letter of Credit Issuer, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Goldman Sachs Credit Partners L.P., Lehman Brothers Inc., Morgan Stanley Senior Funding, Inc. and Credit Suisse Securities (USA) LLC, as Joint Lead Arrangers and Bookrunners, Goldman Sachs Credit Partners L.P., as Posting Lead Arranger and Sole Bookrunner, Credit Suisse, Goldman Sachs Credit Partners L.P., Lehman Commercial Paper Inc. and Morgan Stanley Senior Funding, Inc., as Co-Documentation Agents, and J. Aron & Company, as Posting Calculation Agent, are parties to the Credit Agreement, dated as of October 10, 2007, as amended by Amendment No. 1 thereto, dated as of August 7, 2009, and by Amendment No. 2 thereto, dated as of April 7, 2011 (the “Credit Agreement”);

WHEREAS, the Credit Agreement currently provides that the 2013 Revolving Credit Commitments thereunder will be terminated, and the related 2013 Revolving Credit Loans will be repaid, on October 10, 2013;

WHEREAS, TCEH and each of the Guarantors party hereto have determined that it is integral to the liquidity, financial condition and business prospects of TCEH and each such Guarantor to provide for the extension of the 2013 Revolving Credit Commitments and related 2013 Revolving Credit Loans;

WHEREAS, TCEH has determined that, in connection with its attempts to extend the maturity dates of the outstanding 2013 Revolving Credit Commitments and corresponding 2013 Revolving Credit Loans, it is not able to obtain financing or liquidity for any such extensions on more favorable terms than those provided for hereunder;

WHEREAS, as an accommodation to TCEH and each Guarantor, the Submitting 2013 Revolving Credit Lenders party hereto agree, subject to and in accordance with the terms and conditions hereof, to extend and reclassify all or a portion of their 2013 Revolving Credit Commitments and related 2013 Revolving Credit Loans for 2016 Revolving Credit Commitments and 2016 Revolving Credit Loans; and

WHEREAS, the parties hereto wish to enter into certain amendments, supplements or other modifications to the Credit Agreement and the other Credit Documents as provided herein, subject to the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1 Revolving Credit Commitment Maturity Date Extension. Subject to the terms and conditions set forth in this Amendment, as of the December 2012 Extension Amendment Effective Date (as defined below):

(a) each Submitting 2013 Revolving Credit Lender (as defined below): (x) irrevocably offers for extension and reclassification into a 2016 Revolving Credit Commitment an amount of the 2013 Revolving Credit Commitment held by such Lender in an amount equal to the amount set forth with respect to such 2013 Revolving Credit Commitment on such Submitting 2013 Revolving Credit Lender’s signature page hereto, (y) agrees that the amount of its 2013 Revolving Credit Loans and 2013 Revolving Credit Commitment will, to the extent of its 2016 Revolving Credit Commitment Reclassified Amount (as defined below), be set forth on Schedule I hereto under the heading “2016 Revolving Credit Commitment” and such Loans and Commitment will be extended and reclassified to become 2016 Revolving Credit Loans and a 2016 Revolving Credit Commitment, respectively, pursuant to the provisions of Sections 2.15(a)(ii) and 4.2 of the Credit Agreement and (z) agrees that the remainder (if any) of its 2013 Revolving Credit Loans and 2013 Revolving Credit Commitment will remain outstanding as 2013 Revolving Credit Loans and a 2013 Revolving Credit Commitment, respectively, in the amounts set forth on Schedule I hereto under the heading “2013 Revolving Credit Commitments”, on the same terms as in existence prior to the December 2012 Extension Amendment Effective Date (the actions described in this clause (a) being referred to herein as the “2012 Revolving Credit Extension”);

(b) the 2013 Revolving Credit Loans and 2013 Revolving Credit Commitment of each 2013 Revolving Credit Lender that is not party hereto shall remain outstanding as 2013 Revolving Credit Loans and a 2013 Revolving Credit Commitment, respectively, in the amounts set forth on Schedule I hereto under the heading “2013 Revolving Credit Commitment”, on the same terms as in existence prior to the December 2012 Extension Amendment Effective Date; and

(c) it is agreed that this Amendment shall be deemed to be an “Extension Amendment”, the December 2012 Extension Amendment Effective Date shall be deemed to be the Extension Date related to this Amendment, the 2013 Revolving Credit Commitments shall continue to be deemed to be “Existing Revolving Credit Commitments”, the related 2013 Revolving Credit Loans under the 2013 Revolving Credit Commitments shall continue to be deemed to be “Existing Revolving Credit Loans”, the 2016 Revolving Credit Commitments (including those resulting from the extension pursuant to this Amendment) shall continue to be deemed to be “Extended Revolving Commitments”, the 2016 Revolving Credit Loans (including those resulting from the extension pursuant to this Amendment) shall continue to be deemed to be “Extended Revolving Credit Loans”, the 2016 Revolving Credit Facility shall continue to be deemed to be an “Extended Revolving Credit Facility” and the 2016 Revolving Credit Lenders shall continue to be deemed to be “Extending Lenders”, in each case under and as defined in the Credit Agreement (as amended by this Amendment).

(d) As used herein, “2016 Revolving Credit Commitment Reclassified Amount” shall mean, with respect to any Lender that submits to the Administrative Agent a signature page to this Amendment offering to extend and reclassify all or a portion of such Lender’s 2013 Revolving Credit Commitment to a 2016 Revolving Credit Commitment at or prior to the Extension Deadline (each such Lender, a “Submitting 2013 Revolving Credit Lender”), the amount of such 2013 Revolving Credit Commitment submitted for extension and reclassification by such Lender as set forth on its signature page to this Amendment; and

(e) On and after the date of delivery of a signature page by any Submitting 2013 Revolving Credit Lender until the December 2012 Extension Amendment Effective Date, 2013 Revolving Credit Commitments comprising the 2016 Revolving Credit Commitment Reclassified Amount of each Lender shall continue to be subject to the offer to extend and reclassify made on the date of such signature page’s delivery, notwithstanding any later transfer and/or assignment of all or a portion of such 2016 Revolving Credit Commitment Reclassified Amount to another Transferee prior to the December 2012 Extension Amendment Effective Date.

Section 2 Amendments. The Credit Agreement is, effective as of the December 2012 Extension Amendment Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex I hereto, except that each Schedule or Exhibit to the Credit Agreement shall remain in effect without any amendment or other modification thereto. Said Annex I has been blacklined to show all changes from the Credit Agreement as it was in effect following the Amendment No. 2 Effective Date, the 2011 Revolving Credit Commitment Extension Effective Date and the 2011 Term/Deposit L/C Extension Effective Date.

Section 3 Representations and Warranties, No Default. The Borrower represents and warrants to the Lenders as of the December 2012 Extension Amendment Effective Date:

(a) The execution and delivery of this Amendment by the Credit Parties has been duly authorized, and each of this Amendment and each other Credit Document to which any Credit Party is a party (as such Credit Documents may be amended hereby) constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

(b) The execution, delivery and performance by the Credit Parties of this Amendment will not (a) contravene any applicable provision of any material Applicable Law (including material Environmental Laws), (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of US Holdings, the Borrower or any Restricted Subsidiary (other than Liens created under the Credit Documents or Liens subject to the Intercreditor Agreement) pursuant to the terms of any material indenture (including the Existing Notes Indentures), loan agreement, lease agreement, mortgage, deed of trust or other material agreement or instrument to which US Holdings, the Borrower or any Restricted Subsidiary is a party or by which it or any of its property or assets is bound other than any such breach, default or Lien that could not reasonably be expected to result in a Material Adverse Effect, or (c) violate any provision of the Organizational Documents of US Holdings, the Borrower or any Restricted Subsidiary.

(c) The representations and warranties set forth in the Credit Agreement and in the other Credit Documents are true and correct in all material respects with the same effect as if made on the December 2012 Extension Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

(d) At the time of and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

(e) The execution, delivery and performance by the Credit Parties of this Amendment will not contravene or result in a breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, any Credit Document and after giving effect to this Amendment, the 2013 Revolving Credit Commitments and related 2013 Revolving Credit Loans extended and reclassified hereby shall be Obligations under the Credit Agreement, secured by all liens created under the Credit Documents (which liens shall continue to be perfected and secured immediately after giving effect to this Amendment) and having the benefit of all guarantees made pursuant to the Guarantee, in each case to the same extent as the Obligations in respect of the 2013 Revolving Credit Commitments as in effect immediately prior to the effectiveness of this Amendment. Without limiting the foregoing, for purposes of clarity, the 2013 Revolving Credit Commitments and related 2013 Revolving Credit Loans extended and reclassified hereby shall for all purposes be pari passu with, and entitled to all benefits, rights, and remedies of, the existing 2016 Revolving Credit Commitments and 2016 Revolving Credit Loans.

(f) Each entity that is required to be a Guarantor under the Credit Agreement has executed this Amendment.

Section 4 Conditions to Effectiveness of December 2012 Extension Amendment Effective Date.

(a) This Amendment, including the provisions of Section 1 and the amendments set forth in Section 2 shall become effective on the date (the “December 2012 Extension Amendment Effective Date”) on which each of the following conditions are satisfied or waived by the applicable party (provided that Annex I hereto may be modified to make ministerial changes to reflect the completion of the 2012 Revolving Credit Extension in a manner as reasonably agreed between the Borrower and the Administrative Agent):

(i) the Administrative Agent shall have received executed signature pages to this Amendment from US Holdings, the Borrower, each other Credit Party that is party to a Credit Document and Citibank, N.A., in its capacity as Administrative Agent, Collateral Agent and Swingline Lender;

(ii) payment by the Borrower to the Administrative Agent, for the account of each 2013 Revolving Lender that has returned an executed signature page to this Amendment to the Administrative Agent at or prior to 5:00 p.m., New York City time on January 4, 2013 (the “Extension Deadline”) agreeing to extend and reclassify an amount of its 2013 Revolving Credit Commitment, an extension fee (the “Extension Fee”), which fee shall be paid through the incurrence of Incremental Term Loans deemed to have been made by such Lender to the Borrower, having the terms and conditions and the principal amount set forth in the Incremental Amendment No. 1 attached to this Amendment as Exhibit A, with each such 2013 Revolving Lender receiving $0.52641 in principal amount of Incremental Loans for each $1.00 of its 2013 Revolving Credit Commitments extended and reclassified pursuant hereto; provided that, to the extent the aggregate amount of Extension Fees that would have been required to be paid pursuant to this clause (ii) would have resulted in the deemed incurrence of an aggregate principal amount of Incremental Term Loans pursuant to the Incremental Amendment that is not in an amount that is a whole multiple of $1,000,000, then the aggregate principal amount of such Incremental Term Loans deemed to have been made by such Lenders shall be rounded up to the nearest whole multiple of $1,000,000, with such increase allocated pro rata among the Submitting 2013 Revolving Credit Lenders based on each such Lender’s 2016 Revolving Credit Commitment Reclassified Amount (it being understood that the Borrower shall have no liability to pay the Extension Fee if the December 2012 Extension Amendment Effective Date does not occur);

(iii) the Administrative Agent shall have received from the Borrower a certificate of an Authorized Officer of the Borrower (A) to the effect that representations and warranties set forth in Section 3 hereof are true and correct on and as of the December 2012 Extension Amendment Effective Date and (B) in connection with the Incremental Term Loans to be deemed made, setting forth calculations (in reasonable detail) demonstrating compliance with the covenant set forth in Section 10.9 of the Credit Agreement determined on a Pro Forma Basis as of the date of the making of such Incremental Term Loans and as of the last day of the most recent Test Period, in each case as if such Incremental Term Loans had been outstanding on the last day of such Test Period for testing compliance therewith;

(iv) the Administrative Agent shall have received (A) a certificate of an Authorized Officer of each Credit Party attaching (x) a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the board of directors, other managers or general partner of each Credit Party (or a duly authorized committee thereof) authorizing the execution, delivery and performance of this Amendment and the

Incremental Amendment referred to in clause (ii) above and the performance of the Credit Agreement and the other Credit Documents, in each case as modified by this Amendment and such Incremental Amendment, (y) true and complete copies of the Organizational Documents of the Credit Parties (which may be incorporated by reference into such certificate to the extent the same are publicly available on the SEC’s website at www.sec.gov in filings identified in such certificate), in each case certified as of the December 2012 Extension Amendment Effective Date by such Authorized Officer as being in full force and effect without modification or amendment, (B) signature and incumbency certificates of each officer executing this Amendment and such Incremental Amendment or any other document delivered in connection herewith or therewith on behalf of each Credit Party and (C) good standing certificates for each Credit Party for each jurisdiction in which such Credit Party is organized;

(v) the Administrative Agent shall have received from Gibson, Dunn & Crutcher LLP and Simpson Thacher & Bartlett LLP, counsel to the Borrower, executed legal opinions covering such matters as the Administrative Agent may reasonably request and otherwise reasonably satisfactory to the Administrative Agent; and

(vi) payment by the Borrower of the reasonable costs and expenses of the Administrative Agent in connection with this Amendment (including the reasonable fees, disbursements and other charges of Milbank, Tweed, Hadley & McCloy LLP as counsel to the Administrative Agent).

(b) The Administrative Agent shall notify the Borrower and the Lenders of the December 2012 Extension Amendment Effective Date promptly after the occurrence thereof, and shall deliver to the Borrower a completed copy of Schedule I to this Amendment reflecting the 2013 Revolving Credit Commitment of each 2013 Revolving Credit Lender and 2016 Revolving Credit Commitment of each 2016 Revolving Credit Lender, in each case after giving effect to the December 2012 Extension Amendment Effective Date.

Section 5 Post-Closing Undertakings. Within the applicable time periods specified in Schedule II hereto, the Credit Parties agree to comply with the provisions set forth in said Schedule II.

Section 6 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission (i.e. a “PDF” or “TIF”) shall be effective as delivery of a manually executed counterpart hereof.

Section 7 Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8 Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9 Notices. All communications and notices hereunder shall be given as provided in the Credit Agreement or, as the case may be, the Guarantee.

Section 10 Severability. The fact that any term or provision of this Amendment is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation, or jurisdiction or as applied to any person.

Section 11 Successors. The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 12 Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the other Secured Parties under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Credit Document, and each Credit Party acknowledges and agrees that each of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Credit Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Each Credit Party reaffirms its obligations under the Credit Documents to which it is party and the validity of the Liens granted by it pursuant to the Security Documents. From and after the effective date of this Amendment, all references to the Credit Agreement in any Credit Document shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment. In entering into this Amendment, each Lender has undertaken its own analysis and has not relied on any other Lender in making its decision to enter into this Amendment. This Amendment shall constitute a Credit Document.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

By:	/s/ Anthony Horton
Name: Anthony Horton
Title: Treasurer

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC, as the Borrower

By:	/s/ Anthony Horton
Name: Anthony Horton
Title: Treasurer

[Signature Page to December 2012 Extension Amendment]

4CHANGE ENERGY COMPANY

4CHANGE ENERGY HOLDINGS LLC

BIG BROWN 3 POWER COMPANY LLC

BIG BROWN LIGNITE COMPANY LLC

BIG BROWN POWER COMPANY LLC

COLLIN POWER COMPANY LLC

DECORDOVA POWER COMPANY LLC

GENERATION MT COMPANY LLC

GENERATION SVC COMPANY

LAKE CREEK 3 POWER COMPANY LLC

LUMINANT BIG BROWN MINING COMPANY LLC

LUMINANT ENERGY COMPANY LLC

LUMINANT ENERGY TRADING CALIFORNIA COMPANY

LUMINANT ET SERVICES COMPANY

LUMINANT GENERATION COMPANY LLC

LUMINANT HOLDING COMPANY LLC

LUMINANT MINERAL DEVELOPMENT COMPANY LLC

LUMINANT MINING COMPANY LLC

LUMINANT RENEWABLES COMPANY LLC

MARTIN LAKE 4 POWER COMPANY LLC

MONTICELLO 4 POWER COMPANY LLC

MORGAN CREEK 7 POWER COMPANY LLC

NCA RESOURCES DEVELOPMENT COMPANY LLC

OAK GROVE MANAGEMENT COMPANY LLC

OAK GROVE MINING COMPANY LLC OAK GROVE POWER COMPANY LLC

SANDOW POWER COMPANY LLC

TCEH FINANCE, INC.

TRADINGHOUSE 3 & 4 POWER COMPANY LLC

TRADINGHOUSE POWER COMPANY LLC

TXU ENERGY RETAIL COMPANY LLC

TXU ENERGY SOLUTIONS COMPANY LLC

TXU RETAIL SERVICES COMPANY

TXU SEM COMPANY

VALLEY NG POWER COMPANY LLC

VALLEY POWER COMPANY LLC

By:	/s/ Anthony Horton
Name: Anthony Horton
Title: Treasurer

[Signature Page to December 2012 Extension Amendment]

CITIBANK, N.A., as Administrative Agent, Collateral Agent and Swingline Lender

By:	/s/ Kirkwood Roland
Name: Kirkwood Roland Title: Director & Vice President

[Signature Page to December 2012 Extension Amendment]

Extension Election and Signature Page to

December 2012 Extension Amendment

The undersigned evidences its consent to the amendments reflected in this Amendment and hereby agrees to extend and reclassify an amount of its 2013 Revolving Credit Commitment equal to the applicable amount set forth below into 2016 Revolving Credit Commitments in accordance with this Amendment and with Section 2.1(d)(iii)(B) of the Credit Agreement (as amended hereby) on the December 2012 Extension Amendment Effective Date:

Class	Consent and Extend and Reclassify All	Consent and Extend and Reclassify a Portion
2013 Revolving Credit Commitment	☒ Extend and reclassify all 2013 Revolving Credit Commitment	☐ Extend and reclassify $ amount of 2013 Revolving Credit Commitment

Name of Institution: Bank of America, N.A., as a Lender,

By:	/s/ Jonathan M Barnes
Name:	Jonathan M Barnes
Title:	Vice President

[Signature Page to December 2012 Extension Amendment]

Extension Election and Signature Page to

December 2012 Extension Amendment

The undersigned evidences its consent to the amendments reflected in this Amendment and hereby agrees to extend and reclassify an amount of its 2013 Revolving Credit Commitment equal to the applicable amount set forth below into 2016 Revolving Credit Commitments in accordance with this Amendment and with Section 2.1(d)(iii)(B) of the Credit Agreement (as amended hereby) on the December 2012 Extension Amendment Effective Date:

Class	Consent and Extend and Reclassify All	Consent and Extend and Reclassify a Portion
2013 Revolving Credit Commitment	☒ Extend and reclassify all 2013 Revolving Credit Commitment	☐ Extend and reclassify $ amount of 2013 Revolving Credit Commitment

Name of Institution: Citibank N.A. as a Lender,

By:	/s/ Michael Eliason
Name:	Michael Eliason

Title:	Attorney-In-Fact

Extension Election and Signature Page to

December 2012 Extension Amendment

The undersigned evidences its consent to the amendments reflected in this Amendment and hereby agrees to extend and reclassify an amount of its 2013 Revolving Credit Commitment equal to the applicable amount set forth below into 2016 Revolving Credit Commitments in accordance with this Amendment and with Section 2.1(d)(iii)(B) of the Credit Agreement (as amended hereby) on the December 2012 Extension Amendment Effective Date:

Class	Consent and Extend and Reclassify All	Consent and Extend and Reclassify a Portion
2013 Revolving Credit Commitment	☒ Extend and reclassify all 2013 Revolving Credit Commitment	☐ Extend and reclassify $ amount of 2013 Revolving Credit Commitment

Deutsche Bank AG, London Branch
By: DB Services New Jersey, Inc.
as a Lender,

By:	/s/ Christine LaMonaca
Name:	Christine LaMonaca
Title:	Assistant Vice President

By:	/s/ Deirdre Cesario
Name:	Deirdre Cesario
Title:	Assistant Vice President

Extension Election and Signature Page to

December 2012 Extension Amendment

The undersigned evidences its consent to the amendments reflected in this Amendment and hereby agrees to extend and reclassify an amount of its 2013 Revolving Credit Commitment equal to the applicable amount set forth below into 2016 Revolving Credit Commitments in accordance with this Amendment and with Section 2.1(d)(iii)(B) of the Credit Agreement (as amended hereby) on the December 2012 Extension Amendment Effective Date:

Class	Consent and Extend and Reclassify All	Consent and Extend and Reclassify a Portion
2013 Revolving Credit Commitment	☒ Extend and reclassify all 2013 Revolving Credit Commitment	☐ Extend and reclassify $ amount of 2013 Revolving Credit Commitment

Deutsche Bank AG Cayman Islands Branch
By: DB Services New Jersey, Inc.
as a Lender,

By:	/s/ Christine LaMonaca
Name:	Christine LaMonaca
Title:	Assistant Vice President

By:	/s/ Deirdre Cesario
Name:	Deirdre Cesario
Title:	Assistant Vice President

Extension Election and Signature Page to

December 2012 Extension Amendment

The undersigned evidences its consent to the amendments reflected in this Amendment and hereby agrees to extend and reclassify an amount of its 2013 Revolving Credit Commitment equal to the applicable amount set forth below into 2016 Revolving Credit Commitments in accordance with this Amendment and with Section 2.1(d)(iii)(B) of the Credit Agreement (as amended hereby) on the December 2012 Extension Amendment Effective Date:

Class	Consent and Extend and Reclassify All	Consent and Extend and Reclassify a Portion
2013 Revolving Credit Commitment	☒ Extend and reclassify all 2013 Revolving Credit Commitment	☐ Extend and reclassify $ amount of 2013 Revolving Credit Commitment

THE ROYAL BANK OF SCOTLAND PLC
By: RBS Securities Inc., its agent
as a Lender,

By:	/s/ Matthew S. Rosencrans
Name:	Matthew S. Rosencrans
Title:	Vice President

Extension Election and Signature Page to

December 2012 Extension Amendment

The undersigned evidences its consent to the amendments reflected in this Amendment and hereby agrees to extend and reclassify an amount of its 2013 Revolving Credit Commitment equal to the applicable amount set forth below into 2016 Revolving Credit Commitments in accordance with this Amendment and with Section 2.1(d)(iii)(B) of the Credit Agreement (as amended hereby) on the December 2012 Extension Amendment Effective Date:

Class	Consent and Extend and Reclassify All	Consent and Extend and Reclassify a Portion
2013 Revolving Credit Commitment	☒ Extend and reclassify all 2013 Revolving Credit Commitment	☐ Extend and reclassify $ amount of 2013 Revolving Credit Commitment

UBS AG, Stamford Branch as a Lender,

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Director

By:	/s/ Joselin Fernandes
Name:	Joselin Fernandes
Title:	Associate Director

Extension Election and Signature Page to

December 2012 Extension Amendment

The undersigned evidences its consent to the amendments reflected in this Amendment and hereby agrees to extend and reclassify an amount of its 2013 Revolving Credit Commitment equal to the applicable amount set forth below into 2016 Revolving Credit Commitments in accordance with this Amendment and with Section 2.1(d)(iii)(B) of the Credit Agreement (as amended hereby) on the December 2012 Extension Amendment Effective Date:

Class	Consent and Extend and Reclassify All	Consent and Extend and Reclassify a Portion
2013 Revolving Credit Commitment	☒ Extend and reclassify all 2013 Revolving Credit Commitment	☐ Extend and reclassify $ amount of 2013 Revolving Credit Commitment

CCP Credit Acquisition Holdings L.L.C. as a Lender,

By:	/s/ Gordon Morrison
Name:	Gordon Morrison
Title:	Authorized Signatory

Extension Election and Signature Page to

December 2012 Extension Amendment

The undersigned evidences its consent to the amendments reflected in this Amendment and hereby agrees to extend and reclassify an amount of its 2013 Revolving Credit Commitment equal to the applicable amount set forth below into 2016 Revolving Credit Commitments in accordance with this Amendment and with Section 2.1(d)(iii)(B) of the Credit Agreement (as amended hereby) on the December 2012 Extension Amendment Effective Date:

Class	Consent and Extend and Reclassify All	Consent and Extend and Reclassify a Portion
2013 Revolving Credit Commitment	☒ Extend and reclassify all 2013 Revolving Credit Commitment	☐ Extend and reclassify $ amount of 2013 Revolving Credit Commitment

Centerbridge Special Credit Partners, L.P. as a Lender,

By:	/s/ Gordon Morrison
Name:	Gordon Morrison
Title:	Authorized Signatory

Schedule I

2013 Revolving Credit Commitments and 2016 Revolving Credit Commitments

Lender	2013 Revolving Credit Commitment	2016 Revolving Credit Commitment
Bank of America, N.A.	$0	$18,625,000.00
Citibank, N.A.	$0	$131,278,000.00
Deutsche Bank AG, London Branch	$0	$15,000,000.00
Deutsche Bank AG Cayman Islands Branch	$0	$40,500,000.00
The Royal Bank of Scotland PLC	$0	$10,000,000.10
UBS AG, Stamford Branch	$0	$5,000,000.00
CCP Credit Acquisition Holdings, L.L.C.	$0	$327,015,936.97
Centerbridge Special Credit Partners, L.P.	$0	$98,137,062.93
Total	$0	$645,556,000.00

Schedule I to December 2012 Extension Amendment

Schedule II

Post-Closing Undertakings

With respect to any Mortgaged Property, within 120 days, unless extended by the Collateral Agent in its sole discretion, the Borrower will deliver, or cause to be delivered, to the Collateral Agent (i) a Mortgage with respect to each Mortgaged Property, executed by a duly authorized officer of each obligor party thereto, (ii) title insurance of the type described in, and the other items required by, Section 6.2(f)(iii) of the Credit Agreement with respect to each such Mortgaged Property in an amount acceptable to the Collateral Agent in its sole and absolute discretion, (iii) to the extent deemed necessary or advisable by the Collateral Agent in its reasonable discretion, for each Mortgaged Property consisting of a nuclear or coal-fired power plant, a new Survey or a copy of the most recent Survey together with an affidavit stating that there has been no change as long as the title company agrees to remove all standard survey exceptions and issue customary survey-related endorsements; provided that, notwithstanding the foregoing, with respect to the oil, gas and other mineral interests described in item 4 under part B of Schedule 1.1(c) of the Credit Agreement, the Mortgages will describe the mortgaged mineral interests in the manner customary for the mortgaging of similar mineral interests in similar transactions and there will be no title insurance or Surveys in connection with such Mortgaged Properties to the extent not previously required, (iv) legal opinions with respect to the Mortgages covering such matters as the Administrative Agent may reasonably request (including, without limitation, any corporate related opinions) and otherwise reasonably satisfactory to the Administrative Agent, and (v) to the extent deemed necessary or advisable in the Collateral Agent’s reasonable discretion, an agreement with the holders of any existing liens and/or mortgages regarding priority of the Liens of such mortgages and the Mortgage for each Mortgaged Property, which agreement shall include customary subordination language, in each case in form and substance acceptable to the Collateral Agent in its sole and absolute discretion. The Borrower, within 30 days, unless extended by the Collateral Agent in its reasonable discretion, will deliver, or cause to be delivered, (i) a completed Federal Emergency Management Agency Standard Flood Determination with respect to each Mortgaged Property, in each case in form and substance reasonably satisfactory to the Collateral Agent, (ii) evidence of flood insurance with respect to each Mortgaged Property, to the extent and in amounts required by Applicable Laws, in each case in form and substance reasonably satisfactory to the Collateral Agent, and (iii) revised insurance certificates of the type required to be delivered pursuant to Section 6.15 of the Credit Agreement to reflect that such insurance covers all Mortgaged Property and designating the amount of insurance applicable to each such Mortgaged Property, in each case in form and substance reasonably acceptable to the Collateral Agent.

Schedule II to December 2012 Extension Amendment

Annex I

Credit Agreement

Annex I to December 2012 Extension Amendment

ANNEX I TO DECEMBER 2012 EXTENSION AMENDMENT

$24,500,000,000

CREDIT AGREEMENT

Dated as of October 10, 2007

among

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY,

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC,

as the Borrower,

The Several Lenders

from Time to Time Parties Hereto,

CITIBANK, N.A.,

as Administrative Agent, Collateral Agent, Swingline Lender,

Revolving Letter of Credit Issuer and

Deposit Letter of Credit Issuer,

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as Posting Agent, Posting Syndication Agent and Posting Documentation Agent,

J. ARON & COMPANY,

as Posting Calculation Agent,

JPMORGAN CHASE BANK, N.A.,

as Syndication Agent and Revolving Letter of Credit Issuer,

CREDIT SUISSE,

GOLDMAN SACHS CREDIT PARTNERS L.P.,

LEHMAN COMMERCIAL PAPER INC. and

MORGAN STANLEY SENIOR FUNDING, INC.,

as Co-Documentation Agents,

CITIGROUP GLOBAL MARKETS INC.,

J.P. MORGAN SECURITIES INC.,

GOLDMAN SACHS CREDIT PARTNERS L.P.,

LEHMAN BROTHERS INC.,

MORGAN STANLEY SENIOR FUNDING, INC. and

CREDIT SUISSE SECURITIES (USA) LLC,

as Joint Lead Arrangers and Bookrunners,

and

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as Posting Lead Arranger and Bookrunner

TABLE OF CONTENTS

		Page

SECTION 1.	Definitions	3

1.1.	Defined Terms	3
1.2.	Other Interpretive Provisions	~~87~~88
1.3.	Accounting Terms	88
1.4.	Rounding	88
1.5.	References to Agreements, Laws, Etc.	~~88~~89
1.6.	Times of Day	89
1.7.	Timing of Payment of Performance	89
1.8.	Currency Equivalents Generally	89
1.9.	Classification of Loans, Posting Advances and Borrowings	89
1.10.	Hedging Agreements	89
1.11.	Amendment No. 2	~~89~~90

SECTION 2.	Amount and Terms of Credit	90

2.1.	Commitments	90
2.2.	Minimum Amount of Each Borrowing; Maximum Number of Borrowings	~~97~~98
2.3.	Notice of Borrowing; Determination of Class of Loans	~~97~~98
2.4.	Disbursement of Funds	~~98~~100
2.5.	Repayment of Loans; Evidence of Debt	~~99~~100
2.6.	Conversions and Continuations	~~101~~102
2.7.	Pro Rata Borrowings	~~102~~103
2.8.	Interest	~~102~~103
2.9.	Interest Periods	~~104~~105
2.10.	Increased Costs, Illegality, Etc.	~~105~~106
2.11.	Compensation	108
2.12.	Change of Lending Office	~~107~~108
2.13.	Notice of Certain Costs	~~107~~108
2.14.	Incremental Facilities	~~107~~108
2.15.	Extensions of Term Loans and Revolving Credit Loans and Revolving Credit Commitments	112
2.16.	Defaulting Lenders	117
2.17.	Permitted Debt Exchanges	~~117~~118

SECTION 3.	Letters of Credit	120

3.1.	Issuance of Letters of Credit	120
3.2.	Letter of Credit Requests	121
3.3.	Revolving Letter of Credit Participations	122
3.4.	Agreement to Repay Letter of Credit Drawings	~~123~~124
3.5.	Increased Costs	126
3.6.	New or Successor Letter of Credit Issuer	~~125~~126
3.7.	Role of Letter of Credit Issuer	127

-i-

		Page

3.8.	Cash Collateral	~~127~~128
3.9.	Deposit L/C Loan Collateral Account	128
3.10.	Existing Letters of Credit	130
3.11.	Applicability of ISP and UCP	~~129~~130
3.12.	Conflict with Issuer Documents	~~129~~130
3.13.	Letters of Credit Issued for Others	~~129~~130

SECTION 4.	Fees; Commitments	~~129~~130

4.1.	Fees	~~129~~130
4.2.	Voluntary Reduction of Revolving Credit Commitments and Revolving Letter of Credit Commitments	~~131~~132
4.3.	Mandatory Termination of Commitments	~~132~~133

SECTION 5.	Payments	134

5.1.	Voluntary Prepayments	134
5.2.	Mandatory Prepayments	134
5.3.	Method and Place of Payment	140
5.4.	Net Payments	~~139~~140
5.5.	Computations of Interest and Fees	143
5.6.	Limit on Rate of Interest	143

SECTION 6.	Conditions Precedent to Initial Borrowing	144

6.1.	Credit Documents	144
6.2.	Collateral	145
6.3.	Legal Opinions	146
6.4.	Refinancing	146
6.5.	Equity Investments	146
6.6.	Closing Certificates	146
6.7.	Authorization of Proceedings of Each Credit Party	147
6.8.	Fees	147
6.9.	Representations and Warranties	~~146~~147
6.10.	Acquisition Agreement	147
6.11.	Solvency Certificate	147
6.12.	Merger	147
6.13.	Pro Forma Financial Statements	147
6.14.	Patriot Act	147
6.15.	Insurance	147

SECTION 7.	Conditions Precedent to All Credit Events	148

7.1.	No Default; Representations and Warranties	~~147~~148
7.2.	Notice of Borrowing	148

SECTION 8.	Representations, Warranties and Agreements	148

8.1.	Corporate Status; Compliance with Laws	149

-ii-

-iii-

Page

11.1.	Payments	~~192~~191
11.2.	Representations, Etc.	~~192~~191
11.3.	Covenants	~~192~~192
11.4.	Default Under Other Agreements	192
11.5.	Bankruptcy, Etc.	~~193~~192
11.6.	ERISA	193
11.7.	Guarantee	~~194~~193
11.8.	Pledge Agreement	~~194~~193
11.9.	Security Agreement	~~194~~193
11.10.	Mortgages	~~194~~193
11.11.	Judgments	~~194~~194
11.12.	Hedging Agreements	~~194~~194
11.13.	Change of Control	194
11.14.	Application of Proceeds	~~196~~195
11.15.	Right to Cure	~~196~~195

SECTION 12.	The Agents	~~196~~196

12.1.	Appointment	~~196~~196
12.2.	Delegation of Duties	~~197~~197
12.3.	Exculpatory Provisions	~~197~~197
12.4.	Reliance by Agents	~~199~~198
12.5.	Notice of Default	~~199~~199
12.6.	Non-Reliance on Administrative Agent, the Posting Agent, Collateral Agent and Other Lenders	~~200~~199
12.7.	Indemnification	~~200~~200
12.8.	Agents in its Individual Capacities	~~201~~201
12.9.	Successor Agents	~~201~~201
12.10.	Withholding Tax	~~203~~202
12.11.	Trust Indenture Act	~~203~~202
12.12.	Intercreditor Agreement	~~203~~203
12.13.	Security Documents and Guarantee	~~204~~203

SECTION 13.	Miscellaneous	~~204~~203

13.1.	Amendments, Waivers and Releases	~~204~~203
13.2.	Notices	~~209~~208
13.3.	No Waiver; Cumulative Remedies	~~209~~208
13.4.	Survival of Representations and Warranties	~~209~~209
13.5.	Payment of Expenses; Indemnification	~~210~~209
13.6.	Successors and Assigns; Participations and Assignments	~~211~~210
13.7.	Replacements of Lenders under Certain Circumstances	~~216~~215
13.8.	Adjustments; Set-off	~~216~~216
13.9.	Counterparts	~~217~~216
13.10.	Severability	~~217~~216
13.11.	INTEGRATION	~~217~~217
13.12.	GOVERNING LAW	~~218~~217
13.13.	Submission to Jurisdiction; Waivers	~~218~~217
13.14.	Acknowledgments	~~218~~218

-iv-

Page

13.15.	WAIVERS OF JURY TRIAL	~~219~~218
13.16.	Confidentiality	~~219~~219
13.17.	Direct Website Communications	~~220~~219
13.18.	USA PATRIOT Act	~~222~~221
13.19.	Payments Set Aside	~~222~~221
13.20.	Separateness	~~222~~221

SECTION 14.	Posting Facility	~~222~~222

14.1.	[Reserved]	~~222~~222
14.2.	Computation of MTM Exposure	~~222~~222
14.3.	Computation of Posting Advance Amounts or Posting Repayment Amounts	~~223~~222
14.4.	Posting Advances Amounts	~~224~~223
14.5.	Posting Repayment Amounts by the Borrower	~~225~~224
14.6.	Payment Instructions; Netting and/or Settlement Agreements	~~225~~224
14.7.	Deemed Transactions	~~225~~225
14.8.	Evidence of Indebtedness	~~226~~225
14.9.	Termination and Reduction of Posting Commitments	~~227~~226
14.10.	Pro Rata Treatment	~~227~~226
14.11.	Trading Acknowledgment	~~227~~226

-v-

SCHEDULES

Schedule 1.1(a)	Commitments of Lenders
Schedule 1.1(b)	Existing Letters of Credit
Schedule 1.1(c)	Mortgaged Properties
Schedule 1.1(d)	Excluded Subsidiaries
Schedule 1.1(e)	Deemed Transactions
Schedule 1.1(f)	Existing Credit Facilities
Schedule 1.1(g)	Non-Oncor Undertakings
Schedule 1.1(h)	P&I Note
Schedule 1.1(i)	SG&A Note
Schedule 2.5	Repayment Amounts
Schedule 8.4	Litigation
Schedule 8.12	Subsidiaries
Schedule 8.15	Property Matters
Schedule 9.9	Closing Date Affiliate Transactions
Schedule 10.1	Closing Date Indebtedness
Schedule 10.2	Closing Date Liens
Schedule 10.4	Scheduled Dispositions
Schedule 10.5	Closing Date Investments
Schedule 13.2	Notice Addresses

EXHIBITS

Exhibit A	Form of Borrowing Request
Exhibit B	Form of Guarantee
Exhibit C	Form of Mortgage (Real Property)
Exhibit D	Form of Perfection Certificate
Exhibit E	Form of Amended and Restated Pledge Agreement
Exhibit F	Form of Amended and Restated Security Agreement
Exhibit G	Form of Letter of Credit Request
Exhibit H-1	Form of Legal Opinion of Simpson Thacher & Bartlett LLP
Exhibit H-2	Form of Legal Opinion of Vinson & Elkins LLP
Exhibit H-3	Form of Legal Opinion of Hunton & Williams LLP
Exhibit H-4	Form of Legal Opinion of Covington & Burling LLP
Exhibit I	Form of Credit Party Closing Certificate
Exhibit J	Form of Assignment and Acceptance
Exhibit K-1-A	Form of Promissory Note (2013 Revolving Credit Loans)
Exhibit K-1-B	Form of Promissory Note (2016 Revolving Credit Loans and Swingline Loans)
Exhibit K-2-A	Form of Promissory Note (2014 Term Loans)
Exhibit K-2-B	Form of Promissory Note (2017 Term Loans)
Exhibit K-3-A	Form of Promissory Note (2014 Deposit L/C Loans)
Exhibit K-3-B	Form of Promissory Note (2017 Deposit L/C Loans)
Exhibit L	Form of Incremental Amendment
Exhibit M	Form of Amended and Restated Intercreditor Agreement
Exhibit N	Form of Goldman Posting Facility Guaranty
Exhibit O	Disclaimer for Mark-to-Market Calculations
Exhibit P	Form of Daily Notice

Exhibit Q	Form of Non-U.S. Lender Certification
Exhibit R	Form of Second Lien Intercreditor Agreement

CREDIT AGREEMENT, dated as of October 10, 2007, among ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY, a Texas corporation (“US Holdings”; as hereinafter further defined), TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC, a Delaware limited liability company (“TCEH” or the “Borrower”), the lending institutions from time to time parties hereto (each a “Lender” and, collectively, the “Lenders”), CITIBANK, N.A., as Administrative Agent, Collateral Agent, Swingline Lender, Revolving Letter of Credit Issuer and Deposit Letter of Credit Issuer, GOLDMAN SACHS CREDIT PARTNERS L.P., as Posting Agent, Posting Syndication Agent and Posting Documentation Agent, JPMORGAN CHASE BANK, N.A., as Syndication Agent and Revolving Letter of Credit Issuer, CITIGROUP GLOBAL MARKETS INC., J.P. MORGAN SECURITIES INC., GOLDMAN SACHS CREDIT PARTNERS L.P., LEHMAN BROTHERS INC., MORGAN STANLEY SENIOR FUNDING, INC. and CREDIT SUISSE SECURITIES (USA) LLC, as Joint Lead Arrangers and Bookrunners, GOLDMAN SACHS CREDIT PARTNERS L.P., as Posting Lead Arranger and Sole Bookrunner, CREDIT SUISSE, GOLDMAN SACHS CREDIT PARTNERS L.P., LEHMAN COMMERCIAL PAPER INC. and MORGAN STANLEY SENIOR FUNDING, INC., as Co-Documentation Agents, and J. ARON & COMPANY, as Posting Calculation Agent.

RECITALS:

WHEREAS, capitalized terms used and not defined in the preamble and these recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, pursuant to the Agreement and Plan of Merger (as amended, supplemented or otherwise modified from time to time in accordance therewith, the “Acquisition Agreement”), dated as of February 25, 2007, by and among the Parent, Holdings and Merger Sub, Merger Sub will merge with and into the Parent (the “Merger”), with the Parent surviving the Merger as a Wholly Owned Subsidiary of Holdings;

WHEREAS, to fund, in part, the Merger Funds, it is intended that the Sponsors and certain other investors (collectively, the “Initial Investors”) will directly or indirectly make cash equity contributions (the “Equity Contribution”) to Holdings and/or a direct or indirect parent thereof in exchange for Stock (which cash will be contributed to Merger Sub in exchange for common stock of Merger Sub) in an aggregate amount equal to, when combined with the fair market value of the Stock of management and existing shareholders of the Parent rolled over or invested in connection with the Transactions, at least 15% (the “Minimum Equity Amount”) of the total sources (including the Existing Notes, the Existing Parent Notes and the Existing Oncor Notes, but excluding any transition bonds) required to consummate the Merger (the “Merger Consideration”), to redeem, refinance or repay certain existing indebtedness or repurchase receivables of the Parent and its Subsidiaries, including the Repaid Indebtedness (the “Refinancing”), and to pay fees, premiums and expenses incurred in connection with the Transactions (such fees, premiums and expenses, together with the Merger Consideration and the Refinancing payment, the “Merger Funds”);

WHEREAS, in order to fund, in part, the Merger Funds, (a) the Borrower will borrow on the Closing Date $6,750,000,000 in aggregate principal amount of senior unsecured interim loans (the “Borrower Senior Interim Loans”) under the Borrower Senior Interim Loan Agreement and (b) the Parent will borrow on the Closing Date $4,500,000,000 in aggregate principal amount of senior unsecured interim loans (the “Parent Senior Interim Loans”) under the Parent Senior Interim Loan Agreement;

WHEREAS, in connection with the foregoing, the Borrower has requested that the Lenders extend credit to the Borrower in the form of (a) $16,450,000,000 in aggregate principal amount of Original Initial Term Loans to be borrowed on the Closing Date, (b) up to $4,100,000,000 in aggregate principal amount of Delayed Draw Term Loan Commitments (as defined in this Agreement as in effect immediately prior to the Amendment No. 2 Effective Date) to be made available to the Borrower on the Closing Date and at any time and from time to time prior to the Delayed Draw Term Loan Commitment Termination Date (as defined in this Agreement as in effect immediately prior to the Amendment No. 2 Effective Date) with approximately $2,150,000,000 of such amount to be borrowed on the Closing Date, (c) $1,250,000,000 in aggregate principal amount of Deposit L/C Loans to be borrowed on the Closing Date and (d) up to $2,700,000,000 in aggregate principal amount of Revolving Credit Commitments to be made available to the Borrower at any time and from time to time prior to the Revolving Credit Termination Date;

WHEREAS, in connection with the foregoing, the Borrower has requested that the Lenders extend credit to the Borrower in the form of a revolving credit facility, the aggregate principal amount of which is capped by the MTM Exposure (the “Posting Facility”);

WHEREAS, the proceeds of (a) the Initial Term Loans (as defined in this Agreement as in effect immediately prior to the Amendment No. 2 Effective Date) less $400,000,000 and (b) up to $250,000,000 of Revolving Credit Loans will be used by the Borrower, together with (i) the net proceeds of the Borrower Senior Interim Loans and (ii) cash on hand at the Borrower, to provide to the Parent a portion of the Merger Funds. Up to $400,000,000 of proceeds of the Initial Term Loans (as defined in this Agreement as in effect immediately prior to the Amendment No. 2 Effective Date) will be used by the Borrower for general corporate purposes. The proceeds of the Delayed Draw Term Loans will be used by the Borrower on and after the Closing Date for the purpose of funding the construction, engineering, design, improvement, testing, start-up, retesting, operation, repair, maintenance and development costs and other Capital Expenditures (including Environmental CapEx), interest during construction and related fees and expenses in connection with the construction of Oak Grove Unit 1, Oak Grove Unit 2 and Sandow Unit 5 and environmental upgrades to the Borrower’s and its Subsidiaries’ existing power generation facilities (collectively, the “New Build Program”). The proceeds of Revolving Credit Loans and Swingline Loans will be used by the Borrower on or after the Closing Date for working capital requirements and other general corporate purposes (including the financing of any acquisitions permitted hereunder and the provision of collateral support in respect of Commodity Hedging Agreements, including for the avoidance of any doubt, any speculative Commodity Hedging Agreements). The proceeds of the Deposit L/C Loans shall be deposited into the Deposit L/C Loan Collateral Account for the purpose of cash collateralizing the Borrower’s obligations to the Deposit Letter of Credit Issuer in respect of Deposit Letters of Credit. The Letters of Credit will be used by the Borrower for general corporate purposes (including the provision of collateral support in respect of Commodity Hedging Agreements, including, for the avoidance of any doubt, speculative Commodity Hedging Agreements). The proceeds of the Posting Advances will be used by the Borrower (a) to fund margin payments on over-the-counter natural gas fixed for floating swap transactions between the Borrower and the Restricted Subsidiaries, on the one hand, and various counterparties, on the other, (b) to fund margin payments on NYMEX futures and swap positions maintained by the Borrower and the Restricted Subsidiaries and (c) for other general corporate purposes of the Borrower and its Subsidiaries (provided that such funds will be applied first to fund margin on Dealer Swaps to the extent such transactions are outstanding and any margin is due thereon and second for any of such other purposes); and

WHEREAS, the Lenders and Letter of Credit Issuers are willing to make available to the Borrower such loans and facilities upon the terms and subject to the conditions set forth herein;

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

SECTION 1. Definitions.

1.1. Defined Terms.

As used herein, the following terms shall have the meanings specified in this Section 1.1 unless the context otherwise requires:

“2011 Deposit L/C Loan Prepayment Amount” shall have the meaning set forth in Amendment No. 2.

“2011 Revolving Credit Commitment Termination Amount” shall have the meaning set forth in Amendment No. 2.

“2011 Revolving Credit Commitment Extension Effective Date” shall have the meaning set forth in Amendment No. 2.

“2011 Term/Deposit L/C Extension Effective Date” shall have the meaning set forth in Amendment No. 2.

“2011 Term Loan Prepayment Amount” shall have the meaning set forth in Amendment No. 2.

“2013 Revolving Credit Commitment” shall mean (a) prior to the 2011 Revolving Credit Commitment Extension Effective Date, with respect to each Original Revolving Credit Lender, its Original Revolving Credit Commitment ~~and~~, (b) on and after the 2011 Revolving Credit Commitment Extension Effective Date, but prior to the December 2012 Extension Amendment Effective Date, (i) with respect to each Original Revolving Credit Lender on the 2011 Revolving Credit Commitment Extension Effective Date that does not execute a signature page to Amendment No. 2 indicating that an amount of such Lender’s Original Revolving Credit Commitment is to be extended and reclassified, the amount of the Original Revolving Credit Commitment of such Original Revolving Credit Lender, as adjusted to give effect to its 2011 Revolving Credit Commitment Termination Amount, to the extent applicable to such Lender (which shall be set forth on Schedule I to Amendment No. 2 under the heading “2013 Revolving Credit Commitment”), which Commitment shall terminate on the 2013 Revolving Credit Maturity Date, as such 2013 Revolving Credit Commitment may be reduced from time to time pursuant to the terms hereof, (ii) with respect to each Original Revolving Credit Lender on the 2011 Revolving Credit Commitment Extension Effective Date that executes a signature page to Amendment No. 2 indicating that only a portion of such Lender’s Original Revolving Credit Commitment is to be extended and reclassified, the portion of such Lender’s Original Revolving Credit Commitment that is not being extended and reclassified, as adjusted to give effect to its 2011 Revolving Credit Commitment Termination Amount, to the extent applicable to such Lender (which shall be set forth on Schedule I to Amendment No. 2 under the heading “2013 Revolving Credit Commitment”), which Commitment shall terminate on the 2013 Revolving Credit Maturity Date, as such 2013 Revolving Credit Commitment may be reduced from time to time pursuant to the terms hereof and (iii) in the case of any Lender that ~~receives~~received an assignment of any portion of a 2013 Revolving Credit Commitment that was held by a 2013 Revolving Credit Lender on the 2011 Revolving Credit Commitment Extension Effective Date, the amount specified as such Lender’s “2013 Revolving Credit Commitment” in the Assignment

and Acceptance pursuant to which such Lender assumed a portion of the Total 2013 Revolving Credit Commitment, as such Revolving Credit Commitment may be reduced from time to time pursuant to the terms hereof and (c) on and after the December 2012 Extension Amendment Effective Date, (i) with respect to each 2013 Revolving Credit Lender on the December 2012 Extension Amendment Effective Date that does not execute a signature page to the December 2012 Extension Amendment indicating that an amount of such Lender’s 2013 Revolving Credit Commitment is to be extended and reclassified, the amount of the 2013 Revolving Credit Commitment of such 2013 Revolving Credit Lender (which shall be set forth on Schedule I to the December 2012 Extension Amendment under the heading “2013 Revolving Credit Commitment”), which Commitment shall terminate on the 2013 Revolving Credit Maturity Date, as such 2013 Revolving Credit Commitment may be reduced from time to time pursuant to the terms hereof, (ii) with respect to each 2013 Revolving Credit Lender on the December 2012 Extension Amendment Effective Date that executes a signature page to the December 2012 Extension Amendment indicating that only a portion of such Lender’s 2013 Revolving Credit Commitment is to be extended and reclassified, the portion of such Lender’s 2013 Revolving Credit Commitment that is not being extended and reclassified (which shall be set forth on Schedule I to the December 2012 Extension Amendment under the heading “2013 Revolving Credit Commitment”), which Commitment shall terminate on the 2013 Revolving Credit Maturity Date, as such 2013 Revolving Credit Commitment may be reduced from time to time pursuant to the terms hereof and (iii) in the case of any Lender that receives an assignment after the December 2012 Extension Amendment Effective Date of any portion of a 2013 Revolving Credit Commitment that was held by a 2013 Revolving Credit Lender on the December 2012 Extension Amendment Effective Date, the amount specified as such Lender’s “2013 Revolving Credit Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total 2013 Revolving Credit Commitment, as such Revolving Credit Commitment may be reduced from time to time pursuant to the terms hereof. As of the Amendment No. 2 Effective Date, the aggregate amount of 2013 Revolving Credit Commitments outstanding is $2,700,000,000. As of the 2011 Revolving Credit Commitment Extension Effective Date, after giving effect to all 2011 Revolving Credit Commitment Termination Amounts, if any, the aggregate amount of 2013 Revolving Credit Commitments outstanding is $645,556,000.00. As of the December 2012 Extension Amendment Effective Date, the aggregate amount of 2013 Revolving Credit Commitments outstanding is $0.00.

“2013 Revolving Credit Facility” shall mean the revolving credit facility represented by the 2013 Revolving Credit Commitments.

“2013 Revolving Credit Lender” shall mean (a) prior to the 2011 Revolving Credit Commitment Extension Effective Date, each Original Revolving Credit Lender, (b) as of the 2011 Revolving Credit Commitment Extension Effective Date, (x) each Original Revolving Credit Lender on the 2011 Revolving Credit Commitment Extension Effective Date that does not execute a signature page to Amendment No. 2 indicating that an amount of such Lender’s Original Revolving Credit Commitment is to be extended and reclassified pursuant to Amendment No. 2 and (y) each Original Revolving Credit Lender on the 2011 Revolving Credit Commitment Extension Effective Date that executes a signature page to Amendment No. 2 indicating that only a portion of such Lender’s Original Revolving Credit Commitment is to be extended and reclassified, but only with respect to any Original Revolving Credit Commitment of such Lender (or a portion thereof) that has not been reclassified and extended pursuant to Amendment No. 2, and in the case of both clauses (x) and (y), whose name and the aggregate principal amount of its Original Revolving Credit Commitment not so extended and reclassified, after giving effect to its 2011 Revolving Credit Commitment Termination Amount, to the extent applicable to such Lender, are set forth on Schedule I to Amendment No. 2 under the heading “2013 Revolving Credit Commitment” ~~and~~, (c) after the 2011 Revolving Credit Commitment Extension Effective Date, but prior to the December 2012 Extension Amendment Effective Date, each Lender that holds a 2013 Revolving

Credit Commitment, (d) as of the December 2012 Extension Amendment Effective Date, (x) each 2013 Revolving Credit Lender on the December 2012 Extension Amendment Effective Date that does not execute a signature page to the December 2012 Extension Amendment indicating that an amount of such Lender’s 2013 Revolving Credit Commitment is to be extended and reclassified pursuant to the December 2012 Extension Amendment and (y) each 2013 Revolving Credit Lender on the December 2012 Extension Amendment Effective Date that executes a signature page to the December 2012 Extension Amendment indicating that only a portion of such Lender’s 2013 Revolving Credit Commitment is to be extended and reclassified, but only with respect to any 2013 Revolving Credit Commitment of such Lender (or a portion thereof) that has not been reclassified and extended pursuant to the December 2012 Extension Amendment, and in the case of both clauses (x) and (y), whose name and the aggregate principal amount of its 2013 Revolving Credit Commitment not so extended and reclassified are set forth on Schedule I to the December 2012 Extension Amendment under the heading “2013 Revolving Credit Commitment” and (e) after the December 2012 Extension Amendment Extension Effective Date, each Lender that holds a 2013 Revolving Credit Commitment.

“2013 Revolving Credit Loan” shall mean Revolving Credit Loans made by any 2013 Revolving Credit Lender pursuant to its 2013 Revolving Credit Commitment.

“2013 Revolving Credit Maturity Date” shall mean October 10, 2013; provided that if such date is not a Business Day, the “2013 Revolving Credit Maturity Date” will be the next succeeding Business Day.

“2013 Revolving Credit Termination Date” shall mean the earlier to occur of (a) the 2013 Revolving Credit Maturity Date and (b) the date on which the 2013 Revolving Credit Commitments shall have terminated.

“2013 Revolving Letter of Credit Fee” shall have the meaning provided in Section 4.1(c)(i).

“2014 Deposit L/C Loan” shall mean an Original Deposit L/C Loan the maturity of which is the 2014 Deposit L/C Loan Maturity Date. The aggregate principal amount of 2014 Deposit L/C Loans outstanding as of the Amendment No. 2 Effective Date is $1,250,000,000.00. The aggregate principal amount of 2014 Deposit L/C Loans outstanding as of the 2011 Term/Deposit L/C Extension Effective Date, after giving effect to all 2011 Deposit L/C Loan Prepayment Amounts, is $42,500,000.00.

“2014 Deposit L/C Loan Facility” shall mean the facility providing for the 2014 Deposit L/C Loans.

“2014 Deposit L/C Loan Lender” shall mean (a) prior to the 2011 Term/Deposit L/C Extension Effective Date, each Lender of Original Deposit L/C Loans, (b) as of the 2011 Term/Deposit L/C Extension Effective Date, (x) each Lender of Original Deposit L/C Loans on the 2011 Term/Deposit L/C Extension Effective Date that does not execute a signature page to Amendment No. 2 indicating that an amount of such Lender’s Original Deposit L/C Loans are to be extended and reclassified pursuant to Amendment No. 2 and (y) each Lender of Original Deposit L/C Loans on the 2011 Term/Deposit L/C Extension Effective Date that executes a signature page to Amendment No. 2 indicating that only a portion of such Lender’s Original Deposit L/C Loans is to be extended and reclassified, but only with respect to any Original Deposit L/C Loans of such Lender (or a portion thereof) that have not been extended and reclassified pursuant to Amendment No. 2, and in the case of both clauses (x) and (y), whose name and the aggregate principal amount of its Original Deposit L/C Loans not so extended and reclassified, after giving effect to its 2011 Deposit L/C Loan Prepayment Amount, are set forth on Schedule I to Amendment No. 2 under the heading “2014 Deposit L/C Loan Amount” and (c) after the 2011 Term/Deposit L/C Extension Effective Date, each Lender that holds a 2014 Deposit L/C Loan.

“2014 Deposit L/C Loan Maturity Date” shall mean October 10, 2014; provided that if such date is not a Business Day, the “2014 Deposit L/C Loan Maturity Date” will be the next succeeding Business Day.

“2014 Term Loan” shall mean an Original Term Loan the maturity of which is the 2014 Term Loan Maturity Date. The aggregate principal amount of 2014 Term Loans outstanding as of the Amendment No. 2 Effective Date is $19,898,048,755.83. The aggregate principal amount of 2014 Term Loans outstanding as of the 2011 Term/Deposit L/C Extension Effective Date, after giving effect to all 2011 Term Loan Prepayment Amounts, is $3,808,799,324.62.

“2014 Term Loan Facility” shall mean the facility providing for the 2014 Term Loans.

“2014 Term Loan Lender” shall mean (a) prior to the 2011 Term/Deposit L/C Extension Effective Date, each Lender of Original Term Loans, (b) as of the 2011 Term/Deposit L/C Extension Effective Date, (x) each Lender of Original Term Loans on the 2011 Term/Deposit L/C Extension Effective Date that does not execute a signature page to Amendment No. 2 indicating that an amount of such Lender’s Original Term Loans are to be extended and reclassified pursuant to Amendment No. 2 and (y) each Lender of Original Term Loans on the 2011 Term/Deposit L/C Extension Effective Date that executes a signature page to Amendment No. 2 indicating that only a portion of such Lender’s Original Term Loans is to be extended and reclassified, but only with respect to any Original Term Loans of such Lender (or a portion thereof) that have not been extended and reclassified pursuant to Amendment No. 2, and in the case of both clauses (x) and (y), whose name and the aggregate principal amount of its Original Term Loans not so extended and reclassified, after giving effect to its 2011 Term Loan Prepayment Amount, are set forth on Schedule I to Amendment No. 2 under the heading “2014 Term Loan Amount” and (c) after the 2011 Term/Deposit L/C Extension Effective Date, each Lender that holds a 2014 Term Loan.

“2014 Term Loan Maturity Date” shall mean October 10, 2014; provided that if such date is not a Business Day, the “2014 Term Loan Maturity Date” will be the next succeeding Business Day.

“2014 Term Loan Repayment Amount” shall mean an Unmodified 2014 Term Loan Repayment Amount or a Modified 2014 Term Loan Repayment Amount.

“2014 Term Loan Repayment Date” shall mean an Unmodified 2014 Term Loan Repayment Date or a Modified 2014 Term Loan Repayment Date.

“2015 Notes” shall mean, collectively, the Borrower’s and the Co-Issuer’s 10.25% Senior Notes due 2015 and Borrower’s and the Co-Issuer’s 10.25% Senior Notes due 2015, Series B, and any notes issued to exchange or refinance such notes after the Amendment No. 2 Effective Date the scheduled final maturities of which are no earlier than the scheduled final maturity of such exchanged or refinanced notes.

“2016 Notes” shall mean the Borrower’s and the Co-Issuer’s 10.50%/11.25% Senior Toggle Notes due 2016 and any notes issued to exchange or refinance such notes after the Amendment No. 2 Effective Date the scheduled final maturities of which are no earlier than the scheduled final maturity of such exchanged or refinanced notes.

“2016 Revolving Credit Commitment” shall mean, (a) prior to the December 2012 Extension Amendment Effective Date, (i) with respect to each Original Revolving Credit Lender on the 2011 Revolving Credit Commitment Extension Effective Date that executes a signature page to Amendment No. 2 indicating that all of such Lender’s Original Revolving Credit Commitment is to be extended and reclassified, the amount of the Original Revolving Credit Commitment of such Original Revolving Credit Lender, as adjusted to give effect to its 2011 Revolving Credit Commitment Termination Amount, to the extent applicable to such Lender (which shall be set forth on Schedule I to Amendment No. 2 under the heading “2016 Revolving Credit Commitment”), which Commitment shall terminate on the 2016 Revolving Credit Maturity Date, as such 2016 Revolving Credit Commitment may be reduced from time to time pursuant to the terms hereof, ~~(b~~ii) with respect to each Original Revolving Credit Lender on the 2011 Revolving Credit Commitment Extension Effective Date that executes a signature page to Amendment No. 2 indicating that only a portion of such Lender’s Original Revolving Credit Commitment is to be extended and reclassified, the portion of such Lender’s Original Revolving Credit Commitment that is being extended and reclassified, as adjusted to give effect to its 2011 Revolving Credit Commitment Termination Amount, to the extent applicable to such Lender (which shall be set forth on Schedule I to Amendment No. 2 under the heading “2016 Revolving Credit Commitment”), which Commitment shall terminate on the 2016 Revolving Credit Maturity Date, as such 2016 Revolving Credit Commitment may be reduced from time to time pursuant to the terms hereof~~,~~ and (~~c~~iii) in the case of any Lender that ~~receives~~received an assignment of any portion of a 2016 Revolving Credit Commitment that was held by a 2016 Revolving Credit Lender on the 2011 Revolving Credit Commitment Extension Effective Date, the amount specified as such Lender’s “2016 Revolving Credit Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total 2016 Revolving Credit Commitment, as such Revolving Credit Commitment may be reduced from time to time pursuant to the terms hereof and (~~d~~b) on and after the December 2012 Extension Amendment Effective Date, (i) with respect to each 2013 Revolving Credit Lender on the December 2012 Extension Amendment Effective Date that executes a signature page to the December 2012 Extension Amendment indicating that all of such Lender’s 2013 Revolving Credit Commitment is to be extended and reclassified, the amount of the 2013 Revolving Credit Commitment of such 2013 Revolving Credit Lender (which shall be set forth on Schedule I to the December 2012 Extension Amendment under the heading “2016 Revolving Credit Commitment”), which Commitment shall terminate on the 2016 Revolving Credit Maturity Date, as such 2016 Revolving Credit Commitment may be reduced from time to time pursuant to the terms hereof, (ii) with respect to each 2013 Revolving Credit Lender on the December 2012 Extension Amendment Effective Date that executes a signature page to the December 2012 Extension Amendment indicating that only a portion of such Lender’s 2013 Revolving Credit Commitment is to be extended and reclassified, the portion of such Lender’s 2013 Revolving Credit Commitment that is being extended and reclassified (which shall be set forth on Schedule I to the December 2012 Extension Amendment under the heading “2016 Revolving Credit Commitment”), which Commitment shall terminate on the 2016 Revolving Credit Maturity Date, as such 2016 Revolving Credit Commitment may be reduced from time to time pursuant to the terms hereof, (iii) in the case of any Lender that receives an assignment after the December 2012 Extension Amendment Effective Date of any portion of a 2016 Revolving Credit Commitment that was held by a 2016 Revolving Credit Lender on the December 2012 Extension Amendment Effective Date, the amount specified as such Lender’s “2016 Revolving Credit Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total 2016 Revolving Credit Commitment, as such Revolving Credit Commitment may be reduced from time to time pursuant to the terms hereof and (iv) in the case of any 2016 Revolving Credit Lender that increases its 2016 Revolving Credit Commitment or becomes an Incremental Revolving Commitment Increase Lender, in each case pursuant to Section 2.14, the amount specified in the applicable Incremental Amendment, as such 2016 Revolving Credit Commitment may be reduced from time to time pursuant to the terms hereof. As of the 2011 Revolving Credit Commitment Extension Effective Date, after giving effect to all 2011 Revolving Credit Commitment Termination

Amounts, if any, the aggregate amount of 2016 Revolving Credit Commitments outstanding is $1,408,610,800.00. As of the December 2012 Extension Amendment Effective Date, the aggregate amount of 2016 Revolving Credit Commitments outstanding is $2,054,166,800.00.

“2016 Revolving Credit Commitment Percentage” shall mean at any time, for each 2016 Revolving Credit Lender, the percentage obtained by dividing (a) such Lender’s 2016 Revolving Credit Commitment at such time by (b) the amount of the Total 2016 Revolving Credit Commitment at such time; provided that at any time when the Total 2016 Revolving Credit Commitment shall have been terminated, each 2016 Revolving Credit Lender’s 2016 Revolving Credit Commitment Percentage shall be the percentage obtained by dividing (a) such Lender’s 2016 Revolving Credit Exposure at such time by (b) the 2016 Revolving Credit Exposure of all 2016 Revolving Credit Lenders at such time.

“2016 Revolving Credit Exposure” shall mean, with respect to any 2016 Revolving Credit Lender at any time, the sum of (a) the aggregate principal amount of 2016 Revolving Credit Loans of such 2016 Revolving Credit Lender then-outstanding, (b) such 2016 Revolving Credit Lender’s Revolving Letter of Credit Exposure at such time in respect of such Lender’s 2016 Revolving Credit Commitments and (c) such 2016 Revolving Credit Lender’s Revolving Credit Commitment Percentage of the aggregate principal amount of all outstanding Swingline Loans.

“2016 Revolving Credit Facility” shall mean the revolving credit facility represented by the 2016 Revolving Credit Commitments.

“2016 Revolving Credit Lender” shall mean (a) as of the 2011 Revolving Credit Commitment Extension Effective Date, (x) each Original Revolving Credit Lender on the 2011 Revolving Credit Commitment Extension Effective Date that executes a signature page to Amendment No. 2 indicating that all of such Lender’s Original Revolving Credit Commitment is to be extended and reclassified pursuant to Amendment No. 2 and (y) each Original Revolving Credit Lender on the 2011 Revolving Credit Commitment Extension Effective Date that executes a signature page to Amendment No. 2 indicating that only a portion of such Lender’s Original Revolving Credit Commitment is to be extended and reclassified, but only with respect to any Original Revolving Credit Commitment of such Lender (or a portion thereof) that has been reclassified and extended pursuant to Amendment No. 2, and in the case of both clauses (x) and (y), whose name and the aggregate principal amount of its Original Revolving Credit Commitment so extended and reclassified, after giving effect to its 2011 Revolving Credit Commitment Termination Amount, to the extent applicable to such Lender, are set forth on Schedule I to Amendment No. 2 under the heading “2016 Revolving Credit Commitment” ~~and~~, (b) after the 2011 Revolving Credit Commitment Extension Effective Date, but prior to the December 2012 Extension Amendment Effective Date, each Lender that holds a 2016 Revolving Credit Commitment, (c) as of the December 2012 Extension Amendment Effective Date, (x) each 2013 Revolving Credit Lender on the December 2012 Extension Amendment Effective Date that executes a signature page to the December 2012 Extension Amendment indicating that all of such Lender’s 2013 Revolving Credit Commitment is to be extended and reclassified pursuant to the December 2012 Extension Amendment and (y) each 2013 Revolving Credit Lender on the December 2012 Extension Amendment Effective Date that executes a signature page to the December 2012 Extension Amendment indicating that only a portion of such Lender’s 2013 Revolving Credit Commitment is to be extended and reclassified, but only with respect to any 2013 Revolving Credit Commitment of such Lender (or a portion thereof) that has been reclassified and extended pursuant to the December 2012 Extension Amendment, and in the case of both clauses (x) and (y), whose name and the aggregate principal amount of its 2013 Revolving Credit Commitment so extended and reclassified are set forth on Schedule I to Amendment No. 2 under the heading “2016 Revolving Credit Commitment” and (d) after the December 2012 Extension Amendment Extension Effective Date, each Lender that holds a 2016 Revolving Credit Commitment.

“2016 Revolving Credit Loan” shall mean Revolving Credit Loans made by any 2016 Revolving Credit Lender pursuant to its 2016 Revolving Credit Commitment.

“2016 Revolving Credit Maturity Date” shall mean October 10, 2016; provided that if such date is not a Business Day, the “2016 Revolving Credit Maturity Date” will be the next succeeding Business Day; provided, further, that, if (a) on August 1, 2015, (x) more than $500,000,000 in aggregate principal amount of the 2015 Notes (other than 2015 Notes held by Parent, its Subsidiaries or any of their respective controlled Affiliates as of March 31, 2011 to the extent held as of such date of determination) remain outstanding with a final maturity date that is earlier than 91 days after October 10, 2017 and (y) the Consolidated Total Debt to Consolidated EBITDA Ratio for the most recent Test Period is greater than 6.0 to 1.0, then the 2016 Revolving Credit Maturity Date shall be August 2, 2015 or (b) if the 2016 Revolving Credit Maturity Date was not changed as a result of clause (a) hereof and, on August 1, 2016, (x) more than $150,000,000 in aggregate principal amount of the 2016 Notes (other than 2016 Notes held by Parent, its Subsidiaries or any of their respective controlled Affiliates as of March 31, 2011 to the extent held as of such date of determination) remain outstanding with a final maturity date that is earlier than 91 days after October 10, 2017 and (y) the Consolidated Total Debt to Consolidated EBITDA Ratio for the most recent Test Period is greater than 6.0 to 1.0, then the 2016 Revolving Credit Maturity Date shall be August 2, 2016.

“2016 Revolving Credit Termination Date” shall mean the earlier to occur of (a) the 2016 Revolving Credit Maturity Date and (b) the date on which the 2016 Revolving Credit Commitments shall have terminated.

“2016 Revolving Letter of Credit Fee” shall have the meaning provided in Section 4.1(c)(ii).

“2017 Deposit L/C Loan” shall mean an Original Deposit L/C Loan the maturity of which has been extended on the 2011 Term/Deposit L/C Extension Effective Date to the 2017 Deposit L/C Loan Maturity Date pursuant to Amendment No. 2. The aggregate principal amount of 2017 Deposit L/C Loans outstanding as of the 2011 Term/Deposit L/C Extension Effective Date, after giving effect to all 2011 Deposit L/C Loan Prepayment Amounts, is $1,020,000,000.00.

“2017 Deposit L/C Loan Facility” shall mean the facility providing for the 2017 Deposit L/C Loans.

“2017 Deposit L/C Loan Lender” shall mean, (a) as of the 2011 Term/Deposit L/C Extension Effective Date, (x) each Lender of Original Deposit L/C Loans on the 2011 Term/Deposit L/C Extension Effective Date that executes a signature page to Amendment No. 2 indicating that all of such Lender’s Original Deposit L/C Loans are to be extended and reclassified pursuant to Amendment No. 2 and (y) each Lender of Original Deposit L/C Loans on the 2011 Term/Deposit L/C Extension Effective Date that executes a signature page to Amendment No. 2 indicating that only a portion of such Lender’s Original Deposit L/C Loans is to be extended and reclassified, but only with respect to any Original Deposit L/C Loans of such Lender (or a portion thereof) that have been extended and reclassified pursuant to Amendment No. 2, and in the case of both clauses (x) and (y), whose name and the aggregate principal amount of its Original Deposit L/C Loans so extended and reclassified, after giving effect to its 2011 Deposit L/C Loan Prepayment Amount, are set forth on Schedule I to Amendment No. 2 under the heading “2017 Deposit L/C Loan Amount” and (c) after the 2011 Term/Deposit L/C Extension Effective Date, each Lender that holds a 2017 Deposit L/C Loan.

“2017 Deposit L/C Loan Maturity Date” shall mean October 10, 2017; provided that, if such date is not a Business Day, the “2017 Deposit L/C Loan Maturity Date” will be the next succeeding Business Day; provided, further, that, if (a) on August 1, 2015, (x) more than $500,000,000 in aggregate principal amount of the 2015 Notes (other than 2015 Notes held by Parent, its Subsidiaries or any of their respective controlled Affiliates as of March 31, 2011 to the extent held as of such date of determination) remain outstanding with a final maturity date that is earlier than 91 days after October 10, 2017 and (y) the Consolidated Total Debt to Consolidated EBITDA Ratio for the most recent Test Period is greater than 6.0 to 1.0, then the 2017 Deposit L/C Loan Maturity Date shall be August 2, 2015 or (b) if the 2017 Deposit L/C Loan Maturity Date was not changed as a result of clause (a) hereof and, on August 1, 2016, (x) more than $150,000,000 in aggregate principal amount of the 2016 Notes (other than 2016 Notes held by Parent, its Subsidiaries or any of their respective controlled Affiliates as of March 31, 2011 to the extent held as of such date of determination) remain outstanding with a final maturity date that is earlier than 91 days after October 10, 2017 and (y) the Consolidated Total Debt to Consolidated EBITDA Ratio for the most recent Test Period is greater than 6.0 to 1.0, then the 2017 Deposit L/C Loan Maturity Date shall be August 2, 2016.

“2017 Term Loan” shall mean an Original Term Loan the maturity of which has been extended on the 2011 Term/Deposit L/C Extension Effective Date to the 2017 Term Loan Maturity Date pursuant to Amendment No. 2. The aggregate principal amount of 2017 Term Loans outstanding as of the 2011 Term/Deposit L/C Extension Effective Date, after giving effect to all 2011 Term Loan Prepayment Amounts, is $15,370,521,799.21.

“2017 Term Loan Facility” shall mean the facility providing for the 2017 Term Loans.

“2017 Term Loan Lender” shall mean, (a) as of the 2011 Term/Deposit L/C Extension Effective Date, (x) each Lender of Original Term Loans on the 2011 Term/Deposit L/C Extension Effective Date that executes a signature page to Amendment No. 2 indicating that all of such Lender’s Original Term Loans are to be extended and reclassified pursuant to Amendment No. 2 and (y) each Lender of Original Term Loans on the 2011 Term/Deposit L/C Extension Effective Date that executes a signature page to Amendment No. 2 indicating that only a portion of such Lender’s Original Term Loans is to be extended and reclassified, but only with respect to any Original Term Loans of such Lender (or a portion thereof) that have been extended and reclassified pursuant to Amendment No. 2, and in the case of both clauses (x) and (y), whose name and the aggregate principal amount of its Original Term Loans so extended and reclassified, after giving effect to its 2011 Term Loan Prepayment Amount, are set forth on Schedule I to Amendment No. 2 under the heading “2017 Term Loan Amount” and (b) after the 2011 Term/Deposit L/C Extension Effective Date, each Lender that holds a 2017 Term Loan.

“2017 Term Loan Maturity Date” shall mean October 10, 2017; provided that if such date is not a Business Day, the “2017 Term Loan Maturity Date” will be the next succeeding Business Day; provided, further, that, if (a) on August 1, 2015, (x) more than $500,000,000 in aggregate principal amount of the 2015 Notes (other than 2015 Notes held by Parent, its Subsidiaries or any of their respective controlled Affiliates as of March 31, 2011 to the extent held as of such date of determination) remain outstanding with a final maturity date that is earlier than 91 days after October 10, 2017 and (y) the Consolidated Total Debt to Consolidated EBITDA Ratio for the most recent Test Period is greater than 6.0 to 1.0, then the 2017 Term Loan Maturity Date shall be August 2, 2015 or (b) if the 2017 Term Loan Maturity Date was not changed as a result of clause (a) hereof and, on August 1, 2016, (x) more than $150,000,000 in aggregate principal amount of the 2016 Notes (other than 2016 Notes held by Parent, its Subsidiaries or any of their respective controlled Affiliates as of March 31, 2011 to the extent held as of such date of determination) remain outstanding with a final maturity date that is earlier than 91 days after October 10, 2017 and (y) the Consolidated Total Debt to Consolidated EBITDA Ratio for the most recent Test Period is greater than 6.0 to 1.0, then the 2017 Term Loan Maturity Date shall be August 2, 2016.

“2017 Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(b).

“2017 Term Loan Repayment Date” shall have the meaning provided in Section 2.5(b).

“ABR” shall mean for any day a fluctuating rate per annum equal to the greatest of (a) the Federal Funds Effective Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate” and (c) the LIBOR Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that, for the avoidance of doubt, for purposes of calculating the LIBOR Rate pursuant to clause (c), the LIBOR Rate for any day shall be based on the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on such day by reference to the British Bankers’ Association LIBOR Rate (the “Relevant LIBOR Rate”) for deposits in Dollars (as published by Reuters or any other commonly available source providing quotations of the Relevant LIBOR Rate as designated by the Administrative Agent) for a period equal to one-month. The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. If the Administrative Agent is unable to ascertain the Federal Funds Effective Rate due to its inability to obtain sufficient quotations in accordance with the definition thereof, after notice is provided to the Borrower, the ABR shall be determined without regard to clause (a) above until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in such rate announced by the Administrative Agent or in the Federal Funds Effective Rate shall take effect at the opening of business on the day specified in the public announcement of such change or on the effective date of such change in the Federal Funds Effective Rate or the Relevant LIBOR Rate, as applicable.

“ABR Loan” shall mean each Loan bearing interest based on the ABR and, in any event, shall include all Swingline Loans.

“Acceptable Reinvestment Commitment” shall mean a binding commitment of the Borrower or any Restricted Subsidiary entered into at any time prior to the end of the Reinvestment Period to reinvest the proceeds of a Prepayment Event.

“Acquired EBITDA” shall mean, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined using such definitions as if references to the Borrower and the Restricted Subsidiaries therein were to such Pro Forma Entity and its Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in a manner not inconsistent with GAAP.

“Acquired Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Acquisition Agreement” shall have the meaning provided in the recitals to this Agreement.

“Actual MTM Exposure” shall have the meaning provided in Section 14.2(b).

“Additional Lender” shall mean, at any time, any Person (other than any such Person that is a Lender at such time) that agrees to provide any portion of an Incremental Term Loans, Incremental Deposit L/C Loans, Incremental Revolving Commitment Increases or Incremental Posting Facilities pursuant to an Incremental Amendment in accordance with Section 2.14(f).

“Adjusted Total Extended Revolving Credit Commitment” shall mean, at any time, with respect to any Extension Series of Extended Revolving Credit Commitments (other than the 2016 Revolving Credit Commitments), the Total Extended Revolving Credit Commitment for such Extension Series (other than the 2016 Revolving Credit Commitments) less the aggregate Extended Revolving Credit Commitments (other than the 2016 Revolving Credit Commitments) of all Defaulting Lenders in such Extension Series.

“Adjusted Total New Revolving Credit Commitment” shall mean at any time, with respect to any tranche of New Revolving Credit Commitments, the Total New Revolving Credit Commitment for such tranche less the aggregate New Revolving Credit Commitments of all Defaulting Lenders in such tranche.

“Adjusted Total Posting Commitment” shall mean at any time the Total Posting Commitment less the aggregate Posting Commitments of all Defaulting Lenders.

“Adjusted Total Revolving Credit Commitment” shall mean at any time the Total Revolving Credit Commitment less the aggregate Revolving Credit Commitments of all Defaulting Lenders.

“Administrative Agent” shall mean Citibank, N.A., as the administrative agent for the Lenders under this Agreement and the other Credit Documents, or any successor administrative agent pursuant to Section 12.

“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 13.2, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” shall have the meaning provided in Section 13.6(b)(ii)(D).

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. The terms “controlling” and “controlled” shall have meanings correlative thereto.

“Agent Parties” shall have the meaning provided in Section 13.17(d).

“Agents” shall mean the Administrative Agent, the Posting Agent, the Collateral Agent, the Syndication Agent, the Posting Syndication Agent, each Joint Lead Arranger and Bookrunner, the Posting Lead Arranger and Bookrunner, the Co-Documentation Agents, the Posting Documentation Agent and the Posting Calculation Agent.

“Aggregate Posting Advances Outstanding” shall mean, on any date of determination, an amount equal to the aggregate principal amount of all then-outstanding Posting Advances made by all Lenders.

“Aggregate Revolving Credit Outstandings” shall have the meaning provided in Section 5.2(b).

“Agreement” shall mean this Credit Agreement.

“Alternate First Lien Collateral” shall have the meaning provided in Section 10.2(a).

“Amendment No. 1” shall mean Amendment No. 1 to this Agreement, dated as of August 7, 2009.

“Amendment No. 1 Effective Date” shall mean the date that all conditions precedent contained in Section 3 of Amendment No. 1 have been satisfied, which date was August 7, 2009.

“Amendment No. 2” shall mean Amendment No. 2 to this Agreement, dated as of April 7, 2011.

“Amendment No. 2 Effective Date” shall mean the date that all conditions precedent contained in Section 7(a) of Amendment No. 2 have been satisfied.

“Amendment Transactions” shall mean the following transactions contemplated by Amendment No. 2: (a) the entering into of Amendment No. 2, (b) the entering into of the Senior Secured Notes Indenture and funding of Senior Secured Notes, (c) the extension of the maturity dates and re-pricing of certain Term Loans, Deposit L/C Loans and Revolving Credit Loans and related Revolving Credit Commitments outstanding under this Agreement and (d) the payment of Amendment Transaction Expenses.

“Amendment Transaction Expenses” shall mean any fees or expenses incurred or paid by Parent, Holdings, US Holdings the Borrower, any of their Subsidiaries or any of their Affiliates in connection with the Amendment Transactions and the transactions contemplated thereby and hereby, including any amendment, consent or extension fees in connection with Amendment No. 2.

“Applicable ABR Margin” shall mean at any date:

(a) during the period prior to the Amendment No. 2 Effective Date, with respect to each ABR Loan that is an Original Initial Term Loan, Delayed Draw Term Loan, Original Deposit L/C Loan, Revolving Credit Loan or Swingline Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date:

Status	Applicable ABR Margin for:
	Original Initial Term Loans	Delayed Draw Term Loans	Original Deposit L/C Loans	Revolving Credit and Swingline Loans
Level I Status	2.50%	2.50%	2.50%	2.50%
Level II Status	2.25%	2.25%	2.25%	2.25%
Level III Status	2.00%	2.00%	2.00%	2.00%

(b) during the period from and including the Amendment No. 2 Effective Date, with respect to each ABR Loan that is a 2014 Term Loan, a 2014 Deposit L/C Loan or a 2013 Revolving Credit Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date:

Status	Applicable ABR Margin for:
	2014 Term Loans	2014 Deposit L/C Loans	2013 Revolving Credit Loans and, prior to the 2011 Revolving Credit Commitment Extension Effective Date, the Swingline Loans
Level I Status	2.50%	2.50%	2.50%
Level II Status	2.25%	2.25%	2.25%
Level III Status	2.00%	2.00%	2.00%

(c) during the period from and including the 2011 Revolving Credit Commitment Extension Effective Date, with respect to each ABR Loan that is either a 2016 Revolving Credit Loan or Swingline Loan and during the period from and including the 2011 Term/Deposit L/C Extension Effective Date, with respect to each ABR Loan that is either a 2017 Term Loan or 2017 Deposit L/C Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date:

Status	Applicable ABR Margin for:
	2017 Term Loans	2017 Deposit L/C Loans	2016 Revolving Credit Loans and Swingline Loans
Level I Status	3.50%	3.50%	3.50%
Level II Status	3.25%	3.25%	3.25%
Level III Status	3.00%	3.00%	3.00%

Notwithstanding the foregoing, Level I Status shall apply during the period from and including the Closing Date to but excluding the Initial Financial Statements Delivery Date.

“Applicable Amount” shall mean, at any time (the “Applicable Amount Reference Time”), an amount equal to (a) the sum, without duplication, of:

(i) 50% of Cumulative Consolidated Net Income of the Borrower and the Restricted Subsidiaries for the period from the first day of the first fiscal quarter commencing after the Closing Date until the last day of the then most recent fiscal quarter or fiscal year, as applicable, for which Section 9.1 Financials have been delivered;

(ii) to the extent not (A) already included in the calculation of Consolidated Net Income of the Borrower and the Restricted Subsidiaries or (B) already reflected as a return of capital or deemed reduction in the amount of such Investment, the aggregate JV Distribution Amount received by the Borrower or any Restricted Subsidiary during the period from and including the Business Day immediately following the Closing Date through and including the Applicable Amount Reference Time;

(iii) to the extent not (A) already included in the calculation of Consolidated Net Income or (B) already reflected as a return of capital or deemed reduction in the amount of any such Investment, the aggregate amount of all cash repayments of principal received by the Borrower or any Restricted Subsidiary from any Minority Investments or Unrestricted Subsidiaries during the period from and including the Business Day immediately following the Closing Date through and including the Applicable Amount Reference Time in respect of loans made by the Borrower or any Restricted Subsidiary to such Minority Investments or Unrestricted Subsidiaries;

(iv) to the extent not (A) already included in the calculation of Consolidated Net Income of the Borrower and the Restricted Subsidiaries, (B) already reflected as a return of capital or deemed reduction in the amount of such Investment or (C) applied to prepay the Term Loans in accordance with Section 5.2(a)(i), the aggregate amount of all Net Cash Proceeds received by the Borrower or any Restricted Subsidiary in connection with the sale, transfer or other disposition of its ownership interest in any Minority Investments or in any Unrestricted Subsidiary during the period from and including the Business Day immediately following the Closing Date through and including the Applicable Amount Reference Time; and

(v) other than for purposes of Section 10.6(c), the aggregate amount of Retained Declined Proceeds (other than those used pursuant to Section 10.6(q)) retained by the Borrower during the period from and including the Business Day immediately following the Closing Date through and including the Applicable Amount Reference Time;

minus (b) the sum, without duplication, of:

(i) the aggregate amount of Investments made pursuant to Section 10.5(g)(ii)(y), 10.5(h)(iii), 10.5(i)(y), 10.5(v)(y) or 10.5(ff)(y) following the Closing Date and prior to the Applicable Amount Reference Time;

(ii) the aggregate amount of dividends pursuant to Section 10.6(c)(z) or Section 10.6(r)(iii)(z) following the Closing Date and prior to the Applicable Amount Reference Time; and

(iii) the aggregate amount of prepayments, repurchases, redemptions and defeasances made pursuant to Section 10.7(a)(i)(B)(II)(3) following the Closing Date and prior to the Applicable Amount Reference Time.

Notwithstanding the foregoing, in making any calculation or other determination under this Agreement involving the Applicable Amount, if the Applicable Amount at such time is less than zero, then the Applicable Amount shall be deemed to be zero for purposes of such calculation or determination.

“Applicable Equity Amount” shall mean, at any time (the “Applicable Equity Amount Reference Time”), an amount equal to, without duplication, (a) the amount of any capital contributions (other than the Equity Contribution or any Cure Amount) made in cash to, or any proceeds of an equity issuance received by the Borrower during the period from and including the Business Day immediately following the Closing Date through and including the Applicable Equity Amount Reference Time, including proceeds from the issuance of Stock or Stock Equivalents of the Parent or any direct or indirect parent of the Parent (to the extent the proceeds of any such issuance are contributed to the Borrower), but excluding all proceeds from the issuance of Disqualified Stock minus (b) the sum, without duplication, of:

(i) the aggregate amount of Investments made pursuant to Section 10.5(g)(ii)(x), 10.5(h)(ii), 10.5(i)(x), 10.5(v)(x) or 10.5(ff)(x) following the Closing Date and prior to the Applicable Equity Amount Reference Time;

(ii) the aggregate amount of dividends pursuant to Section 10.6(c)(y) or Section 10.6(r)(iii)(y) following the Closing Date and prior to the Applicable Equity Amount Reference Time; and

(iii) the aggregate amount of prepayments, repurchases, redemptions and defeasances pursuant to Section 10.7(a)(i)(B)(II)(2) following the Closing Date and prior to the Applicable Equity Amount Reference Time.

“Applicable Laws” shall mean, as to any Person, any law (including common law), statute, regulation, ordinance, rule, order, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority (including the PUCT and ERCOT), in each case applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property or assets is subject. Applicable Laws shall also include commitments, undertakings and stipulations (a) relating to Oncor and its Subsidiaries as set forth in the Joint Report and Application of Oncor Electric Delivery Company and Texas Energy Future Holdings Limited Partnership Pursuant to Public Utility Regulatory Act 14.101 before the PUCT, to the extent such commitments, undertakings and stipulations are embodied in a final order issued by the PUCT and (b) relating to Credit Parties and their Affiliates other than Oncor and its Subsidiaries as set forth on Schedule 1.1(g) hereto.

“Applicable LIBOR Margin” shall mean at any date:

(a) during the period prior to the Amendment No. 2 Effective Date, with respect to each LIBOR Loan that is an Original Initial Term Loan, Delayed Draw Term Loan, Original Deposit L/C Loan or Revolving Credit Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date:

Status	Applicable LIBOR Margin for:
	Original Initial Term Loans	Delayed Draw Term Loans	Original Deposit L/C Loans	Revolving Credit Loans
Level I Status	3.50%	3.50%	3.50%	3.50%
Level II Status	3.25%	3.25%	3.25%	3.25%
Level III Status	3.00%	3.00%	3.00%	3.00%

(b) during the period from and including the Amendment No. 2 Effective Date, with respect to each LIBOR Loan that is a 2014 Term Loan, a 2014 Deposit L/C Loan or a 2013 Revolving Credit Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date:

Status	Applicable LIBOR Margin for:
	2014 Term Loans	2014 Deposit L/C Loans	2013 Revolving Credit Loans
Level I Status	3.50%	3.50%	3.50%
Level II Status	3.25%	3.25%	3.25%
Level III Status	3.00%	3.00%	3.00%

(c) during the period from and including the 2011 Revolving Credit Commitment Extension Effective Date, with respect to each LIBOR Loan that is a 2016 Revolving Credit Loan and during the period from and including the 2011 Term/Deposit L/C Extension Effective Date, with respect to each LIBOR Loan that is either a 2017 Term Loan or 2017 Deposit L/C Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date:

Status	Applicable LIBOR Margin for:
	2017 Term Loans	2017 Deposit L/C Loans	2016 Revolving Credit Loans
Level I Status	4.50%	4.50%	4.50%
Level II Status	4.25%	4.25%	4.25%
Level III Status	4.00%	4.00%	4.00%

Notwithstanding the foregoing, Level I Status shall apply during the period from and including the Closing Date to but excluding the Initial Financial Statements Delivery Date.

“Applicable Posting Facility Amount” shall mean, at any date, the greater of (a) $820,000,000 and (b) the Aggregate Posting Advances Outstanding.

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale Prepayment Event” shall mean any Disposition of any business units, assets or other property of the Borrower and the Restricted Subsidiaries not in the ordinary course of business (including any Disposition of any Stock or Stock Equivalents of any Subsidiary of the Borrower owned by the Borrower or any Restricted Subsidiary). Notwithstanding the foregoing, the term “Asset Sale Prepayment Event” shall not include any transaction permitted by Section 10.4 (other than transactions permitted by Section 10.4(b), Section 10.4(g), the first proviso to Section 10.4(i), Section 10.4(j), Section 10.4(m), Section 10.4(q), Section 10.4(r), Section 10.4(s) and Section 10.4(t), which shall constitute Asset Sale Prepayment Events).

“Assignment and Acceptance” shall mean (a) an assignment and acceptance substantially in the form of Exhibit J, or such other form as may be approved by the Administrative Agent and (b) in the case of any assignment of Term Loans in connection with a Permitted Debt Exchange conducted in accordance with Section 2.17, such form of assignment (if any) as may have been requested by the Administrative Agent in accordance with Section 2.17(a).

“Authorized Officer” shall mean the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, the Assistant Treasurer, with respect to certain limited liability companies or partnerships that do not have officers, any manager, managing member or general partner thereof, any other senior officer of US Holdings, the Borrower or any other

Credit Party designated as such in writing to the Administrative Agent by US Holdings, the Borrower or any other Credit Party, as applicable, and, with respect to any document (other than the solvency certificate) delivered on the Closing Date, the Secretary or the Assistant Secretary of any Credit Party. Any document delivered hereunder that is signed by an Authorized Officer shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of US Holdings, the Borrower or any other Credit Party and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Person.

“Auto-Extension Letter of Credit” shall have the meaning provided in Section 3.2(b).

“Available Revolving Commitment” shall mean, as of any date, an amount equal to the excess, if any, of (a) the amount of the Total Revolving Credit Commitment over (b) the sum of (i) the aggregate principal amount of all Revolving Credit Loans (but not Swingline Loans) then-outstanding and (ii) the aggregate Revolving Letters of Credit Outstanding at such time.

“Bankruptcy Code” shall have the meaning provided in Section 11.5.

“Baseload Assets” shall mean (a) any Initial Baseload Assets and (b) any other assets comprising an electric generating facility or unit acquired, constructed or redesignated as such, in each such case after the Closing Date that is certified by an Authorized Officer of the Borrower to be a baseload asset.

“benefited Lender” shall have the meaning provided in Section 13.8(a).

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” shall have the meaning provided in the preamble to this Agreement.

“Borrower Senior Documents” shall mean either (a) the Borrower Senior Exchange Notes Documents or (b) the Borrower Senior Interim Loan Documents, as the case may be.

“Borrower Senior Exchange Notes” shall mean senior unsecured exchange notes due 2015 and 2016 to be issued in connection with the refinancing of the Borrower Senior Interim Loans or the exchange of the Borrower Senior Term Loans under the Borrower Senior Exchange Notes Indenture, in aggregate principal amount of up to $6,750,000,000 (less the amount of any Borrower Senior Interim Loans or Borrower Senior Term Loans that remain outstanding after the issuance of the Borrower Senior Exchange Notes), together with interest (including any PIK Interest Amount), fees and all other amounts payable in connection therewith.

“Borrower Senior Exchange Notes Documents” shall mean the Borrower Senior Exchange Notes Indenture and other credit documents referred to therein.

“Borrower Senior Exchange Notes Indenture” shall mean the indenture to be entered into in connection with the refinancing of the Borrower Senior Interim Loans or the exchange of the Borrower Senior Term Loans, among U.S. Holdings, the Borrower, the Co-Issuer, the guarantors party thereto and a trustee, pursuant to which the Borrower Senior Exchange Notes shall be issued.

“Borrower Senior Facility” shall mean either (a) the Borrower Senior Exchange Notes, (b) the Borrower Senior Interim Loans or (c) the Borrower Senior Term Loans, as the case may be.

“Borrower Senior Interim Loan Agreement” shall mean the senior unsecured interim loan agreement, dated as of the Closing Date by and among U.S. Holdings, the Borrower, the Co-Issuer, the lenders from time to time parties thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, Goldman Sachs Credit Partners L.P., as syndication agent, and Goldman Sachs Credit Partners L.P., Morgan Stanley Senior Funding, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, JP Morgan Securities Inc., and Lehman Brothers Inc., as joint lead arrangers and bookrunners.

“Borrower Senior Interim Loan Documents” shall mean the Borrower Senior Interim Loan Agreement and the other credit documents referred to therein.

“Borrower Senior Interim Loans” shall have the meaning provided in the recitals to this Agreement.

“Borrower Senior Term Loans” shall mean the “Senior Term Loans”, as defined in the Borrower Senior Interim Loan Agreement.

“Borrowing” shall mean and include (a) the incurrence of Swingline Loans from the Swingline Lender on a given date, (b) the incurrence of one Class and Type of Loan on a given date (or resulting from conversions on a given date) having a single Maturity Date and in the case of LIBOR Loans, the same Interest Period (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of LIBOR Loans) and (c) the incurrence of a Posting Advance on any Posting Advance Date.

“Business Day” shall mean any day excluding Saturday, Sunday and any other day on which banking institutions in New York City are authorized by law or other governmental actions to close, and, if such day relates to (a) any interest rate settings as to a LIBOR Loan or a Posting Advance, (b) any fundings, disbursements, settlements and payments in respect of any such LIBOR Loan or a Posting Advance, or (c) any other dealings pursuant to this Agreement in respect of any such LIBOR Loan or a Posting Advance, such day shall be a day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.

“Calculation Agent Determination” shall have the meaning set forth in the Commodity Definitions.

“Capital Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on a consolidated statement of cash flows of the Borrower.

“Capital Lease” shall mean, as applied to the Borrower and the Restricted Subsidiaries, any lease of any property (whether real, personal or mixed) by the Borrower or any Restricted Subsidiary as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of the Borrower; provided that any leases that were not capital leases when entered into but are recharacterized as capital leases due to a change in accounting rules after the Closing Date shall for all purposes of this agreement not be treated as Capital Leases.

“Capitalized Lease Obligations” shall mean, as applied to the Borrower and the Restricted Subsidiaries at the time any determination is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized and reflected as a liability on the balance sheet (excluding the footnotes thereto) of the Borrower in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such Capital Lease prior to the first date upon which such Capital Lease may be prepaid by the lessee without payment of a penalty; provided that any obligations that were not required to be included on the balance sheet of the Borrower as capital lease obligations when incurred but are recharacterized as capital lease obligations due to a change in accounting rules after the Closing Date shall for all purposes of this Agreement not be treated as Capitalized Lease Obligations.

“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower.

“Cash Collateral” shall have the meaning provided in Section 3.8(c).

“Cash Collateral Account” shall mean a blocked deposit account in the name of the Collateral Agent and under the sole dominion and control of Collateral Agent, and otherwise established in a manner reasonably satisfactory to Collateral Agent.

“Cash Collateralize” shall have the meaning provided in Section 3.8(c).

“Cash Management Agreement” shall mean any agreement or arrangement to provide Cash Management Services.

“Cash Management Bank” shall mean any Person that either (x) at the time it enters into a Cash Management Agreement or provides Cash Management Services or (y) on the Closing Date, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement or a provider of such Cash Management Services.

“Cash Management Obligations” shall mean obligations owed by the Borrower or any Restricted Subsidiary to any Cash Management Bank in connection with, or in respect of, any Cash Management Services or under any Cash Management Agreement.

“Cash Management Services” shall mean treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer (including automated clearing house fund transfer services) and other cash management services.

“Change in Law” shall mean (a) the adoption of any Applicable Law after the Closing Date, (b) any change in any Applicable Law or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any party with any guideline, request, directive or order issued or made after the Closing Date by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law).

“Change of Control” shall mean and be deemed to have occurred if (a) at any time prior to a Qualifying IPO, the Permitted Holders shall at any time not own, in the aggregate, directly or indirectly, beneficially and of record, at least 35% of the voting power of the outstanding Voting Stock of the Borrower; or (b) at any time, any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), other than the Permitted Holders (or any holding company parent of the Borrower that is a Subsidiary of the Permitted Holders), shall at any time have acquired direct or indirect beneficial ownership of a percentage of the voting power of the outstanding Voting Stock of the Borrower that exceeds 35% thereof, unless, in the case of either clause (a) or (b) above, the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of the Borrower; or (c) Continuing Directors shall not constitute at least a majority of the board of directors of the Borrower; or (d) at any time, a Change of Control (as defined in the Borrower Senior Documents or in any Refinanced Bridge Indebtedness Documentation) shall have occurred; or (e) at any time, the Parent shall cease to own, directly or indirectly, beneficially and of record, at least a majority of the Voting Stock of the Borrower; or (f) at any time, US Holdings shall cease to own directly 100% of the Stock and Stock Equivalents of the Borrower.

“Citibank Deposit L/C Loan Collateral Account” shall mean the Deposit L/C Loan Collateral Account established with Citibank, N.A. as Depositary Bank for the purpose of cash collateralizing the Deposit L/C Obligations in respect of Deposit Letters of Credit issued by Citibank, N.A. (or any of its Affiliates) as Deposit Letter of Credit Issuer or any other Deposit Letter of Credit Issuer.

“Citibank Deposit Letters of Credit” shall mean (a) Deposit Letters of Credit issued by Citibank, N.A., any of its affiliates or replacement or successor pursuant to Section 3.6 and (b) any other Deposit Letters of Credit that are cash collateralized by amounts on deposit in the Citibank Deposit L/C Loan Collateral Account and are designated by the Administrative Agent in writing as “Citibank Deposit Letters of Credit”.

“Class”, when used in reference to any Loan, Posting Advance or Borrowing, shall refer to whether such Loan or Posting Advance, or the Loans or Posting Advances comprising such Borrowing, are 2013 Revolving Credit Loans, 2016 Revolving Credit Loans, 2014 Term Loans, 2017 Term Loans, Incremental Term Loans, 2014 Deposit L/C Loans, 2017 Deposit L/C Loans, Incremental Deposit L/C Loans, Extended Term Loans (of the same Extension Series, but other than the 2017 Term Loans), Extended Revolving Credit Loans (of the same Extension Series, but other than the 2016 Revolving Credit Loans), Extended Deposit L/C Loans (of the same Extension Series, but other than the 2017 Deposit L/C Loans), New Revolving Credit Loans (made pursuant to the same tranche), Swingline Loans or Posting Advances and, when used in reference to any Commitment, refers to whether such Commitment is a 2013 Revolving Credit Commitment, a 2016 Revolving Credit Commitment, an Incremental Term Loan Commitment, an Incremental Deposit L/C Loan Commitment, an Extended Revolving Credit Commitment (of the same Extension Series, but other than the 2016 Revolving Credit Commitments), a New Revolving Credit Commitment (made pursuant to the same tranche), a Swingline Commitment or a Posting Commitment.

“Closing Date” shall mean the date of the initial Borrowing hereunder.

“Closing Date Mortgaged Property” shall mean each Mortgaged Property designated as a “Closing Date Mortgaged Property” on Schedule 1.1(c) hereto.

“Closing Date MTM Exposure” shall have the meaning provided in Section 14.3(a).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Section references to the Code are to the Code, as in effect on the Closing Date, and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefore.

“Co-Documentation Agents” shall mean Credit Suisse, Goldman Sachs Credit Partners L.P., Lehman Commercial Paper Inc. and Morgan Stanley Senior Funding, Inc.

“Co-Issuer” shall mean TCEH Finance, Inc.

“Collateral” shall mean all property pledged, mortgaged or purported to be pledged or mortgaged pursuant to the Security Documents.

“Collateral Agent” shall mean, with respect to references to such term in this Agreement, Citibank, N.A., in its capacity as collateral agent for the Secured Parties under this Agreement in accordance with the terms of this Agreement, and with respect to references to such term in the Security Documents, Citibank, N.A., in its capacity as collateral agent for the First Lien Secured Parties under the Security Documents in accordance with the terms of the Security Documents, or any successor collateral agent appointed pursuant to any such document; provided that, for the avoidance of doubt, for purposes of Section 12.7 and Section 13.5, references to the Collateral Agent shall include any entity that serves as Collateral Agent under the Intercreditor Agreement and the Security Documents.

“Commitment Letter” shall mean the amended and restated commitment letter, dated July 20, 2007, as amended, among Texas Energy Future Merger Sub Corp and Citigroup Global Markets Inc., Credit Suisse, Cayman Islands Branch, Credit Suisse Securities (USA) LLC, Goldman Sachs Credit Partners L.P., JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., Lehman Brothers Inc., Lehman Brothers Holdings Inc., Lehman Commercial Paper Inc., Lehman Brothers Commercial Bank and Morgan Stanley Senior Funding, Inc.

“Commitments” shall mean, with respect to each Lender (to the extent applicable), such Lender’s 2013 Revolving Credit Commitment, 2016 Revolving Credit Commitment, Incremental Term Loan Commitment, Extended Revolving Credit Commitment (other than the 2016 Revolving Credit Commitment), New Revolving Credit Commitment, Swingline Commitment, Incremental Deposit L/C Loan Commitment, Posting Commitment or Incremental Posting Facility Commitment.

“Commodity Definitions” shall mean the 2005 ISDA Commodity Definitions, as published by the International Swaps and Derivatives Association, Inc., without giving effect to any amendment, supplement, updating or restatement thereof after the Closing Date unless otherwise agreed to by the Borrower and the Posting Agent.

“Commodity Hedging Agreement” shall mean any agreement (including each confirmation pursuant to any Master Agreement) or transaction providing for one or more swaps, caps, collars, floors, futures, options, spots, forwards, derivative, any physical or financial commodity contracts or agreements, power purchase or sale agreements, fuel purchase or sale agreements, environmental credit purchase or sale agreements, power transmission agreements, commodity transportation agreements, fuel storage agreements, netting agreements (including Netting Agreements), capacity agreements or commercial or trading agreements, each with respect to the purchase, sale or exchange of (or the option to purchase, sell or exchange), transmission, transportation, storage, distribution, processing, lease or hedge of, any Covered Commodity, price or price indices for any such Covered Commodity or services or any other similar derivative agreements, and any other similar agreements.

“Communications” shall have the meaning provided in Section 13.17(a).

“Computation Date” shall mean any Weekly Computation Date or Interim Computation Date.

“Confidential Information” shall have the meaning provided in Section 13.16.

“Consolidated Depreciation and Amortization Expense” shall mean, with respect to the Borrower and the Restricted Subsidiaries for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, nuclear fuel costs, depletion of coal or lignite reserves, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures, of the Borrower and the Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, plus:

(a) without duplication and to the extent deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for the Borrower and the Restricted Subsidiaries for such period:

(i) Consolidated Interest Expense (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities in each case to the extent included in Consolidated Interest Expense), together with items excluded from Consolidated Interest Expense pursuant to clause (1)(u), (v), (w), (x), (y) and (z) of the definition thereof,

(ii) provision for taxes based on income or profits or capital gains, including federal, foreign, state, franchise, excise, value-added and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) paid or accrued during such period,

(iii) Consolidated Depreciation and Amortization Expense for such period,

(iv) any fees, expenses or charges (other than depreciation or amortization expense) related to any offering of Stock or Stock Equivalents (including any Equity Offering), Investment, acquisition (including any Permitted Acquisition), Disposition, recapitalization or the issuance or incurrence of Indebtedness permitted to be incurred by the Borrower and the Restricted Subsidiaries pursuant hereto (including any refinancing transaction or amendment or other modification of any debt instrument), including (A) such fees, expenses or charges related to the negotiation, execution and delivery and other transactions contemplated by this Agreement, the other Credit Documents, the Borrower Senior Documents, any Refinanced Bridge Indebtedness Documentation and any Permitted Receivables Financing, (B) any amendment or other modification of this Agreement and the other Credit Documents, (C) any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed and (D) any charges or non-recurring merger costs as a result of any such transaction;

(v) the amount of any restructuring charge or reserve (including any costs incurred in connection with acquisitions after the Closing Date and costs related to the closure and/or consolidation of facilities),

(vi) any other non-cash charges, including any write-offs or write-downs for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period),

(vii) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary,

(viii) the amount of management, monitoring, consulting and advisory fees and related indemnities and expenses paid in such period to (or on behalf of) the Investors to the extent otherwise permitted pursuant to Section 9.9,

(ix) the amount of net cost savings projected by the Borrower in good faith to be realized as a result of specified actions taken or to be taken prior to or during such period (which cost savings shall be added to Consolidated EBITDA until fully realized, shall be subject to certification by management of the Borrower and shall be calculated on a Pro Forma Basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings are reasonably identifiable and factually supportable, (B) such actions have been taken or are to be taken within 12 months after the date of determination to take such action and some portion of the benefit is expected to be realized within 12 months of taking such action, (C) no cost savings shall be added pursuant to this clause (ix) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (v) above with respect to such period and (D) the aggregate amount of cost savings added pursuant to this clause (ix) shall not exceed $150,000,000 for any Test Period (which adjustments may be incremental to any Pro Forma Adjustments),

(x) the amount of losses on Dispositions of receivables and related assets in connection with any Permitted Receivables Financing,

(xi) any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Stock or Stock Equivalents (other than Disqualified Stock) of the Borrower (or any direct or indirect parent thereof) solely to the extent that such net cash proceeds are excluded from the calculation of the Applicable Equity Amount,

(xii) Expenses Relating to a Unit Outage (if positive); provided that the only Expenses Relating to a Unit Outage that may be included as Consolidated EBITDA shall be, without duplication, (A) up to $250,000,000 per fiscal year of Expenses Relating to a Unit Outage incurred within the first 12 months of any planned or unplanned outage of any Unit by reason of any action by any regulatory body or other Governmental Authority or to comply with any Applicable Law, (B) up to $100,000,000 per fiscal year of Expenses Relating to a Unit Outage incurred within the first 12 months of any planned outage of any Unit for purposes of expanding or upgrading such Unit and (C) solely for the purposes of calculating “Consolidated EBITDA” for purposes of Section 10.9, all Expenses Relating to a Unit Outage incurred within the first 12 months of any unplanned outage of any Unit,

(xiii) solely for the purposes of calculating “Consolidated EBITDA” for purposes of Section 10.9, the proceeds of any business interruption insurance and, without duplication of such amounts, all EBITDA Lost as a Result of a Unit Outage and all EBITDA Lost as a Result of a Grid Outage less, in all such cases, the absolute value of Expenses Relating to a Unit Outage (if negative); provided that the amount calculated pursuant to this clause (xiii) shall not be less than zero,

(xiv) solely for the purposes of calculating “Consolidated EBITDA” for purposes of Section 10.9, (i) prior to the earlier of (x) March 31, 2011 and (y) the date that Oak Grove Unit 1 has achieved a capacity factor of 70% for an entire fiscal quarter (such earlier date, the “Oak Grove Unit 1 Deemed Completion Date”), the amount of any loss attributable to Oak Grove Unit 1, (ii) prior to the earlier of (x) September 30, 2011 and (y) the date that Oak Grove Unit 2 has achieved a capacity factor of 70% for an entire fiscal quarter, the amount of any loss attributable to Oak Grove Unit 2 (the “Oak Grove Unit 2 Deemed Completion Date”), and (iii) prior to the earlier of (x) December 31, 2010 and the date that Sandow Unit 5 has achieved a capacity factor of 70% for an entire fiscal quarter (the “Sandow Unit 5 Deemed Completion Date”), the amount of any loss attributable to Sandow Unit 5, in all such cases, in an aggregate amount not to exceed $100,000,000 in any fiscal year,

(xv) unusual or non-recurring charges (including unusual or non-recurring expenses), severance, relocation costs, consolidation and closing costs, business optimization costs, transition costs, restructuring costs, signing, retention or completion bonuses, and curtailments or modifications to pension and post-retirement employee benefit plans for such period,

(xvi) any impairment charge or asset write-off or write-down including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets and Investments in debt and equity securities, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP,

(xvii) cash receipts (or any netting arrangements resulting in increased cash receipts) not added in arriving at Consolidated EBITDA or Consolidated Net Income in any period to the extent the non-cash gains relating to such receipts were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added, and

(xviii) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption, less

(b) without duplication and to the extent included in arriving at such Consolidated Net Income for the Borrower and the Restricted Subsidiaries, the sum of the following amounts for such period:

(i) non-cash gains increasing Consolidated Net-Income for such period (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period),

(ii) unusual or non-recurring gains,

(iii) cash expenditures (or any netting arrangements resulting in increased cash expenditures) not deducted in arriving at Consolidated EBITDA or Consolidated

Net Income in any period to the extent non-cash losses relating to such expenditures were added in the calculation of Consolidated EBITDA pursuant to paragraph (a) above for any previous period and not deducted, and

(iv) the amount of any minority interest income consisting of Subsidiary losses attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary,

in each case, as determined on a consolidated basis for the Borrower and the Restricted Subsidiaries in accordance with GAAP; provided that

(i) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA any gain or loss resulting in such period from currency translation gains and losses related to currency remeasurements of Indebtedness or intercompany balances (including the net loss or gain resulting from Hedging Obligations for currency exchange risk),

(ii) there shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person or business, or attributable to any property or asset, acquired by the Borrower or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person or business or any Acquired EBITDA attributable to any assets or property, in each case to the extent not so acquired) to the extent not subsequently sold, transferred, abandoned or otherwise disposed by the Borrower or such Restricted Subsidiary (each such Person, business, property or asset acquired (including pursuant to the Transactions) and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the actual Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) and (B) an adjustment in respect of each Pro Forma Entity equal to the amount of the Pro Forma Adjustment with respect to such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition) as specified in a Pro Forma Adjustment Certificate and delivered to the Administrative Agent (for further delivery to the Lenders),

(iii) there shall be included in determining Consolidated EBITDA for any Test Period that (A) (i) ends on the Oak Grove Unit 1 Deemed Completion Date, an amount equal to the actual Consolidated EBITDA contributed through the operation of Oak Grove Unit 1 for the last fiscal quarter of such Test Period (as such amount is adjusted for seasonality in a manner determined in good faith by the management of the Borrower, which determination shall be based on historical seasonality trends in the generation business of the Borrower) multiplied by 4, (ii) ends on the last day of the first fiscal quarter following the Oak Grove Unit 1 Deemed Completion Date, an amount equal to the actual Consolidated EBITDA contributed through the operation of Oak Grove Unit 1 for the final two fiscal quarters of such Test Period (as such amount is adjusted for seasonality in a manner determined in good faith by the management of the Borrower, which determination shall be based on historical seasonality trends in the generation business of the Borrower) multiplied by 2 and (iii) ends on the last day of the second fiscal quarter following the Oak Grove Unit 1 Deemed Completion Date, an amount equal to the actual Consolidated EBITDA contributed through the operation of Oak Grove Unit 1 for the final three fiscal quarters of such Test Period (as such amount is adjusted for seasonality in a manner determined in good faith by the management of the Borrower, which determination shall be based on historical seasonality trends in the generation business of the Borrower) multiplied by 4/3, (B)

(i) ends on the Oak Grove Unit 2 Deemed Completion Date, an amount equal to the actual Consolidated EBITDA contributed through the operation of Oak Grove Unit 2 for the last fiscal quarter of such Test Period (as such amount is adjusted for seasonality in a manner determined in good faith by the management of the Borrower, which determination shall be based on historical seasonality trends in the generation business of the Borrower) multiplied by 4, (ii) ends on the last day of the first fiscal quarter following the Oak Grove Unit 2 Deemed Completion Date, an amount equal to the actual Consolidated EBITDA contributed through the operation of Oak Grove Unit 2 for the final two fiscal quarters of such Test Period (as such amount is adjusted for seasonality in a manner determined in good faith by the management of the Borrower, which determination shall be based on historical seasonality trends in the generation business of the Borrower) multiplied by 2 and (iii) ends on the last day of the second fiscal quarter following the Oak Grove Unit 2 Deemed Completion Date, an amount equal to the actual Consolidated EBITDA contributed through the operation of Oak Grove Unit 2 for the final three fiscal quarters of such Test Period (as such amount is adjusted for seasonality in a manner determined in good faith by the management of the Borrower, which determination shall be based on historical seasonality trends in the generation business of the Borrower) multiplied by 4/3, and (C) (i) ends on the Sandow Unit 5 Deemed Completion Date, an amount equal to the actual Consolidated EBITDA contributed through the operation of Sandow Unit 5 for the last fiscal quarter of such Test Period (as such amount is adjusted for seasonality in a manner determined in good faith by the management of the Borrower, which determination shall be based on historical seasonality trends in the generation business of the Borrower) multiplied by 4, (ii) ends on the last day of the first fiscal quarter following the Sandow Unit 5 Deemed Completion Date, an amount equal to the actual Consolidated EBITDA contributed through the operation of Sandow Unit 5 for the final two fiscal quarters of such Test Period (as such amount is adjusted for seasonality in a manner determined in good faith by the management of the Borrower, which determination shall be based on historical seasonality trends in the generation business of the Borrower) multiplied by 2 and (iii) ends on the last day of the second fiscal quarter following the Sandow Unit 5 Deemed Completion Date, an amount equal to the actual Consolidated EBITDA contributed through the operation of Sandow Unit 5 for the final three fiscal quarters of such Test Period (as such amount is adjusted for seasonality in a manner determined in good faith by the management of the Borrower, which determination shall be based on historical seasonality trends in the generation business of the Borrower) multiplied by 4/3,

(iv) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred, abandoned or otherwise disposed of, closed or classified as discontinued operations by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold, transferred, abandoned or otherwise disposed of, or closed or so classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition, closure, classification or conversion).

“Consolidated EBITDA to Consolidated Interest Expense Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated EBITDA for the most recent Test Period ended on or prior to such date of determination to (b) Consolidated Interest Expense for such Test Period; provided that, for purposes of calculating the Consolidated EBITDA to Consolidated Interest Expense Ratio for any period ending prior to the first anniversary of the Closing Date, Consolidated Interest Expense shall be an amount equal to actual Consolidated Interest Expense from the Closing Date through the date of determination multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from the Closing Date through the date of determination. In the event that the Borrower or any Restricted Subsidiary incurs, assumes, guarantees, repays, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility that has not been permanently repaid) subsequent to the commencement of the period for which the Consolidated EBITDA to Consolidated Interest Coverage Ratio is being calculated, but prior to or simultaneously with the event for which the calculation of the Consolidated EBITDA to Consolidated Interest Coverage Ratio is made (the “Calculation Date”), then the Consolidated EBITDA to Consolidated Interest Coverage Ratio shall be calculated giving Pro Forma Effect to such incurrence, assumption, guarantee, repayment, redemption, retirement or extinguishing of Indebtedness as if the same had occurred at the beginning of the applicable Test Period.

“Consolidated Interest Expense” shall mean, with respect to any period, without duplication, the sum of:

(1) consolidated interest expense of the Borrower and the Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptances or the Posting Facility or other collateral posting facilities, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (u) accretion of asset retirement obligations and accretion or accrual of discounted liabilities not constituting Indebtedness, (v) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting, (w) all additional interest then owing pursuant to the Registration Rights Agreement and any comparable “additional interest” with respect to other securities, (x) amortization of reacquired Indebtedness, deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Permitted Receivables Financing); plus

(2) consolidated capitalized interest of (A) the Borrower and the Restricted Subsidiaries, in each case for such period, whether paid or accrued; less

(3) interest income for such period; plus

(4) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; plus

(5) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” shall mean, for any period, the net income (loss) of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication,

(a) any after-tax effect of extraordinary losses and gains for such period,

(b) Transaction Expenses to the extent incurred on or prior to December 31, 2008,

(c) the cumulative effect of a change in accounting principles during such period,

(d) any after-tax effect of income (or loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations,

(e) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the Borrower,

(f) any income (or loss) during such period of any Person that is an Unrestricted Subsidiary, and any income (or loss) during such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting; provided that the Consolidated Net Income of the Borrower and the Restricted Subsidiaries shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the Borrower or any Restricted Subsidiary during such period,

(g) solely for the purpose of determining the Applicable Amount and Excess Cash Flow, any income (or loss) during such period of any Restricted Subsidiary (other than any Credit Party) to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its Organizational Documents or any agreement, instrument or Applicable Law applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Borrower and the Restricted Subsidiaries will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Borrower or any Restricted Subsidiary during such period, to the extent not already included therein,

(h) effects of all adjustments (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries) in the Borrower’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition whether consummated before or after the Closing Date or the amortization or write-off of any amounts thereof, net of taxes,

(i) any net after-tax effect of income (or loss) for such period attributable to the early extinguishment of Indebtedness (other than Hedging Obligations, but including, for the avoidance of doubt, debt exchange transactions),

(j) any net after-tax effect of any unrealized income (or loss) for such period attributable to Hedging Obligations or other derivative instruments,

(k) any impairment charge or asset write-off or write-down including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets and investments in debt and equity securities to the extent relating to changes in commodity prices, in each case pursuant to GAAP to the extent offset by gains from Hedging Obligations,

(l) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration or payout of Stock or Stock Equivalents by management of the Borrower or any of its direct or indirect parent companies in connection with the Transactions, and

(m) accruals and reserves established or adjusted within twelve months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP or changes as a result of adoption of or modification of accounting policies during such period.

“Consolidated Secured Debt” shall mean Consolidated Total Debt secured by a Lien on any assets of the Borrower or any Restricted Subsidiary (other than, except for the purposes of calculating the Consolidated Secured Debt to Consolidated EBITDA Ratio for purposes of Section 10.2(t), a Lien ranking junior in priority to the Lien securing the First Lien Obligations) minus, for purposes of Section 10.9 only, (x) any Indebtedness in respect of the Senior Secured Notes and (y) any Indebtedness issued or incurred after the Amendment No. 2 Effective Date, in each case the proceeds of which are used to prepay the Term Loans or the Deposit L/C Loans; provided that the aggregate amount of Indebtedness permitted to be subtracted pursuant to clauses (x) and (y) for purposes of calculating Consolidated Secured Debt shall not exceed $1,500,000,000.

“Consolidated Secured Debt to Consolidated EBITDA Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Secured Debt as of the last date of the most recent Test Period ended on or prior to such date of determination to (b) Consolidated EBITDA for such Test Period.

“Consolidated Total Assets” shall mean, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption), after intercompany eliminations, on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date.

“Consolidated Total Debt” shall mean, as of any date of determination, (a) all Indebtedness of the types described in clause (a), clause (b), clause (d) (but, in the case of clause (d), only to the extent of any unreimbursed drawings under any letter of credit) and clause (f) of the definition thereof, in each case actually owing by the Borrower and the Restricted Subsidiaries on such date and to the extent appearing on the balance sheet of the Borrower determined on a consolidated basis in accordance with GAAP (provided that the amount of any Capitalized Lease Obligations or any such Indebtedness issued at a discount to its face value shall be determined in accordance with GAAP) minus (b) the aggregate amount of all Unrestricted Cash minus (c) all Deposit L/C Loans and Incremental Deposit L/C Loans outstanding on such date of determination (but not to exceed the amount of funds on deposit in the Deposit L/C Loan Collateral Account on such date of determination) minus (d) all Indebtedness related to any Permitted Receivables Financing minus (e) solely for the purposes of calculating “Consolidated Total Debt” for purposes of Section 10.9, (i) prior to the Oak Grove Unit 1 Deemed Completion Date, the amount of Delayed Draw Term Loans or any other Indebtedness used in lieu of, or to refinance, such Delayed Draw Term Loans (so long as the aggregate amount of all such Delayed Draw Term Loans and other Indebtedness, when combined with the amounts described in clauses (ii) and (iii) below, does not exceed $4,100,000,000), outstanding on the last day of any Test Period that has been used to fund any expenditures at Oak Grove Unit 1, (ii) prior to the Oak Grove Unit 2 Deemed Completion Date, the amount of Delayed Draw Term Loans or any other Indebtedness used in lieu of, or to refinance, such Delayed Draw Term Loans (so long as the aggregate amount of all such Delayed Draw Term Loans and other Indebtedness, when combined with the amounts described in clauses (i) above and (iii) below, does not exceed $4,100,000,000) outstanding on the last day of any Test Period that has been used to fund any expenditures at Oak Grove Unit 2, and (iii) prior to the Sandow Unit 5 Deemed Completion Date, the amount of Delayed Draw Term Loans or any other Indebtedness used in lieu of, or to refinance, such Delayed Draw Term Loans (so long as the aggregate amount of all such Delayed Draw Term Loans and other Indebtedness, when combined with the amounts described in clauses (i) and (ii) above, does not exceed $4,100,000,000) outstanding on the last day of any Test Period that has been used to fund any expenditures at Sandow Unit 5.

“Consolidated Total Debt to Consolidated EBITDA Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Debt as of such date of determination to (b) Consolidated EBITDA for the most recent Test Period ended on or prior to such date of determination.

“Consolidated Working Capital” shall mean, at any date, the excess of (a) the sum of all amounts (other than cash, Permitted Investments and margin deposits related to commodity positions) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date excluding the current portion of current and deferred income taxes over (b) the sum of all amounts (other than margin deposits related to commodity positions) that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Funded Debt, (ii) all Indebtedness consisting of Loans, Posting Advances and Revolving Letter of Credit Exposure, (iii) the current portion of interest, (iv) the current portion of current and deferred income taxes and (v) the effects from applying purchase accounting.

“Continuing Director” shall mean, at any date, an individual (a) who is a member of the board of directors of the Borrower on the Closing Date, (b) who, as of the date of determination, has been a member of such board of directors for at least the twelve preceding months, (c) who has been nominated to be a member of such board of directors, directly or indirectly, by a Sponsor or Persons nominated by a Sponsor or (d) who has been nominated to be a member of such board of directors by a majority of the other Continuing Directors then in office.

“Contract Consideration” shall have the meaning provided in the definition of “Excess Cash Flow”.

“Contractual Requirement” shall have the meaning provided in Section 8.3.

“Converted Restricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Converted Unrestricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Corrective Extension Amendment” shall have the meaning provided in Section 2.15(e).

“Covered Commodity” shall mean any energy, electricity, generation capacity, power, heat rate, congestion, natural gas, nuclear fuel (including enrichment and conversion), diesel fuel, fuel oil, other petroleum-based liquids, coal, lignite, weather, emissions and other environmental credits, waste by-products, renewable energy credit, or any other energy related commodity or service (including ancillary services and related risks (such as location basis)).

“Credit Documents” shall mean this Agreement, the Guarantee, the Security Documents, each Letter of Credit, the Posting Facility Fee Letter and any promissory notes issued by the Borrower hereunder.

“Credit Event” shall mean and include the making (but not the conversion or continuation) of a Loan, Posting Advance and the issuance of a Letter of Credit.

“Credit Facility” shall mean any of the 2014 Term Loan Facility, the 2017 Term Loan Facility, any Incremental Term Loan Facility, any Extended Term Loan Facility (of the same Extension Series, but other than the 2017 Term Loan Facility), any Extended Revolving Credit Facility (of the same Extension Series but other than the 2016 Revolving Credit Facility), the 2013 Revolving Credit Facility, the 2016 Revolving Credit Facility, any New Revolving Credit Series, the 2014 Deposit L/C Loan Facility, the 2017 Deposit L/C Loan Facility any Incremental Deposit L/C Loan Facility, any Extended Deposit L/C Loan Facility (of the same Extension Series, but other than the 2017 Deposit L/C Loan Facility), the Posting Facility and any Incremental Posting Facility.

“Credit Party” shall mean each of US Holdings, the Borrower, each of the Subsidiary Guarantors and each other Subsidiary of the Borrower that is a party to a Credit Document.

“Cumulative Consolidated Net Income” shall mean, for any period, Consolidated Net Income for such period, taken as a single accounting period. Cumulative Consolidated Net Income may be a positive or negative amount.

“Cure Amount” shall have the meaning provided in Section 11.15(a).

“Cure Right” shall have the meaning provided in Section 11.15(a).

“Daily Notice” shall have the meaning provided in Section 14.2(a).

“Dealer” shall mean J. Aron & Company, in such capacity.

“Dealer Swaps” shall mean the over-the-counter financial natural gas fixed for floating swap transactions entered into between the Borrower and the Restricted Subsidiaries, on the one hand, and the Dealer, on the other hand, from time to time during the term of the Posting Facility.

“Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by the Borrower or any of the Restricted Subsidiaries of any Indebtedness permitted to be issued or incurred under Section 10.1(o).

“December 2012 Extension Amendment” shall mean the December 2012 Extension Amendment to this Agreement, dated as of January 4, 2013.

“December 2012 Extension Amendment Effective Date” shall mean the December 2012 Extension Amendment Effective Date, as defined in the December 2012 Extension Amendment.

“Declined Proceeds” shall have the meaning provided in Section 5.2(h).

“Deemed Cash” shall have the meaning provided in Section 10.4(b).

“Deemed Transactions” shall have the meaning provided in Section 14.7.

“Default” shall mean, except as limited in Section 11.1(c), any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.

“Default Rate” shall have the meaning provided in Section 2.8(d).

“Deferred Net Cash Proceeds” shall have the meaning provided such term in the definition of “Net Cash Proceeds”.

“Deferred Net Cash Proceeds Payment Date” shall have the meaning provided such term in the definition of “Net Cash Proceeds”.

“Delayed Draw Term Loans” shall have the meaning provided in Section 2.1(c).

“Depositary Bank” shall have the meaning provided in Section 3.9.

“Deposit L/C Loan” shall mean a 2014 Deposit L/C Loan, an Incremental Deposit L/C Loan, a 2017 Deposit L/C Loan or any Extended Deposit L/C Loan (other than the 2017 Deposit L/C Loan), as applicable.

“Deposit L/C Loan Collateral Account” shall mean one or more Cash Collateral Accounts or securities accounts established pursuant to, and subject to the terms of, Section 3.9 for the purpose of cash collateralizing the Deposit L/C Obligations in respect of Deposit Letters of Credit.

“Deposit L/C Loan Collateral Account Balance” shall mean, at any time, the aggregate amount on deposit in all Deposit L/C Loan Collateral Accounts.

“Deposit L/C Loan Extension Request” shall have the meaning provided in Section 2.15(a)(iii).

“Deposit L/C Obligations” shall mean, as at any date of determination, the aggregate Stated Amount of all outstanding Deposit Letters of Credit plus the aggregate principal amount of all Unpaid Drawings under all Deposit Letters of Credit. For all purposes of this Agreement, if on any date of determination a Deposit Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Deposit Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Deposit L/C Permitted Investments” shall mean:

(a) securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof or funds that invest solely in such securities; and

(b) time deposits with, or domestic and LIBOR certificates of deposit or bankers’ acceptances issued by, Citibank, N.A.

“Deposit L/C Termination Date” shall mean, prior to the 2011 Term/Deposit L/C Extension Effective Date, the date that is three Business Days prior to the 2014 Deposit L/C Loan Maturity Date, and on and after the 2011 Term/Deposit L/C Extension Effective Date, the date that is three Business Days prior to the 2017 Deposit L/C Loan Maturity Date.

“Deposit Letter of Credit” shall mean each letter of credit issued pursuant to Section 3.1(b)(i).

“Deposit Letter of Credit Commitment” shall mean $1,250,000,000, as the same may be reduced from time to time pursuant to Section 2.5(a) or Section 5.2(d).

“Deposit Letter of Credit Issuer” shall mean (a) Citibank, N.A., any of its Affiliates or any replacement or successor pursuant to Section 3.6, (b) each issuer of an Existing Letter of Credit denoted as a “Deposit Letter of Credit” on Schedule 1.1(b) and (c) at any time such Person who shall become a Deposit Letter of Credit Issuer pursuant to Section 3.6 (it being understood that if any such Person ceases to be a Lender hereunder, such Person will remain a Deposit Letter of Credit Issuer with respect to any Deposit Letters of Credit issued by such Person that remained outstanding as of the date such Person ceased to be a Lender). Any Deposit Letter of Credit Issuer may, in its discretion, arrange for one or more Deposit Letters of Credit to be issued by Affiliates of such Deposit Letter of Credit Issuer, and in each such case the term “Deposit Letter of Credit Issuer” shall include any such Affiliate or Lender with respect to Deposit Letters of Credit issued by such Affiliate or Lender. References herein and in the other Credit Documents to the Deposit Letter of Credit Issuer shall be deemed to refer to the Deposit Letter of Credit Issuer in respect of the applicable Deposit Letter of Credit or to all Deposit Letter of Credit Issuers, as the context requires.

“Deposit Letters of Credit Outstanding” shall mean, at any time, with respect to any Deposit Letter of Credit Issuer, the sum of, without duplication, (a) the aggregate Stated Amount of all outstanding Deposit Letters of Credit issued by such Deposit Letter of Credit Issuer and (b) the aggregate principal amount of all Unpaid Drawings in respect of all such Deposit Letters of Credit. References herein and in the other Credit Documents to the Deposit Letters of Credit Outstanding shall be deemed to refer to the Deposit Letters of Credit Outstanding in respect of all Deposit Letters of Credit issued by the applicable Deposit Letter of Credit Issuer or to the Deposit Letters of Credit Outstanding in respect of all Deposit Letters of Credit, as the context requires.

“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the Borrower or any Restricted Subsidiary in connection with a Disposition pursuant to Section 10.4(b) or Section 10.4(m) that is designated as Designated Non-Cash Consideration pursuant to a certificate of an Authorized Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

“Disposed EBITDA” shall mean, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Sold Entity or Business or Converted Unrestricted Subsidiary and its respective Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary, as the case may be.

“Disposition” shall have the meaning provided in Section 10.4.

“Disqualified Stock” shall mean, with respect to any Person, any Stock or Stock Equivalents of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Stock or Stock Equivalents that is not Disqualified Stock), other than as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans, Posting Advances and all other Obligations (other than Hedging Obligations under Secured Hedging Agreements and/or Secured Commodity Hedging Agreements, Cash Management Obligations under Secured Cash Management Agreements or contingent indemnification obligations for which no claim has been made that are accrued and payable and the termination of the Commitments), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans, Posting Advances and all other Obligations (other than Hedging Obligations under Secured Hedging Agreements and/or Secured Commodity Hedging Agreements, Cash Management Obligations under Secured Cash Management Agreements or contingent indemnification obligations for which no claim has been made that are accrued and payable and the termination of the Commitments), in whole or in part, in each case prior to the date that is ninety-one (91) days after the Latest Maturity Date; provided that if such Stock or Stock Equivalents are issued to any plan for the benefit of employees of the Borrower or any of its Subsidiaries or by any such plan to such employees, such Stock or Stock Equivalents shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower (or any direct or indirect parent company thereof) or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Stock or Stock Equivalents held by any present or former employee, officer, director, manager or consultant, of the Borrower, any of its Subsidiaries or any of its direct or indirect parent companies or any other entity in which the Borrower or any Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of Directors of the Borrower, in each case pursuant to any stockholders’ agreement, management equity plan or stock incentive plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or any of its Subsidiaries.

“Disregarded Entity” shall mean any Domestic Subsidiary that is disregarded for U.S. federal income tax purposes.

“Disruption Fallbacks” shall mean, in such order, Fallback Reference Price, Postponement, Negotiated Fallback, Fallback Reference Dealers and Calculation Agent Determination.

“Dividends” or “dividends” shall have the meaning provided in Section 10.6.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Domestic Subsidiary” shall mean each Subsidiary of the Borrower that is organized under the laws of the United States or any state thereof, or the District of Columbia.

“Drawing” shall have the meaning provided in Section 3.4(b).

“EBITDA Lost as a Result of a Grid Outage” shall mean, to the extent that any transmission or distribution lines go out of service, the revenue not actually earned by the Borrower and its Restricted Subsidiaries that would otherwise have been earned with respect to any Unit within the first 12 month period that such transmission or distribution lines were out of service had such transmission or distribution lines not been out of service during such period.

“EBITDA Lost as a Result of a Unit Outage” shall mean, to the extent that any Unit is out of service as a result of any unplanned outage or shut down, the revenue not actually earned by the Borrower and its Restricted Subsidiaries that would otherwise have been earned with respect to any such Unit during the first 12 month period of any such outage or shut down had such Unit not been out of service during such period.

“EFH 10% Indenture” shall mean that certain Indenture, dated as of January 12, 2010, of Parent relating to its 10.000% Senior Secured Notes due 2020.

“EFH Properties” shall mean EFH Properties Company, a Texas corporation.

“EFIH” shall mean Energy Future Intermediate Holding Company LLC, a Delaware limited liability company.

“EFIH Second Priority Debt” shall have the meaning provided in Section 10.6.

“Employee Benefit Plan” shall mean an employee benefit plan (as defined in Section 3(3) of ERISA), other than a Foreign Plan, that is maintained or contributed to by the Parent, US Holdings, Borrower or any Subsidiary (or, with respect to an employee benefit plan subject to Title IV of ERISA, any ERISA Affiliate).

“Energy Plaza Lease” shall mean that certain Lease Agreement, dated as of February 14, 2002, by and between EFH Properties and U.S. Bank, N.A. and associated documents.

“Environmental CapEx” shall mean Capital Expenditures deemed reasonably necessary by the Borrower or any Restricted Subsidiary or otherwise undertaken voluntarily by the Borrower or any Restricted Subsidiary, to comply with, or in anticipation of having to comply with, applicable Environmental Laws or Capital Expenditures otherwise undertaken voluntarily by the Borrower or any Restricted Subsidiary in connection with environmental matters.

“Environmental Claims” shall mean any and all actions, suits, proceedings, orders, decrees, demands, demand letters, claims, liens, notices of noncompliance, violation or potential responsibility or investigation (other than reports prepared by or on behalf of the Parent, US Holdings, the Borrower or any other Subsidiary of the Parent (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of Real Estate) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, “Claims”), including (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief relating to the presence, release or threatened release into the environment of Hazardous Materials or arising from alleged injury or threat of injury to human health or safety (to the extent relating to human exposure to Hazardous Materials), or to the environment, including ambient air, indoor air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands.

“Environmental Law” shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or, with respect to any post-Closing Date requirements of the Credit Documents, hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the protection of the environment, including ambient air, indoor air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands, or to human health or safety (to the extent relating to human exposure to Hazardous Materials), or Hazardous Materials.

“EPC Contract” shall have the meaning provided in Section 9.14(f).

“Equity Contribution” shall have the meaning provided in the recitals to this Agreement.

“Equity Offering” shall mean any public or private sale of common stock or Preferred Stock of the Borrower or any of its direct or indirect parent companies (excluding Disqualified Stock), other than: (a) public offerings with respect to the Borrower’s or any direct or indirect parent company’s common stock registered on Form S-8, (b) issuances to any Subsidiary of the Borrower or any such parent and (c) any Cure Amount.

“ERCOT” shall mean the Electric Reliability Council of Texas or any other entity succeeding thereto.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect on the Closing Date and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) that together with the Borrower or any Subsidiary of the Borrower would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“Estimated MTM Exposure” shall have the meaning provided in Section 14.2(b).

“Event of Default” shall have the meaning provided in Section 11.

“Excess Cash Flow” shall mean, for any period, an amount equal to the excess of:

(a) the sum, without duplication, of

(i) Consolidated Net Income for such period,

(ii) an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income and cash receipts included in clauses (a) through (m) of the definition of Consolidated Net Income and excluded in arriving at such Consolidated Net Income,

(iii) decreases in Consolidated Working Capital and long-term accounts receivable for such period (other than any such decreases arising from acquisitions or Disposition by the Borrower and the Restricted Subsidiaries completed during such period or the application of purchase accounting),

(iv) an amount equal to the aggregate net non-cash loss on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income,

(v) an amount equal to the amount, if any, by which the booked lease expense of the Borrower and its Restricted Subsidiaries exceeds the actual cash lease payments of the Borrower and its Restricted Subsidiaries for such period, and

(vi) Commodity Amounts received back by the Borrower or any of its Restricted Subsidiaries during such period (and which do not then constitute Commodity Amounts) to the extent such amounts served to decrease Excess Cash Flow in a prior period;

over (b) the sum, without duplication, of

(i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges included in clauses (a) through (m) of the definition of Consolidated Net Income and included in arriving at such Consolidated Net Income,

(ii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Capital Expenditures or acquisitions of intellectual property made in cash during such period, to the extent that such Capital Expenditures or acquisitions were financed with internally generated cash flow of the Borrower and the Restricted Subsidiaries,

(iii) the aggregate amount of all principal payments of Indebtedness of the Borrower and the Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Lease Obligations, (B) the amount of any repayment of Term Loans pursuant to Section 2.5 and (C) the amount of a mandatory prepayment of Term Loans pursuant to Section 5.2(a)(i) to the extent required due to a Prepayment Event that resulted in an increase to such Consolidated Net Income and not in excess of the amount of such increase, but excluding (v) all prepayments of Posting Advances, (w) all other prepayments of Term Loans, (x) all prepayments of Deposit L/C Loans, (y) all prepayments of Revolving Credit Loans and Swingline Loans and (z) all prepayments in respect of any other revolving credit facility, except in the case of clauses (v), (y) and (z) to the extent there is an equivalent permanent reduction in commitments thereunder), to the extent financed with internally generated cash flow of the Borrower and the Restricted Subsidiaries,

(iv) an amount equal to the aggregate net non-cash gain on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(v) increases in Consolidated Working Capital and long-term accounts receivable for such period (other than any such increases arising from acquisitions or Dispositions by the Borrower and the Restricted Subsidiaries completed during such period or the application of purchase accounting),

(vi) without duplication of amounts deducted pursuant to clauses (xii) and (xiii) below in prior fiscal years, payments by the Borrower and the Restricted Subsidiaries during such period in respect of long-term liabilities (including long-term non-current tax accounts) of the Borrower and the Restricted Subsidiaries other than Indebtedness, to the extent not already deducted from Consolidated Net Income,

(vii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the aggregate amount of cash consideration paid by the Borrower and the Restricted Subsidiaries (on a consolidated basis) in connection with Investments (including acquisitions)

made during such period pursuant to Section 10.5 (other than Section 10.5(b)) to the extent that such Investments were financed with internally generated cash flow of the Borrower and the Restricted Subsidiaries (other than with the proceeds of clause (a)(i) of the Applicable Amount),

(viii) the amount of dividends paid during such period (on a consolidated basis) by the Borrower and the Restricted Subsidiaries pursuant to Section 10.6 to the extent such dividends were financed with internally generated cash flow of the Borrower and the Restricted Subsidiaries (other than with the proceeds of clause (a)(i) of the Applicable Amount),

(ix) the aggregate amount of expenditures actually made by the Borrower and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period and are not deducted in calculating Consolidated Net Income,

(x) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and the Restricted Subsidiaries during such period that are made in connection with any prepayment of Indebtedness to the extent that such payments are not deducted in calculating Consolidated Net Income,

(xi) without duplication of amounts deducted from Excess Cash Flow in prior periods, (A) the aggregate consideration required to be paid in cash by the Borrower or any Restricted Subsidiary pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions and other Investments, Capital Expenditures or acquisitions of intellectual property to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period; provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such Permitted Acquisitions and other Investments, Capital Expenditures or acquisitions of intellectual property during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,

(xii) without duplication of amounts deducted pursuant to clauses (vi) above and (xiii) below in prior fiscal years, the amount of taxes (including penalties and interest) paid in cash or tax reserves set aside or payable in cash (without duplication) by the Borrower or any Restricted Subsidiary in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period,

(xiii) without duplication of amounts deducted from Excess Cash Flow in prior periods (except to the extent any amounts are added to Excess Cash Flow pursuant to the operation of the proviso set forth below in this clause (xiii) in any in such period or in any prior periods), an amount equal to the aggregate amount of tax liabilities incurred and reserved in periods prior to the Closing Date (“Reserved Taxes”) and expected to be paid in cash by the Borrower or any Restricted Subsidiary during the period of four consecutive fiscal quarters of the Borrower following the end of such period; provided that, to the extent that the aggregate amount of cash utilized to finance such tax liabilities during such period of four consecutive fiscal quarters is less than the Reserved Taxes, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,

(xiv) an amount equal to the amount, if any, by which actual cash lease payments exceed booked lease expense for the Borrower or any Restricted Subsidiary for such period,

(xv) to the extent not included in the determination of Consolidation Net Income, the aggregate amount of expenditures actually made in cash by the Borrower or any Restricted Subsidiary relating to the acquisition of nuclear fuel, and

(xvi) Commodity Amounts in excess of the Base Amount pledged, deposited or prepaid and not returned during such period to the extent financed with internally generated cash flow.

For purposes of clause (b)(xvi) above, (I) “Base Amount” shall mean, with respect to determining Excess Cash Flow for any Fiscal Year, the aggregate amount of the Commodity Amounts as of the last day of the immediately preceding Fiscal Year (but in no event less than the aggregate amount of the Commodity Amounts as of December 31, 2007) as determined by the Borrower and certified in writing to the Administrative Agent in connection with the delivery of financial statements for the Fiscal Year ending on such date pursuant to Section 9.1(a), (II) “Commodity Amounts” shall mean, at any time, collectively, the Commodity Collateral Amounts and Prepaid Commodity Amounts, (III) “Commodity Collateral Amounts” shall mean, at any time, cash and Permitted Investments pledged or deposited as collateral or in margin accounts with or on behalf of brokers, credit clearing organizations, independent system operators, regional transmission organizations, pipelines, state agencies, federal agencies, futures contract brokers, customers, trading counterparties, or any other parties or issuers of surety bonds by the Borrower or any Restricted Subsidiary as security under Commodity Hedging Agreements, and (IV) “Prepaid Commodity Amounts” shall mean, at any time, the cash amounts prepaid by the Borrower or any Restricted Subsidiary in respect of purchases of any fuel-related or power-related commodity.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and rules and regulations promulgated thereunder.

“Exchange Rate” shall mean on any day with respect to any currency, the rate at which such currency may be exchanged into any other currency, as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of the relevant currency for delivery two Business Days later.

“Excluded Stock and Stock Equivalents” shall mean (i) any Stock or Stock Equivalents with respect to which, in the reasonable judgment of the Collateral Agent (confirmed in writing by notice to the Borrower and the Administrative Agent), the cost or other consequences (including any adverse tax or accounting consequences) of pledging such Stock or Stock Equivalents in favor of the Secured Parties under the Security Documents shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom, (ii) solely in the case of any pledge of Voting Stock of any Foreign Subsidiary to secure the Obligations, any Stock or Stock Equivalents of any class of such Foreign Subsidiary in excess of 65% of the outstanding Voting Stock of such class (such percentage to be adjusted upon any Change in Law as may be required to avoid adverse U.S. federal income tax consequences to US Holdings, the Borrower or any Subsidiary of the Borrower), (iii) any Stock or Stock Equivalents to the extent the pledge thereof would violate any Applicable Law, (iv) in the case of any Stock or Stock Equivalents of any Subsidiary of the Borrower that is not Wholly Owned by the Borrower or any Subsidiary Guarantor at the time such Subsidiary becomes a Subsidiary, any Stock or Stock Equivalents of each such Subsidiary to the extent (A) that a pledge thereof to secure the Obligations is prohibited by any applicable Contractual Requirement (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other Applicable Law or any Organizational Document), (B) any Contractual Requirement prohibits such a pledge without the consent of any other party; provided that this clause (B) shall not apply if (x) such other party is a Credit Party or Wholly Owned Subsidiary or (y) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Borrower or any Subsidiary of the Borrower to obtain any such consent)) and for so long as such Contractual Requirement or replacement or renewal thereof is in effect, or (C) a pledge thereof to secure the Obligations would give any other party (other than a Credit Party or Wholly Owned Subsidiary) to any contract, agreement, instrument or indenture governing such Stock or Stock Equivalents the right to terminate its obligations thereunder (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable law), (v) the Stock or Stock Equivalents of any Subsidiary of a Foreign Subsidiary, (vi) any Stock or Stock Equivalents of any Subsidiary to the extent that (A) the pledge of such Stock or Stock Equivalents would result in adverse tax or accounting consequences to the Borrower or any Subsidiary as reasonably determined by the Borrower and (B) such Stock or Stock Equivalents have been identified in writing to the Collateral Agent by an Authorized Officer of the Borrower, (vii) the Stock or Stock Equivalents of any Unrestricted Subsidiary, or Immaterial Subsidiary and (viii) the Stock or Stock Equivalents of any Receivables Entity if, after using commercially reasonable efforts, the Borrower is unable to obtain the consent of the funding sources under the applicable Permitted Receivables Financing to the pledge of such Stock or Stock Equivalents.

“Excluded Subsidiary” shall mean (a) each Domestic Subsidiary listed on Schedule 1.1(d) hereto and each future Domestic Subsidiary, in each case, for so long as any such Subsidiary does not constitute a Material Subsidiary, (b) each Domestic Subsidiary that is not a Wholly Owned Subsidiary on any date such Subsidiary would otherwise be required to become a Subsidiary Guarantor pursuant to the requirements of Section 9.11 (for so long as such Subsidiary remains a non-Wholly Owned Restricted Subsidiary), (c) any Disregarded Entity substantially all the assets of which consist of Stock and Stock Equivalents of Foreign Subsidiaries, (d) each Domestic Subsidiary that is prohibited by any applicable Contractual Requirement, Applicable Law or Organizational Document from guaranteeing or granting Liens to secure the Obligations at the time such Subsidiary becomes a Restricted Subsidiary (and for so long as such restriction or any replacement or renewal thereof is in effect), (e) each Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary, (f) any other Domestic Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax or accounting consequences) of guaranteeing the Obligations shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom, (g) each Unrestricted Subsidiary, (h) any Foreign Subsidiary, (i) any Receivables Entity and (j) any Subsidiary to the extent that (A) the guarantee of the Obligations by would result in adverse tax or accounting consequences and (B) such Subsidiaries have been identified in writing to the Collateral Agent by an Authorized Officer of the Borrower.

“Excluded Taxes” shall mean, with respect to any Agent or any Lender, (a) net income taxes and franchise and excise taxes (imposed in lieu of net income taxes) imposed on such Agent or Lender, (b) any Taxes imposed on any Agent or any Lender as a result of any current or former connection between such Agent or Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising from such Agent or Lender having executed, delivered or performed its obligations or received a payment under, or having been a party to or having enforced, this Agreement or any other Credit Document), (c) any U.S. federal withholding tax that is imposed on amounts payable to any Lender under the law in effect at the time such Lender becomes a party to this Agreement; provided that this subclause (c) shall not apply to the extent that (x) the indemnity payments or additional amounts any Lender would be entitled to receive (without regard to this subclause (c)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Lender would have been entitled to receive in the absence of such assignment or (y) any Tax is imposed on a Lender in connection with an interest in any Loan, Posting Advance or other obligation that such Lender was required to acquire pursuant to Section 13.8(a) or that such Lender acquired pursuant to Section 13.7 (it being understood and agreed, for the avoidance of doubt, that any withholding tax imposed on a Lender as a result of a Change in Law occurring after the time such Lender became a party to this Agreement (or designates a new lending office) shall not be an Excluded Tax) and (d) any Tax to the extent attributable to such Lender’s failure to comply with Sections 5.4(d) and (e) (in the case of any Non-U.S. Lender) or Section 5.4(h) (in the case of a U.S. Lender).

“Existing Class” shall mean Existing Term Loan Classes, Existing Deposit L/C Loan Classes and Existing Revolving Credit Classes.

“Existing Deposit L/C Loan Class” shall have the meaning provided in Section 2.15(a)(iii). The 2014 Deposit L/C Loans shall be deemed to be the Existing Deposit L/C Loan Class from which the 2017 Deposit L/C Loans were extended.

“Existing Letters of Credit” shall mean the Letters of Credit listed on Schedule 1.1(b).

“Existing Letter of Credit Issuer” shall mean a Letter of Credit Issuer solely in its capacity as an issuer of one or more Existing Letters of Credit.

“Existing Notes” shall mean:

•	the portion of the Borrower’s 6.125% Senior Notes due 2008 not tendered;

•	the portion of the Borrower’s 7.000% Senior Notes due 2013 not tendered;

•	Pollution Control Revenue Bonds—Brazos River Authority:

•	5.400% Fixed Series 1994A due May 1, 2029;

•	7.700% Fixed Series 1999A due April 1, 2033;

•	6.750% Fixed Series 1999B due September 1, 2034 (remarketing date April 1, 2013);

•	7.700% Fixed Series 1999C due March 1, 2032;

•	Floating Rate Series 2001A due October 1, 2030;

•	5.750% Fixed Series 2001C due May 1, 2036 (remarketing date November 1, 2011);

•	Floating Rate Series 2001D due May 1, 2033;

•	Floating Rate Taxable Series 2001I due December 1, 2036;

•	Floating Rate Series 2002A due May 1, 2037;

•	6.750% Fixed Series 2003A due April 1, 2038 (remarketing date April 1, 2013);

•	6.300% Fixed Series 2003B due July 1, 2032;

•	6.750% Fixed Series 2003C due October 1, 2038;

•	5.400% Fixed Series 2003D due October 1, 2029 (remarketing date October 1, 2014);

•	5.000% Fixed Series 2006 due March 1, 2041;

•	Pollution Control Revenue Bonds—Sabine River Authority of Texas:

•	6.450% Fixed Series 2000A due June 1, 2021;

•	5.500% Fixed Series 2001A due May 1, 2022 (remarketing date November 1, 2011);

•	5.750% Fixed Series 2001B due May 1, 2030 (remarketing date November 1, 2011);

•	5.200% Fixed Series 2001C due May 1, 2028;

•	5.800% Fixed Series 2003A due July 1, 2022;

•	6.150% Fixed Series 2003B due August 1, 2022; and

•	Pollution Control Revenue Bonds—Trinity River Authority of Texas:

•	6.250% Fixed Series 2000A due May 1, 2028.

“Existing Notes Indentures” shall mean each of the indentures or other documents containing the terms of the Existing Notes.

“Existing Oncor Notes” shall mean:

•	Oncor Electric Delivery’s 6.375% Fixed Senior Notes, due 2012;

•	Oncor Electric Delivery’s 7.000% Fixed Senior Notes, due 2032;

•	Oncor Electric Delivery’s 6.375% Fixed Senior Notes, due 2015;

•	Oncor Electric Delivery’s 7.250% Fixed Senior Notes, due 2033; and

•	Oncor Electric Delivery’s 7.000% Fixed Debentures due 2022.

“Existing Parent Notes” shall mean:

•	US Holdings’ Floating Rate Junior Subordinated Debentures, Series D, due 2037;

•	US Holdings’ 8.175% Fixed Junior Subordinated Debentures, Series E, due 2037;

•	US Holdings’ 7.460% Fixed Secured Bonds with amortizing payments to 2015;

•	US Holdings’ 7.480% Fixed Secured Bonds with amortizing payments to 2017;

•	US Holdings’ 9.580% Fixed Notes due in semi-annual installments to 2019;

•	US Holdings’ 8.254% Fixed Notes due in quarterly installments to 2021;

•	the Parent’s 5.550% Fixed Senior Notes, Series P, due 2014;

•	the Parent’s 6.500% Fixed Senior Notes, Series Q, due 2024;

•	the Parent’s 6.550% Fixed Senior Notes, Series R, due 2034;

•	the Parent’s Floating Convertible Senior Notes, due 2033;

•	the Parent’s 6.375% Senior Notes, Series C, due 2008; and

•	the portion of the Parent’s 4.800% Senior Notes, Series O, due 2009 not tendered.

“Existing Parent Notes Indentures” shall mean each of the indentures or other documents containing the terms of the Existing Parent Notes.

“Existing Revolving Credit Commitments” shall have the meaning provided in Section 2.15(a)(ii). The 2013 Revolving Credit Commitments shall be deemed to be Existing Revolving Credit Commitments for all purposes of this Agreement.

“Existing Revolving Credit Loans” shall have the meaning provided in Section 2.15(a)(ii). The 2013 Revolving Credit Loans shall be deemed to be Existing Revolving Credit Loans for all purposes of this Agreement.

“Existing Tender Offer Notes” shall mean:

•	the portion of the Borrower’s 6.125% Senior Notes due 2008 not tendered; and

•	the portion of the Borrower’s 7.000% Senior Notes due 2013 not tendered.

“Existing Term Loan Class” shall have the meaning provided in Section 2.15(a)(i). The 2014 Term Loans shall be deemed to be the Existing Term Loan Class from which the 2017 Term Loans were extended.

“Expenses Relating to a Unit Outage” shall mean an amount (which may be negative) equal to (x) any expenses or other charges as a result of any outage or shut-down of any Unit, including any expenses or charges relating to (a) restarting any such Unit so that it may be placed back in service after such outage or shut-down, (b) purchases of power, natural gas or heat rate to meet commitments to sell, or offset a short position in, power, natural gas or heat rate that would otherwise have been met or offset from production generated by such Unit during the period of such outage or shut-down and (c) starting up, operating, maintaining and shutting down any other Unit that would not otherwise have been operating absent such outage or shut-down, including the fuel and other operating expenses, incurred to start-up, operate, maintain and shut-down such Unit and that are required during the period of time that the shut-down or outaged Unit is out of service in order to meet the commitments of such shut-down or outaged Unit to sell, or offset a short position in, power, natural gas or heat rate less (y) any expenses or charges not in fact incurred (including fuel and other operating expenses) that would have been incurred absent such outage or shut-down.

“Extended Deposit L/C Loan Facility” shall mean each tranche of Extended Deposit L/C Loans made pursuant to Section 2.15. The 2017 Deposit L/C Loan Facility shall be deemed to be an Extended Deposit L/C Loan Facility for all purposes of this Agreement.

“Extended Deposit L/C Loans” shall have the meaning provided in Section 2.15(a)(iii). The 2017 Deposit L/C Loans shall be deemed to be Extended Deposit L/C Loans for all purposes of this Agreement.

“Extended Loans/Commitments” shall mean Extended Term Loans, Extended Deposit L/C Loans, Extended Revolving Credit Loans and/or Extended Revolving Credit Commitments.

“Extended Repayment Date” shall have the meaning provided in Section 2.5(c).

“Extended Revolving Credit Commitments” shall have the meaning provided in Section 2.15(a)(ii). The 2016 Revolving Credit Commitments shall be deemed to be Extended Revolving Credit Commitments for all purposes of this Agreement.

“Extended Revolving Credit Facility” shall mean each tranche of Extended Revolving Credit Commitments established pursuant to Section 2.15(a)(ii). The 2016 Revolving Credit Facility shall be deemed to be an Extended Revolving Credit Facility for all purposes of this Agreement.

“Extended Revolving Credit Loans” shall have the meaning provided in Section 2.15(a)(ii). The 2016 Revolving Credit Loans shall be deemed to be Extended Revolving Credit Loans for all purposes of this Agreement.

“Extended Term Loan Facility” shall mean each tranche of Extended Term Loans made pursuant to Section 2.15. The 2017 Term Loan Facility shall be deemed to be an Extended Term Loan Facility for all purposes of this Agreement.

“Extended Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(c).

“Extended Term Loans” shall have the meaning provided in Section 2.15(a)(i). The 2017 Term Loans shall be deemed to be Extended Term Loans for all purposes of this Agreement.

“Extending Lender” shall have the meaning provided in Section 2.15(b). The 2016 Revolving Credit Lenders, the 2017 Deposit L/C Loan Lenders and the 2017 Term Loan Lenders shall be deemed to be Extending Lenders for all purposes of this Agreement.

“Extension Amendment” shall have the meaning provided in Section 2.15(c). Amendment No. 2 shall be deemed an Extension Amendment with respect to the 2016 Revolving Credit Commitments and 2016 Revolving Credit Loans, the 2017 Deposit L/C Loans and the 2017 Term Loans represented by Amendment No. 2, in each case for all purposes of this Agreement. The December 2012 Extension Amendment shall be deemed an Extension Amendment with respect to the 2016 Revolving Credit Commitments and 2016 Revolving Credit Loans represented by the December 2012 Extension Amendment, in each case for all purposes of this Agreement.

“Extension Date” shall have the meaning provided in Section 2.15(d). The 2011 Revolving Credit Commitment Extension Effective Date shall be deemed to be the Extension Date related to the Extension Amendment for the 2016 Revolving Credit Loans and 2016 Revolving Credit Commitments represented by Amendment No. 2. The 2011 Term/Deposit L/C Extension Effective Date shall be deemed to be the Extension Date related to the Extension Amendment for the 2017 Term Loans and 2017 Deposit L/C Loans represented by Amendment No. 2. The December 2012 Extension Amendment Effective Date shall be deemed to be the Extension Date related to the Extension Amendment for the 2016 Revolving Credit Loans and 2016 Revolving Credit Commitments represented by the December 2012 Extension Amendment.

“Extension Election” shall have the meaning provided in Section 2.15(b).

“Extension Request” shall mean Term Loan Extension Requests, Deposit L/C Loan Extension Requests and Revolving Credit Extension Requests.

“Extension Series” shall mean all Extended Term Loans, Extended Deposit L/C Loans, and Extended Revolving Credit Commitments that are established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to the extent such Extension Amendment expressly provides that the Extended Term Loans, Extended Deposit L/C Loans, or Extended Revolving Credit Commitments, as applicable, provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees and amortization schedule.

“Fallback Reference Dealers” shall have the meaning provided in the Commodity Definitions.

“Fallback Reference Price” shall have the meaning provided in the Commodity Definitions.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the per annum rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” shall mean the amended and restated fee letter, dated July 20, 2007, as amended, among Texas Energy Future Merger Sub Corp and Citigroup Global Markets Inc., Credit Suisse, Cayman Islands Branch, Credit Suisse Securities (USA) LLC, Goldman Sachs Credit Partners L.P., JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., Lehman Brothers Inc., Lehman Brothers Holdings Inc., Lehman Commercial Paper Inc., Lehman Brothers Commercial Bank and Morgan Stanley Senior Funding, Inc.

“Fees” shall mean all amounts payable pursuant to, or referred to in, Sections 4.1, 14.7(b), 14.9(c) and 14.9(d).

“Financial Officer” shall mean the Chief Financial Officer, the Treasurer, Assistant Treasurer or any other senior financial officer of the Borrower.

“First Lien Obligations” shall mean the Obligations and the Permitted Other Debt Obligations (other than any Permitted Other Debt Obligations that are unsecured or are secured by a Lien ranking junior to the Lien securing the Obligations), collectively.

“First Lien Secured Parties” shall mean the Secured Parties and the Permitted Other Debt Secured Parties and any representative on their behalf for such purposes (other than in the case of Permitted Other Debt Secured Parties whose Permitted Other Debt Obligations are unsecured or are secured by a Lien ranking junior to the Lien securing the Obligations, such Permitted Other Debt Secured Parties, the Collateral Agent and any other representative on their behalf), collectively.

“Fiscal Year” shall have the meaning provided in Section 9.10.

“Foreign Asset Sale” shall have the meaning provided in Section 5.2(i).

“Foreign Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by the Borrower or any of its Subsidiaries with respect to employees employed outside the United States.

“Foreign Recovery Event” shall have the meaning provided in Section 5.2(i).

“Foreign Subsidiary” shall mean each Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Fronting Fee” shall have the meaning provided in Section 4.1(d).

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“Funded Debt” shall mean all indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of the Borrower or any Restricted Subsidiary, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all amounts of Funded Debt required to be paid or prepaid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans and the Posting Advances.

“GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Goldman Guarantor” shall mean The Goldman Sachs Group, Inc.

“Goldman Posting Facility Guaranty” shall mean the guaranty dated as of the Closing Date made by the Goldman Guarantor in favor of the Borrower, substantially in the form of Exhibit N.

“Governmental Authority” shall mean any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including a central bank, stock exchange, PUCT or ERCOT.

“Granting Lender” shall have the meaning provided in Section 13.6(g).

“Guarantee” shall mean the Guarantee made by each Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit B.

“Guarantee Obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, however, that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guarantors” shall mean (a) US Holdings, (b) each Domestic Subsidiary (other than an Excluded Subsidiary) on the Closing Date and (c) each Domestic Subsidiary that becomes a party to the Guarantee on or after the Closing Date pursuant to Section 9.11 or otherwise.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products spilled or released into the environment, radioactive materials, friable asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, for which a release into the environment is prohibited, limited or regulated by any Environmental Law.

“Hedge Bank” shall mean any Person (other than US Holdings, the Borrower or any other Subsidiary of the Borrower) that either (i) is a party to a Commodity Hedging Agreement and a signatory to the Intercreditor Agreement or (ii) with respect to any other Hedging Agreement (other than a Commodity Hedging Agreement) either (x) at the time it enters into a Secured Hedging Agreement or (y) on the Closing Date, is a Lender or an Affiliate of a Lender, in its capacity as a party to a Secured Hedging Agreement.

“Hedging Agreements” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement and (c) physical or financial commodity contracts or agreements, power purchase or sale agreements, fuel purchase or sale agreements, environmental credit purchase or sale agreements, power transmission agreements, commodity transportation agreements, fuel storage agreements, netting agreements (including Netting Agreements), capacity agreements and commercial or trading agreements, each with respect to the purchase, sale or exchange of (or the option to purchase, sell or exchange), transmission, transportation, storage, distribution, processing, sale, lease or hedge of, any Covered Commodity, price or price indices for any such Covered Commodity or services or any other similar derivative agreements, and any other similar agreements.

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under Hedging Agreements.

“Historical Financial Statements” shall mean, as of the Closing Date, (a) the audited consolidated balance sheets of the Borrower as of December 31, 2004, December 31, 2005 and December 31, 2006 and the audited consolidated statements of income, stockholders’ equity and cash flows of the Borrower for each of the fiscal years in the three year period ending on December 31, 2006 and (b) the unaudited consolidated balance sheets of the Borrower for each subsequent fiscal quarter ended at least 45 days before the Closing Date and the unaudited consolidated statements of income, stockholders’ equity and cash flows of the Borrower for each such fiscal quarter.

“Holdings” shall mean Texas Energy Future Holdings Limited Partnership, a Delaware limited partnership, and its successors.

“Immaterial Subsidiary” shall mean each Subsidiary of the Borrower that is not a Material Subsidiary.

“Incremental Amendment” shall have the meaning set forth in Section 2.14(g).

“Incremental Deposit L/C Loan Commitment” shall mean, the commitment of any lender to make Incremental Deposit L/C Loans of a particular tranche pursuant to Section 2.14(a).

“Incremental Deposit L/C Loan Facility” shall mean each tranche of Incremental Deposit L/C Loans made pursuant to Section 2.14.

“Incremental Deposit L/C Loan Maturity Date” shall mean, with respect to any tranche of Incremental Deposit L/C Loans made pursuant to Section 2.14, the final maturity date thereof.

“Incremental Deposit L/C Loans” shall have the meaning provided in Section 2.14(a).

“Incremental Facility Closing Date” shall have the meaning provided in Section 2.14(g).

“Incremental Limit” shall have the meaning provided in Section 2.14(b).

“Incremental Posting Facility” shall have the meaning provided in Section 2.14(a).

“Incremental Posting Facility Commitment” shall mean the commitment of any lender to provide posting advances under any Incremental Posting Facility.

“Incremental Posting Facility Maturity Date” shall mean, with respect to any Incremental Posting Facility, the final maturity date thereof.

“Incremental Revolving Commitment Increase” shall have the meaning provided in Section 2.14(a).

“Incremental Revolving Commitment Increase Lender” shall have the meaning provided in Section 2.14(h).

“Incremental Term Loan Commitment” shall mean the commitment of any lender to make Incremental Term Loans of a particular tranche pursuant to Section 2.14(a).

“Incremental Term Loan Facility” shall mean each tranche of Incremental Term Loans made pursuant to Section 2.14.

“Incremental Term Loan Maturity Date” shall mean, with respect to any tranche of Incremental Term Loans made pursuant to Section 2.14, the final maturity date thereof.

“Incremental Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(c).

“Incremental Term Loan Repayment Date” shall have the meaning provided in Section 2.5(c).

“Incremental Term Loans” shall have the meaning provided in Section 2.14(a).

“Indebtedness” of any Person shall mean (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (c) the deferred purchase price of assets or services that in accordance with GAAP would be included as a liability on the balance sheet of such Person, (d) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (e) all Indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (f) the principal component of all Capitalized Lease Obligations of such Person, (g) net Hedging Obligations of such Person, (h) without duplication, all Guarantee Obligations of such Person and (i) Disqualified Stock of such Person; provided that Indebtedness shall not include (i) trade and other ordinary course payables and accrued expenses arising in the ordinary course of business, (ii) deferred or prepaid revenue, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (iv) amounts payable by and between the Parent, US Holdings, the Borrower and any other Subsidiary of the Parent in connection with retail clawback or other regulatory transition issues and (v) any Indebtedness defeased by such Person or by any Subsidiary of such Person. The amount of any net Hedging Obligations on any date shall be deemed to be the Swap Termination Value. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“indemnified liabilities” shall have the meaning provided in Section 13.5.

“Indemnified Taxes” shall mean all Taxes (including Other Taxes) other than (i) Excluded Taxes and (ii) any interest, penalties or expenses caused by an Agent’s or Lender’s gross negligence or willful misconduct.

“Initial Baseload Assets” shall mean the assets comprising the following generation facilities, each owned by the Borrower and its Restricted Subsidiaries on the Closing Date:

•	Comanche Peak Unit 1 shall mean the approximately 1,150 megawatt (net load) nuclear fueled power generation facility known as “Comanche Peak Unit 1” being operated and owned by Luminant Generation Company LLC in Somervell County and Hood County, Texas;

•	Comanche Peak Unit 2 shall mean the approximately 1,150 megawatt (net load) nuclear fueled power generation facility known as “Comanche Peak Unit 2” being operated and owned by Luminant Generation Company LLC in Somervell County and Hood County, Texas;

•	Big Brown Unit 1 shall mean the approximately 575 megawatt (net load) lignite/coal fired power generation facility, excluding mining properties, known as “Big Brown Unit 1” being operated and owned by Big Brown Power Company LLC in Freestone County, Texas;

•	Big Brown Unit 2 shall mean the approximately 575 megawatt (net load) lignite/coal fired power generation facility, excluding mining properties, known as “Big Brown Unit 2” being operated and owned by Big Brown Power Company LLC in Freestone County, Texas;

•	Monticello Unit 1 shall mean the approximately 565 megawatt (net load) lignite/coal fired power generation facility, excluding mining properties, known as “Monticello Unit 1” being operated and owned by Luminant Generation Company LLC in Titus County, Franklin County and Hopkins County, Texas;

•	Monticello Unit 2 shall mean the approximately 565 megawatt (net load) lignite/coal fired power generation facility, excluding mining properties, known as “Monticello Unit 2” being operated and owned by Luminant Generation Company LLC in Titus County, Franklin County and Hopkins County, Texas;

•	Monticello Unit 3 shall mean the approximately 750 megawatt (net load) lignite/coal fired power generation facility, excluding mining properties, known as “Monticello Unit 3” being operated and owned by Luminant Generation Company LLC in Titus County, Franklin County and Hopkins County, Texas;

•	Martin Lake Unit 1 shall mean the approximately 750 megawatt (net load) lignite/coal fired power generation facility, excluding mining properties, known as “Martin Lake Unit 1” being operated and owned by Luminant Generation Company LLC in Panola County and Rusk County, Texas;

•	Martin Lake Unit 2 shall mean the approximately 750 megawatt (net load) lignite/coal fired power generation facility, excluding mining properties, known as “Martin Lake Unit 2” being operated and owned by Luminant Generation Company LLC in Panola County and Rusk County, Texas;

•	Martin Lake Unit 3 shall mean the approximately 750 megawatt (net load) lignite/coal fired power generation facility, excluding mining properties, known as “Martin Lake Unit 3” being operated and owned by Luminant Generation Company LLC in Panola County and Rusk County, Texas;

•	Oak Grove Unit 1;

•	Oak Grove Unit 2;

•	Sandow Unit 4; and

•	Sandow Unit 5.

“Initial Financial Statements Delivery Date” shall mean the date on which Section 9.1 Financials are delivered to the Administrative Agent for the first full fiscal quarter commencing after the Closing Date.

“Initial Investors” shall have the meaning provided in the recitals to the Agreement.

“Initial Posting Advance Amount” shall have the meaning provided in Section 14.3(a).

“Intercompany Subordinated Note” shall mean the Intercompany Note, dated as of April 7, 2011, executed by US Holdings, the Borrower and each Restricted Subsidiary of the Borrower.

“Intercreditor Agreement” shall mean the Amended and Restated Intercreditor Agreement, dated as of the Amendment No. 1 Effective Date, among the Collateral Agent, the Borrower and each Hedge Bank party to a Commodity Hedging Agreement and any other First Lien Secured Parties from time to time party thereto, whether on the Closing Date or at any time thereafter, substantially in the form of Exhibit M.

“Interest Period” shall mean, with respect to any Term Loan, Deposit L/C Loan, Revolving Credit Loan, New Revolving Credit Loan or Extended Revolving Credit Loan, the interest period applicable thereto, as determined pursuant to Section 2.9.

“Interim Computation Date” shall mean any Business Day, as of which the relevant MTM Exposure (based on the Actual MTM Exposure) has increased or decreased by $25,000,000 or more as compared to the MTM Exposure for the Relevant Prior Computation Date.

“Investment” shall mean, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of Stock, Stock Equivalents, bonds, notes, debentures, partnership, limited liability company membership or other ownership interests or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale), (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person) (including any partnership or joint venture), (c) the entering into of any guarantee of, or other contingent obligation with respect to, Indebtedness; or (d) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person; provided that, in the event that any Investment is made by the Borrower or any Restricted Subsidiary in any Person through substantially concurrent interim transfers of any amount through one or more other Restricted Subsidiaries, then such other substantially concurrent interim transfers shall be disregarded for purposes of Section 10.5.

“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” shall mean with respect to any Letter of Credit, the Letter of Credit Request, and any other document, agreement and instrument entered into by a Letter of Credit Issuer and the Parent, US Holdings, the Borrower or any Subsidiary of the Parent (other than the Oncor Subsidiaries) or in favor of a Letter of Credit Issuer and relating to such Letter of Credit.

“Joint Lead Arrangers and Bookrunners” shall mean Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Goldman Sachs Credit Partners L.P., Morgan Stanley Senior Funding, Inc., Lehman Brothers Inc. and Credit Suisse Securities (USA) LLC.

“JV Distribution Amount” shall mean, at any time, the aggregate amount of cash dividends and other cash distributions received by the Borrower or any Restricted Subsidiary from any Minority Investments or any Unrestricted Subsidiary since the Closing Date and prior to such time and only to the extent that neither the Borrower nor any Restricted Subsidiary is under any obligation to repay such amount to such Minority Investments or such Unrestricted Subsidiary.

“KKR” shall mean each of Kohlberg Kravis Roberts & Co., L.P. and KKR Associates, L.P.

“Latest Maturity Date” shall mean, at any date of determination, the latest Maturity Date applicable to any Credit Facility hereunder as of such date of determination, including the latest maturity date of any Replacement Term Loan, any Replacement Deposit L/C Loan, any Extended Term Loan or any Extended Deposit L/C Loan, in each case as extended in accordance with this Agreement from time to time.

“L/C Obligations” shall mean the Revolving L/C Obligations and the Deposit L/C Obligations.

“Lender” shall have the meaning provided in the preamble to this Agreement.

“Lender Default” shall mean (a) the failure (which has not been cured) of a Lender to make available its portion of any Borrowing or to fund its portion of any Unpaid Drawing under Section 3.4 that it is required to make hereunder or (b) a Lender having notified the Administrative Agent (or, with respect to the Posting Facility, the Posting Agent) and/or the Borrower that it does not intend to comply with the obligations under Section 2.1(a), 2.1(b), 2.1(c), 2.1(d), 2.1(e)(ii), 3.4 or 14.4, as the case may be, or (c) a Lender being deemed insolvent or becoming the subject of a bankruptcy or insolvency proceeding.

“Letter of Credit” shall mean each Deposit Letter of Credit and each Revolving Letter of Credit.

“Letter of Credit Issuer” shall mean, with respect to any Deposit Letter of Credit, each Deposit Letter of Credit Issuer, and with respect to any Revolving Letter of Credit, any Revolving Letter of Credit Issuer.

“Letter of Credit Request” shall have the meaning provided in Section 3.2(a).

“Letters of Credit Outstanding” shall mean, at any time, the sum of, without duplication, (a) the aggregate Stated Amount of all outstanding Letters of Credit and (b) the aggregate principal amount of all Unpaid Drawings in respect of all Letters of Credit.

“Level I Status” shall mean, on any date, the circumstance that the Consolidated Total Debt to Consolidated EBITDA Ratio is greater than or equal to 6.0 to 1.00 as of such date.

“Level II Status” shall mean, on any date, the circumstance that Level I Status does not exist and the Consolidated Total Debt to Consolidated EBITDA Ratio is greater than or equal to 5.0 to 1.00 as of such date.

“Level III Status” shall mean, on any date, the circumstance that neither Level I Status nor Level II Status exists and the Consolidated Total Debt to Consolidated EBITDA Ratio is less than 5.0 to 1.00 as of such date.

“LIBOR Loan” shall mean any Term Loan, Deposit L/C Loan, Revolving Credit Loan, Extended Revolving Credit Loan or New Revolving Credit Loan bearing interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Rate” shall mean, for any Interest Period with respect to a LIBOR Loan or for any Posting Interest Period with respect to a Posting Advance, as applicable, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent (or, with respect to the Posting Facility, the Posting Agent) from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period or such Posting Interest Period, as applicable, for deposits in dollars (for delivery on the first day of such Interest Period or such Posting Interest Period, as applicable) with a term equivalent to such Interest Period or such Posting Interest Period, as the case may be. If such rate is not available at such time for any reason, then the “LIBOR Rate” for such Interest Period or such Posting Interest Period, as applicable, shall be a rate per annum as may be agreed upon by the Borrower and the Administrative Agent (or, with respect to the Posting Facility, the Posting Agent) to be a rate at which deposits in dollars for delivery on the first day of such Interest Period or such Posting Interest Period, as the case may be, in same day funds in the approximate amount of the LIBOR Loan or the Posting Advance, as applicable, being made, continued or converted by the Administrative Agent (or, with respect to the Posting Facility, the Posting Agent) and with a term equivalent to such Interest Period or Posting Interest Period, as applicable, would be offered by the Administrative Agent’s London Branch (or, with respect to the Posting Facility, the Posting Agent) to major banks in the applicable London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Lien” shall mean any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease or license in the nature thereof); provided that in no event shall an operating lease be deemed to be a Lien.

“Limited Notes” shall have the meaning provided in Section 10.7(a).

“Loan” shall mean any Revolving Credit Loan, New Revolving Credit Loan, Extended Revolving Credit Loan, Swingline Loan, Term Loan or Deposit L/C Loan made by any Lender hereunder.

“Maintenance Fee” shall have the meaning provided in the Posting Facility Fee Letter.

“Management Investors” shall mean the directors, management, officers and employees of Parent and its Subsidiaries who are or become investors in Holdings, any of its direct or indirect parent entities or in the Parent at any time prior to the first anniversary of Closing Date.

“Mandatory Borrowing” shall have the meaning provided in Section 2.1(e)(ii).

“Market Disruption Event” shall have the meaning provided in Section 7.4(d)(i) of the Commodity Definitions without giving effect to Section 7.5(e) thereof.

“Master Agreement” shall have the meaning provided in the definition of the term “Hedging Agreement”.

“Material Adverse Effect” shall mean any circumstances or conditions affecting the business, assets, operations, properties or financial condition of the Borrower and its Subsidiaries, taken as a whole, that would, individually or in the aggregate, materially adversely affect (a) the ability of the Borrower and the other Credit Parties, taken as a whole, to perform their payment obligations under this Agreement or any of the other Credit Documents or (b) the rights and remedies of the Administrative Agent, the Posting Agent or the Collateral Agent and the Lenders under this Agreement or any of the other Credit Documents.

“Material Subsidiary” shall mean, at any date of determination, each Restricted Subsidiary of the Borrower (a) whose total assets (when combined with the assets of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) at the last day of the most recent Test Period for which Section 9.1 Financials have been delivered were equal to or greater than 2.5% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date or (b) whose total revenues (when combined with the revenues of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) during such Test Period were equal to or greater than 2.5% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, Restricted Subsidiaries that are not Material Subsidiaries have, in the aggregate, (x) total assets (when combined with the assets of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) at the last day of such Test Period equal to or greater than 10.0% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date or (y) total revenues (when combined with the revenues of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) during such Test Period equal to or greater than 10.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP, then the Borrower shall, on the date on which financial statements for such quarter are delivered pursuant to this Agreement, designate in writing to the Administrative Agent one or more of such Restricted Subsidiaries as “Material Subsidiaries” so that such condition no longer exists. It is agreed and understood that no Receivables Entity shall be a Material Subsidiary.

“Maturity Date” shall mean the 2014 Term Loan Maturity Date, the 2017 Term Loan Maturity Date, the 2014 Deposit L/C Loan Maturity Date, the 2017 Deposit L/C Loan Maturity Date, the 2013 Revolving Credit Maturity Date, the 2016 Revolving Credit Maturity Date, any Incremental Term Loan Maturity Date, any Incremental Deposit L/C Loan Maturity Date, the Posting Facility Maturity Date, any Incremental Posting Facility Maturity Date, any maturity date related to any Extension Series of Extended Term Loans (other than the 2017 Term Loans), any maturity date related to any Extension Series of Extended Deposit L/C Loans (other than the 2017 Deposit L/C Loans), any maturity date related to any Extension Series of Extended Revolving Credit Commitments (other than the 2016 Revolving Credit Commitments) and any maturity date related to any tranche of New Revolving Credit Commitments.

“Maximum Tender Condition” shall have the meaning provided in Section 2.17(b).

“Merger” shall have the meaning provided in the recitals to this Agreement.

“Merger Consideration” shall have the meaning provided in the recitals to this Agreement.

“Merger Funds” shall have the meaning provided in the recitals to this Agreement.

“Merger Sub” shall mean Texas Energy Future Merger Sub Corp., a Texas corporation.

“Minimum Borrowing Amount” shall mean (a) with respect to a Borrowing of LIBOR Loans, $5,000,000 (or, if less, the entire remaining Commitments of any applicable Credit Facility at the time of such Borrowing), (b) with respect to a Borrowing of ABR Loans, $5,000,000 (or, if less, the entire remaining Commitments of any applicable Credit Facility at the time of such Borrowing), and (c) with respect to a Borrowing of Swingline Loans, $500,000 (or, if less, the entire remaining Swingline Commitment at the time of such Borrowing). It is understood that there shall be no Minimum Borrowing Amount with respect to any Borrowing of a Posting Advance.

“Minimum Equity Amount” shall have the meaning provided in the recitals to this Agreement.

“Minimum Tender Condition” shall have the meaning provided in Section 2.17(b).

“Minority Investment” shall mean any Person (other than a Subsidiary) in which the Borrower or any Restricted Subsidiary owns Stock or Stock Equivalents, including any joint venture (regardless of form of legal entity).

“Modified 2014 Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(b).

“Modified 2014 Term Loan Repayment Date” shall have the meaning provided in Section 2.5(b).

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.

“Mortgage” shall mean a mortgage or a deed of trust, deed to secure debt, trust deed or other security document entered into by the owner of a Mortgaged Property and the Collateral Agent for the benefit of the Secured Parties in respect of that Mortgaged Property, substantially in the form of Exhibit C (with such changes thereto as may be necessary to account for local law matters) or otherwise in such form as agreed between the Borrower and the Collateral Agent.

“Mortgaged Property” shall mean (a) each Closing Date Mortgaged Property and each Post-Closing Mortgaged Property and (b) all Real Estate with respect to which a Mortgage is required to be granted pursuant to Section 9.14.

“MTM Exposure” shall mean, for each Computation Date, an amount calculated by the Posting Calculation Agent equal to the mark-to-market exposure (i.e., the unrealized gain or loss) that a single counterparty in the position of the “fixed price” payor (or an equivalent position) would have on a combined basis for all of the Deemed Transactions (inclusive of unpaid settlement amounts, but not termination amounts) as of such Calculation Date; provided that if such single counterparty would be “out-of-the-money” (i.e., would have an unrealized loss) on the Deemed Transactions, then the MTM Exposure shall equal zero.

“Multiemployer Plan” shall mean a plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA (i) to which any of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is then making or has an obligation to make contributions or (ii) with respect to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate could incur liability pursuant to Title IV of ERISA.

“Narrative Report” shall mean, with respect to the financial statements for which such narrative report is required, a management’s discussion and analysis of the financial condition and results of operations of the Borrower and its consolidated Subsidiaries for the applicable period to which such financial statements relate.

“Necessary CapEx” shall mean Capital Expenditures that are required by Applicable Law (other than Environmental Law) or otherwise undertaken voluntarily for health and safety reasons (other than as required by Environmental Law). The term “Necessary CapEx” does not include any Capital Expenditure undertaken primarily to increase the efficiency of, expand or re-power any power generation facility.

“Negotiated Fallback” shall have the meaning set forth in Section 7.5(c)(iii) of the Commodity Definitions; provided that the word “fifth” shall be replaced with the word “third”.

“Net Cash Proceeds” shall mean, with respect to any Prepayment Event, (a) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable) received by or on behalf of the Borrower or any Restricted Subsidiary in respect of such Prepayment Event, as the case may be, less (b) the sum of:

(i) the amount, if any, of all taxes paid or estimated by the Borrower in good faith to be payable by the Borrower or any Restricted Subsidiary in connection with such Prepayment Event,

(ii) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) associated with the assets that are the subject of such Prepayment Event and (y) retained by the Borrower or any Restricted Subsidiary (including any pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction); provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such Prepayment Event occurring on the date of such reduction,

(iii) the amount of any Indebtedness (other than Indebtedness hereunder) secured by a Lien on the assets that are the subject of such Prepayment Event to the extent that the instrument creating or evidencing such Indebtedness requires that such Indebtedness be repaid upon consummation of such Prepayment Event,

(iv) in the case of any Asset Sale Prepayment Event (other than any Asset Sale Prepayment Event pursuant to Section 10.4(m) or Recovery Prepayment Event, the amount of any proceeds of such Prepayment Event that the Borrower or any Restricted Subsidiary has reinvested (or intends to reinvest within the Reinvestment Period, has entered into an Acceptable Reinvestment Commitment prior to the last day of the Reinvestment Period to reinvest or, with respect to any Recovery Prepayment Event, provided an Acceptable Reinvestment Commitment or a Restoration Certification prior to the last day of the Reinvestment Period) in the business of the Borrower or any Restricted Subsidiary (subject to Section 9.15), including for the repair, restoration or replacement of an asset or assets subject to a Recovery Prepayment Event; provided that any portion of such proceeds that has not been so reinvested within such Reinvestment Period (with respect to such Prepayment Event, the “Deferred Net Cash Proceeds”) shall, unless the Borrower or any Restricted Subsidiary has entered into an Acceptable Reinvestment Commitment or provided a Restoration Certification prior to the last day of such Reinvestment Period to reinvest such proceeds, (x) be deemed to be Net Cash Proceeds of an Asset Sale Prepayment Event or Recovery Prepayment Event occurring on the last day of such Reinvestment Period or, if later, 180 days after the date the Borrower or such Restricted Subsidiary has entered into such Acceptable Reinvestment Commitment or provided such Restoration Certification, as applicable (such last day or 180th day, as applicable, the “Deferred Net Cash Proceeds Payment Date”), and (y) be applied to the repayment of Term Loans in accordance with Section 5.2(a)(i),

(v) in the case of any Asset Sale Prepayment Event with respect to Baseload Assets pursuant to Section 10.4(m), the amount of any proceeds of such Asset Sale Prepayment Event that the Borrower or any Restricted Subsidiary has reinvested (or intends to reinvest within the Reinvestment Period or has entered into an Acceptable Reinvestment Commitment prior to the last day of the Reinvestment Period to reinvest) in other Baseload Assets; provided that any Deferred Net Cash Proceeds with respect to such Asset Sale Prepayment Event shall, unless the Borrower or any Restricted Subsidiary has entered into an Acceptable Reinvestment Commitment prior to the last day of such Reinvestment Period to reinvest such proceeds, (x) be deemed to be Net Cash Proceeds of an Asset Sale Prepayment Event occurring on the Deferred Net Cash Proceeds Payment Date and (y) be applied to the repayment of Term Loans in accordance with Section 5.2(a)(i),

(vi) in the case of any Asset Sale Prepayment Event or Recovery Prepayment Event by a non-Wholly Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (vi)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a Wholly Owned Restricted Subsidiary as a result thereof,

(vii) reasonable and customary fees, commissions, expenses (including attorney’s fees, investment banking fees, survey costs, title insurance premiums and recording charges, transfer taxes, deed or mortgage recording taxes and other customary expenses and brokerage, consultant and other customary fees), issuance costs, discounts and other costs paid by the Borrower or any Restricted Subsidiary, as applicable, in connection with such Prepayment Event, which in any event will include all Amendment Transaction Expenses, in each case only to the extent not already deducted in arriving at the amount referred to in clause (a) above, and

(viii) solely in connection with the Prepayment Events occurring as a result of the issuance of Permitted Other Notes contemplated by Section 8(a)(iii) of Amendment No. 2, an amount equal to the sum of the Initial Term Loan Repayment Amount (as defined in this Agreement as in effect immediately prior to the Amendment No. 2 Effective Date) and the Delayed Draw Term Loan Repayment Amount (as defined in this Agreement as in effect immediately prior to the Amendment No. 2 Effective Date) that was paid by the Borrower on the March 31, 2011 Initial Term Loan Repayment Date (as defined in this Agreement as in effect immediately prior to the Amendment No. 2 Effective Date) and the March 31, 2011 Delayed Draw Term Loan Repayment Date (as defined in this Agreement as in effect immediately prior to the Amendment No. 2 Effective Date).

“Netting Agreement” shall mean a netting agreement, master netting agreement or other similar document having the same effect as a netting agreement or master netting agreement and, as applicable, any collateral annex, security agreement or other similar document related to any master netting agreement or Permitted Contract.

“New Build Program” shall have the meaning provided in the recitals to this Agreement.

“New Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by the Borrower or any of the Restricted Subsidiaries of any Indebtedness permitted to be issued or incurred under Section 10.1(y)(i).

“New Revolving Credit Commitments” shall have the meaning provided in Section 2.14(h)(ii).

“New Revolving Credit Loan” shall have the meaning provided in Section 2.14(h)(ii).

“New Revolving Credit Series” shall have the meaning provided in Section 2.14(h)(ii).

“Non-Consenting Lender” shall have the meaning provided in Section 13.7(b).

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Non-Extension Notice Date” shall have the meaning provided in Section 3.2(b).

“Non-U.S. Lender” shall mean any Agent or Lender that is not, for United States federal income tax purposes, (a) an individual who is a citizen or resident of the United States, (b) a corporation, partnership or entity treated as a corporation or partnership created or organized in or under the laws of the United States, or any political subdivision thereof, (c) an estate whose income is subject to U.S. federal income taxation regardless of its source or (d) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or a trust that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

“Notice of Borrowing” shall mean a request of the Borrower in accordance with the terms of Section 2.3 and substantially in the form of Exhibit A or such other form as shall be approved by the Administrative Agent (acting reasonably).

“Notice of Conversion or Continuation” shall have the meaning provided in Section 2.6.

“NYMEX” shall mean the New York Mercantile Exchange or any successor by merger or consolidation to its business.

“Oak Grove Unit 1” shall mean the approximately 817 megawatt (net load), lignite coal-fired, power generation facility, known as “Oak Grove Unit 1”, being developed by Oak Grove Management Company LLC in Robertson County, Texas.

“Oak Grove Unit 2” shall mean the approximately 837 megawatt (net load), lignite coal-fired, power generation facility, known as “Oak Grove Unit 2”, being developed by Oak Grove Management Company LLC in Robertson County, Texas.

“Oak Grove Unit 1 Deemed Completion Date” shall have the meaning provided in the definition of Consolidated EBITDA.

“Oak Grove Unit 2 Deemed Completion Date” shall have the meaning provided in the definition of Consolidated EBITDA.

“Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Loan, Posting Advance or Letter of Credit or under any Secured Cash Management Agreement, Secured Commodity Hedging Agreement or Secured Hedging Agreement, in each case, entered into with US Holdings, the Borrower or any Restricted Subsidiary, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Credit Documents (and any of their Restricted Subsidiaries to the extent they have obligations under the Credit Documents) include the obligation (including guarantee obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities and other amounts payable by any Credit Party under any Credit Document.

“Old Revolving Credit Commitments” shall mean all Revolving Credit Commitments, Existing Revolving Credit Commitments and Extended Revolving Credit Commitments, other than any New Revolving Credit Commitments (and any Extended Revolving Credit Commitments related thereto).

“Old Revolving Credit Loans” shall mean all Loans made pursuant to Old Revolving Credit Commitments.

“Oncor Credit Facility” shall mean the revolving credit agreement, dated as of the Closing Date, among Oncor, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Citibank, N.A., as syndication agent, and J.P. Morgan Securities Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs Credit Partners L.P., Lehman Brothers Inc. and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and bookrunners.

“Oncor” shall mean Oncor Electric Delivery Company LLC, a Delaware limited liability company.

“Oncor Subsidiaries” shall mean the Subsidiaries of EFIH.

“Optional Revolving Letter of Credit” shall have the meaning provided in Section 3.1(a)(ii).

“Organizational Documents” shall mean, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Deposit L/C Loans” shall have the meaning provided in Section 2.1(b)(i).

“Original Initial Term Loans” shall have the meaning provided in Section 2.1(a)(i).

“Original Revolving Credit Commitment” shall mean each “Revolving Credit Commitment” as defined in this Agreement as in effect immediately prior to the Amendment No. 2 Effective Date.

“Original Revolving Credit Lender” shall mean each “Revolving Credit Lender” as defined in this Agreement as in effect immediately prior to the Amendment No. 2 Effective Date.

“Original Revolving L/C Maturity Date” shall mean the date that is three Business Days prior to the 2013 Revolving Credit Maturity Date.

“Original Swingline Maturity Date” shall mean the date that is three Business Days prior to the 2013 Revolving Credit Maturity Date.

“Original Term Loans” shall have the meaning provided in Section 2.1(a)(i).

“Other Taxes” shall mean any and all present or future stamp, registration, documentary or any other excise, property or similar taxes (including interest, fines, penalties, additions to tax and related expenses with regard thereto) arising from any payment made or required to be made under this Agreement or any other Credit Document or from the execution or delivery of, registration or enforcement of, consummation or administration of, or otherwise with respect to, this Agreement or any other Credit Document.

“Overnight Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate and (b) an overnight rate determined by the Administrative Agent, the Revolving Letter of Credit Issuer, the Deposit Letter of Credit Issuer or the Swingline Lender, as the case may be, in accordance with banking industry rules on interbank compensation.

“P&I Note” shall mean that certain Promissory Note, effective as of October 10, 2007, as revised on May 1, 2009 and as further revised on April 7, 2011, among Parent, as maker, US Holdings, as guarantor, EFIH, as guarantor, and the Borrower, as in effect on the Amendment No. 2 Effective Date, the terms of which are set forth on Schedule 1.1(h).

“Parent” shall mean Energy Future Holdings Corp., a Texas corporation.

“Parent Loan” shall have the meaning provided in Section 10.6.

“Parent Loan Combined Debt Amount” shall have the meaning provided in Section 10.6.

“Parent Loan Debt Limit” shall have the meaning provided in Section 10.6.

“Parent Senior Documents” shall mean either (a) the Parent Senior Exchange Notes Documents or (b) the Parent Senior Interim Loan Documents, as the case may be.

“Parent Senior Exchange Notes” shall mean senior unsecured exchange notes due 2017, to be issued in connection with the refinancing of the Parent Senior Interim Loans or the exchange of the Parent Senior Term Loans under the Parent Senior Exchange Notes Indenture, in aggregate principal amount of up to $4,500,000,000 (less the amount of any Parent Senior Interim Loans or Borrower Senior Term Loans that remain outstanding after the issuance of the Parent Senior Exchange Notes), together with interest (including any “PIK” interest amount), fees and all other amounts payable in connection therewith.

“Parent Senior Exchange Notes Documents” shall mean the Parent Senior Exchange Notes Indenture and other credit documents referred to therein.

“Parent Senior Exchange Notes Indenture” shall mean the indenture to be entered into in connection with the refinancing of the Parent Senior Interim Loans or the exchange of the Parent Senior Term Loans, among the Parent, the guarantors party thereto and a trustee, pursuant to which the Parent Senior Exchange Notes shall be issued.

“Parent Senior Facility” shall mean either (a) the Parent Senior Exchange Notes, (b) the Parent Senior Interim Loans or (c) the Parent Senior Term Loans, as the case may be.

“Parent Senior Interim Loan Agreement” shall mean the senior unsecured interim loan agreement, dated as of the Closing Date by and among the Parent, the lenders from time to time parties thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, Goldman Sachs Credit Partners L.P., as syndication agent, and Goldman Sachs Credit Partners L.P., Morgan Stanley Senior Funding, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, JP Morgan Securities Inc., and Lehman Brothers Inc., as joint lead arrangers and bookrunners.

“Parent Senior Interim Loan Documents” shall mean the Parent Senior Interim Loan Agreement and the other credit documents referred to therein.

“Parent Senior Interim Loans” shall have the meaning provided in the recitals to this Agreement.

“Parent Senior Term Loans” shall mean the “Senior Term Loans”, as defined in the Parent Senior Interim Loan Agreement.

“Participant” shall have the meaning provided in Section 13.6(c)(i).

“Participant Register” shall have the meaning provided in Section 13.6(c)(iii).

“Participating Receivables Grantor” shall mean the Borrower or any Restricted Subsidiary that is or that becomes a participant or originator in a Permitted Receivables Financing.

“Patriot Act” shall have the meaning provided in Section 13.18.

“Payment Instructions” shall mean standing instructions or ad hoc instructions provided by the Borrower to the Posting Agent and approved by the Posting Agent (such approval not to be unreasonably withheld, conditioned or delayed).

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Pension Act” shall mean the Pension Protection Act of 2006, as it presently exists or as it may be amended from time to time.

“Perfection Certificate” shall mean a certificate of the Borrower in the form of Exhibit D or any other form approved by the Administrative Agent.

“Permitted Acquisition” shall mean the acquisition, by merger or otherwise, by the Borrower or any Restricted Subsidiary of assets (including assets constituting a business unit, line of business or division) or Stock or Stock Equivalents, so long as (a) such acquisition and all transactions related thereto shall be consummated in accordance with Applicable Law, (b) if such acquisition involves any Stock or Stock Equivalents, such acquisition shall result in the issuer of such Stock or Stock Equivalents and its Subsidiaries becoming a Restricted Subsidiary and a Subsidiary Guarantor, to the extent required by Section 9.11, (c) such acquisition shall result in the Collateral Agent, for the benefit of the applicable Secured Parties, being granted a security interest in any Stock, Stock Equivalent or any assets so acquired, to the extent required by Sections 9.11, 9.12 and/or 9.14, (d) after giving effect to such acquisition, the Borrower and the Restricted Subsidiaries shall be in compliance with Section 9.15, (e) both before and after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing and (f) the Borrower shall be in compliance, on a Pro Forma Basis, after giving effect to such acquisition (including any Indebtedness assumed or permitted to exist or incurred pursuant to Section 10.1, and any related Pro Forma Adjustment), with the covenant set forth in Section 10.9.

“Permitted Additional Debt” shall mean unsecured Indebtedness issued by the Borrower or any other Guarantor, (a) the terms of which (i) do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the Latest Maturity Date (other than customary offers to purchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights after an event of default) and (ii) to the extent the same are subordinated, provide for customary subordination to the Obligations under the Credit Documents, (b) the covenants, events of default, guarantees and other terms of which (other than interest rates, interest margins, upfront fees, funding discounts, original issue discounts and premiums (including through fixed interest rates)), taken as a whole, are not more restrictive to the Borrower and the Restricted Subsidiaries than those herein (or to the extent such Permitted Additional Debt constitutes refinancing Indebtedness of the Borrower Senior Facility, those applicable to the Borrower Senior Facility being so refinanced); provided that a certificate of an Authorized Officer of the Borrower is delivered to the Administrative Agent at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (c) of which no Subsidiary of the Borrower (other than a Guarantor or any guarantor of the Indebtedness being refinanced by such Permitted Additional Debt, if applicable) is an obligor.

“Permitted Contract” shall have the meaning provided in Section 10.2(bb).

“Permitted Debt Exchange” shall have the meaning provided in Section 2.17(a).

“Permitted Debt Exchange Notes” shall have the meaning provided in Section 2.17(a).

“Permitted Debt Exchange Offer” shall have the meaning provided in Section 2.17(a).

“Permitted Holders” shall mean the Sponsors and the Management Investors.

“Permitted Investments” shall mean:

(a) securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities and/or reset dates of not more than 24 months from the date of acquisition thereof;

(b) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service);

(c) commercial paper or variable or fixed rate notes maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(d) time deposits with, or domestic and LIBOR certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by, any Lender or any other bank having combined capital and surplus of not less than $500,000,000 in the case of domestic banks and $100,000,000 (or the dollar equivalent thereof) in the case of foreign banks;

(e) repurchase agreements with a term of not more than 90 days for underlying securities of the type described in clauses (a), (b) and (d) above entered into with any bank meeting the qualifications specified in clause (d) above or securities dealers of recognized national standing;

(f) marketable short-term money market and similar funds (x) either having assets in excess of $500,000,000 or (y) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(g) shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (a) through (f) above; and

(h) in the case of Investments by any Restricted Foreign Subsidiary or Investments made in a country outside the United States of America, other customarily utilized high-quality Investments in the country where such Restricted Foreign Subsidiary is located or in which such Investment is made.

“Permitted Liens” shall mean:

(a) Liens for taxes, assessments or governmental charges or claims not yet delinquent or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established to the extent required by and in accordance with GAAP;

(b) Liens in respect of property or assets of the Borrower or any Subsidiary of the Borrower imposed by Applicable Law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, arising in the ordinary course of business or in connection with the construction or restoration of facilities for the generation, transmission or distribution of electricity, in each case so long as such Liens arise in the ordinary course of business and do not individually or in the aggregate have a Material Adverse Effect;

(c) Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 11.11;

(d) Liens incurred or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security or similar legislation, or to secure the performance of tenders, statutory obligations, trade contracts (other than for payment of money), leases, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations, in each case incurred in the ordinary course of business (including in connection with the construction or restoration of facilities for the generation, transmission or distribution of electricity) or otherwise constituting Investments permitted by Section 10.5;

(e) ground leases or subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Borrower or any of the Subsidiaries of the Borrower are located;

(f) easements, rights-of-way, licenses, reservations, servitudes, permits, conditions, covenants, rights of others, restrictions (including zoning restrictions), oil, gas and other mineral interests, royalty interests and leases, minor defects, exceptions or irregularities in title or survey, encroachments, protrusions and other similar charges or encumbrances (including those to secure health, safety and environmental obligations), which do not interfere in any material respect with the business of the Borrower and the Subsidiaries of the Borrower, taken as a whole;

(g) any exception on the title policies issued in connection with any Mortgaged Property;

(h) any interest or title of a lessor, sublessor, licensor, sublicensor or grantor of an easement or secured by a lessor’s, sublessor’s, licensor’s, sublicensor’s interest or grantor of an easement under any lease, sublease, license, sublicense or easement to be entered into by the Borrower or any Restricted Subsidiary of the Borrower as lessee, sublessee, licensee, grantee or sublicensee to the extent permitted by this Agreement;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit or banker’s acceptance issued or created for the account of the Borrower or any Subsidiary of the Borrower; provided that such Lien secures only the obligations of the Borrower or such Subsidiary in respect of such letter of credit or banker’s acceptance to the extent permitted under Section 10.1;

(k) leases, licenses, subleases or sublicenses granted to others not interfering in any material respect with the business of the Borrower and the Subsidiaries of the Borrower, taken as a whole;

(l) Liens arising from precautionary Uniform Commercial Code financing statement or similar filings made in respect of operating leases entered into by the Borrower or any Subsidiary of the Borrower;

(m) Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts of the Borrower and the Subsidiaries held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts in the ordinary course of business;

(n) Liens arising under Section 9.343 of the Texas Uniform Commercial Code or similar statutes of states other than Texas;

(o) Liens on accounts receivable, other Receivables Facility Assets, or accounts into which collections or proceeds of Receivables Facility Assets are deposited, in each case arising in connection with a Permitted Receivables Financing;

(p) any zoning, land use, environmental or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and the Subsidiaries of the Borrower, taken as a whole;

(q) any Lien arising by reason of deposits with or giving of any form of security to any Governmental Authority for any purpose at any time as required by Applicable Law as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the Borrower or any Subsidiary to maintain self-insurance or to participate in any fund for liability on any insurance risks;

(r) Liens, restrictions, regulations, easements, exceptions or reservations of any Governmental Authority applying to nuclear fuel;

(s) rights reserved to or vested in any Governmental Authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of Applicable Law, to terminate or modify such right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of such person;

(t) Liens arising under any obligations or duties affecting any of the property, the Borrower or any Restricted Subsidiary to any Governmental Authority with respect to any franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held;

(u) rights reserved to or vested in any Governmental Authority to use, control or regulate any property of such person, which do not materially impair the use of such property for the purposes for which it is held;

(v) any obligations or duties, affecting the property of US Holdings, the Borrower or any Restricted Subsidiary, to any Governmental Authority with respect to any franchise, grant, license or permit; and

(w) a set-off or netting rights granted by the Borrower or any Subsidiary of the Borrower pursuant to any Hedging Agreements, Netting Agreements or Permitted Contracts solely in respect of amounts owing under such agreements.

“Permitted Other Debt” shall mean collectively, Permitted Other Loans and Permitted Other Notes.

“Permitted Other Debt Documents” shall mean any document or instrument (including any guarantee, security agreement or mortgage and which may include any or all of the Credit Documents) issued or executed and delivered with respect to any Permitted Other Debt by any Credit Party.

“Permitted Other Debt Obligations” shall mean, if any Permitted Other Debt is issued, all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Permitted Other Debt Document and, if applicable, under any Security Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Permitted Other Debt Obligations of the applicable Credit Parties under the Permitted Other Debt Documents and, if applicable, under any Security Document (and any of their Restricted Subsidiaries to the extent they have obligations under the Permitted Other Debt Documents and, if applicable, under any Security Document) include the obligation (including guarantee obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities and other amounts payable by any such Credit Party under any Permitted Other Debt Document and, if applicable, under any Security Document.

“Permitted Other Debt Secured Parties” shall mean the holders from time to time of secured Permitted Other Debt Obligations, (and any representative on their behalf).

“Permitted Other Loans” shall mean senior secured or unsecured loans (which loans, if secured, may either have the same lien priority as the Obligations or may be secured by a Lien ranking junior to the Lien securing the Obligations), in either case issued by the Borrower or a Guarantor, (a) the scheduled final maturity and Weighted Average Life to Maturity of which are no earlier than the scheduled final maturity and Weighted Average Life to Maturity, respectively, of the 2017 Term Loans or, in the case of any Permitted Other Loans that are issued or incurred in exchange for, or which modify, replace, refinance, refund, renew or extend any other Indebtedness permitted by Section 10.1, no earlier than the scheduled final maturity and Weighted Average Life to Maturity of such exchanged, modified, replaced, refinanced, refunded, renewed or extended Indebtedness, (b) of which no Subsidiary of the Borrower (other than a Guarantor) is an obligor and (c) if secured, are not secured by any assets other than the Collateral or the Alternate First Lien Collateral. Certain terms of the Permitted Other Loans shall be incorporated into this Agreement as provided in Section 10.10.

“Permitted Other Notes” shall mean senior secured or unsecured notes (which notes, if secured, may either have the same lien priority as the Obligations or may be secured by a Lien ranking junior to the Lien securing the Obligations), in either case issued by the Borrower or a Guarantor, (a) the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to, at the time of incurrence, the Latest Maturity Date or, in the case of any Permitted Other Notes that are issued or incurred in exchange for, or which modify, replace, refinance, refund, renew or extend any other Indebtedness permitted by Section 10.1, prior to the maturity date of such exchanged, modified, replaced, refinanced, refunded, renewed or extended Indebtedness (other than customary offers to repurchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights after an event of default), (b) the covenants, events of default, guarantees, collateral and other terms of which (other than interest rates, interest margins, upfront fees, funding discounts, original issue discounts and premiums (including through fixed interest rates)), taken as a whole, are not more restrictive to the Borrower and the Restricted Subsidiaries than those herein; provided that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within two Business Days after receipt of such certificate that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), (c) of which no Subsidiary of the Borrower (other than a Guarantor) is an obligor and (d) if secured, are not secured by any assets other than the Collateral or the Alternate First Lien Collateral.

“Permitted Receivables Financing” shall mean any of one or more receivables financing programs as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities and other customary forms of support, in each case made in connection with such facilities) to the Borrower and the Restricted Subsidiaries (other than a Receivables Entity) providing for the sale, conveyance, or contribution to capital of Receivables Facility Assets by Participating Receivables Grantors in transactions purporting to be sales of Receivables Facility Assets to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Entity that in turn funds such purchase by the direct or indirect sale, transfer, conveyance, pledge, or grant of participation or other interest in such Receivables Facility Assets to a Person that is not a Restricted Subsidiary. The transactions contemplated by the Existing Securitization Documentation (as defined in the Security Agreement) shall be deemed to be a Permitted Receivables Financing.

“Permitted Sale Leaseback” shall mean any Sale Leaseback existing on the Closing Date or consummated by the Borrower or any Restricted Subsidiary after the Closing Date; provided that any such Sale Leaseback consummated after the Closing Date not between (a) a Credit Party and another Credit Party or (b) a Restricted Subsidiary that is not a Credit Party and another Restricted Subsidiary that is not a Credit Party is consummated for fair value as determined at the time of consummation in good faith by (i) the Borrower or such Restricted Subsidiary and (ii) in the case of any Sale Leaseback (or series of related Sales Leasebacks) the aggregate proceeds of which exceed $100,000,000, the board of directors of the Borrower or such Restricted Subsidiary (which such determination may take into account any retained interest or other Investment of the Borrower or such Restricted Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback).

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.

“PIK Interest Amount” shall mean the aggregate principal amount of all increases in outstanding principal amount of any Borrower Senior Facility (or any Refinanced Bridge Indebtedness), including any issuances of PIK Notes (as defined in each of the Senior Exchange Note Indenture or any similar document, including any Refinanced Bridge Indebtedness Documentation) in connection with an election by the Borrower to pay interest on any Borrower Senior Facility (or any Refinanced Bridge Indebtedness) in kind.

“Plan” shall mean an employee pension benefit plan (other than a Multiemployer Plan) -which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA and is maintained or contributed to by the Borrower, any Subsidiary or ERISA Affiliate or with respect to which the Borrower or any Subsidiary could incur liability pursuant to Title IV of ERISA.

“Platform” shall have the meaning provided in Section 13.17(c).

“Pledge Agreement” shall mean (a) the Amended and Restated Pledge Agreement, entered into by the Credit Parties party thereto and the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit E on the Amendment No. 1 Effective Date, and (b) any other Pledge Agreement with respect to any or all of the Obligations delivered pursuant to Section 9.12.

“Post-Acquisition Period” shall mean, with respect to any Specified Transaction, the period beginning on the date such Specified Transaction is consummated and ending on the last day of the sixth full consecutive fiscal quarter immediately following the date on which such Specified Transaction is consummated.

“Post-Closing Mortgaged Property” shall mean each Mortgaged Property designated as a “Post-Closing Mortgaged Property” on Schedule 1.1(c).

“Posting Advance” shall mean each advance under the Posting Facility made by each Posting Lender pursuant to Section 14.4.

“Posting Advance Amount” shall have the meaning provided in Section 14.3(b).

“Posting Advance Date” shall mean (a) the Closing Date and (b) the first Business Day following each Computation Date as to which a Posting Advance Amount is determined pursuant to Section 14.3(b).

“Posting Advances Outstanding” shall mean, with respect to any Posting Lender, on any date of determination, an amount equal to the aggregate principal amount of all outstanding Posting Advances made by such Posting Lender.

“Posting Agent” shall mean Goldman Sachs Credit Partners, L.P., as the administrative agent with respect to the Posting Facility for the Posting Lenders under this Agreement and the other Credit Documents, or any successor posting agent pursuant to Section 12.

“Posting Calculation Agent” shall mean J. Aron & Company, as the calculation agent with respect to the Posting Facility for the Borrower and the Posting Lenders under this Agreement and the other Credit Documents, or any successor calculation agent pursuant to Section 12.

“Posting Commitment” shall mean, (a) with respect to each Lender that is a Lender on the Closing Date, the percentage of the Actual MTM Exposure (the “Posting Percentage”) set forth opposite such Lender’s name on Schedule 1.1 (a) as such Lender’s “Posting Commitment”, and (b) in the case of any Lender that becomes a Lender after the Closing Date, the percentage of the Actual MTM Exposure specified as such Lender’s “Posting Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Posting Commitment.

“Posting Documentation Agent” shall mean Goldman Sachs Credit Partners L.P., in such capacity.

“Posting Facility” shall have the meaning provided in the recitals to this Agreement.

“Posting Facility Fee Letter” shall mean the fee letter with respect to the Posting Facility, dated as of the Closing Date, among the Borrower, Goldman Sachs Credit Partners, L.P. and J. Aron & Company.

“Posting Facility Maturity Date” shall mean December 31, 2012.

“Posting Facility Termination Date” shall mean the earlier to occur of (a) the Posting Facility Maturity Date and (b) the date on which the Posting Commitments shall have terminated and no Posting Advances shall be outstanding.

“Posting Interest Period” shall mean (a) initially, the period commencing on (and including) the Closing Date to (but excluding) the first Weekly Interest Payment Date following the Closing Date and (b) thereafter, each period commencing on (and including) a Weekly Interest Payment Date to (but excluding) the next Weekly Interest Payment Date.

“Posting Lead Arranger and Bookrunner” shall mean Goldman Sachs Credit Partners L.P., in such capacity.

“Posting Lender” shall mean each Lender with a Posting Commitment at such time.

“Posting Percentage” shall have the meaning provided in the definition of “Posting Commitment”.

“Posting Repayment Amount” shall have the meaning provided in Section 14.3(b).

“Posting Repayment Date” shall mean the second Business Day following each Computation Date as to which a Posting Repayment Amount is determined pursuant to Section 14.3(b); provided that, with respect to any such Computation Date, if the Borrower requests in writing (which may be via email at the address of the Posting Agent set forth on Schedule 13.2) to pay any such Posting Repayment Amount on the first Business Day following such Computation Date and such request is given to the Posting Agent by 11:00 a.m. (New York time) on such first Business Day, then the Posting Repayment Date shall be such first Business Day following such Computation Date.

“Posting Syndication Agent” shall mean Goldman Sachs Credit Partners L.P., in such capacity.

“Postponement” shall have the meaning set forth in the Commodity Definitions with two Commodity Business Days as the Maximum Days of Disruption (as each such term is defined in the Commodity Definitions).

“Preferred Stock” shall mean any Stock or Stock Equivalents with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“Prepayment Event” shall mean any Asset Sale Prepayment Event, Recovery Prepayment Event, Debt Incurrence Prepayment Event or New Debt Incurrence Prepayment Event.

“Pro Forma Adjustment” shall mean, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Pro Forma Entity or the Consolidated EBITDA of the Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the

Borrower in good faith as a result of (a) actions taken or to be taken, prior to or during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred prior to or during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Pro Forma Entity with the operations of the Borrower and the Restricted Subsidiaries; provided that (A) at the election of the Borrower, such Pro Forma Adjustment shall not be required to be determined for any Pro Forma Entity to the extent the aggregate consideration paid in connection with such acquisition was less than $50,000,000 and (ii) so long as such actions are taken, or to be taken, prior to or during such Post-Acquisition Period or such costs are incurred prior to or during such Post-Acquisition Period, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that the applicable amount of such cost savings will be realizable during the entirety of such Test Period, or the applicable amount of such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided, further that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.

“Pro Forma Adjustment Certificate” shall mean any certificate of an Authorized Officer of the Borrower delivered pursuant to Section 9.1(g) or setting forth the information described in clause (iii) to Section 9.1(c).

“Pro Forma Balance Sheet” shall have the meaning provided in Section 8.9.

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” shall mean, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Stock in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any Subsidiary of the Borrower, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement or repayment of Indebtedness, and (c) any incurrence or assumption of Indebtedness by the Borrower or any Restricted Subsidiary in connection therewith (it being agreed that if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above (but without duplication thereof), the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment.

“Pro Forma Entity” shall have the meaning provided in the definition of the term “Acquired EBITDA”.

“Pro Forma Financial Statements” shall have the meaning provided in Section 8.9.

“Project” shall have the meaning provided in Section 9.14(f).

“Projections” shall have the meaning provided in Section 9.1(h).

“PUCT” shall mean the Public Utility Commission of Texas or any successor.

“Qualifying IPO” shall mean the issuance by Parent, Holdings, US Holdings or any other direct or indirect parent of US Holdings of its common Stock in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Real Estate” shall have the meaning provided in Section 9.1(e).

“Receivables Entity” shall mean any Person formed solely for the purpose of (i) facilitating or entering into one or more Permitted Receivables Financings, and (ii) in each case, engaging in activities reasonably related or incidental thereto. TXU Receivables Company, a Delaware corporation, shall be deemed to be a Receivables Entity.

“Receivables Facility Assets” shall mean presently existing and hereafter arising or originated Accounts, Payment Intangibles and Chattel Paper (as each such term is defined in the UCC) owed or payable to any Participating Receivables Grantor, and to the extent related to or supporting any Accounts, Chattel Paper or Payment Intangibles, or constituting a receivable, all General Intangibles and other forms of obligations and receivables owed or payable to any Participating Receivables Grantor, including the right to payment of any interest, finance charges, late payment fees or other charges with respect thereto (the foregoing, collectively, being “receivables”), all of such Participating Receivables Grantor’s rights as an unpaid vendor (including rights in any goods the sale of which gave rise to any receivables), all security interests or liens and property subject to such security interests or liens from time to time purporting to secure payment of any receivables or other items described in this definition, all guarantees, letters of credit, security agreements, insurance and other agreements or arrangements from time to time supporting or securing payment of any receivables or other items described in this definition, all customer deposits with respect thereto, all rights under any contracts giving rise to or evidencing any receivables or other items described in this definition, and all documents, books, records and information (including computer programs, tapes, disks, data processing software and related property and rights) relating to any receivables or other items described in this definition or to any obligor with respect thereto, and all proceeds of the foregoing. Receivables Facility Assets shall be deemed to include the “Receivable Assets” as defined in the Existing Securitization Documentation (as defined in the Security Agreement) as in effect on the Closing Date.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with any Permitted Receivables Financing.

“Recovery Event” shall mean (a) any damage to, destruction of or other casualty or loss involving any property or asset or (b) any seizure, condemnation, confiscation or taking (or transfer under threat of condemnation) under the power of eminent domain of, or any requisition of title or use of or relating to, or any similar event in respect of, any property or asset.

“Recovery Prepayment Event” shall mean the receipt of cash proceeds with respect to any settlement or payment in connection with any Recovery Event in respect of any property or asset of the Borrower or any Restricted Subsidiary; provided that the term “Recovery Prepayment Event” shall not include any Asset Sale Prepayment Event.

“Refinanced Deposit L/C Loans” shall have the meaning provided in Section 13.1.

“Refinanced Term Loans” shall have the meaning provided in Section 13.1.

“Refinancing” shall have the meaning provided in the recitals to this Agreement.

“Refinanced Bridge Indebtedness” shall have the meaning provided in Section 10.1(i).

“Refinanced Bridge Indebtedness Documentation” shall mean any notes, indentures, loan agreements and/or other documentation or instruments governing any Refinanced Bridge Indebtedness.

“Register” shall have the meaning provided in Section 13.6(b)(iv).

“Registration Rights Agreement” shall mean the registration rights agreement related to the Borrower Senior Exchange Notes or any Refinanced Bridge Indebtedness and, with respect to any additional notes issued pursuant to the Borrower Senior Exchange Notes Indenture or any Refinanced Bridge Indebtedness Documentation, one or more registration rights agreements between the Borrower and the other parties thereto, relating to rights given by the Borrower to the purchasers of such additional notes to register such additional notes under the Securities Act.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Reimbursement Date” shall have the meaning provided in Section 3.4(a).

“Reinvestment Period” shall mean 15 months following the date of receipt of Net Cash Proceeds of an Asset Sale Prepayment Event or Recovery Prepayment Event.

“Rejection Notice” shall have the meaning provided in Section 5.2(h).

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees and advisors of such Person and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Relevant Prior Computation Date” shall mean, with respect to any Business Day, whichever of the following has more closely preceded such Business Day: (a) the immediately preceding Weekly Computation Date or (b) the immediately preceding Interim Computation Date.

“Repaid Indebtedness” shall mean:

•	the portion of the Parent’s 4.800% Fixed Senior Notes Series O due 2009 tendered;

•	the portion of the Borrower’s 6.125% Fixed Senior Notes due 2008 tendered;

•	the portion of the Borrower’s 7.000% Fixed Senior Notes due 2013 tendered;

•	the Borrower’s Floating Rate Senior Notes due 2008;

•	Oncor Electric Delivery’s Floating Senior Notes due 2008; and

•	the credit facilities listed on Schedule 1.1(f).

“Repayment Amount” shall mean a 2014 Term Loan Repayment Amount, a 2017 Term Loan Repayment Amount, an Extended Term Loan Repayment Amount with respect to any Extension Series (other than a 2017 Term Loan Repayment Amount) and an Incremental Term Loan Repayment Amount scheduled to be repaid on any date.

“Repayment Date” shall mean a 2014 Term Loan Repayment Date, a 2017 Term Loan Repayment Date, an Extended Term Loan Repayment Date with respect to any Extension Series of Extended Term Loans (other than the 2017 Term Loans) and any Incremental Term Loan Repayment Date.

“Replacement Deposit L/C Loans” shall have the meaning provided in Section 13.1.

“Replacement Revolving Credit Commitments” shall mean commitments to make Permitted Other Loans that are provided by one or more lenders, in exchange for, or which are to be used to refinance, replace, renew, modify, refund or extend Revolving Credit Commitments (and related Revolving Credit Loans), Extended Revolving Credit Commitments (and related Extended Revolving Credit Loans), New Revolving Credit Commitments (and related New Revolving Credit Loans) or previous Replacement Revolving Credit Commitments (and related Permitted Other Loans); provided that, substantially contemporaneously with the provision of such Replacement Revolving Credit Commitments, Commitments of the Classes being exchanged, refinanced, replaced, renewed, modified refunded or extended (the “Replaced Classes”) are reduced and permanently terminated (and any corresponding Loans outstanding prepaid) in the manner (except with respect to Replacement Revolving Credit Commitments and related Permitted Other Loans) set forth in Section 5.2(e)(ii), in an amount such that, after giving effect to such replacement, the aggregate principal amount of Replacement Revolving Credit Commitments plus the aggregate principal amount of Commitments or commitments of the Replaced Classes remaining outstanding after giving effect to such replacement do not exceed the aggregate principal amount of Commitments or commitments of the Replaced Classes that was in effect immediately prior to the replacement.

“Replacement Term Loans” shall have the meaning provided in Section 13.1.

“Reportable Event” shall mean an event described in Section 4043 of ERISA and the regulations thereunder, other than any event as to which the thirty day notice period has been waived.

“Required 2014 Term Loan Lenders” shall mean, at any date, Lenders having or holding a majority of the aggregate outstanding principal amount of the 2014 Term Loans at such date.

“Required 2017 Term Loan Lenders” shall mean, at any date, Lenders having or holding a majority of the aggregate outstanding principal amount of the 2017 Term Loans at such date.

“Required Deposit L/C Loan Lenders” shall mean, at any date, Lenders having or holding a majority of the aggregate outstanding principal amount of the Deposit L/C Loans at such date.

“Required Lenders” shall mean, at any date, Non-Defaulting Lenders having or holding a majority of the sum of (a) the outstanding amount of the Term Loans in the aggregate at such date, (b) the outstanding amount of Deposit L/C Loans in the aggregate at such date, (c)(i) the Adjusted Total Revolving Credit Commitment at such date or (ii) if the Total Revolving Credit Commitment has been terminated or for the purposes of acceleration pursuant to Section 11, the outstanding principal amount of the Revolving Credit Loans and Revolving Letter of Credit Exposure (excluding the Revolving Credit Loans and Revolving Letter of Credit Exposure of Defaulting Lenders) in the aggregate at such date, (d)(i) the Adjusted Total Extended Revolving Credit Commitments of each Extension Series (other than the 2016 Revolving Credit Commitments) at such date or (ii) if the Total Extended Revolving Credit Commitment of any Extension Series (other than the 2016 Revolving Credit Commitments) has been terminated or for the purposes of acceleration pursuant to Section 11, the outstanding principal amount of the Extended Revolving Credit Loans of such Extension Series (other than the 2016 Revolving Credit Commitments) and the related Revolving Letter of Credit Exposure (excluding the Revolving Credit Loans and Revolving Letter of Credit Exposure of Defaulting Lenders) in the aggregate at such date, (e)(i) the Adjusted Total New Revolving Credit Commitments of each tranche of New Revolving Credit Commitments at such date or (ii) if the Total New Revolving Credit Commitment of any tranche of New Revolving Credit Commitments has been terminated or for the purposes of acceleration pursuant to Section 11, the outstanding principal amount of the New Revolving Credit Loans of such tranche and the related revolving letter of credit exposure (excluding the New Revolving Credit Loans and revolving letter of credit exposure of Defaulting Lenders) in the aggregate at such date, and (f) the Applicable Posting Facility Amount (it being understood that, for purposes of determining the vote of any Posting Lender hereunder, the portion of the Applicable Posting Facility Amount that such Posting Lender holds at any time shall equal such Posting Lender’s Posting Percentage of the Applicable Posting Facility Amount and any calculation of the Applicable Posting Facility Amount shall exclude the Posting Percentage of any Defaulting Lender).

“Required Posting Lenders” shall mean, at any date, Non-Defaulting Lenders holding a majority of the Adjusted Total Posting Commitment at such date or, if the Total Posting Commitment has been terminated, Aggregate Posting Advances Outstanding at such time (excluding Posting Advances Outstanding of Defaulting Lenders).

“Required Revolving Credit Lenders” shall mean, at any date, Non-Defaulting Lenders holding a majority of the Adjusted Total Revolving Credit Commitment at such date (or, if the Total Revolving Credit Commitment has been terminated at such time, a majority of the Revolving Credit Exposure (excluding Revolving Credit Exposure of Defaulting Lenders) at such time).

“Required Term Loan Lenders” shall mean, at any date, Lenders having or holding a majority of the aggregate outstanding principal amount of the Term Loans at such date.

“Restoration Certification” shall mean, with respect to any Recovery Prepayment Event, a certification made by an Authorized Officer of the Borrower or any Restricted Subsidiary, as applicable, to the Administrative Agent prior to the end of the Reinvestment Period certifying (a) that the Borrower or such Restricted Subsidiary intends to use the proceeds received in connection with such Recovery Prepayment Event to repair, restore or replace the property or assets in respect of which such Recovery Prepayment Event occurred, (b) the approximate costs of completion of such repair, restoration or replacement and (c) that such repair, restoration or replacement will be completed within the later of (x) fifteen months after the date on which cash proceeds with respect to such Recovery Prepayment Event were received and (y) 180 days after delivery of such Restoration Certification.

“Restricted Foreign Subsidiary” shall mean a Foreign Subsidiary that is a Restricted Subsidiary.

“Restricted Subsidiary” shall mean any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Retained Declined Proceeds” shall have the meaning provided in Section 5.2(h).

“Revolving Credit Commitment” shall mean, (a) with respect to each Lender that is a Lender prior to the Amendment No. 2 Effective Date, the Original Revolving Credit Commitment of such Lender, (b) with respect to each Lender that is a Lender on and after the Amendment No. 2 Effective Date, the sum of such Lender’s 2013 Revolving Credit Commitments and 2016 Revolving Credit Commitments. The aggregate amount of Revolving Credit Commitments outstanding as of the Closing Date and the Amendment No. 2 Effective Date was $2,700,000,000. The aggregate amount of Revolving Credit Commitments outstanding as of the 2011 Revolving Credit Commitment Extension Effective Date was $2,054,166,800.00.

“Revolving Credit Commitment Fee” shall have the meaning provided in Section 4.1(a).

“Revolving Credit Commitment Fee Rate” shall mean, (a) during the period prior to the Amendment No. 2 Effective Date, with respect to the Available Revolving Commitment applicable to all Original Revolving Credit Lenders, on any date, the rate per annum set forth below based upon the Status in effect on such day:

Status	Revolving Credit Commitment Fee Rate
Level I Status	0.50%
Level II Status	0.50%
Level III Status	0.375%

(b) during the period from and including the Amendment No. 2 Effective Date, with respect to the Available Revolving Commitment applicable to all 2013 Revolving Credit Lenders, on any date, the rate per annum set forth below based upon the Status in effect on such day:

Status	Revolving Credit Commitment Fee Rate
Level I Status	0.50%
Level II Status	0.50%
Level III Status	0.375%

and (c) during the period from and including the 2011 Revolving Credit Commitment Extension Effective Date, with respect to the Available Revolving Commitment applicable to all 2016 Revolving Credit Lenders, on any date, the rate per annum set forth below based upon the Status in effect on such day:

Status	Revolving Credit Commitment Fee Rate
Level I Status	1.00%
Level II Status	1.00%
Level III Status	0.875%

Notwithstanding the foregoing, the term “Revolving Credit Commitment Fee Rate” shall mean 0.50% during the period from and including the Closing Date to but excluding the Initial Financial Statements Delivery Date.

“Revolving Credit Commitment Percentage” shall mean at any time, for each Lender, the percentage obtained by dividing (a) such Lender’s Revolving Credit Commitment at such time by (b) the amount of the Total Revolving Credit Commitment at such time; provided that at any time when the Total Revolving Credit Commitment shall have been terminated, each Lender’s Revolving Credit Commitment Percentage shall be the percentage obtained by dividing (a) such Lender’s Revolving Credit Exposure at such time by (b) the Revolving Credit Exposure of all Lenders at such time.

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of the Revolving Credit Loans of such Lender then-outstanding, (b) such Lender’s Revolving Letter of Credit Exposure at such time and (c) such Lender’s Revolving Credit Commitment Percentage of the aggregate principal amount of all outstanding Swingline Loans.

“Revolving Credit Extension Request” shall have the meaning provided in Section 2.15(a)(ii).

“Revolving Credit Facility” shall mean the 2013 Revolving Credit Facility and/or the 2016 Revolving Credit Facility, as the case may be.

“Revolving Credit Lender” shall mean, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Loans” shall have the meaning provided in Section 2.1(d)(i) and shall include the 2013 Revolving Credit Loans and the 2016 Revolving Credit Loans.

“Revolving Credit Maturity Date” shall mean, prior to the 2011 Revolving Credit Commitment Extension Effective Date, the 2013 Revolving Credit Maturity Date and on and after the 2011 Revolving Credit Commitment Extension Effective Date, the 2016 Revolving Credit Maturity Date.

“Revolving Credit Termination Date” shall mean, prior to the 2011 Revolving Credit Commitment Extension Effective Date, the 2013 Revolving Credit Termination Date and on and after the 2011 Revolving Credit Commitment Extension Effective Date, the 2016 Revolving Credit Termination Date.

“Revolving L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Revolving Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

“Revolving L/C Maturity Date” shall mean, prior to the 2011 Revolving Credit Commitment Extension Effective Date, the date that is three Business Days prior to the 2013 Revolving Credit Maturity Date, and on and after the 2011 Revolving Credit Commitment Extension Effective Date, the date that is three Business Days prior to the 2016 Revolving Credit Maturity Date.

“Revolving L/C Obligations” shall mean, as at any date of determination, the aggregate Stated Amount of all outstanding Revolving Letters of Credit plus the aggregate principal amount of all Unpaid Drawings under all Revolving Letters of Credit, including all Revolving L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Revolving Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Revolving Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Revolving L/C Participant” shall have the meaning provided in Section 3.3(a).

“Revolving L/C Participation” shall have the meaning provided in Section 3.3(a).

“Revolving Letter of Credit” shall mean each letter of credit issued pursuant to Section 3.1(a)(i).

“Revolving Letter of Credit Commitment” shall mean $1,000,000,000, as the same may be reduced from time to time pursuant to Section 4.2(c).

“Revolving Letter of Credit Exposure” shall mean, with respect to any Revolving Credit Lender, at any time, the sum of (a) the principal amount of any Unpaid Drawings under Revolving Letters of Credit in respect of which such Lender has made (or is required to have made) payments to the Revolving Letter of Credit Issuer pursuant to Section 3.4(a) at such time and (b) such Lender’s Revolving Credit Commitment Percentage of the Revolving Letters of Credit Outstanding at such time (excluding the portion thereof consisting of Unpaid Drawings under Revolving Letters of Credit in respect of which the Lenders have made (or are required to have made) payments to the Revolving Letter of Credit Issuer pursuant to Section 3.4(a)).

“Revolving Letter of Credit Fee” shall mean the 2013 Revolving Letter of Credit Fee and the 2016 Revolving Letter of Credit Fee.

“Revolving Letter of Credit Issuer” shall mean (a) Citibank, N.A., any of its Affiliates or any replacement or successor pursuant to Section 3.6, (b) JPMorgan Chase Bank, N.A., any of its Affiliates or any replacement or successor pursuant to Section 3.6, (c) each issuer of an Existing Letter of Credit denoted as a “Revolving Letter of Credit” on Schedule 1.1(b) and (d) at any time such Person who shall become a Revolving Letter of Credit Issuer pursuant to Section 3.6 (it being understood that if any such Person ceases to be a Revolving Lender hereunder, such Person will remain a Revolving Letter of Credit Issuer with respect to any Revolving Letters of Credit issued by such Person that remained outstanding as of the date such Person ceased to be a Lender). Any Revolving Letter of Credit Issuer may, in its discretion, arrange for one or more Revolving Letters of Credit to be issued by Affiliates of such Revolving Letter of Credit Issuer, and in each such case the term “Revolving Letter of Credit Issuer” shall include any such Affiliate or Lender with respect to Revolving Letters of Credit issued by such Affiliate or Lender. References herein and in the other Credit Documents to the Revolving Letter of Credit Issuer shall be deemed to refer to the Revolving Letter of Credit Issuer in respect of the applicable Letter of Credit or to all Revolving Letter of Credit Issuers, as the context requires.

“Revolving Letters of Credit Outstanding” shall mean, at any time, the sum of, without duplication, (a) the aggregate Stated Amount of all outstanding Revolving Letters of Credit and (b) the aggregate principal amount of all Unpaid Drawings in respect of all Revolving Letters of Credit.

“S&P” shall mean Standard & Poor’s Ratings Services or any successor by merger or consolidation to its business.

“Sale Leaseback” shall mean any transaction or series of related transactions pursuant to which the Borrower or any Restricted Subsidiary (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

“Sandow Unit 4” shall mean the approximately 557 megawatt (net load) lignite fired power generation facility, excluding mining properties, known as “Sandow Unit 4” being operated and owned by Luminant Generation Company LLC in Milam County, Texas.

“Sandow Unit 5” shall mean the approximately 565 megawatt (net load), lignite coal-fired, circulating fluidized bed powder generation facility known as “Sandow Unit 5” being developed by Sandow Power Company LLC in Milam County, Texas.

“Sandow Unit 5 Deemed Completion Date” shall have the meaning provided in the definition of Consolidated EBITDA.

“Scheduled Dispositions” shall have the meaning provided in Section 10.4(j).

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Second Lien Intercreditor Agreement” shall mean that certain Second Lien Intercreditor Agreement, dated as of October 6, 2010, among US Holdings, the Borrower, the Subsidiary Guarantors, the Collateral Agent, as senior collateral agent for the Senior Secured Parties (as defined therein) and representative for the Credit Agreement Secured Parties (as defined therein), The Bank of New York Mellon Trust Company, N.A. as the Initial Second Priority Representative (as defined therein) and each Additional Representative (as defined therein) from time to time parties thereto.

“Section 9.1 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 9.1(a) or (b) together with the accompanying officer’s certificate delivered, or required to be delivered, pursuant to Section 9.1(c).

“Section 2.15 Additional Amendment” shall have the meaning provided in Section 2.15.

“Secured Cash Management Agreement” shall mean any agreement relating to Cash Management Services that is entered into by and between the Borrower or any Restricted Subsidiary and any Cash Management Bank.

“Secured Commodity Hedging Agreement” shall mean any Commodity Hedging Agreement that is entered into by and between the Borrower or any Restricted Subsidiary and any Hedge Bank.

“Secured Hedging Agreement” shall mean any Hedging Agreement that is entered into by and between the Borrower or any Restricted Subsidiary and any Hedge Bank.

“Secured Parties” shall mean the Administrative Agent, the Posting Agent, the Collateral Agent, the Letter of Credit Issuers, each Lender, each Hedge Bank that is party to any Secured Hedging Agreement or a Secured Commodity Hedging Agreement, as applicable, each Cash Management Bank that is a party to a Secured Cash Management Agreement and each sub-agent pursuant to Section 12 appointed by the Administrative Agent or the Posting Agent with respect to matters relating to the Credit Facilities or by the Collateral Agent with respect to matters relating to any Security Document.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securitization” shall mean a public or private offering by a Lender or any of its Affiliates or their respective successors and assigns of securities or notes which represent an interest in, or which are collateralized, in whole or in part, by the Loans, Posting Advances and the Lender’s rights under the Credit Documents.

“Security Agreement” shall mean the Amended and Restated Security Agreement entered into by the Borrower, the other grantors party thereto and the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit F.

“Security Documents” shall mean, collectively, (a) the Security Agreement, (b) the Pledge Agreement, (c) the Mortgages, (d) the Intercreditor Agreement and the Second Lien Intercreditor Agreement, (e) any other intercreditor agreement executed and delivered pursuant to Section 10.2 and (f) each other security agreement or other instrument or document executed and delivered pursuant to Section 9.11, 9.12 or 9.14 or pursuant to any other such Security Documents or Permitted Other Debt Documents to secure or perfect the security interest in any or all of the First Lien Obligations; provided that “Security Documents” shall not include any security agreement or other instrument or document executed and delivered to secure or perfect any security interest in any Alternate First Lien Collateral.

“Senior Secured Notes” shall mean the Borrower’s and the Co-Issuer’s Senior Secured Notes to be issued as contemplated by Section 8(a)(ii) of Amendment No. 2.

“Senior Secured Notes Indenture” shall mean the indenture or other documents containing the terms of the Senior Secured Notes.

“SG&A Note” shall mean that certain Promissory Note, effective October 10, 2007, as revised on April 7, 2011, among Parent, as maker, US Holdings, as guarantor, EFIH, as guarantor, and the Borrower, as in effect on the Amendment No. 2 Effective Date, the terms of which are set forth on Schedule 1.1(i).

“Shortfall Amount” shall mean an amount (which amount may be less than zero), as of any date of determination, equal to (a) an amount of interest that would have accrued on the funds on deposit in the Citibank Deposit L/C Loan Collateral Account from the Closing Date through the date of determination if such funds had earned a return equal to the one-month LIBOR Rate (assuming successive one month Interest Periods for the applicable period) less 0.12% per annum less (b) the actual aggregate amount of interest, dividends, distributions and other earnings on the funds on deposit in the Citibank Deposit L/C Loan Collateral Account from the Closing Date through the date of determination, less (c) the aggregate amount of Shortfall Payments made by the Administrative Agent on or prior to such date, plus (d) the aggregate amount of Shortfall Payments made by the Borrower on or prior to such date.

“Shortfall Payment” shall have the meaning provided in Section 2.8(j).

“Sold Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Solvent” shall mean, with respect to any Person, that as of the Closing Date, (a) (i) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets, (ii) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date and (iii) such Person has not incurred and does not intend to incur, or believe that it will incur, debts including current obligations beyond its ability to pay such debts as they become due (whether at maturity or otherwise) and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Default” shall mean any Event of Default under Sections 11.1 or 11.5.

“Specified Existing Revolving Credit Commitment” shall have the meaning provided in Section 2.15(a)(ii). The 2013 Revolving Credit Commitments shall be deemed to be the Specified Existing Revolving Credit Commitments from which the 2016 Revolving Credit Commitments were extended.

“Specified Revolving Letter of Credit Commitment” shall mean, with respect to any Revolving Letter of Credit Issuer, (i) in the case of Citibank, N.A. (or any of its Affiliates), 50% of the Revolving Letter of Credit Commitment, (ii) in the case of JPMorgan Chase Bank, N.A. (or any of its Affiliates), 50% of the Revolving Letter of Credit Commitment, (iii) in the case of each Existing Letter of Credit Issuer, in its capacity as such, 0% (exclusive of Existing Letters of Credit) of the Revolving Letter of Credit Commitment and (iv) in the case of any other Revolving Letter of Credit Issuer, 100% of the Revolving Letter of Credit Commitment or such lower percentage as is specified in the agreement pursuant to which such Person becomes a Revolving Letter of Credit Issuer entered into pursuant to Section 3.6(a) hereof.

“Specified Subsidiary” shall mean, at any date of determination (a) any Material Subsidiary or (b) any Unrestricted Subsidiary, in either case (i) whose total assets (when combined with the assets of such Subsidiary’s Subsidiaries, after eliminating intercompany obligations) at the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 9.1 Financials have been delivered were equal to or greater than 10% of the Consolidated Total Assets of the Borrower and the Subsidiaries of the Borrower at such date, or (ii) whose total revenues (when combined with the revenues of such Subsidiary’s Subsidiaries, after eliminating intercompany obligations) during such Test Period were equal to or greater than 10% of the consolidated revenues of the Borrower and the Subsidiaries of the Borrower for such period, in each case determined in accordance with GAAP, and (c) each other Unrestricted Subsidiary that is the subject of an Event of Default under Section 11.5 and that, when such Subsidiary’s total assets (when combined with the assets of such Subsidiary’s Subsidiaries, after eliminating intercompany obligations) or total revenues (when combined with the revenues of such Subsidiary’s Subsidiaries, after eliminating intercompany obligations) are aggregated with the total combined assets or total combined revenues, as applicable, of each other Unrestricted Subsidiary that is the subject of an Event of Default under Section 11.5, would constitute a Specified Subsidiary under clause (b) above.

“Specified Transaction” shall mean, with respect to any period, any Investment, any Disposition of assets, Permitted Sale Leaseback, incurrence or repayment of Indebtedness, dividend, Subsidiary designation, Incremental Term Loan, Incremental Deposit L/C Loan, Incremental Revolving Commitment Increase or other event that by the terms of this Agreement requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”.

“Sponsors” shall mean any of KKR, TPG, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Lehman Brothers Inc., and each of their respective Affiliates, but excluding portfolio companies of any of the foregoing.

“SPV” shall have the meaning provided in Section 13.6(g).

“Stated Amount” of any Letter of Credit shall mean the maximum amount from time to time available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met.

“Stated Maturity” shall mean, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for payment thereof; provided that, with respect to any pollution control revenue bonds or similar instruments, the Stated Maturity of any series thereof shall be deemed to be the date set forth in any instrument governing such Indebtedness for the remarketing of such Indebtedness.

“Status” shall mean, as to the Borrower as of any date, the existence of Level I Status, Level II Status or Level III Status, as the case may be, on such date. Changes in Status resulting from changes in the Consolidated Total Debt to Consolidated EBITDA Ratio shall become effective as of the first day following each date that (a) Section 9.1 Financials are delivered to the Administrative Agent under Section 9.1 and (b) an officer’s certificate is delivered by the Borrower to the Administrative Agent setting forth, with respect to such Section 9.1 Financials, the then-applicable Status, and shall remain in effect until the next change to be effected pursuant to this definition; provided that each determination of the Consolidated Total Debt to Consolidated EBITDA Ratio pursuant to this definition shall be made as of the end of the Test Period ending at the end of the fiscal period covered by the relevant Section 9.1 Financials.

“Stock” shall mean shares of capital stock or shares in the capital, as the case may be (whether denominated as common stock or preferred stock or ordinary shares or preferred shares, as the case may be), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

“Stock Equivalents” shall mean all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

“Subsidiary” of any Person shall mean and include (a) any corporation more than 50% of whose Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any limited liability company, partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time or is a controlling general partner. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

“Subsidiary Guarantor” shall mean each Guarantor that is a Subsidiary of the Borrower.

“Successor Borrower” shall have the meaning provided in Section 10.3(a).

“Survey” shall mean a survey of any Mortgaged Property (and all improvements thereon) based on aerial photography that is (a) (i) prepared by a licensed surveyor or engineer, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof, (iii) certified by the surveyor (in a manner reasonable in light of the size, type and location of the Real Estate covered thereby) to the Administrative Agent, the Collateral Agent and the title insurance company issuing the corresponding Mortgage, (iv) complying in all material respects with the applicable detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey, taking into account the size, type and location of the Real Estate covered thereby and (v) sufficient for the title insurance company to remove (to the extent permitted by Applicable Law) all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue such endorsements, to the extent available in the applicable jurisdiction, as the Collateral Agent may reasonably request or (b) otherwise reasonably acceptable to the Collateral Agent, taking into account the size, type and location of the Real Estate covered thereby.

“Swap Termination Value” shall mean, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender).

“Swingline Commitment” shall mean $475,000,000.

“Swingline Exposure” shall mean, with respect to any Lender, at any time, such Lender’s Revolving Credit Commitment Percentage of the Swingline Loans outstanding at such time.

“Swingline Lender” shall mean Citibank, N.A., in its capacity as lender of Swingline Loans hereunder, or any replacement or successor thereto.

“Swingline Loans” shall have the meaning provided in Section 2.1(e).

“Swingline Maturity Date” shall mean, with respect to any Swingline Loan, prior to the 2011 Revolving Credit Commitment Extension Effective Date, the date that is three Business Days prior to the 2013 Revolving Credit Maturity Date and on and after the 2011 Revolving Credit Commitment Extension Effective Date, the date that is three Business Days prior to the 2016 Revolving Credit Maturity Date.

“Syndication Agent” shall mean JPMorgan Chase Bank, N.A., together with its affiliates, as syndication agent for the Lenders under this Agreement and the other Credit Documents.

“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

“TCEH” shall have the meaning provided in the preamble to this Agreement.

“Term Loan Lender” shall mean each Lender holding a Term Loan.

“Term Loans” shall mean a 2014 Term Loan, a 2017 Term Loan, an Incremental Term Loan or any other Extended Term Loans (other than the 2017 Term Loans), as applicable.

“Term Loan Extension Request” shall have the meaning provided in Section 2.15(a)(i).

“Test Period” shall mean, for any determination under this Agreement, the four consecutive fiscal quarters of the Borrower then last ended and for which Section 9.1 Financials have been or were required to have been delivered.

“Title Company” shall mean any title insurance company as shall be retained by Borrower and reasonably acceptable to the Administrative Agent.

“Total 2013 Revolving Credit Commitment” shall mean, on any date, the sum of the 2013 Revolving Credit Commitments on such date of all 2013 Revolving Credit Lenders.

“Total 2016 Revolving Credit Commitment” shall mean, on any date, the sum of the 2016 Revolving Credit Commitments on such date of all 2016 Revolving Credit Lenders.

“Total Commitment” shall mean the sum of the Total Incremental Term Loan Commitment, the Total Incremental Deposit L/C Loan Commitment, the Total Revolving Credit Commitment, the Total New Revolving Credit Commitments, the Total Posting Commitment, the Total Incremental Posting Facility Commitment and the Total Extended Revolving Credit Commitment of each Extension Series (other than the 2016 Revolving Credit Commitments).

“Total Credit Exposure” shall mean, at any date, the sum, without duplication, of (a) the Total Commitment at such date, (b) if any of the Total 2013 Revolving Credit Commitment, the Total 2016 Revolving Credit Commitment, the Total Extended Revolving Credit Commitment of any Extension Series (other than the 2016 Revolving Credit Commitment), the Total New Revolving Credit Commitment of any tranche of New Revolving Credit Commitments, the Total Posting Commitment or the Incremental Posting Facility Commitment of any Incremental Posting Facility shall have terminated on or prior to such date, the sum of (i) the aggregate outstanding principal amount of all Revolving Credit Loans, Extended Revolving Credit Loans (other than 2016 Revolving Credit Loans), New Revolving Credit Loans in respect of such tranche or Posting Advances of the Lenders most recently holding such terminated Commitments at such date, (ii) the aggregate exposure in respect of Revolving Letters of Credit of such Lenders at such date and (iii) the aggregate exposure in respect of Swingline Loans of such Lenders at such date (which sum of the foregoing clauses (i), (ii) and (iii) shall, in the case of any such Lenders that are Revolving Credit Lenders, be equal to the aggregate Revolving Credit Exposure of such Lenders), (c) the aggregate outstanding principal amount of all Term Loans at such date and (d) the aggregate outstanding principal amount of all Deposit L/C Loans at such date.

“Total Extended Revolving Credit Commitment” shall mean the sum of the Extended Revolving Credit Commitments on such date of all Lenders of each Extension Series (other than the 2016 Revolving Credit Commitments).

“Total Incremental Deposit L/C Loan Commitment” shall mean the sum of the Incremental Deposit L/C Loan Commitments of any tranche of Incremental Deposit L/C Loans of all Lenders providing such tranche of Incremental Deposit L/C Loans.

“Total Incremental Posting Facility Commitment” shall mean the sum of the Incremental Posting Facility Commitments of each Incremental Posting Facility of all the Lenders providing such Incremental Posting Facility.

“Total Incremental Term Loan Commitment” shall mean the sum of the Incremental Term Loan Commitments of any tranche of Incremental Term Loans of all the Lenders providing such tranche of Incremental Term Loans.

“Total New Revolving Credit Commitment” shall mean the sum of the New Revolving Credit Commitments of all Lenders under any tranche of New Revolving Credit Commitments.

“Total Posting Commitment” shall mean, at any date, the Actual MTM Exposure.

“Total Revolving Credit Commitment” shall mean the sum of the Revolving Credit Commitments of all the Lenders.

“TPG” shall mean TPG Capital, L.P.

“Trading Affiliates” shall have the meaning provided in Section 14.11.

“Transaction Expenses” shall mean any fees or expenses incurred or paid by Holdings, Merger Sub, the Parent or any of their respective Subsidiaries in connection with the Transactions, this Agreement and the other Credit Documents and the transactions contemplated hereby and thereby.

“Transactions” shall mean, collectively, the transactions contemplated by this Agreement to occur on or around the Closing Date (including the entering into and funding hereunder), the Permitted Receivables Financing entered into on the Closing Date, the Parent Senior Interim Loan Documents, the Borrower Senior Interim Loan Documents, the Merger, the Equity Contribution, the Oncor Credit Facility, the Refinancing, the payment of fees and expenses in connection therewith and the consummation of any other transaction connected with the foregoing.

“Transferee” shall have the meaning provided in Section 13.6(e).

“Type” shall mean, (a) as to any Term Loan, its nature as an ABR Loan or a LIBOR Loan, (b) as to any Deposit L/C Loan, its nature as an ABR Loan or a LIBOR Loan, and (c) as to Revolving Credit Loan, Extended Revolving Credit Loan, New Revolving Credit Loan, its nature as an ABR Loan or a LIBOR Loan.

“UCC” shall mean the Uniform Commercial Code of the State of New York or the State of Texas, as applicable, or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.

“Unfunded Current Liability” of any Plan shall mean the amount, if any, by which the Accumulated Benefit Obligation (as defined under Statement of Financial Accounting Standards No. 87 (“SFAS 87”)) under the Plan as of the close of its most recent plan year, determined in accordance with SFAS 87 as in effect on the Closing Date, exceeds the fair market value of the assets allocable thereto.

“Unit” shall mean an individual power plant generation system comprised of all necessary physically connected generators, reactors, boilers, combustion turbines and other prime movers operated together to independently generate electricity.

“Unmodified 2014 Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(b).

“Unmodified 2014 Term Loan Repayment Date” shall have the meaning provided in Section 2.5(b).

“Unpaid Drawing” shall have the meaning provided in Section 3.4(a).

“Unrestricted Cash” shall mean, without duplication, (a) all cash and cash equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 10.2 and Liens permitted by Sections 10.2(j) and (bb) and clauses (i) and (ii) of Section 10.2(o)) included in the cash and cash equivalents accounts listed on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as at such date and (b) all margin deposits related to commodity positions listed as assets on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries.

“Unrestricted Subsidiary” shall mean (a) any Subsidiary of the Borrower that is formed or acquired after the Closing Date; provided that at such time (or promptly thereafter) the Borrower designates such Subsidiary an Unrestricted Subsidiary in a written notice to the Administrative Agent, (b) any Restricted Subsidiary subsequently designated as an Unrestricted Subsidiary by the Borrower in a written notice to the Administrative Agent; provided that in the case of (a) and (b), (x) such designation shall be deemed to be an Investment (or reduction in an outstanding Investment, in the case of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary) on the date of such designation in an amount equal to the net book value of the investment therein and such designation shall be permitted only to the extent permitted under Section 10.5 on the date of such designation and (y) no Default or Event of Default would result from such designation after giving Pro Forma Effect thereto and (c) each Subsidiary of an Unrestricted Subsidiary. No Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of the Borrower Senior Documents or any Refinanced Bridge Indebtedness Documentation. The Borrower may, by written notice to the Administrative Agent, re-designate any Unrestricted Subsidiary as a Restricted Subsidiary, and thereafter, such Subsidiary shall no longer constitute an Unrestricted Subsidiary, but only if (x) to the extent such Subsidiary has outstanding Indebtedness on the date of such designation, immediately after giving effect to such designation, the Borrower shall be in compliance, on a Pro Forma Basis, after giving effect to the incurrence of such Indebtedness, with the covenant set forth in Section 10.9 and (y) no Default or Event of Default would result from such re-designation. On or promptly after the date of its formation, acquisition, designation or re-designation, as applicable, each Unrestricted Subsidiary (other than an Unrestricted Subsidiary that is a Foreign Subsidiary) shall have entered into a tax sharing agreement containing terms that, in the reasonable judgment of the Administrative Agent, provide for an appropriate allocation of tax liabilities and benefits.

“Upside Amount” shall mean an amount, as of any date of determination, equal to (a) the actual aggregate amount of interest, dividends, distributions and other earnings on the funds on deposit in the Citibank Deposit L/C Loan Collateral Account from the Closing Date through the date of determination (but only for the portion of such period during which amounts on deposit in the Citibank Deposit L/C Loan Collateral Account are not invested in Deposit L/C Permitted Investments), less (b) an amount of interest that would have accrued on the funds on deposit in the Citibank Deposit L/C Loan Collateral Account from the Closing Date through the date of determination (but only for the portion of such period during which amounts on deposit in the Citibank Deposit L/C Loan Collateral Account are not invested in Deposit L/C Permitted Investments) if such funds had earned a return equal to on the one-month LIBOR Rate (assuming successive one month Interest Periods for the applicable period) less 0.12% per annum, less (c) the aggregate amount of Upside Amount Payments made by the Borrower on or prior to such date.

“Upside Amount Payment” shall have the meaning provided in Section 2.8(j).

“US Holdings” shall mean Energy Future Competitive Holdings Company, a Texas corporation, or, after the Closing Date, any other partnership, limited partnership, corporation, limited liability company, or business trust organized under the laws of the United States or any state thereof or the District of Columbia (the “New US Holdings”) that is a Subsidiary of Energy Future Competitive Holdings Company or that has merged, amalgamated or consolidated with Energy Future Competitive Holdings Company (or, in either case, the previous New US Holdings, as the case may be), (the “Previous US Holdings”); provided that, to the extent applicable, (a) such New US Holdings owns 100% of the Stock and Stock Equivalents of the Borrower, (b) the New US Holdings shall expressly assume all the obligations of the Previous US Holdings under this Agreement and the other Credit Documents to which it is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (c) such substitution and any supplements to the Credit Documents shall preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Documents, and New US Holdings shall have delivered to the Administrative Agent an officer’s certificate to that effect (d) if reasonably requested by the Administrative Agent, such New US Holdings shall have delivered an opinion of counsel in form and substance reasonably satisfactory to the Administrative Agent to the effect that such substitution does not violate this Agreement or any other Credit Document and as to the preservation and enforceability of the Guarantee and the perfection of the Liens under the Security Documents, (e) all assets of the Previous US Holdings are contributed or otherwise transferred to such New US Holdings and (f) no Default or Event of Default has occurred and is continuing at the time of such substitution and such substitution does not result in any Default or Event of Default or material tax liability; provided, further, that if the foregoing are satisfied, the Previous US Holdings shall be automatically released of all its obligations under the Credit Documents and any reference to “US Holdings” in the Credit Documents shall be meant to refer to the “New US Holdings”. Notwithstanding anything to the contrary contained in this Agreement, US Holdings or any New U.S. Holdings may change its jurisdiction of organization or location for purposes of the UCC or its identity or type of organization or corporate structure, subject to compliance with the terms and provisions of the Pledge Agreement.

“U.S. Lender” shall have the meaning provided in Section 5.4(h).

“Voting Stock” shall mean, with respect to any Person, such Person’s Stock or Stock Equivalents having the right to vote for the election of directors or other governing body of such Person under ordinary circumstances.

“Weekly Computation Date” shall mean each Tuesday or, if such Tuesday is not a Business Day, the next succeeding Business Day.

“Weekly Interest Payment Date” shall mean each Wednesday or, if such Wednesday is not a Business Day, the next succeeding Business Day.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then-outstanding principal amount of such Indebtedness.

“Wholly Owned” shall mean, with respect to the ownership by a Person of a Subsidiary, that all of the Stock of such Subsidiary (other than directors’ qualifying shares or nominee or other similar shares required pursuant to Applicable Law) are owned by such Person or another Wholly Owned Subsidiary of such Person.

1.2. Other Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

(c) Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(g) Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

1.3. Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP.

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Consolidated Total Debt to Consolidated EBITDA Ratio, the Consolidated EBITDA to Consolidated Interest Expense Ratio and the Consolidated Secured Debt to Consolidated EBITDA Ratio shall each be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

1.4. Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.5. References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to organizational documents, agreements (including the Credit Documents) and other Contractual Requirements shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are permitted by any Credit Document; and (b) references to any Requirement of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law.

1.6. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.7. Timing of Payment of Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

1.8. Currency Equivalents Generally. For purposes of determining compliance under Sections 10.4, 10.5 and 10.6 with respect to any amount denominated in any currency other than Dollars (other than with respect to (a) any amount derived from the financial statements of the Borrower and the Subsidiaries of the Borrower or (b) any Indebtedness denominated in a currency other than Dollars), such amount shall be deemed to equal the Dollar equivalent thereof based on the average Exchange Rate for such other currency for the most recent twelve-month period immediately prior to the date of determination determined in a manner consistent with that used in calculating Consolidated EBITDA for the related period. For purposes of determining compliance with Sections 10.1, 10.2 and 10.5, with respect to any amount of Indebtedness in a currency other than Dollars, compliance will be determined at the time of incurrence or advancing thereof using the Dollar equivalent thereof at the Exchange Rate in effect at the time of such incurrence or advancement.

1.9. Classification of Loans, Posting Advances and Borrowings. For purposes of this Agreement, Loans and Posting Advances may be classified and referred to by Class (e.g., a “Revolving Credit Loan”) or by Type (e.g., a “LIBOR Loan”) or by Class and Type (e.g., a “LIBOR Revolving Credit Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Credit Borrowing”) or by Type (e.g., a “LIBOR Borrowing”) or by Class and Type (e.g., a “LIBOR Revolving Credit Borrowing”).

1.10. Hedging Agreements. For the avoidance of doubt, it is understood that the following Hedging Agreements and/or Commodity Hedging Agreements shall not be deemed speculative or entered into for speculative purposes for any purpose of this Agreement: (a) any Commodity Hedging Agreement intended, at inception of execution, to hedge or manage any of the risks related to existing and/or forecasted power generation or load of the Borrower or the Restricted Subsidiaries (whether owned or contracted), (b) any Hedging Agreement intended, at inception of execution, (i) to hedge or manage the interest rate exposure associated with any debt securities, debt facilities or leases (existing or forecasted) of the Borrower or the Restricted Subsidiaries, (ii) for foreign exchange or currency exchange management, (iii) to manage commodity portfolio exposure associated with changes in interest rates or (iv) to hedge any exposure that the Borrower or the Restricted Subsidiaries may have to counterparties under other Hedging Agreements such that the combination of such Hedging Agreements is not speculative taken as a whole and (c) any Hedging Agreement and/or Commodity Hedging Agreement, as applicable, entered into by the Borrower or any Restricted Subsidiary (in each case, entered into in the ordinary course of business or consistent with past practice) that was intended, at inception of execution, to unwind or offset any Hedging Agreement and/or Commodity Hedging Agreement, as applicable, described in clauses (a) and (b) of this Section 1.10.

1.11. Amendment No. 2. Notwithstanding anything to the contrary in Amendment No. 2, each reference in Amendment No. 2 to an “exchange” of Loans or Commitments shall be deemed to be a reference to a “continuation and reclassification” of such Loans or Commitments (including without limitation each reference to an “exchange” of Original Initial Term Loans into 2017 Term Loans, an “exchange” of Original Deposit L/C Loans into 2017 Deposit L/C Loans, an “exchange” of Original Revolving Credit Commitments into 2016 Revolving Credit Commitments or an “exchange” of Revolving Credit Loans into 2016 Revolving Credit Loans being deemed to be a reference to a “continuation and reclassification” of Original Initial Term Loans as 2017 Term Loans, a “continuation and reclassification” of Original Deposit L/C Loans as 2017 Deposit L/C Loans, a “continuation and reclassification” of Original Revolving Credit Commitments as 2016 Revolving Credit Commitments or a “continuation and reclassification” of Revolving Credit Loans as 2016 Revolving Credit Loans, as applicable).

SECTION 2. Amount and Terms of Credit.

2.1. Commitments.

(a) (i) Subject to and upon the terms and conditions set forth in this Agreement as in effect immediately prior to the Amendment No. 2 Effective Date, each Lender having an Initial Term Loan Commitment (as defined in this Agreement as in effect immediately prior to the Amendment No. 2 Effective Date) made a loan or loans (each, an “Original Initial Term Loan” and, collectively, the “Original Initial Term Loans”; together with the original Delayed Draw Term Loans, the “Original Term Loans”) in Dollars on the Closing Date to the Borrower.

(ii) As of the Amendment No. 2 Effective Date, in accordance with, and upon the terms and conditions set forth in, Amendment No. 2, the Original Initial Term Loans of each Lender outstanding on such date shall be continued hereunder and reclassified as 2014 Term Loans in the same principal amount as outstanding immediately prior to the Amendment No. 2 Effective Date.

(iii) As of the 2011 Term/Deposit L/C Extension Effective Date, in accordance with, and upon the terms and conditions set forth in, Amendment No. 2, (a) the 2014 Term Loans of each 2017 Term Loan Lender outstanding on such date shall be continued hereunder and reclassified as 2017 Term Loans on such date in the principal amount set forth on Schedule I to Amendment No. 2 and (b) the 2014 Term Loans of each 2014 Term Loan Lender described in clause (a)(x) of the definition of “2014 Term Loan Lender” outstanding on such date (and the 2014 Term Loans (if any) of each 2014 Term Loan Lender described in clause (a)(y) of the definition of “2014 Term Loan Lender” that are not reclassified as 2017 Term Loans pursuant to clause (a) above) shall be continued hereunder on such date as 2014 Term Loans.

(iv) The 2014 Term Loans and the 2017 Term Loans may, at the option of the Borrower, be maintained as, and/or converted into, ABR Loans or LIBOR Loans in accordance with Section 2.6. The 2014 Term Loans and the 2017 Term Loans may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid may not be reborrowed.

(b) (i) Subject to and upon the terms and conditions set forth in this Agreement as in effect immediately prior to the Amendment No. 2 Effective Date, each Lender having an Initial Deposit L/C Loan Commitment (as defined in this Agreement as in effect immediately prior to the Amendment No. 2 Effective Date) made a loan or loans (each, an “Original Deposit L/C Loan” and, collectively, the “Original Deposit L/C Loans”) in Dollars on the Closing Date to the Borrower.

(ii) As of the Amendment No. 2 Effective Date, in accordance with and upon the terms and conditions set forth in, Amendment No. 2, the Original Deposit L/C Loans of each Lender outstanding on such date shall be continued hereunder and reclassified as 2014 Deposit L/C Loans in the same principal amount as outstanding immediately prior to the Amendment No. 2 Effective Date.

(iii) As of the 2011 Term/Deposit L/C Extension Effective Date, in accordance with, and upon the terms and conditions set forth in, Amendment No. 2, (a) the 2014 Deposit L/C Loans of each 2017 Deposit L/C Loan Lender outstanding on such date shall be continued hereunder and reclassified as 2017 Deposit L/C Loans on such date in the principal amount set forth on Schedule I to Amendment No. 2 and (b) the 2014 Deposit L/C Loans of each 2014 Deposit L/C Loan Lender described in clause (a)(x) of the definition of “2014 Deposit L/C Loan Lender” outstanding on such date (and the 2014 Deposit L/C Loans (if any) of each 2014 Deposit L/C Loan Lender described in clause (a)(y) of the definition of “2014 Deposit L/C Loan Lender” that are not reclassified as 2017 Deposit L/C Loans pursuant to clause (a) above) shall be continued hereunder on such date as 2014 Deposit L/C Loans.

(iv) The 2014 Deposit L/C Loans and the 2017 Deposit L/C Loans may, at the option of the Borrower, be maintained as, and/or converted into, ABR Loans or LIBOR Loans in accordance with Section 2.6. The 2014 Deposit L/C Loans and the 2017 Deposit L/C Loans may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid may not be reborrowed.

(c) (i) Subject to and upon the terms and conditions set forth in this Agreement as in effect immediately prior to the Amendment No. 2 Effective Date, each Lender having a Delayed Draw Term Loan Commitment (as defined in this Agreement as in effect immediately prior to the Amendment No. 2 Effective Date) made a loan or loans (each, a “Delayed Draw Term Loan” and, collectively, the “Delayed Draw Term Loans”) in Dollars prior to the Delayed Draw Term Loan Commitment Termination Date (as defined in this Agreement as in effect immediately prior to the Amendment No. 2 Effective Date) to the Borrower.

(ii) As of the Amendment No. 2 Effective Date, in accordance with and upon the terms and conditions set forth in, Amendment No. 2, the Delayed Draw Term Loans of each Lender outstanding on such date shall be continued hereunder and reclassified as 2014 Term Loans in the same principal amount as outstanding immediately prior to the Amendment No. 2 Effective Date.

(iii) As of the 2011 Term/Deposit L/C Extension Effective Date, in accordance with, and upon the terms and conditions set forth in, Amendment No. 2, (a) the 2014 Term Loans of each 2017 Term Loan Lender outstanding on such date shall be continued hereunder and reclassified as 2017 Term Loans on such date in the principal amount set forth on Schedule I to Amendment No. 2 and (b) the 2014 Term Loans of each 2014 Term Loan Lender described in clause (a)(x) of the definition of “2014 Term Loan Lender” outstanding on such date (and the 2014 Term Loans (if any) of each 2014 Term Loan Lender described in clause (a)(y) of the definition of “2014 Term Loan Lender” that are not reclassified as 2017 Term Loans pursuant to clause (a) above) shall be continued hereunder on such date as 2014 Term Loans.

(iv) The 2014 Term Loans and the 2017 Term Loans may, at the option of the Borrower, be maintained as, and/or converted into, ABR Loans or LIBOR Loans in accordance with Section 2.6. The 2014 Term Loans and the 2017 Term Loans may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid may not be reborrowed.

(d) (i) Subject to and upon the terms and conditions herein set forth, each Lender having a Revolving Credit Commitment severally, but not jointly, agrees to make a loan or loans (each a “Revolving Credit Loan” and, collectively, the “Revolving Credit Loans”) in Dollars to the Borrower.

(ii) As of the Amendment No. 2 Effective Date, in accordance with, and upon the terms and conditions set forth in, Amendment No. 2, the Original Revolving Credit Commitment of each Original Revolving Credit Lender outstanding on such date shall be continued hereunder and reclassified as a 2013 Revolving Credit Commitment in the same amount as outstanding immediately prior to the Amendment No. 2 Effective Date.

(iii) (A) As of the 2011 Revolving Credit Commitment Extension Effective Date, in accordance with, and upon the terms and conditions set forth in, Amendment No. 2, (x) the 2013 Revolving Credit Commitment of each 2013 Revolving Credit Lender described in clause (~~a~~b)(x) of the definition of “2013 Revolving Credit Lender” (and the 2013 Revolving Credit Commitment (if any) of each 2013 Revolving Credit Lender described in clause (~~a~~b)(y) of the definition of “2013 Revolving Credit Lender”) shall be continued hereunder on such date as 2013 Revolving Credit Commitments in an amount as set forth on Schedule I of Amendment No. 2 and (y) the 2013 Revolving Credit Commitment of each 2016 Revolving Credit Lender described in clause (a) of the definition of “2016 Revolving Credit Lender” outstanding on such date shall be continued hereunder and be reclassified as a 2016 Revolving Credit Commitment on such date in an amount as set forth on Schedule I of Amendment No. 2.

(B) As of the December 2012 Extension Amendment Effective Date, in accordance with, and upon the terms and conditions set forth in, the December 2012 Extension Amendment, (x) the 2013 Revolving Credit Commitment of each 2013 Revolving Credit Lender described in clause (d)(x) of the definition of “2013 Revolving Credit Lender” (and the 2013 Revolving Credit Commitment (if any) of each 2013 Revolving Credit Lender described in clause (d)(y) of the definition of “2013 Revolving Credit Lender”) shall be continued hereunder on such date as 2013 Revolving Credit Commitments, (y) the 2013 Revolving Credit Commitment of each 2016 Revolving Credit Lender described in clause (c) of the definition of “2016 Revolving Credit Lender” outstanding on such date shall be continued hereunder and be reclassified as a 2016 Revolving Credit Commitment on such date and (z) the 2016 Revolving Credit Commitments of each other 2016 Revolving Credit Lender shall be continued hereunder on such date as 2016 Revolving Credit Commitments.

(iv) Such Revolving Credit Loans (A) shall be made at any time and from time to time on and after the Closing Date and prior to (x) in the case of Lenders with 2013 Revolving Credit Commitment, the 2013 Revolving Credit Termination Date and (y) in the case of Lenders with 2016 Revolving Credit Commitments, the 2016 Revolving Credit Termination Date, (B) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, ABR Loans or LIBOR Loans; provided that all Revolving Credit Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Credit Loans of the same Type, (C) may be repaid and reborrowed in accordance with the provisions hereof, (D) shall not, for any Lender at any time with respect to any Class of Revolving Credit Loan, after giving effect thereto and to the application of the proceeds thereof, result in such Lender’s Revolving Credit Exposure with respect to such Class at such time exceeding such Lender’s Revolving Credit Commitment with respect to such Class at such time and (E) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Lenders’ Revolving Credit Exposures at such time exceeding the Total Revolving Credit Commitment then in effect. With respect to 2013 Revolving Credit Lenders, on the 2013 Revolving Credit Maturity Date, all outstanding 2013 Revolving Credit Loans shall be repaid in full. With respect to 2016 Revolving Credit Lenders, on the 2016 Revolving Credit Maturity Date, all outstanding 2016 Revolving Credit Loans shall be repaid in full. For the avoidance of doubt, on and after the 2011 Revolving Credit Commitment Extension Effective Date and prior to the 2013 Revolving Credit Maturity Date, all borrowings of Revolving Credit Loans under this Section 2.1(d) shall be made pro rata between the 2013 Revolving Credit Facility and the 2016 Revolving Credit Facility in proportion to the respective Revolving Credit Commitments under each such Revolving Credit Facility. Any Revolving Credit Loans outstanding on the Amendment No. 2 Effective Date shall be continued as 2013 Revolving Credit Loans hereunder. Any Revolving Credit Loans outstanding on the 2011 Revolving Credit Commitment Extension Effective Date shall be continued as Revolving Credit Loans hereunder; provided that (x) the Revolving Credit Loans of each 2013 Revolving Credit Lender will be continued as “2013 Revolving Credit Loans” hereunder and (y) the Revolving Credit Loans of each 2016 Revolving Credit Lender will be reclassified as 2016 Revolving Credit Loans hereunder. The Revolving Credit Loans (as defined in this Agreement as in effect immediately prior to the Amendment No. 2 Effective Date) of any Revolving Credit Lender having both a 2013 Revolving Credit Commitment and a 2016 Revolving Credit Commitment shall be so reclassified as 2013 Revolving Credit Loans and 2016 Revolving Credit Loans, respectively, in proportion to the relative amounts of such Revolving Credit Lender’s 2013 Revolving Credit Commitment and 2016 Revolving Credit Commitment, respectively. Any Revolving Credit Loans outstanding on the December 2012 Extension Amendment Effective Date shall be continued as Revolving Credit Loans hereunder; provided that (x) the Revolving Credit Loans of each 2013 Revolving Credit Lender described in clause (d) of the definition of “2013 Revolving Credit Lender” will be continued as “2013 Revolving Credit Loans” hereunder and (y) the Revolving Credit Loans of each 2016 Revolving Credit Lender described in clause (c) of the definition of “2016 Revolving Credit Lender” will be reclassified as 2016 Revolving Credit Loans hereunder.

(e) (i) Subject to and upon the terms and conditions herein set forth, the Swingline Lender in its individual capacity agrees, at any time and from time to time on and after the Closing Date and prior to the Swingline Maturity Date, to make a loan or loans (each a “Swingline Loan” and, collectively, the “Swingline Loans”) in Dollars to the Borrower, which Swingline Loans (i) shall be ABR Loans, (ii) shall have the benefit of the provisions of Section 2.1(e)(ii), (iii) shall not exceed at any time outstanding the Swingline Commitment, (iv) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Lenders’ Revolving Credit Exposures at such time exceeding the Total Revolving Credit Commitment then in effect and (v) may be repaid and reborrowed in accordance with the provisions hereof. The Swingline Lender shall not make any Swingline Loan after receiving a written notice from the Borrower or the Required Lenders stating that a Default or Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (i) of rescission of all such notices from the party or parties originally delivering such notice or (ii) of the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1 or (iii) that such Default or Event of Default is no longer continuing.

(ii) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Revolving Credit Lenders, with a copy to the Borrower and the Administrative Agent, that all then-outstanding Swingline Loans shall be funded with a Borrowing of Revolving Credit Loans, in which case Revolving Credit Loans constituting ABR Loans (each such Borrowing, a “Mandatory Borrowing”) shall be made on the immediately succeeding Business Day by all Revolving Credit Lenders pro rata based on each such Lender’s Revolving Credit Commitment Percentage (regardless of the Class of Revolving Credit Commitment held by such Lenders), and the proceeds thereof shall be applied directly to the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each Revolving Credit Lender hereby irrevocably agrees to make such Revolving Credit Loans upon one Business Day’s notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified to it in writing by the Swingline Lender notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the minimum amount for each Borrowing specified in Section 2.2, (ii) whether any conditions specified in Section 7 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing or (v) any reduction in the Total Revolving Credit Commitment after any such Swingline Loans were made. In the event that, in the sole judgment of the Swingline Lender, any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each Revolving Credit Lender hereby agrees that it shall forthwith purchase from the Swingline Lender (without recourse or warranty) such participation of the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon their respective Revolving Credit Commitment Percentages (regardless of the Class of Revolving Credit Commitments held by such Lender); provided that all principal and interest payable on such Swingline Loans shall be for the account of the Swingline Lender until the date the respective participation is purchased and, to the extent attributable to the purchased participation, shall be payable to such Lender purchasing same from and after such date of purchase. On and after the 2011 Revolving Credit Commitment Extension Effective Date until the Original Swingline Maturity Date, participations in Swingline Loans shall be allocated in accordance with the aggregate Revolving Credit Commitment (including both 2013 Revolving Credit Commitments and 2016 Revolving Credit Commitments). Notwithstanding anything contained in this Agreement to the contrary, ~~if the 2011 Revolving Credit Commitment Extension Effective Date occurred,~~ on the Original Swingline Maturity Date, the interests and participations of the 2013 Revolving Lenders in the Swingline Loans (if any) outstanding as at such day shall automatically terminate at the close of business on such date and such interests and participations in outstanding Swingline Loans shall thereupon automatically and without further action be re-allocated to the extent necessary such that the interests and participations in such Swingline Loans shall be held by the 2016 Revolving Credit Lenders ratably in proportion to their respective 2016 Revolving Credit Commitments. If the reallocations described in the previous sentence cannot, or can only partially, be effected as a result of the limitations set forth herein, the Borrower shall, on the Original Swingline Maturity Date, prepay Swingline Loans in an amount necessary such that after giving effect to such prepayment the reallocations described in the previous sentence can be fully effected and the sum of the principal amount of all then outstanding Swingline Loans plus (without duplication) the 2016 Revolving Credit Exposure of all 2016 Revolving Credit Lenders does not exceed the Total 2016 Revolving Commitment.

(iii) Resignation of Swingline Lender. The Swingline Lender may resign as Swingline Lender upon 30 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower. If the Swingline Lender shall resign, then the Borrower may appoint from among the Lenders a successor Swingline Lender, whereupon such successor Swingline Lender shall succeed to the rights, powers and duties of the replaced or resigning Swingline Lender under this Agreement and the other Credit Documents, and the term “Swingline Lender” shall mean such successor or such new Swingline Lender effective upon such appointment. The acceptance of any appointment as a Swingline Lender hereunder shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent. If the Swingline Lender resigns as Swingline Lender, it shall retain all rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Revolving Credit Loans and fund risk participations in outstanding Swingline Loans.

(f) Each Lender may at its option make any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (A) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan and (B) in exercising such option, such Lender shall use its reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.10 shall apply).

(g) Special Provisions Relating to the Exchange and Reclassifications of Term Loans on the Amendment No. 2 Effective Date and on the 2011 Term/Deposit L/C Extension Effective Date. Notwithstanding anything to the contrary in this Agreement:

(i) on the Amendment No. 2 Effective Date, (x) 2014 Term Loans shall be deemed made as LIBOR Loans in an amount equal to the principal amount of such Term Loans outstanding as LIBOR Loans immediately prior to the time of reclassification pursuant to Section 2.1(a)(ii) or 2.1(c)(ii), as applicable, (y) Interest Periods for the Term Loans described in the preceding clause (x) shall end on the same dates as the Interest Periods applicable to the Term Loans outstanding immediately prior to the time of reclassification pursuant to Section 2.1(a)(ii) or 2.1(c)(ii), as applicable, and (z) 2014 Term Loans shall be deemed made as ABR Loans in an amount equal to the principal amount of such Term Loans outstanding as ABR Loans immediately prior to the time of reclassification pursuant to Section 2.1(a)(ii) or 2.1(c)(ii), as applicable;

(ii) each 2014 Term Loan that was reclassified from any Original Term Loan shall continue to be entitled to all accrued and unpaid amounts (including interest) owing by the Borrower hereunder with respect to any Original Term Loan from which such 2014 Term Loan was reclassified, up to but excluding the Amendment No. 2 Effective Date;

(iii) no reclassification of outstanding Term Loans pursuant to Section 2.1(a)(ii) or 2.1(c)(ii), as applicable, shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement that would result in the application or operation of the provisions of Section 2.11;

(iv) on the 2011 Term/Deposit L/C Extension Effective Date, (x) 2014 Term Loans and 2017 Term Loans shall be deemed made as LIBOR Loans in an amount equal to the principal amount of such Term Loans outstanding as LIBOR Loans immediately prior to the time of reclassification pursuant to Section 2.1(a)(iii) or 2.1(c)(iii), as applicable, (y) Interest Periods for the Term Loans described in the preceding clause (x) shall end on the same dates as the Interest Periods applicable to the Term Loans outstanding immediately prior to the time of reclassification pursuant to Section 2.1(a)(iii) or 2.1(c)(iii), as applicable, and (z) 2014 Term Loans and 2017 Term Loans shall be deemed made as ABR Loans in an amount equal to the principal amount of such Term Loans outstanding as ABR Loans immediately prior to the time of reclassification pursuant to Section 2.1(a)(iii) or 2.1(c)(iii), as applicable;

(v) each 2017 Term Loan that was reclassified from any 2014 Term Loan shall continue to be entitled to all accrued and unpaid amounts (including interest) owing by the Borrower hereunder with respect to any 2014 Term Loan from which such 2017 Term Loan was reclassified, up to but excluding the 2011 Term/Deposit L/C Extension Effective Date; and

(vi) no reclassification of outstanding Term Loans pursuant to Section 2.1(a)(iii) or 2.1(c)(iii) shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement that would result in the application or operation of the provisions of Section 2.11.

(h) Special Provisions Relating to the Exchange and Reclassifications of Deposit L/C Loans on the Amendment No. 2 Effective Date and on the 2011 Term/Deposit L/C Extension Effective Date. Notwithstanding anything to the contrary in this Agreement:

(i) on the Amendment No. 2 Effective Date, (x) 2014 Deposit L/C Loans shall be deemed made as LIBOR Loans in an amount equal to the principal amount of such Deposit L/C Loans outstanding as LIBOR Loans immediately prior to the time of reclassification pursuant to Section 2.1(b)(ii), (y) Interest Periods for the Deposit L/C Loans described in the preceding clause (x) shall end on the same dates as the Interest Periods applicable to the Deposit L/C Loans outstanding immediately prior to the time of reclassification pursuant to Section 2.1(b)(ii) and (z) 2014 Deposit L/C Loans shall be deemed made as ABR Loans in an amount equal to the principal amount of such Deposit L/C Loans outstanding as ABR Loans immediately prior to the time of reclassification pursuant to Section 2.1(b)(ii);

(ii) each 2014 Deposit L/C Loan that was reclassified from any Original Deposit L/C Loan shall continue to be entitled to all accrued and unpaid amounts (including interest) owing by the Borrower hereunder with respect to any Original Deposit L/C Loan from which such 2014 Deposit L/C Loan was reclassified, up to but excluding the Amendment No. 2 Effective Date;

(iii) no reclassification of outstanding Deposit L/C Loans pursuant to Section 2.1(b)(ii) shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement that would result in the application or operation of the provisions of Section 2.11;

(iv) on the 2011 Term/Deposit L/C Extension Effective Date, (x) 2014 Deposit L/C Loans and 2017 Deposit L/C Loans shall be deemed made as LIBOR Loans in an amount equal to the principal amount of such Deposit L/C Loans outstanding as LIBOR Loans immediately prior to the time of reclassification pursuant to Section 2.1(b)(iii), (y) Interest Periods for the Deposit L/C Loans described in the preceding clause (x) shall end on the same dates as the Interest Periods applicable to the Deposit L/C Loans outstanding immediately prior to the time of reclassification pursuant to Section 2.1(b)(iii) and (z) 2014 Deposit L/C Loans and 2017 Deposit L/C Loans shall be deemed made as ABR Loans in an amount equal to the principal amount of such Deposit L/C Loans outstanding as ABR Loans immediately prior to the time of reclassification pursuant to Section 2.1(b)(iii);

(v) each 2017 Deposit L/C Loan that was reclassified from any 2014 Deposit L/C Loan shall continue to be entitled to all accrued and unpaid amounts (including interest) owing by the Borrower hereunder with respect to any 2014 Deposit L/C Loan from which such 2017 Deposit L/C Loan was reclassified, up to but excluding the 2011 Term/Deposit L/C Extension Effective Date; and

(vi) no reclassification of outstanding Deposit L/C Loans pursuant to Section 2.1(b)(iii) shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement that would result in the application or operation of the provisions of Section 2.11.

(i) Special Provisions Relating to the Exchange and Reclassifications of Revolving Credit Loans on the Amendment No. 2 Effective Date and on the 2011 Revolving Credit Commitment Extension Effective Date. Notwithstanding anything to the contrary in this Agreement:

(i) on the Amendment No. 2 Effective Date, (x) 2013 Revolving Credit Loans shall be deemed made as LIBOR Loans in an amount equal to the principal amount of such Revolving Credit Loans outstanding as LIBOR Loans immediately prior to the time of reclassification pursuant to Section 2.1(d)(ii), (y) Interest Periods for the Revolving Credit Loans described in the preceding clause (x) shall end on the same dates as the Interest Periods applicable to the Revolving Credit Loans outstanding immediately prior to the time of reclassification pursuant to Section 2.1(d)(ii) and (z) 2013 Revolving Credit Loans shall be deemed made as ABR Loans in an amount equal to the principal amount of such Revolving Credit Loans outstanding as ABR Loans immediately prior to the time of reclassification pursuant to Section 2.1(d)(ii);

(ii) each 2013 Revolving Credit Loan that was reclassified from any Revolving Credit Loan as in effect immediately prior to the Amendment No. 2 Effective Date shall continue to be entitled to all accrued and unpaid amounts (including interest) owing by the Borrower hereunder with respect to any Revolving Credit Loan as in effect immediately prior to the Amendment No. 2 Effective Date from which such 2013 Revolving Credit Loan was reclassified, up to but excluding the Amendment No. 2 Effective Date;

(iii) no reclassification of outstanding Revolving Credit Loans pursuant to Section 2.1(d)(ii) shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement that would result in the application or operation of the provisions of Section 2.11;

(iv) on the 2011 Revolving Credit Commitment Extension Effective Date, (x) 2013 Revolving Credit Loans and 2016 Revolving Credit Loans shall be deemed made as LIBOR Loans in an amount equal to the principal amount of such Revolving Credit Loans outstanding as LIBOR Loans immediately prior to the time of reclassification pursuant to Section 2.1(d)(iii)(A), (y) Interest Periods for the Revolving Credit Loans described in the preceding clause (x) shall end on the same dates as the Interest Periods applicable to the Revolving Credit Loans outstanding immediately prior to the time of reclassification pursuant to Section 2.1(d)(iii)(A) and (z) 2013 Revolving Credit Loans and 2016 Revolving Credit Loans shall be deemed made as ABR Loans in an amount equal to the principal amount of such Revolving Credit Loans outstanding as ABR Loans immediately prior to the time of reclassification pursuant to Section 2.1(d)(iii)(A);

(v) each 2016 Revolving Credit Loan that was reclassified from any 2013 Revolving Credit Loan shall continue to be entitled to all accrued and unpaid amounts (including interest) owing by the Borrower hereunder with respect to any 2013 Revolving Credit Loan from which such 2016 Revolving Credit Loan was reclassified, up to but excluding the 2011 Revolving Credit Commitment Extension Effective Date; and

(vi) no reclassification of outstanding Revolving Credit Loans pursuant to Section 2.1(d)(iii)(A) shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement that would result in the application or operation of the provisions of Section 2.11.

(j) Special Provisions Relating to the Extension and Reclassification of Revolving Credit Loans on the December 2012 Extension Amendment Effective Date. Notwithstanding anything to the contrary in this Agreement:

(i) on the December 2012 Extension Amendment Effective Date, (x) 2013 Revolving Credit Loans and 2016 Revolving Credit Loans shall be deemed made as LIBOR Loans in an amount equal to the principal amount of such Revolving Credit Loans outstanding as LIBOR Loans immediately prior to the time of reclassification pursuant to Section 2.1(d)(iii)(B), (y) Interest Periods for the Revolving Credit Loans described in the preceding clause (x) shall end on the same dates as the Interest Periods applicable to the Revolving Credit Loans outstanding immediately prior to the time of reclassification pursuant to Section 2.1(d)(iii)(B) and (z) 2013 Revolving Credit Loans and 2016 Revolving Credit Loans shall be deemed made as ABR Loans in an amount equal to the principal amount of such Revolving Credit Loans outstanding as ABR Loans immediately prior to the time of reclassification pursuant to Section 2.1(d)(iii)(B);

(ii) (x) each 2016 Revolving Credit Loan that was reclassified from any 2013 Revolving Credit Loan on the December 2012 Extension Effective Date shall continue to be entitled to all accrued and unpaid amounts (including interest) owing by the Borrower hereunder with respect to any 2013 Revolving Credit Loan from which such 2016 Revolving Credit Loan was reclassified, up to but excluding the December 2012 Extension Amendment Effective Date, and (y) each such 2016 Revolving Credit Loan and related 2016 Revolving Credit Commitment shall accrue interest and fees at the rates applicable to 2016 Revolving Credit Loans and 2016 Revolving Credit Commitments from and including the December 2012 Extension Amendment Effective Date; and

(iii) no reclassification of outstanding Revolving Credit Loans pursuant to Section 2.1(d)(iii)(B) shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement that would result in the application or operation of the provisions of Section 2.11.

2.2. Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The aggregate principal amount of (i) each Borrowing of Loans (other than Swingline Loans and Posting Advances) shall be in a minimum amount of at least the Minimum Borrowing Amount for such Type of Term Loans and in a multiple of $1,000,000 in excess thereof (except borrowings to repay Unpaid Drawings under Revolving Letters of Credit) and (ii) Swingline Loans shall be in a minimum amount of at least the Minimum Borrowing Amount for Swingline Loans and in a multiple of $100,000 in excess thereof (except Mandatory Borrowings). More than one Borrowing may be incurred on any date; provided that at no time shall there be outstanding more than (i) 25, in the case of Revolving Credit Loans, (ii) ten, in the case of Term Loans, and (iii) five, in the case of Deposit L/C Loans, Borrowings of LIBOR Loans under this Agreement.

2.3. Notice of Borrowing; Determination of Class of Loans.

(a) The Borrower shall give the Administrative Agent at the Administrative Agent’s Office (i) prior to 1:00 p.m. (New York City time) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of the Borrowing of Incremental Term Loans or Incremental Deposit L/C Loans if all or any of such Loans are to be initially LIBOR Loans, and (ii) prior written notice (or telephonic notice promptly confirmed in writing) prior to 10:00 a.m. (New York City time) on the date of the Borrowing of Incremental Term Loans or Incremental Deposit L/C Loans if all or any of such Loans are to be ABR Loans; provided that the Borrower may give such notice in any other manner as specified in the applicable Incremental Amendment. Such notice (together with each notice of Borrowing of Revolving Credit Loans pursuant to Section 2.3(d) and each notice of a Borrowing of Swingline Loans pursuant to Section 2.3(e), each a “Notice of Borrowing”) shall specify (i) the aggregate principal amount of Loans to be made, (ii) the date of the Borrowing and (iii) whether such

Loans shall consist of ABR Loans and/or LIBOR Loans and, if the Loans are to include LIBOR Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each applicable Lender written notice (or telephonic notice promptly confirmed in writing) of the proposed Borrowing of Loans, of such Lender’s proportionate share thereof and of the other matters covered by the related Notice of Borrowing.

(b) [Reserved].

(c) [Reserved].

(d) Whenever the Borrower desires to incur Revolving Credit Loans (other than Mandatory Borrowings or borrowings to repay Unpaid Drawings under Revolving Letters of Credit), the Borrower shall give the Administrative Agent at the Administrative Agent’s Office, (i) prior to 1:00 p.m. (New York City time) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Revolving Credit Loans if all or any of such Revolving Credit Loans are to be initially LIBOR Loans and (ii) prior to 1:00 p.m. (New York City time) at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Revolving Credit Loans if all or any of such Revolving Credit Loans are to be ABR Loans. Each such Notice of Borrowing shall specify (i) the aggregate principal amount of the Revolving Credit Loans to be made pursuant to such Borrowing, (ii) the date of the Borrowing (which shall be a Business Day) and (iii) whether the Borrowing shall consist of ABR Loans and/or LIBOR Loans and, if LIBOR Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Revolving Credit Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Revolving Credit Loans, of such Lender’s Revolving Credit Commitment Percentage thereof and of the other matters covered by the related Notice of Borrowing.

(e) Whenever the Borrower desires to incur Swingline Loans hereunder, the Borrower shall give the Swingline Lender and the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Swingline Loans prior to 2:00 p.m. (New York City time) or such later time as may be agreed by the Swingline Lender on the date of such Borrowing. Each such notice shall specify (i) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing and (ii) the date of Borrowing (which shall be a Business Day). If necessary, the Administrative Agent shall promptly give the Swingline Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Swingline Loans and of the other matters covered by the related Notice of Borrowing.

(f) Mandatory Borrowings shall be made upon the notice specified in Section 2.1(e)(ii), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section.

(g) Borrowings of Revolving Credit Loans to reimburse Unpaid Drawings under Revolving Letters of Credit shall be made upon the notice specified in Section 3.4(a).

(h) Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower.

2.4. Disbursement of Funds.

(a) No later than 2:00 p.m. (New York City time) on the date specified in each Notice of Borrowing (including Mandatory Borrowings and Borrowings of Revolving Credit Loans to reimburse Unpaid Drawings under Revolving Letters of Credit), each Lender will make available its pro rata portion, if any, of each Borrowing requested to be made on such date in the manner provided below; provided that all Swingline Loans shall be made available in the full amount thereof by the Swingline Lender no later than 3:30 p.m. (New York City time) on the date requested; provided, further, that for the avoidance of doubt, on and after the 2011 Revolving Credit Commitment Extension Effective Date and prior to the 2013 Revolving Credit Termination Date, all Borrowing of Revolving Credit Loans hereunder shall be made by each Lender with a Revolving Credit Commitment pro rata between the 2013 Revolving Credit Facility and the 2016 Revolving Credit Facility in proportion to the respective Revolving Credit Commitments under each such Revolving Credit Facility.

(b) Each Lender shall make available all amounts it is to fund to the Borrower under any Borrowing for its applicable Commitments in immediately available funds to the Administrative Agent at the Administrative Agent’s Office in Dollars, and the Administrative Agent will (except in the case of Mandatory Borrowings and Borrowings of Revolving Credit Loans to reimburse Unpaid Drawings under Revolving Letters of Credit) make available to the Borrower, by depositing to an account designated by the Borrower to the Administrative Agent the aggregate of the amounts so made available in Dollars. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available such amount to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent in Dollars. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the Overnight Rate or (ii) if paid by the Borrower, the then-applicable rate of interest or fees, calculated in accordance with Section 2.8, for the Loans of the applicable Class.

(c) Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).

2.5. Repayment of Loans; Evidence of Debt.

(a) The Borrower shall repay to the Administrative Agent, for the benefit of the applicable Lenders, (i) on the 2014 Term Loan Maturity Date, the then-outstanding 2014 Term Loans, (ii) on the 2017 Term Loan Maturity Date, the then-outstanding 2017 Term Loans, (iii) on the 2014 Deposit L/C Loan Maturity Date, the then-outstanding 2014 Deposit L/C Loans, (iv) on the 2017 Deposit L/C Loan Maturity Date, the then-outstanding 2017 Deposit L/C Loans, (v) on the relevant maturity date for any tranche of Incremental Term Loans, any then-outstanding Incremental Term Loans of such tranche, (vi) on the relevant maturity date for any tranche of Incremental Deposit L/C Loans, any then-outstanding

Incremental Deposit L/C Loans of such tranche, (vii) on the relevant maturity date for any tranche of New Revolving Credit Commitments, the then-outstanding New Revolving Credit Loans of such tranche, (viii) on the 2013 Revolving Credit Maturity Date, all then-outstanding 2013 Revolving Credit Loans, (ix) on the 2016 Revolving Credit Maturity Date, all then-outstanding 2016 Revolving Credit Loans, (x) on the relevant maturity date of any Extension Series of Extended Term Loans (other than the 2017 Term Loans), all then-outstanding Extended Term Loans of such Extension Series, (xi) on the relevant maturity date of any Extension Series of Extended Deposit L/C Loans (other than the 2017 Deposit L/C Loans), all then- outstanding Extended Deposit L/C Loans of such Extension Series, (xii) on the relevant maturity date for any Extension Series of Extended Revolving Credit Commitment (other than the 2016 Revolving Credit Commitments) all then-outstanding Extended Revolving Credit Loans of such Extension Series and (xiii) on the earlier to occur of (x) the date ten (10) Business Days after any Swingline Loan is made and (y) the Swingline Maturity Date, all then-outstanding Swingline Loans. Upon the repayment of the then-outstanding 2014 Deposit L/C Loans, the Deposit Letter of Credit Commitment shall be reduced by an amount equal to such repayment and the Borrower shall be permitted to withdraw an amount up to the amount of such prepayment from the Deposit L/C Loan Collateral Account to complete such repayment; provided that after giving effect to such withdrawal, (A) the Deposit Letters of Credit Outstanding at such time would not exceed the Deposit L/C Loan Collateral Account Balance and (B) the Deposit Letters of Credit Outstanding with respect to Citibank Deposit Letters of Credit at such time would not exceed the aggregate amount on deposit in the Citibank Deposit L/C Loan Collateral Account.

(b) The Borrower shall repay to the Administrative Agent, in Dollars, (i) if the 2011 Term/Deposit L/C Extension Effective Date shall not have occurred, for the benefit of the 2014 Term Loan Lenders, on each date set forth in Section A of Schedule 2.5 (each, an “Unmodified 2014 Term Loan Repayment Date”), an aggregate principal amount equal to the product of (x) the percentage set forth opposite each such Unmodified 2014 Term Loan Repayment Date in Section A of Schedule 2.5 and (y) the sum of the amount of all Original Initial Term Loans outstanding on the Closing Date and all Delayed Draw Term Loans outstanding on the Delayed Draw Term Loan Commitment Termination Date (as defined in this Agreement as in effect immediately prior to the Amendment No. 2 Effective Date) (each such amount, an “Unmodified 2014 Term Loan Repayment Amount”), which payments shall be reduced as a result of prepayments to the 2014 Term Loans in accordance with Sections 5.1 and 5.2, and (ii) if the 2011 Term/Deposit L/C Extension Effective Date shall have occurred, (A) with respect to the 2014 Term Loans, for the benefit of the 2014 Term Loan Lenders, on the 2014 Term Loan Maturity Date (the “Modified 2014 Term Loan Repayment Date”), after giving effect to the continuations and reclassifications of Term Loans set forth in Sections 2.1(a)(iii), 2.1(b)(iii), 2.1(c)(iii) and 2.1(d)(iii) and the prepayment of Term Loans contemplated by Section 8(a)(iii) of Amendment No. 2, an aggregate principal amount equal to all 2014 Term Loans outstanding on the 2014 Term Loan Maturity Date (such amount, a “Modified 2014 Term Loan Repayment Amount”), which payment shall be reduced as a result of prepayments to the 2014 Term Loans in accordance with Sections 5.1 and 5.2 (it being understood that there shall be no other Modified 2014 Term Loan Repayment Dates or Modified 2014 Term Loan Repayment Amounts), and (B) for the benefit of the 2017 Term Loan Lenders, on each date set forth in Section B of Schedule 2.5 (each, with respect to such 2017 Term Loan Lenders, a “2017 Term Loan Repayment Date”), an aggregate principal amount equal to the product of (x) the percentage set forth opposite such 2017 Term Loan Repayment Date in Section B of Schedule 2.5 and (y) the amount of all 2017 Term Loans outstanding on the 2011 Term/Deposit L/C Extension Effective Date (after giving effect to the continuations and reclassifications of Term Loans set forth in Sections 2.1(a)(iii), 2.1(b)(iii), 2.1(c)(iii) and 2.1(d)(iii)) (each such amount, a “2017 Term Loan Repayment Amount”), which payments shall be reduced as a result of prepayments to the 2017 Term Loans in accordance with Sections 5.1 and 5.2.

(c) In the event any Incremental Term Loans are made, such Incremental Term Loans, as applicable, shall be repaid in amounts (each such amount, an “Incremental Term Loan Repayment Amount”) and on dates (each an “Incremental Term Loan Repayment Date”) as agreed between the Borrower and the relevant Lenders of such Incremental Term Loans, subject to the requirements set forth in Section 2.14. In the event that any Extended Term Loans (other than the 2017 Term Loans) are established, such Extended Term Loans shall, subject to Section 2.15, be repaid by the Borrower in the amounts (each such amount, an “Extended Term Loan Repayment Amount”) and on the dates (each an “Extended Repayment Date”) set forth in the applicable Extension Amendment. In the event any Extended Revolving Credit Commitments (other than 2016 Revolving Credit Commitments) are established, such Extended Revolving Credit Commitments shall, subject to Section 2.15, be terminated (and all Extended Revolving Credit Loans of the same Extension Series repaid) on the dates set forth in the applicable Extension Amendment.

(d) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

(e) The Administrative Agent shall maintain the Register pursuant to Section 13.6(b), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, whether such Loan is a 2014 Term Loan, a 2017 Term Loan, an Incremental Term Loan (and the relevant tranche thereof), a 2014 Deposit L/C Loan, a 2017 Deposit L/C Loan, an Incremental Deposit L/C Loan (and the relevant tranche thereof), a 2013 Revolving Credit Loan, a 2016 Revolving Credit Loan, a New Revolving Credit Loan (and the relevant tranche thereof), an Extended Term Loan (other than a 2017 Term Loan), an Extended Deposit L/C Loan (other than a 2017 Deposit L/C Loan) an Extended Revolving Credit Loan (other than a 2016 Revolving Credit Loan) or Swingline Loan, as applicable, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender or the Swingline Lender hereunder, (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof and (iv) any cancellation or retirement of Loans as contemplated by Section 13.6(h).

(f) The entries made in the Register and accounts and subaccounts maintained pursuant to clauses (d) and (e) of this Section 2.5 shall, to the extent permitted by Applicable Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

2.6. Conversions and Continuations.

(a) Subject to the penultimate sentence of this clause (a), (x) the Borrower shall have the option on any Business Day to convert all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Term Loans, Deposit L/C Loans, Revolving Credit Loans, New Revolving Credit Loans or Extended Revolving Credit Loans of one Type into a Borrowing or Borrowings of another Type and (y) the Borrower shall have the option on any Business Day to continue the outstanding principal amount of any LIBOR Loans as LIBOR Loans for an additional Interest Period; provided that (i) no partial conversion of LIBOR Loans shall reduce the outstanding principal amount of LIBOR Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (ii) ABR Loans may not be converted into LIBOR Loans if a Default or Event of Default is in existence on the date of the conversion and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such conversion, (iii) LIBOR Loans may not be continued as LIBOR Loans for an additional Interest Period if a Default or Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, (iv) Borrowings resulting from conversions pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2 and (v) Swingline Loans may not be converted to LIBOR Loans. Each such conversion or continuation shall be effected by the Borrower by giving the Administrative Agent at the Administrative Agent’s Office prior to 1:00 p.m. (New York City time) at least (i) three Business Days’, in the case of a continuation of, or conversion to, LIBOR Loans or (ii) one Business Day’s in the case of a conversion into ABR Loans, prior written notice (or telephonic notice promptly confirmed in writing) (each, a “Notice of Conversion or Continuation”) specifying the Loans to be so converted or continued, the Type of Loans to be converted into or continued and, if such Loans are to be converted into, or continued as, LIBOR Loans, the Interest Period to be initially applicable thereto (if no Interest Period is selected, the Borrower shall be deemed to have selected an Interest Period of one month’s duration). The Administrative Agent shall give each applicable Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans.

(b) If any Default or Event of Default is in existence at the time of any proposed continuation of any LIBOR Loans and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, such LIBOR Loans shall be automatically converted on the last day of the current Interest Period into ABR Loans. If upon the expiration of any Interest Period in respect of LIBOR Loans, the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in clause (a) above, the Borrower shall be deemed to have elected to convert such Borrowing of LIBOR Loans into a Borrowing of ABR Loans, effective as of the expiration date of such current Interest Period.

(c) Notwithstanding anything to the contrary herein, the Borrower may deliver a Notice of Conversion or Continuation pursuant to which the Borrower elects to irrevocably continue the outstanding principal amount of any Term Loans subject to an interest rate Hedging Agreement as LIBOR Loans for each Interest Period until the expiration of the term of such applicable Hedging Agreement.

2.7. Pro Rata Borrowings. Subject to Section 2.1(d), each Borrowing of Revolving Credit Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then applicable Revolving Credit Commitments without regard to the Class of Revolving Credit Commitments held by such Lender. It is understood that (a) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender severally but not jointly shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder and (b) failure by a Lender to perform any of its obligations under any of the Credit Documents shall not release any Person from performance of its obligation under any Credit Document.

2.8. Interest.

(a) The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable ABR Margin plus the ABR, in each case, in effect from time to time.

(b) The unpaid principal amount of each LIBOR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable LIBOR Margin plus the relevant LIBOR Rate, in each case in effect from time to time.

(c) The unpaid average amount of the Aggregate Posting Advances Outstanding during each Posting Interest Period shall bear interest from and including the first date of such period to but excluding the first date of the next succeeding Weekly Interest Period at a rate per annum that shall at all times be the relevant LIBOR Rate for such Posting Interest Period.

(d) If all or a portion of (i) the principal amount of any Loan or Posting Advance or (ii) any interest payable thereon or any other amount hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum (the “Default Rate”) that is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2% or (y) in the case of any overdue interest or other amounts due hereunder, to the extent permitted by Applicable Law, the rate described in Section 2.8(a) (or, in the case of the Posting Facility, the rate described in Section 2.8(c)) plus 2% from the date of such non-payment to the date on which such amount is paid in full (after as well as before judgment).

(e) Interest on each Loan and on each Posting Advance shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall (including Posting Advances) be payable in Dollars; provided that any Loan that is repaid on the same date on which it is made shall bear interest for one day. Except as provided below, interest shall be payable (i) in respect of each ABR Loan, quarterly in arrears on the tenth Business Day following the end of each March, June, September and December, (ii) in respect of each LIBOR Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period, (iii) in respect of each Loan, (A) on any prepayment; provided that interest on ABR Loans shall only become due pursuant to this subclause (A) if the aggregate principal amount of the ABR Loans then-outstanding is repaid in full, (B) at maturity (whether by acceleration or otherwise) and (C) after such maturity, on demand, and (iv) in respect of each Posting Advance, on each Weekly Interest Payment Date to the Posting Agent, for the account of the relevant Posting Lenders, the amount of interest applicable to the Posting Interest Period ending on such Weekly Interest Payment Date as computed pursuant to Section 2.8(c) of this Agreement; provided that, to the extent any such interest payment on any Posting Advance is subject to a netting and/or settlement agreement, such interest payment shall be applied, paid or otherwise netted and/or settled, on behalf of the Borrower, as required thereunder.

(f) All computations of interest hereunder shall be made in accordance with Section 5.5.

(g) The Administrative Agent, upon determining the interest rate for any Borrowing of LIBOR Loans, shall promptly notify the Borrower and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.

(h) The Posting Agent, upon determining the LIBOR Rate for each Posting Interest Period, shall promptly notify the Borrower and the Posting Calculation Agent of such determination by no later than 10:00 a.m. (New York City time) on the relevant Weekly Interest Payment Date. Notice of such amount may be provided by email at the address set forth on Schedule 13.2.

(i) In the event that the Administrative Agent or the Borrower determine that any Section 9.1 Financials previously delivered were incorrect or inaccurate and such inaccuracy, if corrected, would have led to the application of a higher Applicable ABR Margin or Applicable LIBOR Margin for any period (an “Applicable Period”) than the Applicable ABR Margin or Applicable LIBOR Margin applied for such Applicable Period, then (i) the Borrower shall as soon as practicable deliver to the Administrative Agent the correct Section 9.1 Financials for such Applicable Period, (ii) the Applicable ABR Margin or Applicable LIBOR Margin, as the case may be, shall be determined as if the pricing level for such higher Applicable ABR Margin or Applicable LIBOR Margin, as the case may be, were applicable for such Applicable Period, and (iii) the Borrower shall within 15 days after delivery of such financial statements pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable ABR Margin or Applicable LIBOR Margin, as the case may be, for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with this Agreement. This Section 2.8(i) shall not limit the rights of the Administrative Agent and Lenders with respect to Section 2.8(d) and Section 11.

(j) Within 20 Business Days following the end of each March, June, September and December (commencing with December 31, 2007) prior to the 2014 Deposit L/C Loan Maturity Date and within 20 Business Days, following the 2014 Deposit L/C Loan Maturity Date, (i) if the Shortfall Amount at the end of such month (or at the 2014 Deposit L/C Loan Maturity Date, as applicable) is positive, the Administrative Agent shall pay to the Borrower an amount equal to such Shortfall Amount and (ii) if the Shortfall Amount at the end of such month is negative, the Administrative Agent shall deliver notice to the Borrower of such Shortfall Amount and, within 10 Business Days of receipt of such notice, the Borrower shall pay to the Administrative Agent an amount equal to such Shortfall Amount (each such payment under clause (i) or (ii), a “Shortfall Payment”); provided that (A) in no event shall the Borrower be obligated to make Shortfall Payments to the Administrative Agent that, in the aggregate, exceed the greater of (x) the aggregate amount of Shortfall Payments made by the Administrative Agent to the Borrower from the Closing Date through any such date of determination and (y) the Upside Amount as of the date of such determination (each such payment made pursuant to this clause (y) in excess of the amount in clause (x), an “Upside Amount Payment”) and (B) for the avoidance of doubt, (1) the Administrative Agent shall have no obligation to make Shortfall Payments to the Borrower with respect to amounts accrued (or that would have accrued) after the 2014 Deposit L/C Loan Maturity Date and (2) the Borrower shall have no obligation to make Shortfall Payments to the Administrative Agent with respect to amounts accrued (or that would have accrued) after the 2014 Deposit L/C Loan Maturity Date.

2.9. Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of LIBOR Loans in accordance with Section 2.6(a), the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower be a one, two, three or six or (if available to all relevant Lenders participating in the relevant Credit Facility) a nine or twelve month period or a period of less than one month; provided that, notwithstanding the foregoing, the initial Interest Period beginning on the Closing Date may be for a period of less than one month if agreed upon by the Borrower and the Administrative Agent.

Notwithstanding anything to the contrary contained above:

(a) the initial Interest Period for any Borrowing of LIBOR Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(b) if any Interest Period relating to a Borrowing of LIBOR Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period in respect of a LIBOR Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(d) the Borrower shall not be entitled to elect any Interest Period in respect of any LIBOR Loan if such Interest Period would extend beyond the applicable Maturity Date of such Loan; and

(e) Posting Interest Periods shall be governed by Section 14.

2.10. Increased Costs, Illegality, Etc.

(a) In the event that (x) in the case of clause (i) below, the Administrative Agent (or, in the case of the Posting Facility, the Posting Agent) or (y) in the case of clauses (ii) and (iii) below, any Lender shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):

(i) on any date for determining the LIBOR Rate for any Interest Period or on the date for determining the LIBOR Rate for any Posting Interest Period that (x) deposits in the principal amounts and currencies of the Loans or Posting Advances, as applicable, comprising such LIBOR Borrowing or Posting Advance, as the case may be, are not generally available in the relevant market or (y) by reason of any changes arising on or after the Closing Date affecting the interbank LIBOR market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR Rate; or

(ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any LIBOR Loans or with respect to any Posting Advances (other than any increase or reduction attributable to (i) Taxes indemnifiable under Section 5.4, (ii) net income taxes and franchise and excise taxes (imposed in lieu of net income taxes) imposed on any Agent or Lender or (iii) Taxes included under clauses (c) and (d) of the definition of “Excluded Taxes”) because of (x) any change since the Closing Date in any Applicable Law (or in the interpretation or administration thereof and including the introduction of any new Applicable Law), such as, for example, without limitation, a change in official reserve requirements, and/or (y) other circumstances affecting the interbank LIBOR market or the position of such Lender in such market; or

(iii) at any time, that the making or continuance of any LIBOR Loan or the making of any Posting Advance has become unlawful as a result of compliance by such Lender in good faith with any Applicable Law (or would conflict with any such Applicable Law not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Closing Date that materially and adversely affects the interbank LIBOR market;

then, and in any such event, such Lender (or the Administrative Agent (or, in the case of the Posting Facility, the Posting Agent), in the case of clause (i) above) shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to the Borrower and to the Administrative Agent (or, in the case of the Posting Facility, the Posting Agent) of such determination (which notice the Administrative

Agent (or the Posting Agent, as applicable) shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, LIBOR Loans or Posting Advances, as applicable, shall no longer be available until such time as the Administrative Agent (or the Posting Agent, as applicable) notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent (or the Posting Agent, as applicable) no longer exist (which notice the Administrative Agent (or the Posting Agent, as applicable) agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to LIBOR Loans or any notice given by the Posting Calculation Agent with respect to any Posting Advances, that have not yet been incurred shall be deemed rescinded by the Borrower or the Posting Calculation Agent, as applicable, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, promptly after receipt of written demand therefor such additional amounts (in the form of an increased rate of or a different method of calculating, interest or otherwise, as such Lender in its reasonable discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) and (z) in the case of subclause (iii) above, the Borrower shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by Applicable Law.

(b) At any time that any LIBOR Loan or any Posting Advance is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Borrower may (and in the case of a LIBOR Loan or a Posting Advance, as the case may be, affected pursuant to Section 2.10(a)(iii) shall) either (x) if the affected LIBOR Loan or the affected Posting Advance, as the case may be, is then being made pursuant to a Borrowing, cancel such Borrowing by giving the Administrative Agent (or the Posting Agent, as applicable) telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.10(a)(ii) or (iii) or (y) if the affected LIBOR Loan or the affected Posting Advance, as the case may be, is then-outstanding, upon at least three Business Days’ notice to the Administrative Agent (or the Posting Agent, as applicable) require the affected Lender to convert each such LIBOR Loan or such Posting Advance, as the case may be, into an ABR Loan; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b).

(c) If, after the Closing Date, any Change in Law relating to capital adequacy of any Lender or compliance by any Lender or its parent with any Change in Law relating to capital adequacy occurring after the Closing Date, has or would have the effect of reducing the rate of return on such Lender’s or its parent’s or its Affiliate’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent or its Affiliate could have achieved but for such Change in Law (taking into consideration such Lender’s or its parent’s policies with respect to capital adequacy), then from time to time, promptly after demand by such Lender (with a copy to the Administrative Agent (or with respect to the Posting Facility, the Posting Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any Applicable Law as in effect on the Closing Date. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) upon receipt of such notice.

2.11. Compensation. If (i) any payment of principal of any LIBOR Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such LIBOR Loan as a result of a payment or conversion pursuant to Section 2.5, 2.6, 2.10, 5.1, 5.2 or 13.7, as a result of acceleration of the maturity of the Loans pursuant to Section 11 or for any other reason, (ii) any Borrowing of LIBOR Loans is not made as a result of a withdrawn Notice of Borrowing, (iii) any ABR Loan is not converted into a LIBOR Loan as a result of a withdrawn Notice of Conversion or Continuation, (iv) any LIBOR Loan is not continued as a LIBOR Loan, as the case may be, as a result of a withdrawn Notice of Conversion or Continuation or (v) any prepayment of principal of any LIBOR Loan is not made as a result of a withdrawn notice of prepayment pursuant to Section 5.1 or 5.2, the Borrower shall, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such LIBOR Loan. It is agreed and understood that the provisions of this Section 2.11 shall not apply to any Posting Advances.

2.12. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii), 2.10(a)(iii), 2.10(b), 3.5 or 5.4 with respect to such Lender, it will, if requested by the Borrower use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or any Posting Advances affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.10, 3.5 or 5.4.

2.13. Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.10, 2.11, 3.5 or 5.4 is given by any Lender more than 180 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 2.10, 2.11, 3.5 or 5.4, as the case may be, for any such amounts incurred or accruing prior to the 181st day prior to the giving of such notice to the Borrower.

2.14. Incremental Facilities.

(a) The Borrower may, at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (i) one or more additional tranches of term loans (the “Incremental Term Loans”), (ii) one or more additional tranches of deposit l/c loans (the “Incremental Deposit L/C Loans”), (iii) one or more increases in the amount of the Revolving Credit Commitments; provided that on or after the 2011 Revolving Credit Commitment Extension Effective Date, increases shall be of the 2016 Revolving Credit Commitments or any other Extended Revolving Credit Commitment (each such increase, an “Incremental Revolving Commitment Increase”) or (iv) one or more incremental commodity cash collateral posting facilities (each, an “Incremental Posting Facility”); provided that (A) both at the time of any such request and after giving effect to the effectiveness of any Incremental Amendment referred to below, no Default or Event of Default shall exist and at the time that any such Incremental Term Loan, Incremental Deposit L/C Loan, Incremental Revolving Commitment Increase or Incremental Posting Facility is made or effected (and after giving effect thereto), no Default or Event of

Default shall exist and the conditions in Section 7.1 shall be satisfied and (B) the Borrower shall be in compliance with the covenant set forth in Section 10.9 determined on a Pro Forma Basis as of the date of the making of such Incremental Term Loan, Incremental Deposit L/C Loans, Incremental Revolving Commitment Increase or the entering into such Incremental Posting Facility, as the case may be, and as of the last day of the most recent Test Period, in each case as if such Incremental Term Loans, Incremental Deposit L/C Loans, Incremental Revolving Credit Commitment Increase or Incremental Posting Facility, as applicable, had been outstanding on the last day of such Test Period for testing compliance therewith.

(b) Each tranche of Incremental Term Loans, each tranche of Incremental Deposit L/C Loans and each Incremental Revolving Commitment Increase shall be in an aggregate principal amount that is not less than $50,000,000 (provided that such amount may be less than $50,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence). Notwithstanding anything to the contrary herein, the aggregate amount of all Incremental Term Loans, Incremental Deposit L/C Loans and the Incremental Revolving Commitment Increases shall not exceed $750,000,000 minus the aggregate principal amount of Permitted Other Debt incurred under Section 10.1(y)(iii) (the “Incremental Limit”).

(c) The Incremental Term Loans (i) shall rank pari passu in right of payment and of security with the Revolving Credit Loans, all other Term Loans, the Posting Advances and the Deposit L/C Loans, (ii) shall not mature earlier than the Latest Maturity Date, (iii) shall have interest rates, interest margins, rate floors, fees, funding discounts, premiums and amortization schedules determined by the Borrower and the lenders thereof and (iv) may have terms and conditions different from those of the other Term Loans; provided that, except with respect to the differences set forth in clauses (ii) and (iii) above, any differences must be reasonably acceptable to the Administrative Agent.

(d) The Incremental Deposit L/C Loans (i) shall rank pari passu in right of payment and of security with the Revolving Credit Loans, the Term Loans, the Posting Advances and all other Deposit L/C Loans, (ii) shall not mature earlier than the Latest Maturity Date, (iii) shall have interest rates, interest margins, rate floors, fees, funding discounts, premiums and amortization schedules determined by the Borrower and the lenders thereof and (iv) may have terms and conditions different from those of the other Deposit L/C Loans; provided that, except with respect to the differences set forth in clauses (ii) and (iii) above, any differences must be reasonably acceptable to the Administrative Agent.

(e) Each Incremental Posting Facility shall rank pari passu in right of payment and of security with the Revolving Credit Loans, the Term Loans, all other Posting Advances and the Deposit L/C Loans.

(f) Each notice from the Borrower pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans, Incremental Deposit L/C Loans, Incremental Revolving Commitment Increases or Incremental Posting Facilities. Incremental Term Loans and Incremental Deposit L/C Loans may be made, and Incremental Revolving Commitment Increases and Incremental Posting Facilities may be provided, by any existing Lender (it being understood that (i) no existing Lender will have an obligation to make a portion of any Incremental Term Loan, Incremental Deposit L/C Loan or any Incremental Posting Facility, (ii) no existing Lender with a Revolving Credit Commitment will have any obligation to provide a portion of any Incremental Revolving Commitment Increase and (iii) the Borrower shall have no obligation to offer any existing Lender the opportunity to provide any such Incremental Term Loans, Incremental Deposit L/C Loans, Incremental Revolving Commitment Increases (including pursuant to New Revolving Credit Commitments) or Incremental Posting Facilities) or by any Additional Lender; provided that the Administrative Agent shall have consented (not to be unreasonably withheld) to such Lender’s or Additional Lender’s making such Incremental Term Loans, Incremental Deposit L/C Loans or providing such Incremental Revolving Commitment Increases if such consent would be required under Section 13.6(b) for an assignment of Loans or Commitments, as applicable, to such Lender or Additional Lender.

(g) Commitments in respect of Incremental Term Loans, Incremental Deposit L/C Loans, Incremental Revolving Commitment Increases and Incremental Posting Facilities shall become Commitments (or in the case of an Incremental Revolving Commitment Increase to be provided by an existing Lender with a Revolving Credit Commitment, an increase in such Lender’s applicable Revolving Credit Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement (which shall be substantially in the form of Exhibit L to this Agreement) and, as appropriate, the other Credit Documents, executed by the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, except with respect to any Incremental Posting Facility, the Administrative Agent and, with respect to any Incremental Posting Facility, the relevant posting and calculation agents. The Incremental Amendment may, subject to Section 2.14(c), (d) or (e) as the case may be, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section. The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof (each an “Incremental Facility Closing Date”) of the conditions in Section 7.1 and such other conditions as the parties thereto shall agree. The Borrower may use the proceeds of the Incremental Term Loans, Incremental Deposit L/C Loans, Incremental Revolving Commitment Increases and Incremental Posting Facilities for any purpose not prohibited by this Agreement.

(h) (i) No Lender shall be obligated to provide any Incremental Term Loans, Incremental Deposit L/C Loans, Incremental Revolving Commitment Increases or Incremental Posting Facilities, unless it so agrees and the Borrower shall not be obligated to offer any existing Lender the opportunity to provide any Incremental Term Loans, Incremental Deposit L/C Loans, Incremental Revolving Credit Increases or Incremental Posting Facilities. Upon each increase in the Revolving Credit Commitments or, after the 2011 Revolving Credit Commitment Extension Effective Date, the 2016 Revolving Credit Commitments or any other Extended Revolving Credit Commitment (other than pursuant to clause (ii) below) pursuant to this Section, each Lender with a Revolving Credit Commitment immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Incremental Revolving Commitment Increase (each an “Incremental Revolving Commitment Increase Lender”) in respect of such increase, and each such Incremental Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Revolving Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Revolving Letters of Credit and (ii) participations hereunder in Swingline Loans held by each Lender with a Revolving Credit Commitment (including each such Incremental Revolving Commitment Increase Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Lenders represented by such Lender’s Revolving Credit Commitment. If, on the date of such increase, there are any Revolving Credit Loans outstanding, such Revolving Credit Loans shall on or prior to the effectiveness of such Incremental Revolving Commitment Increase be prepaid from the proceeds of additional Revolving Credit Loans made hereunder (reflecting such increase in Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any costs incurred by any Lender in accordance with Section 2.11. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(ii) At the option of the Borrower and the Incremental Lenders providing such Incremental Revolving Commitment Increases, any Incremental Revolving Commitment Increases may be in the form of one or more separate classes of revolving credit commitments (the “New Revolving Credit Commitments”) which shall constitute a separate Class of Commitments from the Revolving Credit Commitments, any other Extended Revolving Credit Commitments and/or any other New Revolving Credit Commitments (each such separate Class of New Revolving Credit Commitments, a “New Revolving Credit Series” and each Loan thereunder, a “New Revolving Credit Loan”) and the related Loans shall constitute a separate Class of Loans from the Revolving Credit Loans, any other Extended Revolving Credit Loans and/or any other New Revolving Credit Loans (it being understood that New Revolving Credit Commitments of a single New Revolving Credit Series may be established on more than one date); provided that:

(A) the aggregate amount of New Revolving Credit Commitments in effect at any time, when aggregated with the aggregate amount of Revolving Credit Commitments and any other Extended Revolving Credit Commitments at such time, shall not exceed the sum of (x) $2,700,000,000 less all 2011 Revolving Credit Commitment Termination Amounts and (y) the remainder, if positive, of (A) $750,000,000 minus (B) the aggregate amount of Incremental Term Loans and Incremental Deposit L/C Loans established on or prior to such date minus (C) the aggregate amount of Permitted Other Debt previously established in reliance of Section 10.1(y)(iii);

(B) Each tranche of New Revolving Credit Commitments shall be in an aggregate principal amount of not less than $50,000,000 (provided that such amount may be less than $50,000,000 if such amount represents all remaining availability under the limit set forth in Section 2.14(b) above).

(C) the terms of such New Revolving Credit Commitments, except for (w) the tenor of the New Revolving Credit Commitments (which shall have a scheduled expiration date no earlier than the Revolving Credit Maturity Date), (x) the size of any swingline loan and/or letter of credit subfacilities under such New Revolving Credit Commitments, (y) the applicable interest rates, interest margins, rate floors, premiums, funding discounts and fees payable with respect to such New Revolving Credit Commitments and (z) the borrowing, repayment and termination of Commitment procedures (in each case which shall be as specified in the applicable Incremental Amendment), shall be similar to the terms of the Revolving Credit Commitments and any other Extended Revolving Credit Commitments (unless otherwise consented to by the Administrative Agent); and

(D) in connection with the establishment of any New Revolving Credit Commitments that will include swingline loan and/or letter of credit subfacilities, any amendment to this Agreement pursuant to this Section 2.14(h)(ii) may include provisions relating to swingline loans and/or letters of credit, as applicable, issued thereunder, which issuances shall be on terms similar (except for the overall size of such subfacilities and the identity of the swingline lender and letter of credit issuer, as applicable, and borrowing, repayment and termination of commitment procedures, in each case which shall be specified in the applicable Incremental Amendment) to the terms relating to Swingline Loans and Letters of Credit with respect to the Revolving Credit Commitments or otherwise reasonably acceptable to the Administrative Agent and any applicable swingline lender or letter of credit issuer thereunder.

2.15. Extensions of Term Loans and Revolving Credit Loans and Revolving Credit Commitments. (a)(i) The Borrower may at any time and from time to time request that all or a portion of the Term Loans of any Class (an “Existing Term Loan Class”) be exchanged to extend the scheduled final maturity date(s) of any payment of principal with respect to all or any portion of the principal amount of such Loans (any such Term Loans which have been so extended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.15. In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Term Loan Class) (a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which terms shall be similar to the Term Loans of the Existing Term Loan Class from which they are to be extended except that (w) the scheduled final maturity date shall be extended and all or any of the scheduled amortization payments of all or a portion of any principal amount of such Extended Term Loans may be delayed to later dates than the scheduled amortization of principal of the Term Loans of such Existing Term Loan Class (with any such delay resulting in a corresponding adjustment to the scheduled amortization payments reflected in Section 2.5 or in the Incremental Amendment, as the case may be, with respect to the Existing Term Loan Class of Term Loans from which such Extended Term Loans were extended, in each case as more particularly set forth in paragraph (c) of this Section 2.15 below), (x) (A) the interest rates, interest margins, upfront fees, funding discounts, original issue discounts and premiums (including through fixed interest rates) with respect to the Extended Term Loans may be different than those for the Term Loans of such Existing Term Loan Class and/or (B) additional fees may be payable to the Lenders providing such Extended Term Loans in addition to or in lieu of any of the items contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment, (y) subject to the provisions set forth in Sections 5.1 and 5.2, the Extended Term Loans may have optional prepayment terms (including call protection and prepayment premiums) and mandatory prepayment terms as may be agreed between the Borrower and the Lender thereof and (z) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date, provided that the principal amount of the Extended Term Loans shall not exceed the principal amount of the Term Loans being extended. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Class exchanged into Extended Term Loans pursuant to any Term Loan Extension Request. Any Extended Term Loans of any Extension Series shall constitute a separate Class of Term Loans from the Existing Term Loan Class of Term Loans from which they were extended.

(ii) The Borrower may at any time and from time to time request that all or a portion of the Revolving Credit Commitments, any previously extended Extended Revolving Credit Commitments and/or any New Revolving Credit Commitments, each existing at the time of such request (each, an “Existing Revolving Credit Commitment” and any related revolving credit loans thereunder, “Existing Revolving Credit Loans”) be exchanged to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Existing Revolving Credit Loans related to such Existing Revolving Credit Commitments (any such Existing Revolving Credit Commitments which have been so extended, “Extended Revolving Credit Commitments” and any related Loans, “Extended Revolving Credit Loans”) and to provide for other terms consistent with this Section 2.15. In order to establish any Extended Revolving Credit Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Class of Existing Revolving Credit Commitments) (a “Revolving Credit Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which terms shall be similar to those applicable to the Existing Revolving Credit Commitments from which they are to be extended (the “Specified Existing Revolving Credit Commitment”) except (w) all or any of the final maturity dates of such Extended Revolving Credit Commitments may be delayed to later dates than the final maturity dates of the Specified Existing Revolving Credit Commitments, (x) (A) the interest rates, interest margins, rate floors, upfront fees, funding discounts, original issue discount and premiums with respect to the Extended Revolving Credit Commitments may be different than those for the Specified Existing Revolving Credit Commitments and/or (B) additional fees may be payable to the Lenders providing such Extended Revolving Credit Commitments in addition to or in lieu of any of the items contemplated by the preceding clause (A), (y) the undrawn revolving credit commitment fee rate with respect to the Extended Revolving Credit Commitments may be different than such rate for the Specified Existing Revolving Credit Commitment and (z) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date; provided that the amount of the Extended Revolving Credit Commitments and the principal amount of the Extended Revolving Credit Loans shall not exceed the amount of the Specified Existing Revolving Credit Commitments being extended and the principal amount of the related Existing Revolving Credit Loans being extended, respectively, and provided further that, notwithstanding anything to the contrary in this Section 2.15 or otherwise, (1) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of the Extended Revolving Credit Loans under any Extended Revolving Credit Commitments shall be made on a pro rata basis with any borrowings and repayments of the Specified Existing Revolving Credit Commitments (the mechanics for which may be implemented through the applicable Extension Amendment and may include technical changes related to the borrowing and repayment procedures of the applicable Credit Facility), (2) assignments and participations of Extended Revolving Credit Commitments and Extended Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and the Revolving Credit Loans related to such Commitments set forth in Section 13.6 and (3) subject to Section 4.2, Section 5.2(a)(iv), Section 5.2(e)(ii) and Section 10.1(y)(ii), permanent repayments of Old Revolving Credit Loans (and permanent reductions in Old Revolving Credit Commitments) or permanent reduction of Old Revolving Credit Commitments shall be permitted as may be agreed between the Borrower and such Lenders thereof. Any Extended Revolving Credit Commitments of any Extension Series shall constitute a separate Class of revolving credit commitments from the Specified Existing Revolving Credit Commitments and from any other Existing Revolving Credit Commitments (together with any other Extended Revolving Credit Commitments so established on such date).

(iii) The Borrower may at any time and from time to time request that all or a portion of the Deposit L/C Loans of any Class (an “Existing Deposit L/C Loan Class”) be exchanged to extend the scheduled final maturity date(s) of any payment of principal with respect to all or any portion of the principal amount of such Loans (any such Deposit L/C Loans which have been so extended, “Extended Deposit L/C Loans”) and to provide for other terms consistent with this Section 2.15. In order to establish any Extended Deposit L/C Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Deposit L/C Loan Class) (a “Deposit L/C Loan Extension Request”) setting forth the proposed terms of the Extended Deposit L/C Loans to be established, which terms shall be similar to the Deposit L/C Loans of the Existing Deposit L/C Loan Class from which they are to be extended except that (w) the scheduled final maturity date shall be extended and all or any of the scheduled amortization payments of all or a portion of any principal amount of such Extended Deposit L/C Loans may be delayed to later dates than the scheduled amortization of principal of the Deposit L/C Loans of such Existing Deposit L/C Loan Class (with any such delay resulting in a corresponding adjustment to the scheduled amortization payments reflected in Section 2.5 or in the Incremental Amendment, as the case may be, with respect to the Existing Deposit L/C Loan Class of Deposit L/C Loans from which such Extended Deposit L/C Loans were extended, in each case as more particularly set forth in paragraph (c) of this Section 2.15 below), (x) (A) the interest rates, interest margins, upfront fees, funding discounts, original issue discounts and premiums (including through fixed interest rates) with respect to the Extended Deposit L/C Loans may be different from those for the Deposit L/C Loans of such Existing Deposit L/C Loan Class and/or (B) additional fees may be payable to the Lenders providing such Extended Deposit L/C Loans in addition to or in lieu of any of the items contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment, (y) subject to the provisions set forth in Sections 5.1 and 5.2, the Extended Deposit L/C Loans may have optional prepayment terms (including call protection and prepayment premiums) and mandatory prepayment terms as may be agreed between the Borrower and the Lender thereof and (z) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date, provided that the principal amount of the Extended Deposit L/C Loans shall not exceed the principal amount of the Existing Deposit L/C Loans being extended. No Lender shall have any obligation to agree to have any of its Deposit L/C Loans of any Existing Deposit L/C Loan Class exchanged into Extended Deposit L/C Loans pursuant to any Deposit L/C Loan Extension Request. Any Extended Deposit L/C Loans of any Extension Series shall constitute a separate Class of Deposit L/C Loans from the Existing Deposit L/C Loan Class of Deposit L/C Loans from which they were extended. Notwithstanding anything to the contrary contained in this Section 2.15(a)(iii), the applicable Extension Amendment may provide that the Deposit L/C Termination Date may be extended and the related obligations to make Deposit Letters of Credit may be continued so long as the applicable Deposit Letter of Credit Issuer has consented to such extensions (it being understood that no consent of any other Lender shall be required in connection with any such extension).

(b) The Borrower shall provide the applicable Extension Request at least five (5) Business Days (or such shorter period as the Administrative Agent may determine in its discretion) prior to the date on which Lenders under the Existing Class are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent in each case acting reasonably to accomplish the purposes of this Section 2.15 (it being understood that the offer and allocation procedures for each Extension Series shall be substantially similar to those used for the offer and allocation of loans as provided in Amendment No. 2). Any Lender (an “Extending Lender”) wishing to have all or a portion of its Term Loans, Deposit L/C Loans, Revolving Credit Commitments, New Revolving Credit Commitments or Extended Revolving Credit Commitments of the Existing Class subject to such Extension Request exchanged into Extended Loans/Commitments shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans, Deposit L/C Loans, Revolving Credit Commitments, New Revolving Credit Commitments or Extended Revolving Credit Commitments of the Existing Class which it has elected to exchange into Extended Loans/Commitments (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate amount of Term Loans, Deposit L/C Loans, Revolving Credit Commitments, New Revolving Credit Commitments or Extended Revolving Credit Commitments of the Existing Class subject to Extension Elections exceeds the amount of Extended Loans/Commitments requested pursuant to the Extension Request, Term Loans, Deposit L/C Loans, Revolving Credit Commitments, New Revolving Credit Commitments or Extended Revolving Credit Commitments subject to Extension Elections shall be converted to Extended Loans/Commitments as provided for in the applicable Extension Amendment. Notwithstanding the conversion of any Existing Revolving Credit Commitment (other than a New Revolving Credit Commitment) into an Extended Revolving Credit Commitment, such Extended Revolving Credit Commitment shall be treated identically to all other Old Revolving Credit Commitments for purposes of the obligations of a Revolving Credit Lender in respect of Swingline Loans under Section 2.1(e) and Revolving Letters of Credit under Article 3, except that the applicable Extension Amendment may provide that the Swingline Maturity Date and/or the Revolving L/C Maturity Date may be extended and the related obligations to make Swingline Loans and issue Revolving Letters of Credit may be continued so long as the applicable Swingline Lender and/or the applicable Revolving Letter of Credit Issuer, as applicable, have consented to such extensions (it being understood that no consent of any other Lender shall be required in connection with any such extension). Notwithstanding the conversion of any Existing Revolving Credit Commitment that is a New Revolving Credit Commitment (or any previously extended New Revolving Credit Commitment) into an Extended Revolving Credit Commitment, such Extended Revolving Credit Commitment shall be treated identically to all other Old Revolving Credit Commitments for purposes of the obligations of a Lender in respect of swingline loans and letters of credit, except that the applicable Extension Amendment may provide that the swingline maturity date and/or the letter of credit maturity date may be extended and the related obligations to make swingline loans and issue letters of credit may be continued so long as the applicable swingline lender and/or the applicable letter of credit issuer, as applicable, have consented to such extensions (it being understood that no consent of any other Lender shall be required in connection with any such extension).

(c) Extended Loans/Commitments shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.15(c) and notwithstanding anything to the contrary set forth in Section 13.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Loans/Commitments established thereby) executed by the Credit Parties, the Administrative Agent and the Extending Lenders. No Extension Amendment shall provide for any tranche of Extended Loans/Commitments in an aggregate principal amount that is less than $50,000,000. In addition to any terms and changes required or permitted by Section 2.15(a), each Extension Amendment in respect of Extended Term Loans shall amend the scheduled amortization payments pursuant to Section 2.5 or the applicable Incremental Amendment with respect to the Existing Class of Term Loans from which the Extended Term Loans were exchanged to reduce each scheduled Repayment Amount for the Existing Class in the same proportion as the amount of Term Loans of the Existing Class is to be reduced pursuant to such Extension Amendment (it being understood that the amount of any Repayment Amount payable with respect to any individual Term Loan of such Existing Class that is not an Extended Term Loan shall not be reduced as a result thereof). Notwithstanding anything to the contrary in this Section 2.15 and without limiting the generality or applicability of Section 13.1 to any Section 2.15 Additional Amendments, any Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.15 Additional Amendment”) to this Agreement and the other Credit Documents; provided that such Section 2.15 Additional Amendments do not become effective prior to the time that such Section 2.15 Additional Amendments have been consented to (including, without limitation, pursuant to (1) consents applicable to holders of Incremental Term Loans, Incremental Deposit L/C Loans, New Revolving Credit Commitments and Incremental Revolving Commitment Increases provided for in any Incremental Amendment and (2) consents applicable to holders of any Extended Loans/Commitments provided for in any Extension Amendment) by such of the Lenders, Credit Parties and other parties (if any) as may be required in order for such Section 2.15 Additional Amendments to become effective in accordance with Section 13.1. It is understood and agreed that each Lender that has consented to Amendment No. 2 has consented, and shall at the effective time thereof be deemed to consent to each amendment to this Agreement and the other Credit Documents authorized by this Section 2.15 and the arrangements described above in connection therewith except that the foregoing shall not constitute a consent on behalf of any Lender to the terms of any Section 2.15 Additional Amendment. In connection with any Extension Amendment, the Borrower shall deliver an opinion of counsel reasonably acceptable to the Administrative Agent (i) as to the enforceability of such Extension Amendment, the Credit Agreement as amended thereby, and such of the other Credit Documents (if any) as may be amended thereby (in the case of such other Credit Documents as contemplated by the immediately preceding sentence) and (ii) to the effect that such Extension Amendment, including without limitation, the Extended Loans/Commitments provided for therein, does not conflict with or violate the terms and provisions of Section 13.1 of this Agreement.

(d) Notwithstanding anything to the contrary contained in this Agreement, (A) on any date on which any Existing Term Loan Class, Existing Deposit L/C Loan Class or Class of Existing Revolving Credit Commitments is exchanged to extend the related scheduled maturity date(s) in accordance with paragraph (a) above (an “Extension Date”), (I) in the case of the existing Term Loans of each Extending Lender, the aggregate principal amount of such existing Term Loans shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Term Loans so exchanged by such Lender on such date, and the Extended Term Loans shall be established as a separate Class of Term Loans (together with any other Extended Term Loans so established on such date), (II) in the case of the existing Deposit L/C Loans of each Extending Lender, the aggregate principal amount of such existing Deposit L/C Loans shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Deposit L/C Loans so exchanged by such Lender on such date, and the Extended Deposit L/C Loans shall be established as a separate Class of Deposit L/C Loans (together with any other Extended Deposit L/C Loans so established on such date), and (III) in the case of the Specified Existing Revolving Credit Commitments of each Extending Lender, the aggregate principal amount of such Specified Existing Revolving Credit Commitments shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Revolving Credit Commitments so exchanged by such Lender on such date, and such Extended Revolving Credit Commitments shall be established as a separate Class of revolving credit commitments from the Specified Existing Revolving Credit Commitments and from any other Existing Revolving Credit Commitments (together with any other Extended Revolving Credit Commitments so established on such date) and (B) if, on any Extension Date, any Loans of any Extending Lender are outstanding under the applicable Specified Revolving Credit Commitments, such Loans (and any related participations) shall be deemed to be allocated as Extended Revolving Credit Loans (and related participations) and Existing Revolving Credit Loans (and related participations) in the same proportion as such Extending Lender’s Specified Revolving Credit Commitments to Extended Revolving Credit Commitments.

(e) In the event that the Administrative Agent determines in its sole discretion that the allocation of Extended Term Loans of a given Extension Series, Extended Deposit L/C Loans of a given Extension Series or the Extended Revolving Credit Commitments of a given Extension Series, in each case to a given Lender was incorrectly determined as a result of manifest administrative error in the receipt and processing of an Extension Election timely submitted by such Lender in accordance with the procedures set forth in the applicable Extension Amendment, then the Administrative Agent, the Borrower and such affected Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, enter into an amendment to this Agreement and the other Credit Documents (each, a “Corrective Extension Amendment”) within 15 days following the effective date of such Extension Amendment, as the case may be, which Corrective Extension Amendment shall (i) provide for the conversion and extension of Term Loans under the Existing Term Loan Facility, Deposit L/C Loans under the Existing Deposit L/C Loan Facility or Existing Revolving Credit Commitments (and related Revolving Credit Exposure), as the case may be, in such amount as is required to cause such Lender to hold Extended Term Loans, Extended Deposit L/C Loans or Extended Revolving Credit Commitments (and related Revolving Credit Exposure) of the applicable Extension Series into which such other Term Loans, Deposit L/C Loans or Revolving Credit Commitments or New Revolving Credit Commitments, as the case may be, were initially converted, as the case may be, in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Loans or Commitments to which it was entitled under the terms of such Extension Amendment, in the absence of such error, (ii) be subject to the satisfaction of such conditions as the Administrative Agent, the Borrower and such Lender may agree (including conditions of the type required to be satisfied for the effectiveness of an Extension Amendment described in Section 2.15(c)), and (iii) effect such other amendments of the type (with appropriate reference and nomenclature changes) described in the penultimate sentence of Section 2.15(c).

(f) No exchange of Loans or Commitments pursuant to any Extension Amendment in accordance with this Section 2.15 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

2.16. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 4.1(a);

(b) if any Swingline Exposure or Revolving Letter of Credit Exposure exists at the time a Lender becomes a Defaulting Lender, then (i) all or any part of such Revolving Letter of Credit Exposure of such Defaulting Lender and such Swingline Exposure of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Revolving Credit Commitment Percentage; provided that (A) each Non-Defaulting Lender’s Revolving Letter of Credit Exposure plus its Swingline Exposure may not in any event exceed the Revolving Credit Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation and (B) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Revolving Letter of Credit Issuers, the Swingline Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender, (ii) to the extent that all or any portion of the Defaulting Lender’s Revolving Letter of Credit Exposure and Swingline Exposure cannot, or can only partially, be so reallocated to Non-Defaulting Lenders, whether by reason of the first proviso in Section 2.16(b)(i) above or otherwise, the Borrower shall within two Business Days following notice by the Administrative Agent (x) first, prepay such Swingline Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) and (y) second, Cash Collateralize such Defaulting Lender’s Revolving Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (i) above), in accordance with the procedures set forth in Section 3.8 for so long as such Revolving Letter of Credit Exposure is outstanding, (iii) if the Borrower Cash Collateralizes any portion of such Defaulting Lender’s Revolving Letter of Credit Exposure pursuant to the requirements of this Section 2.16(b), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 4.1(c) with respect to such Defaulting Lender’s Letter of Credit Exposure during the period such Defaulting Lender’s Revolving Letter of Credit Exposure is Cash Collateralized, (iv) if the Revolving Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to the requirements of this Section 2.16(b), then the fees payable to the Lenders pursuant to Section 4.1(c) shall be adjusted in accordance with such Non-Defaulting Lenders’ Revolving Credit Commitment Percentages and the Borrower shall not be required to pay any fees to the Defaulting Lender pursuant to Section 4.1(c) with respect to such Defaulting Lender’s Revolving Letter of Credit Exposure during the period that such Defaulting Lender’s Revolving Letter of Credit Exposure is reallocated, or (v) if any Defaulting Lender’s Revolving Letter of Credit Exposure is neither Cash Collateralized nor reallocated pursuant to the requirements of this Section 2.16(b), then, without prejudice to any rights or remedies of the applicable Revolving Letter of Credit Issuer or any Lender hereunder, all fees payable under Section 4.1(c) with respect to such Defaulting Lender’s Revolving Letter of Credit Exposure shall be payable to the applicable Revolving Letter of Credit Issuer until such Revolving Letter of Credit Exposure is Cash Collateralized and/or reallocated;

(c) no Revolving Letter of Credit Issuer will be required to issue any new Revolving Letter of Credit or to amend any outstanding Revolving Letter of Credit to increase the face amount thereof, alter the drawing terms thereunder or extend the expiry date thereof, unless the applicable Revolving Letter of Credit Issuer is reasonably satisfied that any exposure that would result from the exposure to such Defaulting Lender is eliminated or fully covered by the Revolving Credit Commitments of the Non-Defaulting Lenders or by Cash Collateralization or a combination thereof in accordance with the requirements of Section 2.16(b) above or otherwise in a manner reasonably satisfactory to the applicable Revolving Letter of Credit Issuer;

(d) the Swingline Lender will not be required to fund any Swingline Loans unless the Swingline Lender is reasonably satisfied that any exposure that would result from the exposure to such Defaulting Lender is eliminated or fully covered by the Revolving Credit Commitments of the Non-Defaulting Lenders or a combination thereof in accordance with the requirements of Section 2.16(b) above; and

(e) If the Borrower, the Administrative Agent and the Revolving Letter of Credit Issuers agree in writing in their discretion that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon, as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender and any applicable Cash Collateral shall be promptly returned to the Borrower and any Revolving Letter of Credit Exposure of such Lender reallocated pursuant to the requirements of Section 2.16(b) shall be reallocated back to such Lender; provided that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

2.17. Permitted Debt Exchanges.

(a) Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Debt Exchange Offer”) made from time to time by the Borrower to all Lenders (other than any Lender that, if requested by the Borrower, is unable to certify that it is either a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (as defined in Rule 501 under the Securities Act)) with outstanding Term Loans under one or more Classes of Term Loans (as determined by the Borrower in its sole discretion) on the same terms, the Borrower may from time to time consummate one or more exchanges of Term Loans for Permitted Other Notes (such notes, “Permitted Debt Exchange Notes” and each such exchange, a “Permitted Debt Exchange”), so long as the following conditions are satisfied: (i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of a Permitted Debt Exchange Offer is delivered to the relevant Lenders, (ii) the aggregate principal amount (calculated on the face amount thereof) of Term Loans exchanged shall equal the aggregate principal amount (calculated on the face amount thereof) of Permitted Debt Exchange Notes issued in exchange for such Term Loans, (iii) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans exchanged under each applicable Class by the Borrower pursuant to any Permitted Debt Exchange shall automatically be cancelled and retired by the Borrower on date of the settlement thereof (and, if requested by the Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Administrative Agent an Assignment and Acceptance, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to the Borrower for immediate cancellation), (iv) if the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of a given Class tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof of the applicable Class actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of such Class offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchange Term Loans under the relevant Class tendered by such Lenders ratably up to such maximum based on the respective principal amounts so tendered, or if such Permitted Debt Exchange Offer shall have been made with respect to multiple Classes without specifying a maximum aggregate principal amount offered to be exchanged for each Class, and the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of all Classes tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of all relevant Classes offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchange Term Loans across all Classes subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered, (v) each such Permitted Exchange Offer shall be made on a pro rata basis to the Lenders (other than any Lender that, if requested by the Borrower, is unable to certify that it is either a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (as defined in Rule 501 under the Securities Act)) of each applicable Class based on their respective aggregate principal amounts of outstanding Term Loans under each such Class, (vi) all documentation in respect of such Permitted Debt Exchange shall be consistent with the foregoing, and all written communications generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and made in consultation with the Borrower and the Administrative Agent, and (vii) any applicable Minimum Tender Condition or Maximum Tender Condition, as the case may be, shall be satisfied or waived by the Borrower.

(b) With respect to all Permitted Debt Exchanges effected by the Borrower pursuant to this Section 2.17, (i) such Permitted Debt Exchanges (and the cancellation of the exchanged Term Loans in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 5.1 or 5.2, and (ii) such Permitted Debt Exchange Offer shall be made for not less than $50,000,000 in aggregate principal amount of Term Loans, provided that subject to the foregoing clause (ii) the Borrower may at its election specify (A) as a condition (a “Minimum Tender Condition”) to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower’s discretion) of Term Loans of any or all applicable Classes be tendered and/or (B) as a condition (a “Maximum Tender Condition”) to consummating any such Permitted Debt Exchange that no more than a maximum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower’s discretion) of Term Loans of any or all applicable Classes will be accepted for exchange.

(c) In connection with each Permitted Debt Exchange, the Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and the Borrower and the Administrative Agent, acting reasonably, shall mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.17 and without conflict with Section 2.17(d); provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than five (5) Business Days following the date on which the Permitted Debt Exchange Offer is made.

(d) The Borrower shall be responsible for compliance with, and hereby agrees to comply with, all applicable securities and other laws in connection with each Permitted Debt Exchange, it being understood and agreed that (x) neither the Administrative Agent nor any Lender assumes any responsibility in connection with the Borrower’s compliance with such laws in connection with any Permitted Debt Exchange and (y) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Securities Exchange Act of 1934, as amended.

SECTION 3. Letters of Credit.

3.1. Issuance of Letters of Credit.

(a) Revolving Letters of Credit. (i) Subject to and upon the terms and conditions herein set forth, at any time and from time to time on and after the Closing Date and prior to the Revolving L/C Maturity Date, each Revolving Letter of Credit Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 3, to issue upon the request of the Borrower and for the direct or indirect benefit of the Borrower and the Restricted Subsidiaries and for the direct or indirect benefit of the Parent and its other Subsidiaries (excluding the Oncor Subsidiaries) so long as the aggregate Stated Amount of all Letters of Credit issued for the Parent and its other Subsidiaries’ benefit does not exceed $250,000,000, a letter of credit or letters of credit (the “Revolving Letters of Credit” and each, a “Revolving Letter of Credit”) in such form and with such Issuer Documents as may be approved by the Revolving Letter of Credit Issuer in its reasonable discretion; provided that the Borrower shall be a co-applicant, and jointly and severally liable with respect to each Revolving Letter of Credit issued for the account of the Parent and its other Subsidiaries, US Holdings or a Restricted Subsidiary.

(ii) Notwithstanding the foregoing, (A) no Revolving Letter of Credit shall be issued the Stated Amount of which, when added to the Revolving Letters of Credit Outstanding at such time, would exceed the Revolving Letter of Credit Commitment then in effect; (B) no Revolving Letter of Credit shall be issued the Stated Amount of which would cause the aggregate amount of the Revolving Credit Exposures at such time to exceed the Total Revolving Credit Commitment then in effect; (C) each Revolving Letter of Credit shall have an expiration date occurring no later than the earlier of (x) one year after the date of issuance thereof, unless otherwise agreed upon by the Administrative Agent and the Revolving Letter of Credit Issuer, or as provided under Section 3.2(b) and (y) the Revolving L/C Maturity Date; provided that, ~~to the extent that the 2011 Revolving Credit Commitment Extension Effective Date has occurred,~~ no Revolving Letter of Credit, other than an Optional Revolving Letter of Credit, may have an expiration date occurring later than the Original Revolving L/C Maturity Date if on such date of issuance, the aggregate Stated Amount of all Revolving Letters of Credit having expiration dates after the Original Revolving L/C Maturity Date (including such newly issued Revolving Letter of Credit but excluding any Optional Revolving Letters of Credit), when added to the aggregate Revolving Credit Exposure of all 2016 Revolving Credit Lenders (exclusive of Revolving Letter of Credit Exposure with respect to such Revolving Letters of Credit) as of such date, would exceed the Total 2016 Revolving Credit Commitment then in effect; (D) each Revolving Letter of Credit shall be denominated in Dollars; (E) no Revolving Letter of Credit shall be issued if it would be illegal under any Applicable Law for the beneficiary of the Revolving Letter of Credit to have a Revolving Letter of Credit issued in its favor; (F) no Revolving Letter of Credit shall be issued after the Revolving Letter of Credit Issuer has received a written notice from the Borrower or the Administrative Agent or the Required Lenders stating that a Default or an Event of Default has occurred and is continuing until such time as the Revolving Letter of Credit Issuer shall have received a written notice (x) of rescission of such notice from the party or parties originally delivering such notice, (y) of the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1 or (z) that such Default or Event of Default is no longer continuing; and (G) other than in the case of Existing Letters of Credit, no Revolving Letter of Credit shall be issued by a Revolving Letter of Credit Issuer the Stated Amount of which, when added to the Revolving Letters of Credit Outstandings with respect to such Revolving Letter of Credit Issuer, would exceed the Specified Revolving Letter of Credit Commitment of such Revolving Letter of Credit Issuer then in effect. Notwithstanding the proviso to clause (C) of this Section 3.1(a)(ii), any Revolving Letter of Credit Issuer, at its sole and absolute discretion, may issue a Revolving Letter of Credit (each, an “Optional Revolving Letter of Credit”) having an expiration date occurring later than the Original Revolving L/C Maturity Date but earlier than the Revolving L/C Maturity Date notwithstanding that, on such date of issuance or at any time thereafter, the aggregate Stated Amount of all Revolving Letters of Credit having expiration dates after the Original Revolving L/C Maturity Date (including such Optional Revolving Letter of Credit and any other Optional Letters of Credit), when added to the aggregate Revolving Credit Exposure of all 2016 Revolving Credit Lenders (exclusive of Revolving Letter of Credit Exposure with respect to such

Revolving Letters of Credit) as of such date, may exceed the Total 2016 Revolving Credit Commitment then in effect. Any such Revolving Letter of Credit Issuer may require, as a condition to issuing any such an Optional Revolving Letter of Credit in its sole and absolute discretion, that the Borrower Cash Collateralize the Revolving L/C Obligations with respect to such Optional Revolving Letters of Credit to the extent of the excess referred to in the preceding sentence (at such times as such Revolving Letter of Credit Issuer may required), or make other arrangements satisfactory to such Revolving Letter of Credit Issuer, to eliminate or cover the exposure of such Revolving Letter of Credit Issuer with respect to such excess. Notwithstanding anything contained in this Agreement to the contrary, at no time prior to the Original Revolving L/C Maturity Date shall the aggregate Stated Amount of all Revolving Letters of Credit having expiration dates after the Original Revolving L/C Maturity Date (excluding any Optional Revolving Letters of Credit), when added to the aggregate Revolving Credit Exposure of all 2016 Revolving Credit Lenders (exclusive of Revolving Letter of Credit Exposure with respect to such Revolving Letters of Credit) as of such date, exceed the Total 2016 Revolving Credit Commitment then in effect.

(b) Deposit Letters of Credit. (i) Subject to and upon the terms and conditions herein set forth, at any time and from time to time on and after the Closing Date and prior to the Deposit L/C Termination Date, the Deposit Letter of Credit Issuer agrees to issue upon the request of and for the account of the Borrower and the Restricted Subsidiaries and for the direct or indirect benefit of the Parent and its other Subsidiaries (excluding the Oncor Subsidiaries) so long as the aggregate Stated Amount of all Letters of Credit issued for the Parent and its other Subsidiaries’ (excluding the Oncor Subsidiaries) benefit does not exceed $250,000,000, a letter of credit or letters of credit (the “Deposit Letters of Credit” and each a “Deposit Letter of Credit”) in such form and with such Issuer Documents as may be approved by the Deposit Letter of Credit Issuer in its reasonable discretion; provided that the Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each Deposit Letter of Credit issued for the account of the Parent and its other Subsidiaries, US Holdings or a Restricted Subsidiary.

(ii) Notwithstanding the foregoing, (A) no Deposit Letter of Credit shall be issued, the Stated Amount of which, when added to the Deposit Letters of Credit Outstanding at such time, would exceed the Deposit L/C Loan Collateral Account Balance, (B) no Citibank Deposit Letter of Credit shall be issued, the Stated Amount of which, when added to the Deposit Letters of Credit Outstanding in respect of all other Citibank Deposit Letters of Credit at such time, would exceed the aggregate amount on deposit in the Citibank Deposit L/C Loan Collateral Account, (C) each Deposit Letter of Credit shall have an expiration date occurring no later than the earlier of (x) one year after the date of issuance thereof, unless otherwise agreed upon by the Administrative Agent and the Deposit Letter of Credit Issuer or as provided under Section 3.2(b) and (y) the Deposit L/C Termination Date, (D) each Deposit Letter of Credit shall be denominated in Dollars, (E) no Deposit Letter of Credit shall be issued if it would be illegal under any Applicable Law for the beneficiary of the Deposit Letter of Credit to have a Deposit Letter of Credit issued in its favor, and (F) no Deposit Letter of Credit shall be issued after the Deposit Letter of Credit Issuer has received a written notice from the Borrower or the Administrative Agent or the Required Lenders stating that a Default or an Event of Default has occurred and is continuing until such time as the Deposit Letter of Credit Issuer shall have received a written notice (x) of rescission of such notice from the party or parties originally delivering such notice, (y) of the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1 or (z) that such Default or Event of Default is no longer continuing.

3.2. Letter of Credit Requests.

(a) Whenever the Borrower desires that a Letter of Credit be issued, the Borrower shall give the Administrative Agent and the applicable Letter of Credit Issuer a Letter of Credit Request by no later than 1:00 p.m. (New York City time) at least two (or such lesser number as may be agreed upon by the Administrative Agent and such Letter of Credit Issuer) Business Days prior to the proposed date of issuance. Each notice shall be executed by the Borrower, shall specify whether such Letter of Credit is to be a Revolving Letter of Credit or Deposit Letter of Credit and shall be in the form of Exhibit G, or such other form (including by electronic or fax transmission) as agreed between the Borrower, the Administrative Agent and the applicable Letter of Credit Issuer (each a “Letter of Credit Request”).

(b) If the Borrower so requests in any applicable Letter of Credit Request, any Letter of Credit Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Letter of Credit Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by a Letter of Credit Issuer, the Borrower shall not be required to make a specific request to such Letter of Credit Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Borrower and, in the case of Revolving Letters of Credit, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) such Letter of Credit Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than, in the case of any Revolving Letter of Credit, the Revolving L/C Maturity Date subject to the limitation set forth in the proviso of Section 3.1(a)(ii)(C), and in the case of any Deposit Letter of Credit, the Deposit L/C Termination Date; provided, however, that such Letter of Credit Issuer shall not permit any such extension if (A) such Letter of Credit Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) of either Sections 3.1(a) or (b), as applicable, or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date from the Administrative Agent or the Borrower that one or more of the applicable conditions specified in Section 7 are not then satisfied, and in each such case directing such Letter of Credit Issuer not to permit such extension.

(c) Each Letter of Credit Issuer shall, at least once each week, provide the Administrative Agent a list of all Letters of Credit (including any Existing Letter of Credit) issued by it that are outstanding at such time and specifying whether such Letters of Credit are Revolving Letters of Credit or Deposit Letters of Credit; provided that upon written request from the Administrative Agent, such Letter of Credit Issuer shall thereafter notify the Administrative Agent in writing on each Business Day of all Letters of Credit issued on the prior Business Day by such Letter of Credit Issuer and specifying whether such Letters of Credit are Revolving Letters of Credit or Deposit Letters of Credit.

(d) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that the Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.1(a)(ii) or Section 3.1(b)(ii), as applicable.

3.3. Revolving Letter of Credit Participations.

(a) Immediately upon the issuance by the Revolving Letter of Credit Issuer of any Revolving Letter of Credit (and on the Closing Date in respect of Existing Letters of Credit denoted as “Revolving Letters of Credit” on Schedule 1.1(b)), the Revolving Letter of Credit Issuer shall be deemed to have sold and transferred to each Revolving Credit Lender (each such Revolving Credit Lender, in its capacity under this Section 3.3, a “Revolving L/C Participant”), and each such Revolving L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Revolving Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, in each Revolving Letter of Credit, each substitute therefor, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto (each, a “Revolving L/C Participation”) pro rata based on such Revolving L/C Participant’s Revolving Credit Commitment Percentage (determined without regard to the Class of Revolving Credit Commitments held by such Lender), and any security therefor or guaranty pertaining thereto.

(b) In determining whether to pay under any Revolving Letter of Credit, the Revolving Letter of Credit Issuer shall have no obligation relative to the Revolving L/C Participants other than to confirm that (i) any documents required to be delivered under such Revolving Letter of Credit have been delivered, (ii) the Revolving Letter of Credit Issuer has examined the documents with reasonable care and (iii) the documents appear to comply on their face with the requirements of such Revolving Letter of Credit. Any action taken or omitted to be taken by the Revolving Letter of Credit Issuer under or in connection with any Revolving Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Revolving Letter of Credit Issuer any resulting liability.

(c) Whenever the Revolving Letter of Credit Issuer receives a payment in respect of an unpaid reimbursement obligation as to which the Administrative Agent has received for the account of the Revolving Letter of Credit Issuer any payments from the Revolving L/C Participants, the Revolving Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Revolving L/C Participant that has paid its Revolving Credit Commitment Percentage (determined without regard to the Class of Revolving Credit Commitments held by such Lender) of such reimbursement obligation, in Dollars and in immediately available funds, an amount equal to such Revolving L/C Participant’s share (based upon the proportionate aggregate amount originally funded by such Revolving L/C Participant to the aggregate amount funded by all Revolving L/C Participants) of the principal amount so paid in respect of such reimbursement obligation and interest thereon accruing after the purchase of the respective Revolving L/C Participations at the Overnight Rate. For the avoidance of doubt, all distributions under this Section 3.3(c) shall be made to each Lender with a Revolving Credit Commitment pro rata based on each such Lender’s Revolving Credit Commitment Percentage without regard to the Class of Revolving Credit Commitments held by such Lender.

(d) The obligations of the Revolving L/C Participants to make payments to the Administrative Agent for the account of the Revolving Letter of Credit Issuer with respect to Revolving Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including under any of the following circumstances:

(i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against a beneficiary named in a Revolving Letter of Credit, any transferee of any Revolving Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Revolving Letter of Credit Issuer, any Lender or other Person, whether in connection with this Agreement, any Revolving Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Revolving Letter of Credit);

(iii) any draft, certificate or any other document presented under any Revolving Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

(v) the occurrence of any Default or Event of Default;

provided, however, that no Revolving L/C Participant shall be obligated to pay to the Administrative Agent for the account of the Revolving Letter of Credit Issuer its Revolving Credit Commitment Percentage of any unreimbursed amount arising from any wrongful payment made by the Revolving Letter of Credit Issuer under a Revolving Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Revolving Letter of Credit Issuer.

(e) On the 2011 Revolving Credit Commitment Extension Effective Date, the Revolving L/C Participations in any issued and outstanding Revolving Letters of Credit shall be reallocated so that after giving effect thereto the 2016 Revolving Credit Lenders and the 2013 Revolving Credit Lenders shall share ratably in such Revolving L/C Participations in accordance with the aggregate Revolving Credit Commitments (including both the 2013 Revolving Credit Commitments and the 2016 Revolving Credit Commitments from time to time in effect). ~~Thereafter~~On the December 2012 Extension Amendment Effective Date, the Revolving L/C Participations in any issued and outstanding Revolving Letters of Credit shall be reallocated so that after giving effect thereto the 2016 Revolving Credit Lenders and the 2013 Revolving Credit Lenders shall share ratably in such Revolving L/C Participations in accordance with the aggregate Revolving Credit Commitments (including both the 2013 Revolving Credit Commitments and the 2016 Revolving Credit Commitments from time to time in effect). After the 2011 Revolving Credit Commitment Extension Effective Date, until the Original Revolving L/C Maturity Date, Revolving L/C Participations in any newly-issued Revolving Letters of Credit shall be allocated in accordance with the aggregate Revolving Credit Commitments (including both the 2013 Revolving Credit Commitments and the 2016 Revolving Credit Commitments from time to time in effect). Notwithstanding anything contained in this Agreement to the contrary~~, to the extent that the 2011 Revolving Credit Commitment Extension Effective Date has occurred~~, on the Original Revolving L/C Maturity Date, the interests and participations of the 2013 Revolving Lenders in the Revolving Letters of Credit (if any) outstanding as at such day shall automatically terminate at the close of business on such date and (i) from and after the Original Revolving L/C Maturity Date, the 2013 Revolving Credit Lenders shall have no liability arising from, relating to, in connection with or otherwise in respect of, such interests and participations or Revolving Letter of Credit, and (ii) such interests and participations in outstanding Revolving Letters of Credit shall thereupon automatically and without further action be re-allocated to the extent necessary such that the interests and participations in such Revolving Credit Letters of Credit shall be held by the 2016 Revolving Credit Lenders ratably in proportion to their respective 2016 Revolving Credit Commitments.

3.4. Agreement to Repay Letter of Credit Drawings.

(a) The Borrower hereby agrees to reimburse the applicable Letter of Credit Issuer, by making payment in Dollars to the Administrative Agent in immediately available funds, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit (each such amount so paid until reimbursed, an “Unpaid Drawing”) (i) within two Business Days of the date of such payment or disbursement, if such Letter of Credit Issuer provides notice to the Borrower of such payment or disbursement prior to 10:00 a.m. (New York City time) on such next succeeding Business Day from the date of such payment or disbursement or (ii) if such notice is received after such time, on the second Business Day following the date of receipt of such notice (such required date for reimbursement under clause (i) or (ii), as applicable, the “Reimbursement Date”), with interest on the amount so paid or disbursed by such Letter of Credit Issuer, from and including the date of such payment or disbursement to but excluding the Reimbursement Date, at the per annum rate for each day equal to the Overnight Rate;

provided that, notwithstanding anything contained in this Agreement to the contrary, (i) in the case of any Unpaid Drawings under any Revolving Letters of Credit, (A) unless the Borrower shall have notified the Administrative Agent and the relevant Letter of Credit Issuer prior to 10:00 a.m. (New York City time) on the Reimbursement Date that the Borrower intends to reimburse the relevant Letter of Credit Issuer for the amount of such drawing with funds other than the proceeds of Revolving Credit Loans, the Borrower shall be deemed to have given a Notice of Borrowing requesting that, with respect to Revolving Letters of Credit, the Lenders with Revolving Credit Commitments make Revolving Credit Loans (which shall be ABR Loans) on the Reimbursement Date in the amount of such Unpaid Drawing and (B) the Administrative Agent shall promptly notify each Revolving Credit Lender of such drawing and the amount of its Revolving Credit Loan to be made in respect thereof (without regard to the Minimum Borrowing Amount), and each Revolving L/C Participant shall be irrevocably obligated to make a Revolving Credit Loan to the Borrower in the manner deemed to have been requested in the amount of its Revolving Credit Commitment Percentage (determined without regard to the Class of Revolving Credit Commitments held by such Lender) of the applicable Unpaid Drawing by 2:00 p.m. (New York City time) on such Reimbursement Date by making the amount of such Revolving Credit Loan available to the Administrative Agent and the Administrative Agent shall use the proceeds of such Revolving Credit Loans solely for purpose of reimbursing the relevant Letter of Credit Issuer for the related Unpaid Drawing or (ii), in the case of any Unpaid Drawing under any Deposit Letter of Credit, unless the Borrower shall have notified the Administrative Agent and the relevant Letter of Credit Issuer prior to 10:00 a.m. (New York City time) on the Reimbursement Date that the Borrower intends to reimburse the relevant Letter of Credit Issuer for the amount of such drawing with its own funds, the Collateral Agent shall promptly cause the amounts on deposit in the Deposit L/C Loan Collateral Accounts to be applied to repay in full the amount of such Unpaid Drawing, provided that after giving effect to such application the Deposit Letters of Credit Outstanding with respect to Citibank Deposit Letters of Credit at such time would not exceed the aggregate amount on deposit in the Citibank Deposit L/C Loan Collateral Account. For the avoidance of doubt, all Borrowings of Revolving Credit Loans under this Section 3.4(a) shall be made by each Lender with a Revolving Credit Commitment pro rata based on each such Lender’s Revolving Credit Commitment Percentage (determined without regard to Class of Revolving Credit Commitments held by such Lender).

In the event that the Borrower fails to Cash Collateralize any Revolving Letter of Credit that is outstanding on the Revolving L/C Maturity Date, the full amount of the Revolving Letters of Credit Outstanding in respect of such Revolving Letter of Credit shall be deemed to be an Unpaid Drawing subject to the provisions of this Section 3.4 except that the Revolving Letter of Credit Issuer shall hold the proceeds received from the Lenders as contemplated above as cash collateral for such Revolving Letter of Credit to reimburse any Drawing under such Revolving Letter of Credit and shall use such proceeds first, to reimburse itself for any Drawings made in respect of such Revolving Letter of Credit following the Revolving L/C Maturity Date, second, to the extent such Revolving Letter of Credit expires or is returned undrawn while any such cash collateral remains, to the repayment of obligations in respect of any Revolving Credit Loans that have not been paid at such time and third, to the Borrower or as otherwise directed by a court of competent jurisdiction.

(b) The obligations of the Borrower under this Section 3.4 to reimburse the Letter of Credit Issuers with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment that the Borrower or any other Person may have or have had against any Letter of Credit Issuer, the Administrative Agent or any Lender (including in its capacity as a Revolving L/C Participant), including any defense based upon the failure of any drawing under a Letter of Credit (each a “Drawing”) to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing; provided that the Borrower shall not be obligated to reimburse any Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under the Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer.

3.5. Increased Costs. If after the Closing Date, the adoption of any Applicable Law, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or actual compliance by a Letter of Credit Issuer or any Revolving L/C Participant with any request or directive made or adopted after the Closing Date (whether or not having the force of law), by any such authority, central bank or comparable agency shall either (a) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Letter of Credit Issuer, or any Revolving L/C Participant’s Revolving L/C Participation therein, or (b) impose on any Letter of Credit Issuer or any Revolving L/C Participant any other conditions or liabilities affecting its obligations under this Agreement in respect of Letters of Credit or Revolving L/C Participations therein or any Letter of Credit or such Revolving L/C Participant’s Revolving L/C Participation therein, and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Revolving L/C Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Revolving L/C Participant hereunder (other than any such increase or reduction attributable to (i) taxes indemnifiable under Section 5.4, (ii) net income taxes and franchise and excise taxes (imposed in lieu of net income taxes) imposed on any Agent or Lender or (iii) Taxes described in clauses (c) and (d) of the definition of “Excluded Taxes”) in respect of Letters of Credit or Revolving L/C Participations therein, then, promptly after receipt of written demand to the Borrower by such Letter of Credit Issuer or such Revolving L/C Participant, as the case may be (a copy of which notice shall be sent by such Letter of Credit Issuer or such Revolving L/C Participant to the Administrative Agent), the Borrower shall pay to such Letter of Credit Issuer or such Revolving L/C Participant such additional amount or amounts as will compensate such Letter of Credit Issuer or such Revolving L/C Participant for such increased cost or reduction, it being understood and agreed, however, that any Letter of Credit Issuer or a Revolving L/C Participant shall not be entitled to such compensation as a result of such Person’s compliance with, or pursuant to any request or directive to comply with, any such Applicable Law as in effect on the Closing Date. A certificate submitted to the Borrower by the relevant Letter of Credit Issuer or a Revolving L/C Participant, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Revolving L/C Participant to the Administrative Agent), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate such Letter of Credit Issuer or such Revolving L/C Participant as aforesaid shall be conclusive and binding on the Borrower absent clearly demonstrable error.

3.6. New or Successor Letter of Credit Issuer.

(a) Any Letter of Credit Issuer may resign as a Letter of Credit Issuer upon 30 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower. The Borrower may add Revolving Letter of Credit Issuers and/or Deposit Letter of Credit Issuers at any time upon notice to the Administrative Agent. If a Letter of Credit Issuer shall resign or be replaced, or if the Borrower shall decide to add a new Letter of Credit Issuer under this Agreement, then the Borrower may appoint from among the Lenders a successor issuer of Letters of Credit under the applicable Credit Facility or a new Letter of Credit Issuer under the applicable Credit Facility, as the case may be, or, with the consent of the Administrative Agent (such consent not to be unreasonably withheld), another successor or new issuer of Letters of Credit under the applicable Credit Facility, whereupon such successor issuer shall succeed to the rights, powers and duties of the replaced or resigning Letter of Credit Issuer under this Agreement and the other Credit Documents, or such new issuer of Letters of Credit shall be granted the rights, powers and duties of a Revolving Letter of Credit Issuer or Deposit Letter of Credit Issuer, as applicable, hereunder, and the term “Revolving Letter of Credit Issuer” or “Deposit Letter of Credit Issuer”, as

applicable, shall mean such successor or include such new issuer of Letters of Credit under the applicable Credit Facility effective upon such appointment. At the time such resignation or replacement shall become effective, the Borrower shall pay to the resigning or replaced Letter of Credit Issuer all accrued and unpaid fees owing to such Letter of Credit Issuer pursuant to Section 4.1(d). The acceptance of any appointment as a Letter of Credit Issuer hereunder whether as a successor issuer or new issuer of Letters of Credit in accordance with this Agreement, shall be evidenced by an agreement entered into by such new or successor issuer of Letters of Credit, in a form satisfactory to the Borrower and the Administrative Agent and, from and after the effective date of such agreement, such new or successor issuer of Letters of Credit shall become a “Revolving Letter of Credit Issuer” or “Deposit Letter of Credit Issuer”, as applicable, hereunder. After the resignation or replacement of a Letter of Credit Issuer hereunder, the resigning or replaced Letter of Credit Issuer shall remain a party hereto and shall continue to have all the rights and obligations of a Letter of Credit Issuer under this Agreement and the other Credit Documents with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. In connection with any resignation or replacement pursuant to this clause (a) (but, in case of any such resignation, only to the extent that a successor issuer of Letters of Credit shall have been appointed), either (i) the Borrower, the resigning or replaced Letter of Credit Issuer and the successor issuer of Letters of Credit shall arrange to have any outstanding Letters of Credit issued by the resigning or replaced Letter of Credit Issuer replaced with Letters of Credit issued by the successor issuer of Letters of Credit or (ii) in the case of Revolving Letters of Credit, the Borrower shall cause the successor issuer of Revolving Letters of Credit, if such successor issuer is reasonably satisfactory to the replaced or resigning Revolving Letter of Credit Issuer, to issue “back-stop” Revolving Letters of Credit naming the resigning or replaced Revolving Letter of Credit Issuer as beneficiary for each outstanding Revolving Letter of Credit issued by the resigning or replaced Revolving Letter of Credit Issuer, which new Revolving Letters of Credit shall have a face amount equal to the Revolving Letters of Credit being back-stopped and the sole requirement for drawing on such new Revolving Letters of Credit shall be a drawing on the corresponding back-stopped Revolving Letters of Credit. After any resigning or replaced Letter of Credit Issuer’s resignation or replacement as Letter of Credit Issuer, the provisions of this Agreement relating to a Letter of Credit Issuer shall inure to its benefit as to any actions taken or omitted to be taken by it (A) while it was a Letter of Credit Issuer under this Agreement or (B) at any time with respect to Letters of Credit issued by such Letter of Credit Issuer.

(b) To the extent that there are, at the time of any resignation or replacement as set forth in clause (a) above, any outstanding Letters of Credit, nothing herein shall be deemed to impact or impair any rights and obligations of any of the parties hereto with respect to such outstanding Letters of Credit (including, without limitation, any obligations related to the payment of Fees or the reimbursement or funding of amounts drawn), except that the Borrower, the resigning or replaced Letter of Credit Issuer and the successor issuer of Letters of Credit shall have the obligations regarding outstanding Letters of Credit described in clause (a) above.

3.7. Role of Letter of Credit Issuer. Each Lender and the Borrower agree that, in paying any Drawing under a Letter of Credit, the relevant Letter of Credit Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Letter of Credit Issuers, the Administrative Agent, any of their respective affiliates nor any correspondent, participant or assignee of any Letter of Credit Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Required Lenders; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Letter of Credit Issuers, the Administrative Agent, any of their respective affiliates nor any correspondent, participant or assignee of any Letter of Credit Issuer shall be liable or responsible for any of the matters described in Section 3.3(d); provided that anything in such Section to the contrary notwithstanding, the Borrower may have a claim against a Letter of Credit Issuer, and such Letter of Credit Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such Letter of Credit Issuer’s willful misconduct or gross negligence or such Letter of Credit Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no Letter of Credit Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

3.8. Cash Collateral.

(a) Upon the request of the Required Lenders or the Administrative Agent if, as of the Revolving L/C Maturity Date, there are any Revolving Letters of Credit Outstanding, the Borrower shall immediately Cash Collateralize the then Revolving Letters of Credit Outstanding.

(b) If any Event of Default shall occur and be continuing, the Revolving Credit Lenders with Revolving Letter of Credit Exposure representing greater than 50% of the total Revolving Letter of Credit Exposure or the Administrative Agent may require that the Revolving L/C Obligations be Cash Collateralized.

(c) For purposes of this Agreement, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Revolving Letter of Credit Issuers or Swingline Lender, as applicable, as collateral for the Revolving L/C Obligations and Revolving Credit Lender reimbursement obligations in respect of Swingline Loans, as the case may be, cash or deposit account balances (“Cash Collateral”) in an amount equal to 100% of the amount of the Revolving Letters of Credit Outstanding or Swingline Loans, as the case may be, required to be Cash Collateralized pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Revolving Letter of Credit Issuers or Swingline Lender, as the case may be (which documents are hereby consented to by the Revolving Credit Lenders). Derivatives of such terms have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the Revolving Letter of Credit Issuers and the Swingline Lender, as applicable, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the documentation in form and substance reasonably satisfactory to the Administrative Agent, the Revolving Letter of Credit Issuers and the Swingline Lender (which documents are hereby consented to by the Revolving Credit Lenders). Such cash collateral shall be maintained in blocked, interest bearing deposit accounts established by and in the name of the Administrative Agent.

3.9. Deposit L/C Loan Collateral Account. On the Closing Date, the Borrower established the Citibank Deposit L/C Loan Collateral Account for the purpose of cash collateralizing the Borrower’s obligations to the Deposit Letter of Credit Issuer in respect of the Deposit Letters of Credit. On the Closing Date, the proceeds of the Deposit L/C Loans, together with other funds (if any) provided by the Borrower, were deposited into the Citibank Deposit L/C Loan Collateral Account such that the

Deposit L/C Loan Collateral Account Balance equaled at least the Deposit Letters of Credit Outstanding. After the Amendment No. 2 Effective Date, the Borrower may establish additional Deposit L/C Loan Collateral Accounts for the purpose of cash collateralizing the Borrower’s obligations to any Deposit Letter of Credit Issuer, and may transfer all or any portion of the funds in any Deposit L/C Loan Collateral Account to any other Deposit L/C Loan Collateral Account, subject to the satisfaction of the conditions set forth in this Section 3.9. The Borrower agrees that at all times, and shall immediately cause additional funds to be deposited and held in the Deposit L/C Loan Collateral Accounts from time to time in order that, (A) the Deposit L/C Loan Collateral Account Balance shall at least equal the Deposit Letters of Credit Outstanding and (B) the aggregate amount on deposit in the Citibank Deposit L/C Loan Collateral Account shall at least equal the Deposit Letters of Credit Outstanding in respect of all Citibank Deposit Letters of Credit. The Borrower hereby grants to the Collateral Agent, for the benefit of all Deposit Letter of Credit Issuers, a security interest in the Deposit L/C Loan Collateral Accounts and all cash and balances therein and all proceeds of the foregoing, as security for the Deposit L/C Obligations (and, in addition, grants a security interest therein, for the benefit of the Secured Parties as collateral security for the Obligations; provided that (x) amounts on deposit in the Citibank Deposit L/C Loan Collateral Account shall be applied, first, to repay the Deposit L/C Obligations in respect of Citibank Deposit Letters of Credit, second, to repay the Deposit L/C Obligations in respect of all other Deposit Letters of Credit and, then, to repay all other Obligations and (y) amounts on deposit in any other Deposit L/C Loan Collateral Account shall be applied, first, to repay the corresponding Deposit L/C Obligations, second, to repay the Deposit L/C Obligations in respect of all other Deposit Letters of Credit and, then, to repay all other Obligations). Except as expressly provided herein or in any other Credit Document, no Person shall have the right to make any withdrawal from any Deposit L/C Loan Collateral Account or to exercise any right or power with respect thereto; provided that at any time the Borrower shall fail to reimburse any Deposit Letter of Credit Issuer for any Unpaid Drawing in accordance with Section 3.4(a), the Borrower hereby absolutely, unconditionally and irrevocably agrees that the Collateral Agent shall be entitled to instruct the applicable depositary bank (each, a “Depositary Bank”) of the applicable Deposit L/C Loan Collateral Account to withdraw therefrom and pay to the Administrative Agent for account of such Deposit Letter of Credit Issuer amounts equal to such Unpaid Drawings. Amounts in the Citibank Deposit L/C Loan Collateral Account shall be invested by the applicable Depositary Bank in Permitted Investments and, prior to the 2014 Deposit L/C Loan Maturity Date, in the manner as instructed by the Citibank, N.A. and, on and after the 2014 Deposit L/C Loan Maturity Date, in the manner instructed by the Borrower (and agreed to by such Depositary Bank). Amounts in any other Deposit L/C Loan Account, other than the Citibank Deposit L/C Loan Collateral Account, shall be invested by the applicable Depositary Bank in the manner instructed by the Borrower (and agreed to by such Depositary Bank). Prior to the 2014 Deposit L/C Loan Maturity Date and to the extent amounts in the Citibank Deposit L/C Loan Collateral Account are invested in anything other than Deposit L/C Permitted Investments, Citibank, N.A. shall bear the risk of loss of principal with respect to any such investments. The Borrower shall bear the risk of loss of principal with respect any other investments in any Deposit L/C Collateral Account. So long as no Event of Default shall have occurred and be continuing, upon at least three Business Days’ prior written notice to the Collateral Agent and the Administrative Agent, the Borrower may, at any time and from time to time, request release of and payment to the Borrower of (and the Collateral Agent hereby agrees to instruct the applicable Depositary Bank to release and pay to the Borrower) any amounts on deposit in the Deposit L/C Loan Collateral Accounts in excess of the Deposit Letter of Credit Commitment (reduced by the aggregate amounts withdrawn by the Deposit Letter of Credit Issuer and not subsequently deposited by the Borrower), (provided that the Collateral Agent shall have received prior confirmation of the amount of such excess from the Administrative Agent). In addition, the Collateral Agent hereby agrees to instruct the Depositary Bank to release and pay to the Borrower amounts (if any) remaining on deposit in the Deposit L/C Loan Collateral Accounts after the termination or cancellation of all Deposit Letters of Credit and the repayment in full of all outstanding Deposit L/C Loans and Deposit L/C Obligations.

3.10. Existing Letters of Credit. Subject to the terms and conditions hereof, (a) each Existing Letter of Credit that is outstanding on the Closing Date, listed on Schedule 1.1(b) and denoted thereon as a “Deposit Letter of Credit” shall, effective as of the Closing Date and without any further action by the Borrower, be continued as a Deposit Letter of Credit hereunder and from and after the Closing Date shall be deemed a Deposit Letter of Credit for all purposes hereof and shall be subject to and governed by the terms and conditions hereof and (b) each Existing Letter of Credit that is outstanding on the Closing Date, listed on Schedule 1.1(b) and denoted thereon as a “Revolving Letter of Credit” shall, effective as of the Closing Date and without any further action by the Borrower, be continued as a Revolving Letter of Credit hereunder and from and after the Closing Date shall be deemed a Revolving Letter of Credit for all purposes hereof and shall be subject to and governed by the terms and conditions hereof.

3.11. Applicability of ISP and UCP. Unless otherwise expressly agreed by the relevant Letter of Credit Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each Commercial Letter of Credit, and in each case to the extent not inconsistent with the above referred rules, the laws of the State of New York shall apply to each Letter of Credit.

3.12. Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

3.13. Letters of Credit Issued for Others. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, the Parent or its other Subsidiaries, US Holdings or a Restricted Subsidiary, the Borrower shall be obligated to reimburse the relevant Letter of Credit Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of the Parent or its other Subsidiaries, US Holdings or such Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of the Parent and its other Subsidiaries, US Holdings or such Restricted Subsidiaries.

SECTION 4. Fees; Commitments.

4.1. Fees.

(a) The Borrower agrees to pay to the Administrative Agent in Dollars, for the account of each Revolving Credit Lender (in each case pro rata according to the respective Revolving Credit Commitments of all such Lenders), a commitment fee (the “Revolving Credit Commitment Fee”) for each day from the Closing Date to, but excluding, the 2013 Revolving Credit Termination Date with respect to the 2013 Revolving Credit Commitments and the 2016 Revolving Credit Termination Date with respect to the 2016 Revolving Credit Commitments. Each Revolving Credit Commitment Fee shall be payable by the Borrower (x) quarterly in arrears on the tenth Business Day following the end of each March, June, September and December (for the three-month period (or portion thereof) ended on such day for which no payment has been received) and (y) on the 2013 Revolving Credit Termination Date with respect to the 2013 Revolving Credit Commitments and the 2016 Revolving Credit Termination Date with respect to the 2016 Revolving Credit Commitments, (for the period ended on such date for which no payment has been received pursuant to clause (x) above), and shall be computed for each day during such period at a rate per annum equal to the applicable Revolving Credit Commitment Fee Rate applicable to the 2013 Revolving Credit Commitments or the 2016 Revolving Credit Commitments, as the case may, in effect on such day on the applicable portion of the Available Revolving Commitment in effect on such day.

(b) [Reserved].

(c) (i) The Borrower agrees to pay to the Administrative Agent in Dollars for the account of each 2013 Revolving Credit Lender pro rata on the basis of their respective Revolving Letter of Credit Exposure, a fee in respect of each Revolving Letter of Credit (the “2013 Revolving Letter of Credit Fee”), for the period from the date of issuance of such Revolving Letter of Credit to the termination or expiration date of such Revolving Letter of Credit computed at the per annum rate for each day equal to the product of (x) (A) the Applicable LIBOR Margin for 2013 Revolving Credit Loans minus (B) the Fronting Fee and (y) the product of (A) the average daily Stated Amount of such Revolving Letter of Credit and (B) the quotient obtained by dividing (I) the aggregate amount of 2013 Revolving Credit Commitments by (II) the sum of 2013 Revolving Credit Commitments and 2016 Revolving Credit Commitments, if any. The 2013 Revolving Letter of Credit Fee shall be due and payable (x) quarterly in arrears on the tenth Business Day following the end of each March, June, September and December and (y) on the 2013 Revolving Credit Termination Date (for the period ended on such date for which no payment has been received pursuant to clause (x) above). If there is any change in the Applicable LIBOR Margin during any quarter, the daily maximum amount of each Revolving Letter of Credit shall be computed and multiplied by the Applicable LIBOR Margin separately for each period during such quarter that such Applicable LIBOR Margin was in effect.

(ii) The Borrower agrees to pay to the Administrative Agent in Dollars for the account of each 2016 Revolving Credit Lender pro rata on the basis of their respective Revolving Letter of Credit Exposure, a fee in respect of each Revolving Letter of Credit (the “2016 Revolving Letter of Credit Fee”), for the period from the date of issuance of such Revolving Letter of Credit to the termination or expiration date of such Revolving Letter of Credit computed at the per annum rate for each day equal to the product of (x)(A) the Applicable LIBOR Margin for 2016 Revolving Credit Loans minus (B) Fronting Fee and (y) the product of (A) the average daily Stated Amount of such Revolving Letter of Credit and (B) the quotient obtained by dividing (I) the aggregate amount of 2016 Revolving Credit Commitments by (II) the sum of 2013 Revolving Credit Commitments and 2016 Revolving Credit Commitments. The 2016 Revolving Letter of Credit Fee shall be due and payable (x) quarterly in arrears on the tenth Business Day following the end of each March, June, September and December and (y) on the later of (A) the 2016 Revolving Credit Termination Date and (B) the day on which the Revolving Letters of Credit Outstanding shall have been reduced to zero (for the period ended on such date for which no payment has been received pursuant to clause (x) above). If there is any change in the Applicable LIBOR Margin during any quarter, the daily maximum amount of each Revolving Letter of Credit shall be computed and multiplied by the Applicable LIBOR Margin separately for each period during such quarter that such Applicable LIBOR Margin was in effect.

(d) The Borrower agrees to pay to each Letter of Credit Issuer a fee in respect of each Letter of Credit issued by it (the “Fronting Fee”), for the period from the date of issuance of such Letter of Credit to the termination date of such Letter of Credit, computed at the rate for each day equal to 0.125% per annum on the average daily Stated Amount of such Letter of Credit (or at such other rate per annum as agreed in writing between the Borrower and such Letter of Credit Issuer). Such Fronting Fees shall be due and payable by the Borrower (x) quarterly in arrears on the tenth Business Day following the end of each March, June, September and December and (y) (1) in the case of Revolving Letters of Credit, on the later of (A) the 2016 Revolving Credit Termination Date and (B) the day on which the Revolving Letters of Credit Outstanding shall have been reduced to zero and (2) in the case of Deposit Letters of Credit, the 2017 Deposit L/C Loan Maturity Date or, if earlier, the date upon which the Deposit Letters of Credit Commitment terminates and the Deposit Letter of Credit Outstanding shall have been reduced to zero.

(e) The Borrower agrees to pay directly to the Letter of Credit Issuer upon each issuance of, drawing under, and/or amendment of, a Letter of Credit issued by it such amount as the Letter of Credit Issuer and the Borrower shall have agreed upon for issuances of, drawings under or amendments of, letters of credit issued by it.

(f) The Borrower agrees to pay to the Posting Lead Arranger and Bookrunner in Dollars, the Maintenance Fee (as provided in, and at the times set forth in, the Posting Facility Fee Letter and this Agreement) for the period from and including the Closing Date to the Posting Facility Termination Date.

(g) The Borrower agrees to pay directly to the Administrative Agent for its own account the administrative agent fees as set forth in the Fee Letter.

(h) Notwithstanding the foregoing, the Borrower shall not be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 4.1.

4.2. Voluntary Reduction of Revolving Credit Commitments and Revolving Letter of Credit Commitments.

(a) Upon at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at the Administrative Agent’s Office (which notice the Administrative Agent shall promptly transmit to each of the Revolving Credit Lenders), the Borrower shall have the right, without premium or penalty, on any day, permanently to terminate or reduce the Revolving Credit Commitments in whole or in part; provided that (a) any such termination or reduction of 2016 Revolving Credit Commitments shall apply proportionately and permanently to reduce the 2016 Revolving Credit Commitments of each of the 2016 Revolving Credit Lenders, except that, notwithstanding the foregoing, (1) subject to the pro rata termination or reduction of 2016 Revolving Credit Commitments of each of the 2016 Revolving Credit Lenders, the Borrower may allocate any termination or reduction of Revolving Credit Commitments in its sole discretion among the Classes of Revolving Credit Commitments as the Borrower may specify, (2) the Borrower may allocate any termination or reduction of 2013 Revolving Credit Commitments amongst the 2013 Revolving Credit Lenders in its sole discretion as the Borrower may specify and (3) in connection with the establishment on any date of any Extended Revolving Credit Commitments pursuant to Section 2.15, the Existing Revolving Credit Commitments of any one or more Lenders providing any such Extended Revolving Credit Commitments on such date shall be reduced in an amount equal to the amount of Specified Existing Revolving Credit Commitments so extended on such date (provided that (x) after giving effect to any such reduction and to the repayment of any Revolving Credit Loans under such Specified Existing Revolving Credit Commitments made on such date, the Revolving Credit Exposure of any such Lender does not exceed the Revolving Credit Commitment thereof (such Revolving Credit Exposure and Revolving Credit Commitment being determined in each case, for the avoidance of doubt, exclusive of such Lender’s Extended Revolving Credit Commitment and any exposure in respect thereof) and (y) for the avoidance of doubt, any such repayment of Revolving Credit Loans contemplated by the preceding clause shall be made in compliance with the requirements of Section 5.3(a) with respect to the ratable allocation of payments hereunder, with such allocation being determined after giving effect to any exchange pursuant to Section 2.15 of Specified Existing Revolving Credit Commitments and Revolving Credit Loans under such Specified Existing Revolving Credit Commitments into Extended Revolving Credit Commitments and Extended Revolving Credit Loans pursuant to Section 2.15 prior to any reduction being made to the Revolving Credit Commitment of any other Lender), (b) any partial reduction pursuant to this Section 4.2 shall be in the amount of at least the Minimum Borrowing Amount and (c) after giving effect to such termination or reduction and to any prepayments of the Revolving Credit Loans or cancellation or Cash Collateralization of Revolving Letters of Credit made on the date thereof in accordance with this Agreement (including pursuant to Section 5.2(b)), the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Exposures shall not exceed the Total Revolving Credit Commitment. In connection with any such termination or reduction, to the extent necessary, the participations hereunder in outstanding Revolving Letters of Credit and Swingline Loans may be required to be reallocated and Revolving Credit Loans outstanding prepaid and then reborrowed, in each case in the manner contemplated by the last three sentences of Section 2.14(h)(i) (as modified to account for a termination or reduction, as opposed to an increase, of Revolving Credit Commitments).

(b) [Reserved].

(c) Upon at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent and the Revolving Letter of Credit Issuer (which notice the Administrative Agent shall promptly transmit to each of the Revolving Credit Lenders), the Borrower shall have the right, without premium or penalty, on any day, permanently to terminate or reduce the Revolving Letter of Credit Commitment in whole or in part; provided that, after giving effect to such termination or reduction, (i) the Revolving Letters of Credit Outstanding shall not exceed the Revolving Letter of Credit Commitment and (ii) the Revolving Letters of Credit Outstanding (other than with respect to Existing Letters of Credit) with respect to each Revolving Letter of Credit Issuer shall not exceed the Revolving Letter of Credit Commitment of such Revolving Letter of Credit Issuer.

4.3. Mandatory Termination of Commitments.

(a) [Reserved.]

(b) [Reserved.]

(c) The Total 2013 Revolving Credit Commitment shall terminate at 5:00 p.m. (New York time) on the 2013 Revolving Credit Maturity Date; provided that the foregoing will not release any such 2013 Revolving Credit Lender from any such obligation to fund Revolving Credit Loans, Revolving L/C Participations or participations in Swingline Loans that was required to be performed on or prior to the 2013 Revolving Credit Maturity Date.

(d) The Total 2016 Revolving Credit Commitment shall terminate at 5:00 p.m. (New York time) on the 2016 Revolving Credit Maturity Date.

(e) The Swingline Commitment shall terminate at 5:00 p.m. (New York time) on the Swingline Maturity Date.

(f) The Incremental Term Loan Commitment for any tranche shall, unless otherwise provided in the documentation governing such Incremental Term Loan Commitment, terminate at 5:00 p.m. (New York City time) upon the making of the Incremental Term Loans for such tranche on the Incremental Facility Closing Date for such tranche.

(g) The Incremental Deposit L/C Loan Commitment for any tranche shall, unless otherwise provided in the documentation governing such Incremental Deposit L/C Loan Commitment, terminate at 5:00 p.m. (New York City time) upon the making of the Incremental Deposit L/C Loans for such tranche on the Incremental Facility Closing Date for such tranche.

SECTION 5. Payments.

5.1. Voluntary Prepayments. The Borrower shall have the right to prepay Term Loans, Deposit L/C Loans, Revolving Credit Loans, Extended Revolving Credit Loans, New Revolving Credit Loans and Swingline Loans, without premium or penalty, in whole or in part, from time to time on the following terms and conditions: (a) the Borrower shall give the Administrative Agent at the Administrative Agent’s Office written notice (or telephonic notice promptly confirmed in writing) of its intent to make such prepayment, the amount of such prepayment and, in the case of LIBOR Loans, the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower no later than (i) in the case of Term Loans, Deposit L/C Loans, Revolving Credit Loans, New Revolving Credit Loans or Extended Revolving Credit Loans, 1:00 p.m. (New York City time) (x) one Business Day prior to (in the case of ABR Loans) or (y) three Business Days prior to (in the case of LIBOR Loans), or (ii) in the case of Swingline Loans, 1:00 p.m. (New York City time), the date of such prepayment and shall promptly be transmitted by the Administrative Agent to each of the relevant Lenders or the Swingline Lender, as the case may be, (b) each partial prepayment of any Borrowing of Term Loans, Deposit L/C Loans, Revolving Credit Loans, New Revolving Credit Loans or Extended Revolving Credit Loans shall be in a multiple of $1,000,000 and in an aggregate principal amount of at least $5,000,000 and each partial prepayment of Swingline Loans shall be in a multiple of $100,000 and in an aggregate principal amount of at least $500,000; provided that no partial prepayment of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding LIBOR Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for LIBOR Loans and (c) any prepayment of LIBOR Loans pursuant to this Section 5.1 on any day other than the last day of an Interest Period applicable thereto shall be subject to compliance by the Borrower with the applicable provisions of Section 2.11. Each prepayment in respect of any tranche of Term Loans pursuant to this Section 5.1 shall be (a) applied to the Class or Classes of Term Loans in such manner as the Borrower may determine and (b) applied to reduce Repayment Amounts, in such order as the Borrower may determine; provided the Borrower may not (x) prepay Extended Term Loans of any Extension Series pursuant to this Section 5.1 unless such prepayment is accompanied by at least a pro rata prepayment of Term Loans of the Existing Term Loan Class from which such Extended Term Loans were exchanged (or such Term Loans of the Existing Term Loan Class have otherwise been repaid in full) or (y) prepay Extended Deposit L/C Loans of any Extension Series pursuant to this Section 5.1 unless such prepayment is accompanied by at least a pro rata prepayment of Deposit L/C Loans of the Existing Deposit L/C Loan Class from which such Extended Deposit L/C Loans were converted (or such Deposit L/C Loans of the Existing Deposit L/C Loan Class have otherwise been repaid in full). For the avoidance of doubt, (x) the Borrower may prepay Term Loans of an Existing Term Loan Class pursuant to this Section 5.1 without any requirement to prepay Extended Term Loans that were converted from such Existing Term Loan Class and (y) the Borrower may prepay Deposit L/C Loans of an Existing Deposit L/C Loan Class pursuant to this Section 5.1 without any requirement to prepay Extended Deposit L/C Loans that were converted from such Existing Deposit L/C Loan Class. All prepayments under this Section 5.1 shall also be subject to the provisions of Section 5.2(d) or (e), as applicable. At the Borrower’s election in connection with any prepayment pursuant to this Section 5.1, such prepayment shall not be applied to any Loan of a Defaulting Lender.

5.2. Mandatory Prepayments.

(a) Term Loan Prepayments. (i) On each occasion that a Prepayment Event occurs, the Borrower shall, within three Business Days after the occurrence of such Prepayment Event (or, in the case of Deferred Net Cash Proceeds, within three Business Days after the Deferred Net Cash Proceeds Payment Date), prepay, in accordance with clauses (c)(i) and (d) below, Term Loans in a principal amount equal to 100% of the Net Cash Proceeds from such Prepayment Event; provided that, with respect to the Net Cash Proceeds of an Asset Sale Prepayment Event, Recovery Prepayment Event or Permitted

Sale Leaseback, in each case solely to the extent with respect to any Collateral, the Borrower may use a portion of such Net Cash Proceeds to prepay or repurchase Permitted Other Debt (and with such prepaid or repurchased Permitted Other Debt permanently extinguished) constituting First Lien Obligations to the extent any applicable Permitted Other Debt Document requires the issuer of such Permitted Other Debt to prepay or make an offer to purchase such Permitted Other Debt with the proceeds of such Prepayment Event, in each case in an amount not to exceed the product of (x) the amount of such Net Cash Proceeds multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of the Permitted Other Debt constituting First Lien Obligations and with respect to which such a requirement to prepay or make an offer to purchase exists and the denominator of which is the sum of the outstanding principal amount of such Permitted Other Debt and the outstanding principal amount of Term Loans.

(ii) Not later than the date that is ninety days after the last day of any fiscal year (commencing with and including the fiscal year ending on or about December 31, 2008), the Borrower shall prepay, in accordance with clauses (c)(i) and (d) below, Term Loans in a principal amount equal to (x) 50% of Excess Cash Flow for such fiscal year; provided that (A) the percentage in this Section 5.2(a)(ii) shall be reduced to 25% if, on the date that such prepayment is required to be made, the Consolidated Total Debt to Consolidated EBITDA Ratio is less than or equal to 6.00 to 1.0 but greater than 4.75 to 1.0 and (B) no prepayment of any Term Loans shall be required under this Section 5.2(a)(ii) if, on the date that such prepayment is required to be made, the Consolidated Total Debt to Consolidated EBITDA Ratio is less than or equal to 4.75 to 1.00, minus (y) the principal amount of Term Loans voluntarily prepaid pursuant to Section 5.1 during such fiscal year.

(iii) On each occasion that a Debt Incurrence Prepayment Event occurs, the Borrower shall, within three Business Days after the receipt of the Net Cash Proceeds from the occurrence of such Debt Incurrence Prepayment Event, prepay Term Loans in accordance with clauses (c)(i) and (d) below.

(iv) On each occasion that a New Debt Incurrence Prepayment Event occurs, the Borrower shall, within three Business Days after the receipt of the Net Cash Proceeds from the occurrence of such New Debt Incurrence Prepayment Event, at the Borrower’s election as to the allocation of such Net Cash Proceeds as among any and all of the following Classes, (x) prepay Term Loans in accordance with clauses (c)(ii) and (d) below, (y) prepay, at the Borrower’s option, Revolving Credit Loans, Extended Revolving Credit Loans and/or New Revolving Credit Loans (and permanently reduce and terminate the related Revolving Credit Commitments, Extended Revolving Commitments or New Revolving Credit Commitments, as the case may be, in the amount of the Net Cash Proceeds allocated to the prepayment of Revolving Credit Loans, Extended Revolving Credit Loans and/or New Revolving Credit Loans) in accordance with clause (e) below and/or (z) prepay Deposit L/C Loans in accordance with clauses (c)(ii) and (d) below, in a principal amount equal to 100% of the Net Cash Proceeds from such New Debt Incurrence Prepayment Event.

(b) Repayment of Revolving Credit Loans. (i) If on any date the aggregate amount of the Lenders’ Revolving Credit Exposures (collectively, the “Aggregate Revolving Credit Outstandings”) for any reason exceeds 100% of the Total Revolving Credit Commitment then in effect (including as a result of the termination of the 2013 Revolving Credit Commitments on the 2013 Revolving Credit Maturity Date), the Borrower shall, forthwith repay on such date the principal amount of any Swingline Loans and, after all Swingline Loans have been paid in full, the Revolving Credit Loans in an amount necessary to eliminate such deficiency. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Credit Loans, the Aggregate Revolving Credit Outstandings exceed the Total Revolving Credit Commitment then in effect, the Borrower shall Cash Collateralize the Revolving L/C Obligations to the extent of such excess.

(ii) ~~To the extent that the 2011 Revolving Credit Commitment Extension Effective Date has occurred, if~~If at any time prior to the Original Revolving L/C Maturity Date any Revolving Letter of Credit (other than an Optional Revolving Letter of Credit) shall be outstanding that has an expiration date after the Original Revolving L/C Maturity Date and the aggregate Stated Amount of all Revolving Letters of Credit having expiration dates after the Original Revolving L/C Maturity Date (other than an Optional Revolving Letter of Credit), when added to the aggregate Revolving Credit Exposure of all 2016 Revolving Credit Lenders (exclusive of Revolving Letter of Credit Exposure with respect to such Revolving Letters of Credit) as of such date, exceeds the Total 2016 Revolving Credit Commitment then in effect, the Borrower shall forthwith repay on such date the principal amount of any Swingline Loans and, after all Swingline Loans have been paid in full, the Revolving Credit Loans in an amount necessary to eliminate such deficiency. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Credit Loans, the aggregate Stated Amount of all Revolving Letters of Credit having expiration dates after the Original Revolving L/C Maturity Date (other than an Optional Revolving Letter of Credit), when added to the aggregate Revolving Credit Exposure of all 2016 Revolving Credit Lenders (exclusive of Revolving Letter of Credit Exposure with respect to such Revolving Letters of Credit) as of such date, exceeds the Total 2016 Revolving Credit Commitment then in effect, the Borrower shall Cash Collateralize the Revolving L/C Obligations to the extent of such excess.

(c) Application to Repayment Amounts. (i) Subject to Section 5.2(h), each prepayment of Term Loans required by Sections 5.2(a)(i), (ii) and (iii) shall be allocated pro rata among 2014 Term Loans, 2017 Term Loans, the Incremental Term Loans, and the Extended Term Loans (other than the 2017 Term Loans) based upon the applicable remaining Repayment Amounts due in respect thereof and be applied to reduce the scheduled Repayment Amounts in direct order of maturity; provided that, subject to the pro rata application to Lenders, based upon the outstanding principal amounts owing within any Class of Term Loans, the Borrower may allocate such prepayment in its sole discretion among the Class or Classes of Term Loans as the Borrower may specify, subject only to the following limitations: (A) the Borrower shall not allocate to Extended Term Loans of any Extension Series (including the 2017 Term Loans) any mandatory prepayment (1) made pursuant to Section 5.2(a)(ii) unless such prepayment is accompanied by at least a pro rata prepayment, based upon the applicable remaining Repayment Amounts due in respect thereof, of Term Loans of the Existing Term Loan Class or Classes, if any, from which such Extended Term Loans were exchanged (or such Term Loans of the Existing Term Loan Class or Classes have otherwise been repaid in full) or (2) made pursuant to Section 5.2(a)(iii) unless all 2014 Term Loans have been repaid in full; (B) the Borrower may not allocate any mandatory prepayments made pursuant to Section 5.2(a)(i) to any Class of Term Loans unless such prepayment is accompanied by at least a pro rata repayment, based upon the applicable remaining Repayment Amounts due in respect thereof, of Term Loans of the Existing Term Loan Class, if any, from which such Class of Term Loans was exchanged and Extended Term Loans, if any, that were originally converted from such Class of Term Loans (or the Existing Term Loan Class, if any, from which such Class of Term Loans was converted); and (C) prepayments within any Class of Term Loans must be applied (1) pro rata to the Lenders, based upon the outstanding principal amounts owing within such Class of Term Loans and (2) to reduce the scheduled Repayment Amounts in direct order of maturity. Subject to Section 5.2(h), with respect to each such prepayment, the Borrower will, not later than the date specified in Section 5.2(a) for making such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing and which shall include a calculation of the amount of such prepayment to be applied to each Class of Term Loans) requesting that the Administrative Agent provide notice of such prepayment to each Lender of Term Loans.

(ii) Each prepayment of Term Loans required by Section 5.2(a)(iv) shall be allocated pro rata among the 2014 Term Loans, the 2017 Term Loans, the Incremental Term Loans, and the Extended Term Loans (other than the 2017 Term Loans) based upon the applicable remaining Repayment Amounts due in respect thereof and be applied to reduce the scheduled Repayment Amounts in direct order of maturity; provided that, subject to the pro rata application to Lenders, based upon the outstanding principal amounts owing within any Class of Term Loans, the Borrower may allocate such prepayment in its sole discretion among the Class or Classes of Term Loans as the Borrower may specify, subject only to the following limitations: (A) the Borrower shall not allocate to Extended Term Loans of any Extension Series (including the 2017 Term Loans) any mandatory prepayment made pursuant to Section 5.2(a)(iv) unless such prepayment is accompanied by at least a pro rata prepayment, based upon the applicable remaining Repayment Amounts due in respect thereof, of Term Loans of the Existing Term Loan Class or Classes, if any, from which such Extended Term Loans were exchanged (or such Term Loans of the Existing Term Loan Class or Classes have otherwise been repaid in full) and (B) prepayments within any Class of Term Loans must be applied (1) pro rata to Lenders, based upon the outstanding principal amounts owing within any Class of Term Loans and (2) to reduce the scheduled Repayment Amounts in direct order of maturity. Each prepayment of Deposit L/C Loans required by Section 5.2(a)(iv) shall be allocated pro rata among the 2014 Deposit L/C Loans, the 2017 Deposit L/C Loans, the Incremental Deposit L/C Loans and the Extended Deposit L/C Loans (other than the 2017 Deposit L/C Loans) based on the outstanding principal amounts due thereon; provided that, subject to the pro rata application to Lenders, based upon the outstanding principal amounts owing within any Class of Deposit L/C Loans, the Borrower may allocate such prepayment in its sole discretion among the Class or Classes of Deposit L/C Loans as the Borrower may specify, subject to the limitation that the Borrower shall not allocate to Extended Deposit L/C Loans of any Extension Series (including the 2017 Deposit L/C Loans) any mandatory prepayment made pursuant to Section 5.2(a)(iv) unless such prepayment is accompanied by at least a pro rata prepayment to the Lenders, based upon the outstanding principal amount owing of Deposit L/C Loans of the Existing Deposit L/C Loan Class or Classes, if any, from which such Extended Deposit L/C Loans were exchanged (or such Deposit L/C Loans of the Existing Deposit L/C Loan Class or Classes have otherwise been repaid in full).

(d) Application to Term Loans and Deposit L/C Loans. With respect to each prepayment of Term Loans and Deposit L/C Loans elected to be made by the Borrower pursuant to Section 5.1 or required by Section 5.2(a), the Borrower may designate the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made; provided that the Borrower pays any amounts, if any, required to be paid pursuant to Section 2.11 with respect to prepayments of LIBOR Loans made on any date other than the last day of the applicable Interest Period. In the absence of a Rejection Notice or a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11. Upon any prepayment of Deposit L/C Loans, the Deposit Letter of Credit Commitment shall be reduced by an amount equal to such prepayment and the Borrower shall be permitted to withdraw an amount up to the amount of such prepayment from the Deposit L/C Loan Collateral Account to complete such prepayment; provided that after giving effect to such withdrawal, the Deposit Letters of Credit Outstanding at such time would not exceed the Deposit L/C Loan Collateral Account Balance.

(e) Application to Revolving Credit Loans; Mandatory Commitment Reductions. (i) With respect to each prepayment of Revolving Credit Loans elected to be made by the Borrower pursuant to Section 5.1 or required by Section 5.2(a)(iv) or 5.2(b), the Borrower may designate (i) the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made and (ii) the Revolving Credit Loans to be prepaid; provided that (x) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; and (y) notwithstanding the provisions of the preceding clause (x), no prepayment made pursuant to Section 5.1 or Section 5.2(a)(iv) or 5.2(b) of Revolving Credit Loans shall be applied to the Revolving Credit Loans of any Defaulting Lender. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

(ii) With respect to each mandatory reduction and termination of Revolving Credit Commitments, other Extended Revolving Credit Commitments and New Revolving Credit Commitments required by Section 5.2(a)(iv) or Section 10.1(y)(ii), the Borrower may designate (A) the Classes of Commitments to be reduced and terminated and (B) the corresponding Classes of Loans to be prepaid; provided that (x) any such reduction and termination of 2016 Revolving Credit Commitments shall apply proportionately and permanently to reduce the 2016 Revolving Credit Commitments of each of the 2016 Revolving Credit Lenders, except that, notwithstanding the foregoing, (1) subject to the pro rata termination or reduction of 2016 Revolving Credit Commitments of each of the 2016 Revolving Credit Lenders, the Borrower may allocate any termination or reduction of Revolving Credit Commitments in its sole discretion among the Classes of Revolving Credit Commitments as the Borrower may specify and (2) the Borrower may allocate any termination or reduction of Revolving Credit Commitments amongst the 2013 Revolving Credit Lenders in its sole discretion as the Borrower may specify and (y) after giving effect to such termination or reduction and to any prepayments of Loans or cancellation or cash collateralization of letters of credit made on the date of each such reduction and termination in accordance with this Agreement, the aggregate amount of such Lenders’ credit exposures shall not exceed the remaining Commitments of such Lenders’ in respect of the Class reduced and terminated. In connection with any such termination or reduction, to the extent necessary, the participations hereunder in outstanding Revolving Letters of Credit and Swingline Loans may be required to be reallocated and Revolving Credit Loans outstanding prepaid and then reborrowed, in each case in the manner contemplated by the last three sentences of Section 2.14(h)(i) (as modified to account for a termination or reduction, as opposed to an increase, of Revolving Credit Commitments).

(iii) For the avoidance of doubt, prior to the 2013 Revolving Credit Maturity Date, the amount of any prepayment of Revolving Credit Loans elected to be made by the Borrower pursuant to Section 5.1 shall be allocated among the Revolving Credit Loans of each Lender pro rata based on each such Lender’s Revolving Credit Commitment Percentage without regard to the Class of the Revolving Credit Commitments held by such Lender.

(f) LIBOR Interest Periods. In lieu of making any payment pursuant to this Section 5.2 in respect of any LIBOR Loan other than on the last day of the Interest Period therefor so long as no Event of Default shall have occurred and be continuing, the Borrower at its option may deposit with the Administrative Agent an amount equal to the amount of the LIBOR Loan to be prepaid and such LIBOR Loan shall be repaid on the last day of the Interest Period therefor in the required amount. Such deposit shall be held by the Administrative Agent in a corporate time deposit account established on terms reasonably satisfactory to the Administrative Agent, earning interest at the then customary rate for accounts of such type. Such deposit shall constitute cash collateral for the LIBOR Loans to be so prepaid; provided that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 5.2.

(g) Minimum Amount. No prepayment shall be required pursuant to Section 5.2(a)(i) in the case of any Prepayment Event yielding Net Cash Proceeds of less than $5,000,000 in the aggregate and (ii) unless and until the amount at any time of Net Cash Proceeds from Prepayment Events required to be applied at or prior to such time pursuant to such Section and not yet applied at or prior to such time to prepay Term Loans pursuant to such Section exceeds (x) $25,000,000 for a single Prepayment Event or (y) $100,000,000 in the aggregate for all Prepayment Events (other than those that are either under the threshold specified in subclause (i) or over the threshold specified in subclause (ii)(x)) in any one fiscal year, at which time all such Net Cash Proceeds referred to in this subclause (ii) with respect to such fiscal year shall be applied as a prepayment in accordance with this Section 5.2.

(h) Rejection Right. The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to Section 5.2(a) (other than prepayments made in connection with any Debt Incurrence Prepayment Event or New Debt Incurrence Prepayment Event), in each case at least three Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Lender holding Term Loans of the contents of the Borrower’s prepayment notice and of such Lender’s pro rata share of the prepayment. Each Lender may reject all or a portion of its pro rata share of any such prepayment of Term Loans required to be made pursuant to Section 5.2(a) (other than prepayments made in connection with any Debt Incurrence Prepayment Event or New Debt Incurrence Prepayment Event) (such declined amounts, the “Declined Proceeds”) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. (New York time) one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice shall specify the principal amount of the mandatory prepayment of Term Loans to be rejected by such Lender. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such prepayment of Term Loans. Any Declined Proceeds remaining thereafter shall be retained by the Borrower (“Retained Declined Proceeds”).

(i) Foreign Net Cash Proceeds and Excess Cash Flow. Notwithstanding any other provisions of this Section 5.2, (i) to the extent that any or all of the Net Cash Proceeds from a Recovery Prepayment Event (a “Foreign Recovery Event”) of, or any Disposition by, a Restricted Foreign Subsidiary giving rise to an Asset Sale Prepayment Event (a “Foreign Asset Sale”) or any amount included in Excess Cash Flow and attributable to Foreign Subsidiaries are prohibited or delayed by applicable local law from being repatriated to the United States, such portion of the Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 5.2 but may be retained by the applicable Restricted Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable Restricted Foreign Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans as required pursuant to this Section 5.2 and (ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Recovery Event, any Foreign Asset Sale or Excess Cash Flow would have a material adverse tax consequence with respect to such Net Cash Proceeds or Excess Cash Flow, the Net Cash Proceeds or Excess Cash Flow so affected may be retained by the applicable Restricted Foreign Subsidiary; provided that, in the case of this clause (ii), on or before the date on which any Net Cash Proceeds or Excess Cash Flow so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to Section 5.2(a), (x) the Borrower applies an amount equal to such Net Cash Proceeds or Excess Cash Flow to such reinvestments or prepayments as if such Net Cash Proceeds or Excess Cash Flow had been received by the Borrower rather than such Restricted Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds or Excess Cash Flow had been repatriated (or, if less, the Net Cash Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary) or (y) such Net Cash Proceeds or Excess Cash Flow are applied to the repayment of Indebtedness of a Restricted Foreign Subsidiary.

5.3. Method and Place of Payment.

(a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto, the Letter of Credit Issuer or the Swingline Lender entitled thereto, as the case may be, not later than 2:00 p.m. (New York City time), in each case, on the date when due and shall be made in immediately available funds at the Administrative Agent’s Office or at such other office as the Administrative Agent shall specify for such purpose by notice to the Borrower, it being understood that written or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower’s account at the Administrative Agent’s Office shall constitute the making of such payment to the extent of such funds held in such account. All repayments or prepayments of any Loans (whether of principal, interest or otherwise) hereunder and all other payments under each Credit Document shall be made in Dollars. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 p.m. (New York City time) or, otherwise, on the next Business Day) like funds relating to the payment of principal or interest or fees ratably to the Lenders entitled thereto.

(b) Any payments under this Agreement that are made later than 2:00 p.m. (New York City time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

5.4. Net Payments.

(a) Any and all payments made by or on behalf of the Borrower or any Guarantor under this Agreement or any other Credit Document shall be made free and clear of, and without deduction or withholding for or on account of, any Indemnified Taxes; provided that if the Borrower or any Guarantor or the Administrative Agent (or, in the case of the Posting Facility, the Posting Agent) shall be required by Applicable Law to deduct or withhold any Indemnified Taxes from such payments, then (i) the sum payable by the Borrower or any Guarantor shall be increased as necessary so that after making all required deductions and withholdings (including deductions or withholdings applicable to additional sums payable under this Section 5.4) the Administrative Agent, the Collateral Agent, the Posting Agent or any Lender (which term shall include each Letter of Credit Issuer and the Swingline Lender for purposes of Section 5.4 and for the purposes of the definition of Excluded Taxes), as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower or such Guarantor or the Administrative Agent (or, in the case of the Posting Facility, the Posting Agent) shall make such deductions or withholdings and (iii) the Borrower or such Guarantor or the Administrative Agent (or, in the case of the Posting Facility, the Posting Agent) shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with Applicable Law. Whenever any Indemnified Taxes are payable by the Borrower or such Guarantor, as promptly as possible thereafter, the Borrower or Guarantor shall send to the Administrative Agent (or, in the case of the Posting Facility, the Posting Agent) for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt (or other evidence acceptable to such Lender, acting reasonably) received by the Borrower or such Guarantor showing payment thereof.

(b) The Borrower shall timely pay and shall indemnify and hold harmless the Administrative Agent, the Posting Agent, the Collateral Agent and each Lender with regard to any Other Taxes (whether or not such Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority).

(c) The Borrower shall indemnify and hold harmless the Administrative Agent, the Posting Agent, the Collateral Agent and each Lender within fifteen Business Days after written demand therefor, for the full amount of any Indemnified Taxes imposed on the Administrative Agent, the Posting Agent, the Collateral Agent or such Lender as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Credit Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.4) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth reasonable detail as to the amount of such payment or liability delivered to the Borrower by a Lender, the Administrative Agent, the Posting Agent or the Collateral Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d) Any Non-U.S. Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or under any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Credit Document shall, to the extent it is legally able to do so, deliver to the Borrower (with a copy to the Administrative Agent (or, in the case of the Posting Facility, the Posting Agent)), at the time or times prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent (or, in the case of the Posting Facility, the Posting Agent), such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. A Lender’s obligation under the prior sentence shall apply only if the Borrower or the Administrative Agent has made a request for such documentation. In addition, any Lender, if requested by the Borrower or the Administrative Agent (or, in the case of the Posting Facility, the Posting Agent), shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent (or, in the case of the Posting Facility, the Posting Agent) as will enable the Borrower or the Administrative Agent (or, in the case of the Posting Facility, the Posting Agent) to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(e) Each Non-U.S. Lender with respect to any Loan or Posting Advance made to the Borrower shall, to the extent it is legally entitled to do so:

(i) deliver to the Borrower and the Administrative Agent (or, in the case of the Posting Facility, the Posting Agent), prior to the date on which the first payment to the Non-U.S. Lender is due hereunder, two copies of (x) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, United States Internal Revenue Service Form W-8BEN (together with a certificate substantially in the form of Exhibit Q representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower, any interest payment received by such non-U.S. Lender under this Agreement or any other Credit Document is not effectively connected with the conduct of a trade or business in the United States and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), (y) Internal Revenue Service Form W-8BEN or Form W-8ECI, in each case properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement or (z) if a Non-U.S. Lender does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Credit Documents (for example, in the case of a typical participation or where Non-U.S. Lender is a pass through entity) Internal Revenue Service Form W-8IMY and all necessary attachments (including the forms described in clauses (x) and (y) above, as required); and

(ii) deliver to the Borrower and the Administrative Agent (or, in the case of the Posting Facility, the Posting Agent) two further copies of any such form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower.

If in any such case any Change in Law has occurred prior to the date on which any such delivery would otherwise be required that renders any such form inapplicable or would prevent such Non-U.S. Lender from duly completing and delivering any such form with respect to it, such Non-U.S. Lender shall promptly so advise the Borrower and the Administrative Agent (or, in the case of the Posting Facility, the Posting Agent).

(f) If any Lender, the Administrative Agent, the Posting Agent or the Collateral Agent, as applicable, determines, in its sole discretion, that it had received and retained a refund of an Indemnified Tax (including an Other Tax) for which a payment has been made by the Borrower pursuant to this Agreement, which refund in the good faith judgment of such Lender, the Administrative Agent, the Posting Agent or the Collateral Agent, as the case may be, is attributable to such payment made by the Borrower, then the Lender, the Administrative Agent, the Posting Agent or the Collateral Agent, as the case may be, shall reimburse the Borrower for such amount (net of all out-of-pocket expenses of such Lender, the Administrative Agent, the Posting Agent or the Collateral Agent, as the case may be, and without interest other than any interest received thereon from the relevant Governmental Authority with respect to such refund) as the Lender, Administrative Agent, the Posting Agent or the Collateral Agent, as the case may be, determines in its sole discretion to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position (taking into account expenses or any taxes imposed on the refund) than it would have been in if the payment had not been required; provided that the Borrower, upon the request of the Lender, the Administrative Agent, the Posting Agent or the Collateral Agent, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender, the Administrative Agent, the Posting Agent or the Collateral Agent in the event the Lender, the Administrative Agent, the Posting Agent or the Collateral Agent is required to repay such refund to such Governmental Authority. A Lender, the Administrative Agent, the Posting Agent or the Collateral Agent shall claim any refund that it determines is available to it, unless it concludes in its sole discretion that it would be adversely affected by making such a claim. Neither the Lender, the Administrative Agent, the Posting Agent nor the Collateral Agent shall be obliged to disclose any information regarding its tax affairs or computations to any Credit Party in connection with this clause (f) or any other provision of this Section 5.4.

(g) If the Borrower determines that a reasonable basis exists for contesting a Tax, each Lender or Agent, as the case may be, shall use reasonable efforts to cooperate with the Borrower as the Borrower may reasonably request in challenging such Tax. Subject to the provisions of Section 2.12, each Lender and Agent agrees to use reasonable efforts to cooperate with the Borrower as the Borrower may reasonably request to minimize any amount payable by the Borrower or any Guarantor pursuant to this Section 5.4. The Borrower shall indemnify and hold each Lender and Agent harmless against any out-of-pocket expenses incurred by such Person in connection with any request made by the Borrower pursuant to this Section 5.4(g). Nothing in this Section 5.4(g) shall obligate any Lender or Agent to take any action that such Person, in its sole judgment, determines may result in a material detriment to such Person.

(h) Each Lender and Agent with respect to any Loan or Posting Advance made to the Borrower that is a United States person under Section 7701(a)(30) of the Code (each, a “U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of the Posting Facility, the Posting Agent) two United States Internal Revenue Service Forms W-9 (or substitute or successor form), properly completed and duly executed, certifying that such Lender or Agent is exempt from United States backup withholding (i) on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before the date that such form expires or becomes obsolete, (iii) after the occurrence of a change in the Agent’s or Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent (or, in the case of the Posting Facility, the Posting Agent) and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent (or, in the case of the Posting Facility, the Posting Agent).

(i) The agreements in this Section 5.4 shall survive the termination of this Agreement and the payment of the Loans, Posting Advances and all other amounts payable hereunder.

5.5. Computations of Interest and Fees.

(a) Except as provided in the next succeeding sentence, interest on LIBOR Loans, Posting Advances and ABR Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest on ABR Loans in respect of which the rate of interest is calculated on the basis of the Administrative Agent’s prime rate and interest on overdue interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.

(b) Fees (other than the Maintenance Fee) and the average daily Stated Amount of Letters of Credit shall be calculated on the basis of a 360-day year for the actual days elapsed.

(c) The Maintenance Fee shall be calculated by the Posting Calculation Agent in the manner set forth in the Posting Facility Fee Letter.

(d) Whenever the Posting Calculation Agent makes a determination or calculation under this Agreement or in respect of the transactions contemplated hereby, the Posting Calculation Agent shall make such determination or calculation (i) in good faith, (ii) in a commercially reasonable manner, (iii) with respect to calculations or determinations involving transaction valuations, consistent with its practices and procedures for valuing similar transactions and (iv) in consultation with the Borrower. The Borrower may, acting in good faith, dispute a calculation or determination by the Posting Calculation Agent which it believes is inaccurate (provided that the Borrower shall make any determination or calculation relating to such dispute in a commercially reasonable manner). In the event of such a dispute, the Borrower and the Posting Calculation Agent shall first endeavor to resolve such dispute. If the Borrower and the Posting Calculation Agent are unable to resolve such dispute within five Business Days, the Borrower and Posting Calculation Agent shall mutually select a dealer (with respect to commodity related calculations) or a financial institution (with respect to financial calculations) that customarily acts as a calculation agent for similar transactions to act as Posting Calculation Agent with respect to the issue in dispute. If the Borrower and the Posting Calculation Agent cannot agree on a dealer or financial institution within one Business Day, then each shall appoint a dealer or financial institution and the appointed dealers or financial institutions shall together appoint a third dealer or financial institution as Posting Calculation Agent for making the relevant determination, and the decision of such Person shall be final and binding upon the parties. The dealers or financial institutions selected by a party shall not be parties to this Agreement or Affiliates of a party to this Agreement. It is understood and agreed that, for the avoidance of doubt, the Disclaimer for Mark-to-Market Calculation (set forth in Exhibit O hereto) does not limit the Borrower’s rights under this Section 5.5(d).

5.6. Limit on Rate of Interest.

(a) No Payment Shall Exceed Lawful Rate. Notwithstanding any other term of this Agreement, the Borrower shall not be obligated to pay any interest or other amounts under or in connection with this Agreement or otherwise in respect of the Obligations in excess of the amount or rate permitted under or consistent with any applicable law, rule or regulation.

(b) Payment at Highest Lawful Rate. If the Borrower is not obliged to make a payment that it would otherwise be required to make, as a result of Section 5.6(a), the Borrower shall make such payment to the maximum extent permitted by or consistent with applicable laws, rules and regulations.

(c) Adjustment if Any Payment Exceeds Lawful Rate. If any provision of this Agreement or any of the other Credit Documents would obligate the Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate that would be prohibited by any Applicable Law, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by Applicable Law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by the Borrower to the affected Lender under Section 2.8.

(d) Spreading. In determining whether the interest hereunder is in excess of the amount or rate permitted under or consistent with any Applicable Law, the total amount of interest shall be spread throughout the entire term of this Agreement until its payment in full.

(e) Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrower an amount in excess of the maximum permitted by any Applicable Law, then the Borrower shall be entitled, by notice in writing to the Administrative Agent to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to the Borrower.

SECTION 6. Conditions Precedent to Initial Borrowing.

The initial Borrowing under this Agreement is subject to the satisfaction of the following conditions precedent, except as otherwise agreed between the Borrower and the Administrative Agent.

6.1. Credit Documents. The Administrative Agent (or, in the case of clause (f), the Posting Agent) shall have received:

(a) this Agreement, executed and delivered by a duly authorized officer of US Holdings, the Borrower, each Agent, each Lender and each Letter of Credit Issuer;

(b) the Guarantee, executed and delivered by a duly authorized officer of each Guarantor as of the Closing Date;

(c) the Pledge Agreement, executed and delivered by a duly authorized officer of each pledgor party thereto as of the Closing Date;

(d) the Security Agreement, executed and delivered by a duly authorized officer of each grantor party thereto as of the Closing Date;

(e) the Intercreditor Agreement, executed and delivered by a duly authorized officer of the Borrower, the Collateral Agent and any Hedge Bank party to a Secured Commodity Hedging Agreement as of the Closing Date; and

(f) the Posting Facility Fee Letter, executed and delivered by a duly authorized officer of the Borrower, Goldman Sachs Credit Partners L.P. and J. Aron & Company.

6.2. Collateral.

(a) All outstanding Stock of the Borrower directly owned by US Holdings and all Stock of each Subsidiary of the Borrower directly owned by the Borrower or any Subsidiary Guarantor, in each case, as of the Closing Date, shall have been pledged pursuant to the Pledge Agreement (except that such Credit Parties shall not be required to pledge any Excluded Stock and Stock Equivalents) and the Collateral Agent shall have received all certificates, if any, representing such securities pledged under the Pledge Agreement, accompanied by instruments of transfer and undated stock powers endorsed in blank.

(b) All Indebtedness of the Borrower and each Subsidiary of the Borrower that is owing to the Borrower or a Subsidiary Guarantor shall, to the extent exceeding $10,000,000 in aggregate principal amount, be evidenced by one or more global promissory notes and shall have been pledged pursuant to the Pledge Agreement, and the Collateral Agent shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank.

(c) All documents and instruments, including Uniform Commercial Code or other applicable personal property and financing statements, reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by any Security Document to be executed on the Closing Date and perfect such Liens to the extent required by, and with the priority required by, such Security Document shall have been delivered to the Collateral Agent in proper form for filing, registration or recording and none of the Collateral shall be subject to any other pledges, security interests or mortgages, except for Liens permitted hereunder.

(d) US Holdings and the Borrower shall deliver to the Collateral Agent a completed Perfection Certificate, executed and delivered by an Authorized Officer of US Holdings and the Borrower, together with all attachments contemplated thereby.

(e) The Guarantee shall be in full force and effect.

(f) (i) With respect to each Closing Date Mortgaged Property, a Mortgage, executed and delivered by a duly authorized officer of each mortgagor party thereto as of the Closing Date;

(ii) All documents and instruments, including Uniform Commercial Code or other applicable fixture security financing statements, reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by any such Mortgage and perfect such Liens to the extent required by, and with the priority required by, such Mortgage shall have been delivered to the Collateral Agent in proper form for filing, registration or recording and none of Closing Date Mortgaged Property shall be subject to any other pledges, secured interests or mortgages, except Liens expressly permitted by Section 10.2 or otherwise consented to by the Collateral Agent;

(iii) The Collateral Agent shall have received (A) a policy or policies of title insurance (or a marked up commitment for title insurance having the same effect), issued by the Title Company insuring the Lien of each such Mortgage as a valid Lien on the Mortgaged Property described therein, free of any other Liens except as permitted by Section 10.2 or consented to by the Collateral Agent, together with such endorsements and reinsurance as the Collateral Agent may reasonably request having the effect of a valid, issued and binding title insurance policy, and (B) evidence reasonably acceptable to the Collateral Agent of payment of all title insurance premiums, search and examination charges, escrow charges and related charges, fees, costs and expenses required for the issuance of the title insurance policies referred to above;

(iv) Written opinions of legal counsel in the states in which each such Closing Date Mortgaged Property is located in form and substance reasonably acceptable to the Collateral Agent; and

(v) With respect to each Closing Date Mortgaged Property, a completed Federal Emergency Management Agency Standard Flood Hazard Determination, subject, however, to the provisions of Section 9.14(d).

Notwithstanding anything to the contrary herein, with respect to any Collateral (other than Collateral consisting of the Stock of the Borrower and the Stock of any Domestic Subsidiary required to be pledged pursuant to Section 6.2(a)), the security interest in which may not be perfected by the filing of a Uniform Commercial Code financing statement, if the granting and/or perfection of the Collateral Agent’s security interest in such Collateral may not be accomplished on or prior to the Closing Date without undue burden or expense and without the taking of any action that goes beyond commercial reasonableness, then the delivery of documents and instruments for granting and/or perfection of such security interest shall not constitute a condition precedent to the initial Credit Event to occur on the Closing Date. To the extent that any such security interest is not so granted and/or perfected on or prior to the Closing Date, then US Holdings and the Borrower each agrees to deliver or cause to be delivered such documents and instruments, and take or cause to be taken such other actions as may be required to grant and perfect such security interests, on or prior to the date that is 120 days (or 180 days in the case of Collateral consisting of mining properties) after the Closing Date or such longer period of time as may be agreed to by the Collateral Agent in its sole discretion.

6.3. Legal Opinions. The Administrative Agent shall have received the executed legal opinions of (a) Simpson Thacher & Bartlett LLP, special New York counsel to US Holdings and the Borrower, substantially in the form of Exhibit H-1, (b) Vinson & Elkins LLP, special Texas counsel to US Holdings and the Borrower, substantially in the form of Exhibit H-2, (c) Hunton & Williams LLP, special Texas regulatory counsel to US Holdings and the Borrower, substantially in the form of Exhibit H-3 and (d) Covington & Burling LLP, special FERC and NRC counsel regulatory counsel to US Holdings and the Borrower, substantially in the form of Exhibit H-4. US Holdings, the Borrower, the other Credit Parties and the Administrative Agent hereby instruct such counsel to deliver such legal opinions.

6.4. Refinancing. Concurrently with the initial Borrowing hereunder, the Refinancing shall have been consummated.

6.5. Equity Investments. The Equity Contribution, which, to the extent constituting Stock or Stock Equivalents of the Parent other than common Stock, shall be on terms and conditions and pursuant to documentation reasonably satisfactory to the Joint Lead Arrangers and Bookrunners to the extent material to the interests of the Lenders, in an amount not less than the Minimum Equity Amount shall have been made, or substantially simultaneously with the initial Credit Event hereunder, shall be made.

6.6. Closing Certificates. The Administrative Agent shall have received a certificate of the Credit Parties, dated the Closing Date, substantially in the form of Exhibit I, with appropriate insertions, executed by an Authorized Officer of each Credit Party, and attaching the documents referred to in Section 6.7.

6.7. Authorization of Proceedings of Each Credit Party. The Administrative Agent shall have received (a) a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the board of directors, other managers or general partner of each Credit Party (or a duly authorized committee thereof) authorizing (i) the execution, delivery and performance of the Credit Documents (and any agreements relating thereto) to which it is a party and (ii) in the case of the Borrower, the extensions of credit contemplated hereunder and (b) true and complete copies of the Organizational Documents of each Credit Party as of the Closing Date.

6.8. Fees. The Agents shall have received the fees in the amounts previously agreed in writing by the Agents to be received on the Closing Date and all expenses (including the reasonable fees, disbursements and other charges of counsel) payable by the Credit Parties for which invoices have been presented prior to the Closing Date shall have been paid.

6.9. Representations and Warranties. On the Closing Date, (a) there shall be no breach of any representation made by the Parent in the Acquisition Agreement that is (i) material to the interests of the Lenders and (ii) the breach of which would give Holdings and/or Merger Sub the right to terminate their respective obligations thereunder, and (b) the representations and warranties made by the Credit Parties in Section 8.1(a), Section 8.2, Section 8.5 and Section 8.7, as they relate to the Credit Parties at such time, shall be true and correct in all material respects.

6.10. Acquisition Agreement. The Administrative Agent shall have received a fully executed or conformed copy of the Acquisition Agreement which shall be in full force and effect.

6.11. Solvency Certificate. On the Closing Date, the Administrative Agent shall have received a certificate from an Authorized Officer of the Borrower to the effect that after giving effect to the consummation of the Transactions, the Borrower on a consolidated basis with its Subsidiaries is Solvent.

6.12. Merger. Concurrently with the initial Credit Event hereunder, the Merger shall have been consummated in accordance with the terms of the Acquisition Agreement, without giving effect to any modifications, amendments or express waivers thereto that are materially adverse to the Lenders (including, without limitation, the definition of, and representations, warranties and conditions relating to, the absence of any “Company Material Adverse Effect” therein) without the reasonable consent of the Joint Lead Arrangers and Bookrunners.

6.13. Pro Forma Financial Statements. The Administrative Agent shall have received to Pro Forma Financial Statements.

6.14. Patriot Act. The Joint Lead Arrangers and Bookrunners and the Posting Lead Arranger and Bookrunner shall have received such documentation and information as is reasonably requested in writing at least 10 days prior to the Closing Date by the Administrative Agent about US Holdings, the Borrower and the Subsidiary Guarantors mutually agreed to be required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.

6.15. Insurance. The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 9.3 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to name the Collateral Agent, on behalf of the Secured Partners, as “loss payee” and “mortgagee” under any casualty insurance policies, and the Secured Parties, as “additional insureds”, under any liability insurance policies.

SECTION 7. Conditions Precedent to All Credit Events.

The agreement of each Lender to make any Loan or Posting Advance requested to be made by it on any date (excluding Mandatory Borrowings and Revolving Credit Loans required to be made by the Revolving Credit Lenders in respect of Unpaid Drawings pursuant to Section 3.4), and the obligation of any Letter of Credit Issuer to issue Letters of Credit on any date, is subject to the satisfaction of the following conditions precedent:

7.1. No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto (other than any Credit Event on the Closing Date) (a) no Default or Event of Default shall have occurred and be continuing and (b) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

7.2. Notice of Borrowing.

(a) Prior to the making of each Term Loan, the Administrative Agent shall have received a Notice of Borrowing (whether in writing or by telephone) meeting the requirements of Section 2.3.

(b) Prior to the making of each Deposit L/C Loan the Administrative Agent shall have received a Notice of Borrowing (whether in writing or by telephone) meeting the requirements of Section 2.3.

(c) Prior to the making of each Revolving Credit Loan (other than any Revolving Credit Loan made pursuant to Section 3.4(a)) and each Swingline Loan (excluding Mandatory Borrowings), the Administrative Agent shall have received a Notice of Borrowing (whether in writing or by telephone) meeting the requirements of Section 2.3.

(d) Prior to the issuance of each Revolving Letter of Credit, the Administrative Agent and the Revolving Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 3.2(a).

(e) Prior to the issuance of each Deposit Letter of Credit, the Administrative Agent and the Deposit Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 3.2(b).

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to each of the Lenders that all the applicable conditions specified in Section 7 above have been satisfied as of that time.

SECTION 8. Representations, Warranties and Agreements.

In order to induce the Lenders and the Letter of Credit Issuers to enter into this Agreement, to make the Loans, to make Posting Advances and issue or participate in Letters of Credit as provided for herein, each of US Holdings and the Borrower makes (on the Closing Date and on each other date as required or otherwise set forth in this Agreement) the following representations and warranties to, and agreements with, the Lenders and the Letter of Credit Issuers, all of which shall survive the execution and delivery of this Agreement, the making of the Loans, the making of the Posting Advances and the issuance of the Letters of Credit:

8.1. Corporate Status; Compliance with Laws. Each of US Holdings, the Borrower and each Material Subsidiary of the Borrower that is a Restricted Subsidiary (a) is a duly organized and validly existing corporation or other entity in good standing (as applicable) under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged, (b) has duly qualified and is authorized to do business and is in good standing (if applicable) in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect and (c) is in compliance with all Applicable Laws, except to the extent that the failure to be in compliance could not reasonably be expected to result in a Material Adverse Effect.

8.2. Corporate Power and Authority. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

8.3. No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor the compliance with the terms and provisions thereof nor the consummation of the Merger and the other transactions contemplated hereby and thereby will (a) contravene any applicable provision of any material Applicable Law (including material Environmental Laws), (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of US Holdings, the Borrower or any Restricted Subsidiary (other than Liens created under the Credit Documents or Liens subject to the Intercreditor Agreement) pursuant to the terms of any material indenture (including the Existing Notes Indentures), loan agreement, lease agreement, mortgage, deed of trust or other material agreement or instrument to which US Holdings, the Borrower or any Restricted Subsidiary is a party or by which it or any of its property or assets is bound (any such term, covenant, condition or provision, a “Contractual Requirement”) other than any such breach, default or Lien that could not reasonably be expected to result in a Material Adverse Effect, or (c) violate any provision of the Organizational Documents of US Holdings, the Borrower or any Restricted Subsidiary.

8.4. Litigation. Except as set forth on Schedule 8.4, there are no actions, suits or proceedings (including Environmental Claims) pending or, to the knowledge of the Borrower, threatened with respect to US Holdings, the Borrower or any of the Restricted Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

8.5. Margin Regulations. Neither the making of any Loan or Posting Advance hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, U or X of the Board.

8.6. Governmental Approvals. The execution, delivery and performance of the Merger Agreement or any Credit Document does not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents and (iii) such licenses, approvals, authorizations or consents the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect and (iv) the PUCT filing reporting the Merger and actions regarding the commitments made to the PUCT and state legislature of the State of Texas relating to the Merger.

8.7. Investment Company Act. None of the Credit Parties is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

8.8. True and Complete Disclosure.

(a) None of the written factual information and written data (taken as a whole) heretofore or contemporaneously furnished by or on behalf of US Holdings, the Borrower, any of the Subsidiaries of the Borrower or any of their respective authorized representatives to the Administrative Agent, the Posting Agent, any Joint Lead Arranger and Bookrunner, the Posting Lead Arranger and Bookrunner and/or any Lender on or before the Closing Date (including all such information and data contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement of any material fact or omitted to state any material fact necessary to make such information and data (taken as a whole) not materially misleading at such time in light of the circumstances under which such information or data was furnished, it being understood and agreed that for purposes of this Section 8.8(a), such factual information and data shall not include projections or estimates (including financial estimates, forecasts and other forward-looking information) and information of a general economic or general industry nature.

(b) The projections (including financial estimates, forecasts and other forward-looking information) contained in the information and data referred to in Section 8.8(a) were prepared in good faith based upon estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Agents and Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.

8.9. Financial Condition; Financial Statements. The Historical Financial Statements present fairly in all material respects the consolidated financial position of the Borrower and its consolidated Subsidiaries at the respective dates of said information, statements and results of operations for the respective periods covered thereby subject, in the case of the unaudited financial information, to changes resulting from audit, normal year-end audit adjustments and the absence of footnotes. The unaudited pro forma consolidated balance sheet of US Holdings and its consolidated Subsidiaries as at June 30, 2007 (including the notes thereto) (the “Pro Forma Balance Sheet”) and the unaudited pro forma consolidated statement of operations of US Holdings and its consolidated Subsidiaries for the 12-month period ending on such date (together with the Pro Forma Balance Sheet, the “Pro Forma Financial Statements”), copies of which have heretofore been furnished to the Administrative Agent, have been prepared based on the historical financial statements of US Holdings and have been prepared in good faith, based on assumptions believed by US Holdings to be reasonable as of the date of delivery thereof, and, subject to the qualifications and limitations contained in the notes attached thereto, present fairly in all material respects on a Pro Forma Basis the estimated financial position of US Holdings and its consolidated Subsidiaries as at June 30, 2007 and their estimated results of operations for the period covered thereby. The financial statements referred to in this Section 8.9 have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements. There has been no Material Adverse Effect since the Closing Date.

8.10. Tax Matters. Except where the failure of which could not be reasonably expected to have a Material Adverse Effect, (a) each of US Holdings, the Borrower and each of the Restricted Subsidiaries has filed all federal income Tax returns and all other Tax returns, domestic and foreign, required to be filed by it and has paid all material Taxes payable by it that have become due (whether or not shown on such Tax return), other than those (i) not yet delinquent or (ii) contested in good faith as to which adequate reserves have been provided to the extent required by law and in accordance with GAAP, (b) each of US Holdings, the Borrower and each of the Restricted Subsidiaries has provided adequate reserves in accordance with GAAP for the payment of, all federal, state, provincial and foreign Taxes not yet due and payable and (c) each of US Holdings, the Borrower and each of the Restricted Subsidiaries has satisfied all of its Tax withholding obligations.

8.11. Compliance with ERISA.

(a) Each Employee Benefit Plan is in compliance with ERISA, the Code and any Applicable Law; no Reportable Event has occurred (or is reasonably likely to occur) with respect to any Plan; no Multiemployer Plan is insolvent or in reorganization (or is reasonably likely to be insolvent or in reorganization), and no written notice of any such insolvency or reorganization has been given to the Borrower or any ERISA Affiliate; no Plan has an accumulated or waived funding deficiency (or is reasonably likely to have such a deficiency); on and after the effectiveness of the Pension Act, each Plan has satisfied the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, and there has been no determination that any such Plan is, or is expected to be, in “at risk” status (within the meaning of Section 4010(d)(2) of ERISA); none of the Borrower or any ERISA Affiliate has incurred (or is reasonably likely to incur) any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code; no proceedings have been instituted (or are reasonably likely to be instituted) to terminate or to reorganize any Plan or to appoint a trustee to administer any Plan, and no written notice of any such proceedings has been given to the Borrower or any ERISA Affiliate; and no Lien imposed under the Code or ERISA on the assets of the Borrower or any ERISA Affiliate exists (or is reasonably likely to exist) nor has the Borrower or any ERISA Affiliate been notified in writing that such a Lien will be imposed on the assets of the Parent, US Holdings, the Borrower or any ERISA Affiliate on account of any Plan, except to the extent that a breach of any of the representations, warranties or agreements in this Section 8.11(a) would not result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect. No Plan has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 8.11(a), be reasonably likely to have a Material Adverse Effect. With respect to Plans that are Multiemployer Plans, the representations and warranties in this Section 8.11(a), other than any made with respect to (i) liability under Section 4201 or 4204 of ERISA or (ii) liability for termination or reorganization of such Multiemployer Plans under ERISA, are made to the best knowledge of the Borrower.

(b) All Foreign Plans are in compliance with, and have been established, administered and operated in accordance with, the terms of such Foreign Plans and Applicable Law, except for any failure to so comply, establish, administer or operate the Foreign Plans as would not reasonably be expected to have a Material Adverse Effect. All contributions or other payments which are due with respect to each Foreign Plan have been made in full and there are no funding deficiencies thereunder, except to the extent any such events would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.12. Subsidiaries. Schedule 8.12 lists each Subsidiary of US Holdings (and the direct and indirect ownership interest of US Holdings therein), in each case existing on the Closing Date (after giving effect to the Transactions). Each Material Subsidiary as of the Closing Date has been so designated on Schedule 8.12.

8.13. Intellectual Property. Each of US Holdings, the Borrower and the Restricted Subsidiaries has good and marketable title to, or a valid license or right to use, all patents, trademarks, servicemarks, trade names, copyrights and all applications therefor and licenses thereof, and all other intellectual property rights, free and clear of all Liens (other than Liens permitted by Section 10.2), that are necessary for the operation of their respective businesses as currently conducted, except where the failure to have any such title, license or rights could not reasonably be expected to have a Material Adverse Effect.

8.14. Environmental Laws. Except as could not reasonably be expected to have a Material Adverse Effect: (a) US Holdings, the Borrower and the Restricted Subsidiaries and all Real Estate are in compliance with all Environmental Laws; (b) US Holdings, the Borrower and the Restricted Subsidiaries have, and have timely applied for renewal of, all permits under Environmental Law to construct and operate their facilities as currently constructed; (c) except as set forth on Schedule 8.4, neither US Holdings, the Borrower nor any Restricted Subsidiary is subject to any pending or, to the knowledge of the Borrower, threatened Environmental Claim or any other liability under any Environmental Law including any such Environmental Claim or, to the knowledge of the Borrower, any other liability under Environmental Law related to, or resulting from the business or operations of any predecessor in interest of any of them; (d); neither US Holdings, the Borrower nor any Restricted Subsidiary is conducting or financing or is required to conduct or finance, any investigation, removal, remedial or other corrective action pursuant to any Environmental Law at any location; (e) to the knowledge of the Borrower, no Hazardous Materials have been released into the environment at, on or under any Real Estate currently owned or leased by US Holdings, the Borrower or any Restricted Subsidiary, (f) neither the US Holdings, the Borrower nor any Restricted Subsidiary has treated, stored, transported, released or disposed or arranged for disposal or transport for disposal of Hazardous Materials at, on, under or from any currently or formerly owned or leased Real Estate and (g) neither US Holdings, the Borrower nor any Restricted Subsidiary has treated, stored, transported, released or disposed or arranged for disposal or transport for disposal of Hazardous Materials at, on, under or from any currently or, to the knowledge of the Borrower, formerly owned or leased Real Estate or facility.

8.15. Properties. Except as set forth on Schedule 8.15, US Holdings, the Borrower and the Restricted Subsidiaries have good and indefeasible title to or valid leasehold or easement interests in all properties that are necessary for the operation of their respective businesses as currently conducted, free and clear of all Liens (other than any Liens permitted by this Agreement) and except where the failure to have such good title could not reasonably be expected to have a Material Adverse Effect.

8.16. Solvency. On the Closing Date, after giving effect to the Transactions, immediately following the making of each Loan and Posting Advance on such date and after giving effect to the application of the proceeds of such Loans and Posting Advances, the Borrower on a consolidated basis with its Subsidiaries will be Solvent.

SECTION 9. Affirmative Covenants.

The Borrower hereby covenants and agrees that on the Closing Date (immediately after giving effect to the Merger) and thereafter, until the Total Commitments and all Letters of Credit have terminated (unless such Letters of Credit have been collateralized on terms and conditions reasonably satisfactory to the applicable Letter of Credit Issuer following the termination of the Revolving Credit Commitments or the repayment of the Deposit L/C Loans, as the case may be) and the Loans, Posting Advances and Unpaid Drawings, together with interest, fees and all other Obligations (other than Hedging

Obligations under Secured Hedging Agreements and/or Secured Commodity Hedging Agreements, Cash Management Obligations under Secured Cash Management Agreements or contingent indemnification obligations for which no claim has been made), are paid in full:

9.1. Information Covenants. The Borrower will furnish to the Administrative Agent (which shall promptly make such information available to the Posting Agent and the Lenders in accordance with its customary practice):

(a) Annual Financial Statements. As soon as available and in any event on or before the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 90 days after the end of each such fiscal year (or, in the case of financial statements for the fiscal year ended December 31, 2007, on or before the date that is 120 days after the end of such fiscal year)), the consolidated balance sheet of the Borrower and its consolidated Subsidiaries and, if different, the Borrower and the Restricted Subsidiaries, in each case as at the end of such fiscal year, and the related consolidated statements of operations and cash flows for such fiscal year, setting forth comparative consolidated figures for the preceding fiscal years (or, in lieu of such audited financial statements of the Borrower and the Restricted Subsidiaries, a detailed reconciliation, reflecting such financial information for the Borrower and the Restricted Subsidiaries, on the one hand, and the Borrower and its consolidated Subsidiaries, on the other hand), all in reasonable detail and prepared in accordance with GAAP, and, in each case, (i) except with respect to any such reconciliation, certified by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of the Borrower and its consolidated Subsidiaries as a going concern, together in any event with a certificate of such accounting firm stating that in the course of its regular audit of the Borrower and its consolidated Subsidiaries, such accounting firm has obtained no knowledge of any Event of Default relating to Section 10.9 that has occurred and is continuing or, if in the opinion of such accounting firm such an Event of Default has occurred and is continuing, a statement as to the nature thereof, (ii) certified by an Authorized Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its consolidated Subsidiaries (or the Borrower and the Restricted Subsidiaries, as the case may be) in accordance with GAAP and (iii) accompanied by a Narrative Report with regard thereto.

(b) Quarterly Financial Statements. As soon as available and in any event on or before the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) with respect to each of the first three quarterly accounting periods in each fiscal year of the Borrower (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 45 days after the end of each such quarterly accounting period (or, in the case of financial statements for the fiscal quarters ended September 30, 2007 and March 31, 2008, on or before the date that is 60 days after the end of such fiscal quarter)), the consolidated balance sheets of the Borrower and its consolidated Subsidiaries and, if different, the Borrower and the Restricted Subsidiaries, in each case as at the end of such quarterly period and the related consolidated statements of operations for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and the related consolidated statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year (or, in lieu of such unaudited financial statements of the Borrower and the Restricted Subsidiaries, a detailed reconciliation reflecting such financial information for the Borrower and the Restricted Subsidiaries, on the one hand, and the Borrower and its consolidated Subsidiaries, on the other hand), all of which shall be (i) certified by an Authorized Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its consolidated Subsidiaries (or the Borrower and the Restricted Subsidiaries, as the case may be) in accordance with GAAP, subject to changes resulting from audit, normal year-end audit adjustments and absence of footnotes and (ii) accompanied by a Narrative Report with respect thereto.

(c) Officer’s Certificates. At the time of the delivery of the financial statements provided for in Section 9.1(a) and (b), a certificate of an Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth (i) the calculations required to establish whether the Borrower and its Restricted Subsidiaries were in compliance with the provisions of Section 10.9 as at the end of such fiscal year or period, as the case may be (including calculations in reasonable detail of any amount added back to Consolidated EBITDA pursuant to clause (a)(xii), clause (a)(xiii) or clause (iii) of the final proviso of the definition thereof and any amount excluded from Consolidated Net Income pursuant to clause (k) of the definition thereof), (ii) a specification of any change in the identity of the Restricted Subsidiaries and Unrestricted Subsidiaries as at the end of such fiscal year or period, as the case may be, from the Restricted Subsidiaries and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Closing Date or the most recent fiscal year or period, as the case may be, (iii) the then applicable Status and (iv) the amount of any Pro Forma Adjustment not previously set forth in a Pro Forma Adjustment Certificate or any change in the amount of a Pro Forma Adjustment set forth in any Pro Forma Adjustment Certificate previously provided and, in either case, in reasonable detail, the calculations and basis therefor. At the time of the delivery of the financial statements provided for in Section 9.1(a), (A) a certificate of an Authorized Officer of the Borrower setting forth in reasonable detail the Applicable Amount and the Applicable Equity Amount as at the end of the fiscal year to which such financial statements relate and (B) a certificate of an Authorized Officer of the Borrower setting forth the information required pursuant to Section 1 of the Perfection Certificate or confirming that there has been no change in such information since the Closing Date or the date of the most recent certificate delivered pursuant to this clause (c)(B), as the case may be.

(d) Notice of Default; Litigation. Promptly after an Authorized Officer of the Borrower or any Restricted Subsidiary obtains knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (ii) any litigation, regulatory or governmental proceeding pending against the Borrower or any Restricted Subsidiary that could reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect.

(e) Environmental Matters. Promptly after obtaining knowledge of any one or more of the following environmental matters, unless such environmental matters known to the Borrower and the Restricted Subsidiaries would not, individually, or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect, notice of:

(i) any pending or threatened Environmental Claim against any Credit Party or any Real Estate or any Credit Party or any predecessor in interest of the Borrower or any Restricted Subsidiary or any other Person for which any Credit Party is alleged to be liable by contract or operation of law;

(ii) any condition or occurrence on any Real Estate that (x) could reasonably be expected to result in noncompliance by any Credit Party with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of any Environmental Claim against any Credit Party or any Real Estate;

(iii) any condition or occurrence on any Real Estate or any circumstance that could reasonably be anticipated to cause such Real Estate to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Estate under any Environmental Law that would be inconsistent with the present use or operation of such Real Estate; and

(iv) the conduct of any investigation, or any removal, remedial or other corrective action in response to the actual or alleged presence, release or threatened release into the environment of any Hazardous Material on, at, under or from any Real Estate.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence, removal or remedial or other corrective action and the response thereto. The term “Real Estate” shall mean any interest in land, buildings and improvements owned, leased or otherwise held by any Credit Party, but excluding all operating fixtures and equipment.

(f) Other Information. Promptly upon filing thereof, copies of any filings (including on Form 10-K, 10-Q or 8-K) or registration statements with, and reports to, the SEC or any analogous Governmental Authority in any relevant jurisdiction by US Holdings, the Borrower or any Restricted Subsidiary (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statements on Form S-8) and copies of all financial statements, proxy statements, notices and reports that US Holdings, the Borrower or any Restricted Subsidiary shall send to the holders of any publicly issued debt of US Holdings, the Borrower and/or any Restricted Subsidiary (including the Borrower Senior Exchange Notes (whether publicly issued or not)) in their capacity as such holders (in each case to the extent not theretofore delivered to the Administrative Agent pursuant to this Agreement) and, with reasonable promptness, such other information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Lender (acting through the Administrative Agent) may reasonably request in writing from time to time.

(g) Pro Forma Adjustment Certificate. Not later than any date on which financial statements are delivered with respect to any Test Period in which a Pro Forma Adjustment is made, a certificate of an Authorized Officer of the Borrower setting forth the amount of such Pro Forma Adjustment and, in reasonable detail, the calculations and basis therefor.

(h) Projections. Within ninety days after the commencement of each fiscal year of the Borrower (or, in the case of the budget for the fiscal year beginning January 1, 2008, within 120 days after the commencement of such fiscal year), a reasonably detailed consolidated budget for the following fiscal year as customarily prepared by management of the Borrower for its internal use (including a projected consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of an Authorized Officer of the Borrower stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections, it being understood that actual results may vary from such Projections.

(i) Completion Date. The Borrower shall provide notice to the Administrative Agent within 30 days after each of Oak Grove Unit 1, Oak Grove Unit 2 and Sandow Unit 5 achieves a 70% capacity factor for one full fiscal quarter.

Notwithstanding the foregoing, the obligations in clauses (a), (b) and (f) of this Section 9.1 may be satisfied with respect to financial information of the Borrower and the Restricted Subsidiaries by furnishing (A) the applicable financial statements of US Holdings, the Parent or any direct or indirect parent of the Parent or (B) the Borrower’s (or US Holdings’, the Parent’s or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of subclauses (A) and (B) of this paragraph, to the extent such information relates to US Holdings, the Parent or a parent of the Parent, such information is accompanied by consolidating or other information that explains in reasonable detail the differences between the information relating to US Holdings, the Parent or such parent, on the one hand, and the information relating to the Borrower and the Restricted Subsidiaries on a standalone basis, on the other hand.

9.2. Books, Records and Inspections. The Borrower will, and will cause each Restricted Subsidiary to, permit officers and designated representatives of the Administrative Agent or the Required Lenders (as accompanied by the Administrative Agent) to visit and inspect any of the properties or assets of the Borrower or such Restricted Subsidiary in whomsoever’s possession to the extent that it is within such party’s control to permit such inspection (and shall use commercially reasonable efforts to cause such inspection to be permitted to the extent that it is not within such party’s control to permit such inspection), and to examine the books and records of the Borrower and any such Restricted Subsidiary and discuss the affairs, finances and accounts of the Borrower and of any such Restricted Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or Required Lenders may desire (and subject, in the case of any such meetings or advice from such independent accountants, to such accountants’ customary policies and procedures); provided that, excluding any such visits and inspections during the continuation of an Event of Default (a) only the Administrative Agent, whether on its own or in conjunction with the Required Lenders, may exercise rights of the Administrative Agent and the Lenders under this Section 9.2, (b) the Administrative Agent shall not exercise such rights more than two times in any calendar year and (c) only one such visit shall be at the Borrower’s expense; provided further that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) or any representative of any Lender may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Required Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants.

9.3. Maintenance of Insurance. The Borrower will, and will cause each Material Subsidiary that is a Restricted Subsidiary to, at all times maintain in full force and effect, pursuant to self-insurance arrangements or with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower, as applicable) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower, as applicable) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment of management of the Borrower, as applicable) is reasonable and prudent in light of the size and nature of its business; and will furnish to the Administrative Agent, upon written reasonable request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. With respect to each Mortgaged Property, obtain flood insurance in such total amount as the Administrative Agent may from time to time require, if at any time the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.

9.4. Payment of Taxes. The Borrower will pay and discharge, and will cause each of the Restricted Subsidiaries to pay and discharge, all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims in respect of any Taxes imposed, assessed or levied that, if unpaid, could reasonably be expected to become a material Lien upon any properties of the Borrower or any Restricted Subsidiary of the Borrower; provided that neither the Borrower nor any such Restricted Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of management of the Borrower) with respect thereto in accordance with GAAP or the failure to pay could not reasonably be expected to result in a Material Adverse Effect.

9.5. Consolidated Corporate Franchises. The Borrower will do, and will cause each Material Subsidiary that is a Restricted Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, corporate rights and authority, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and the Restricted Subsidiaries may consummate any transaction permitted under Section 10.3, 10.4 or 10.5.

9.6. Compliance with Statutes, Regulations, Etc. The Borrower will, and will cause each Restricted Subsidiary to, comply with all Applicable Laws applicable to it or its property, including all governmental approvals or authorizations required to conduct its business, and to maintain all such governmental approvals or authorizations in full force and effect, in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

9.7. ERISA. (a) Promptly after the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following events that, individually or in the aggregate (including in the aggregate such events previously disclosed or exempt from disclosure hereunder, to the extent the liability therefor remains outstanding), would be reasonably likely to have a Material Adverse Effect, the Borrower will deliver to the Administrative Agent a certificate of an Authorized Officer or any other senior officer of the Borrower setting forth details as to such occurrence and the action, if any, that the Borrower or such ERISA Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by the Borrower, such ERISA Affiliate, the PBGC, a Plan participant (other than notices relating to an individual participant’s benefits) or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application is to be made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan having an Unfunded Current Liability has been or is to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA (including the giving of written notice thereof); that a Plan has an Unfunded Current Liability that has or will result in a lien under ERISA or the Code; that proceedings will be or have been instituted to terminate a Plan having an Unfunded Current Liability (including the giving of written notice thereof); that a proceeding has been instituted against the Borrower or an ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the PBGC has notified the Borrower or any ERISA Affiliate of its intention to appoint a trustee to administer any Plan; that the Borrower or any ERISA Affiliate has failed to make a required installment or other payment pursuant to Section 412 of the Code with respect to a Plan; or that the Borrower or any ERISA Affiliate has incurred or will incur (or has been notified in writing that it will incur) any liability (including any contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code.

(b) Promptly following any request therefor, on and after the effectiveness of the Pension Act, the Borrower will deliver to the Administrative Agent copies of (i) any documents described in Section 101(k) of ERISA that the Borrower and any of the Restricted Subsidiaries or any ERISA

Affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l) of ERISA that the Borrower and any of the Restricted Subsidiaries or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if the Borrower, any of such Restricted Subsidiaries or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower, the applicable Restricted Subsidiary(ies) or the ERISA Affiliate(s) shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.

(c) Upon the reasonable request of the Administrative Agent, the Borrower shall deliver to the Administrative Agent copies of: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Plan, (ii) the most recent actuarial valuation report for each Plan, (iii) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency and (iv) such other documents or governmental reports or filings relating to any Employee Benefit Plan as the Administrative Agent shall reasonably request.

9.8. Maintenance of Properties. The Borrower will, and will cause the Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect.

9.9. Transactions with Affiliates. The Borrower will conduct, and cause the Restricted Subsidiaries to conduct, all transactions with any of its Affiliates (other than transactions between or among the Borrower and the Restricted Subsidiaries and, between or among the Borrower, the Restricted Subsidiaries and to the extent in the ordinary course or consistent with past practice the Parent and any of its other Subsidiaries, including the Oncor Subsidiaries) on terms that are, taken as a whole, substantially as favorable to the Borrower or such Restricted Subsidiary as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate; provided that the foregoing restrictions shall not apply to:

(a) the payment of customary fees to the Sponsors for management, monitoring, consulting, advisory, underwriting, placement and financial services rendered to the Parent, US Holdings, the Borrower and the other Subsidiaries of the Parent and customary investment banking fees paid to the Sponsors for services rendered to the Parent, US Holdings, the Borrower and the other Subsidiaries of the Parent in connection with divestitures, acquisitions, financings and other transactions, whether or not consummated,

(b) transactions permitted by Sections 10.5(c) (other than clause (iii) thereof), (k), (l), (m), (p), (z), and (bb) and Section 10.6,

(c) (i) the Transactions and the payment of the Transaction Expenses or (ii) the Amendment Transactions and the payment of the Amendment Transaction Expenses,

(d) the issuance of Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof) to the management of the Borrower (or any direct or indirect parent thereof) or any Subsidiary of the Borrower in connection with the Transactions or pursuant to arrangements described in clause (f) of this Section 9.9,

(e) loans, advances and other transactions between or among the Borrower, any Subsidiary of the Borrower or any joint venture (regardless of the form of legal entity) in which the Borrower or any Subsidiary of the Borrower has invested (and which Subsidiary or joint venture would not be an Affiliate of the Borrower but for the Borrower’s or such Subsidiary’s Subsidiary ownership of Stock or Stock Equivalents in such joint venture or Subsidiary) to the extent permitted under Section 10,

(f) payments, advances or loans (or cancellation of loans), employment and severance arrangements and health and benefit plans or agreements between the Parent, US Holdings, the Borrower and the other Subsidiaries of the Parent and their respective officers, employees or consultants (including management and employee benefit plans or agreements, stock option plans and other compensatory arrangements) in the ordinary course of business,

(g) payments by the Borrower (and any direct or indirect parent thereof), and the Subsidiaries of the Parent pursuant to tax sharing agreements among the Borrower (and any such parent), and the Subsidiaries of the Borrower on customary terms to the extent attributable to the ownership or operation of the Borrower and the Subsidiaries of the Parent,

(h) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers and employees of the Borrower (or, to the extent attributable to the ownership of the Borrower by such parent, any direct or indirect parent thereof) and the Subsidiaries of the Borrower in the ordinary course of business,

(i) the payment of indemnities and reasonable expenses incurred by the Sponsors and their Affiliates in connection with services provided to the Borrower (or any direct or indirect parent thereof), or any of the Subsidiaries of the Borrower,

(j) the issuance of Stock or Stock Equivalents (other than Disqualified Stock) of the Borrower (or any direct or indirect parent thereof) to Holdings, any Permitted Holder or to any director, officer, employee or consultant,

(k) sales of Receivables Facility Assets in connection with any Permitted Receivables Financing and

(l) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 9.9 or any amendment thereto to the extent such an amendment (together with any other amendment or supplemental agreements) is not adverse, taken as a whole, to the Lenders in any material respect.

9.10. End of Fiscal Years; Fiscal Quarters. The Borrower will, for financial reporting purposes, cause (a) each of its, and the Restricted Subsidiaries’ fiscal years to end on December 31 of each year (each a “Fiscal Year”) and (b) each of its, and the Restricted Subsidiaries’, fiscal quarters to end on dates consistent with such fiscal year-end and the Borrower’s past practice; provided, however, that the Borrower may, upon written notice to the Administrative Agent change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the Administrative Agent, in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

9.11. Additional Guarantors and Grantors. Subject to any applicable limitations set forth in the Guarantee and the Security Documents, the Borrower will cause each direct or indirect Domestic Subsidiary of the Borrower (excluding any Excluded Subsidiary) formed or otherwise purchased or acquired after the Closing Date (including pursuant to a Permitted Acquisition) and each other Domestic Subsidiary of the Borrower that ceases to constitute an Excluded Subsidiary to, within 30 days from the date of such formation, acquisition or cessation, as applicable (or such longer period as the Administrative Agent may agree in its reasonable discretion), execute (A) a supplement to each of the Guarantee, the Pledge Agreement and the Security Agreement in order to become a Guarantor under such Guarantee, a pledgor under the Pledge Agreement and a grantor under such Security Agreement, (B) a joinder to the Intercompany Subordinated Note and (C) a supplement to the Second Lien Intercreditor Agreement.

9.12. Pledge of Additional Stock and Evidence of Indebtedness.

(a) Subject to any applicable limitations set forth in the Security Documents, the Borrower will pledge, and, if applicable, will cause each other Subsidiary Guarantor (or Person required to become a Subsidiary Guarantor pursuant to Section 9.11), to pledge to the Collateral Agent for the benefit of the Secured Parties, (i) all the Stock and Stock Equivalents (other than any Excluded Stock and Stock Equivalents) of each Subsidiary owned by the Borrower or any Subsidiary Guarantor (or Person required to become a Subsidiary Guarantor pursuant to Section 9.11), in each case formed or otherwise purchased or acquired after the Closing Date, pursuant to a supplement to the Pledge Agreement substantially in the form of Annex A thereto, (ii) except with respect to intercompany Indebtedness evidenced by the Intercompany Subordinated Note, all evidences of Indebtedness in excess of $10,000,000 (individually or in a series of related transactions) that is owing to the Borrower or any Subsidiary Guarantor (or Person required to become a Subsidiary Guarantor pursuant to Section 9.11), in each case pursuant to a supplement to the Pledge Agreement substantially in the form of Annex A thereto and (iii) the Intercompany Subordinated Note, pursuant to a supplement to the Pledge Agreement in the form of Annex A thereto.

(b) The Borrower agrees that all Indebtedness of the Borrower and the Restricted Subsidiaries of the Borrower and that is owing to the Borrower or to any Subsidiary Guarantor (or Person required to become a Subsidiary Guarantor pursuant to Section 9.11) shall be evidenced by the Intercompany Subordinated Note.

9.13. Use of Proceeds. The Borrower will use the proceeds of the Letters of Credit and the proceeds of the Loans and Posting Advances for the purposes set forth in the recitals to this Agreement.

9.14. Further Assurances.

(a) Subject to the applicable limitations set forth in the Security Documents, the Borrower will, and will cause each other Credit Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents) that may be required under any Applicable Law, or that the Collateral Agent or the Required Lenders may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the applicable Security Documents, all at the expense of US Holdings, the Borrower and the Restricted Subsidiaries.

(b) Subject to any applicable limitations set forth in the Security Documents (including in any Mortgage) and in Section 6.2, if any assets (including any owned Real Estate or improvements thereto (but not any leased Real Estate or any Stock of Stock Equivalents of any Subsidiary) or any interest therein) with a book value in excess of $20,000,000 (in the case of Real Estate) or $10,000,000 (in the case of all other assets) are acquired by the Borrower or any Subsidiary Guarantor after the Closing Date (other than assets constituting Collateral under the Security Documents that become subject to the Lien of any Security Document upon acquisition thereof or assets subject to a Lien granted pursuant to Section 10.2(d) or 10.2(g)) that are of the nature secured by any Security Document, the Borrower will notify the Collateral Agent (who shall thereafter notify the Lenders) thereof and, if requested by the Collateral Agent, will cause such assets to be subjected to a Lien securing the applicable Obligations and will take, and cause the other Credit Parties to take, such actions as shall be necessary or reasonably requested by the Collateral Agent, as soon as commercially reasonable but in no event later than 120 days (or 180 days in the case of Collateral consisting of mining properties), unless extended by the Collateral Agent in its sole discretion, to grant and perfect such Liens consistent with the applicable requirements of the Security Documents, including actions described in paragraph (a) of this Section, all at the expense of the Credit Parties.

(c) Any Mortgage delivered to the Collateral Agent in accordance with the preceding clause (b) shall be accompanied by those items set forth in Section 6.2(f) hereof to the extent that the items in Section 6.2(f) are customary for the type of assets covered by such Mortgage. Any items that are customary for the type of assets covered by such Mortgage may be delivered within a commercially reasonable period of time after the delivery of a Mortgage if they are not reasonably available at the time the Mortgage is delivered.

(d) With respect to any Post-Closing Mortgaged Property, within 120 days (or 180 days in the case of Collateral consisting of mining properties), unless extended by the Collateral Agent in its sole discretion, the Borrower will deliver, or cause to be delivered, to the Collateral Agent (i) a Mortgage with respect to each Post-Closing Mortgaged Property, executed by a duly authorized officer of each obligor party thereto, (ii) title insurance of the type described in Section 6.2(f)(iii) with respect to each such Mortgaged Property and (iii) for each Post-Closing Mortgaged Property consisting of a nuclear or coal-fired power plant, a Survey; provided that, notwithstanding the foregoing, with respect to the oil, gas and other mineral interests described in item 4 under part B of Schedule 1.1(c), the Post-Closing Mortgages will describe the mortgaged mineral interests in the manner customary for the mortgaging of similar mineral interests in similar transactions and there will be no title insurance or Surveys in connection with such Post-Closing Mortgaged Properties. Within 180 days after the granting of each Mortgage with respect to a Closing Date Mortgaged Property, the Borrower shall deliver to the Collateral Agent a Survey with respect to such Closing Date Mortgaged Property constituting a nuclear or coal fired power generation station. The Borrower, within 30 days of the Closing Date, will deliver, or cause to be delivered, (i) to the extent not delivered pursuant to Section 6.2(f)(v), a completed Federal Emergency Management Agency Standard Flood Determination with respect to each Closing Date Mortgaged Property, in each case in form and substance reasonably satisfactory to the Collateral Agent, (ii) evidence of flood insurance with respect to each Closing Date Mortgaged Property, to the extent and in amounts required by Applicable Laws, in each case in form and substance reasonably satisfactory to the Collateral Agent and (iii) revised insurance certificates of the type required to be delivered pursuant to Section 6.15 to reflect that such insurance covers all Mortgaged Property and designating the amount of insurance applicable to each such Mortgaged Property, in each case in form and substance reasonably acceptable to the Collateral Agent.

(e) Notwithstanding anything herein to the contrary, if the Collateral Agent determines in its reasonable judgment (confirmed in writing to the Borrower and the Administrative Agent) that the cost or other consequences (including adverse tax and accounting consequences) of creating or perfecting any Lien on any property is excessive in relation to the benefits afforded to the Secured Party thereby, then such property may be excluded from the Collateral for all purposes of the Credit Documents.

(f) Within 140 days after Final Completion of construction (as defined in the applicable engineering, procurement and constructions contract, “EPC Contract”) of each of the Oak Grove (which, for the purposes of this Section 9.14(f), shall include Oak Grove Unit 1 and Oak Grove

Unit 2) and Sandow Unit 5 construction projects (each, a “Project”), the Borrower shall, or shall cause the applicable Credit Party to deliver to the Collateral Agent (i) a title insurance bring down and endorsements to the title insurance policy insuring the Mortgaged Property upon which such Project was constructed amending such title insurance policy to update the policy to a then current date and reflect that such policy shall be free and clear of all mechanics, material-men or other similar liens, except to the extent the same constitute Liens expressly permitted pursuant to Section 10.2, (ii) all lien waivers from the contractors and subcontractors relating to such Project as shall be required to be delivered pursuant to the applicable EPC Contract and shall use commercially reasonable efforts to deliver to the Collateral Agent such other lien waivers from such contractors and subcontractors as shall be reasonably requested by the Collateral Agent and (iii) a Survey of such Mortgaged Property to the extent necessary for the title insurance company to omit any survey exceptions to the title insurance policy (including any bring-downs or endorsements required pursuant to clause (i) of this Section 9.14(f)) with respect to such Mortgaged Property.

9.15. Changes in Business. The Borrower and the Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by the Borrower and the Restricted Subsidiaries, taken as a whole, on the Closing Date and other business activities incidental or reasonably related to any of the foregoing.

SECTION 10. Negative Covenants.

The Borrower hereby covenants and agrees that on the Closing Date (immediately after consummation of the Merger) and thereafter, until the Total Commitments and all Letters of Credit have terminated (unless such Letters of Credit have been collateralized on terms and conditions reasonably satisfactory to the applicable Letter of Credit Issuer following the termination of the Revolving Credit Commitments or the repayment of the Deposit L/C Loans, as the case may be) and the Loans, Posting Advances and Unpaid Drawings, together with interest, fees and all other Obligations (other than Hedging Obligations under Secured Hedging Agreements and/or Secured Commodity Hedging Agreements, Cash Management Obligations under Secured Cash Management Agreement or contingent indemnification obligations for which no claim has been made), are paid in full:

10.1. Limitation on Indebtedness. The Borrower will not, and will not permit the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness; provided that the Borrower and any Restricted Subsidiary may incur Indebtedness (and all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest with regard to such Indebtedness), (x) if immediately before and after giving effect to such incurrence, no Default shall have occurred and be continuing and (y) on a Pro Forma Basis, after giving effect to such incurrence, the Consolidated EBITDA to Consolidated Interest Expense Ratio shall be at least 2.0 to 1.0; provided, further, that Restricted Subsidiaries that are not Subsidiary Guarantors may not incur Indebtedness under this provision in an aggregate principal amount outstanding at any time, when combined with the total amount of outstanding Indebtedness incurred by Restricted Subsidiaries that are not Subsidiary Guarantors pursuant to Sections 10.1(d), 10.1(j), 10.1 (k) and 10.1(n), exceeding $1,250,000,000.

Notwithstanding the foregoing, the limitations set forth in the immediately preceding paragraph shall not apply to any of the following items:

(a) Indebtedness arising under the Credit Documents (including any Indebtedness incurred pursuant to Sections 2.14 and 2.15);

(b) subject to compliance with Section 10.5, Indebtedness of the Borrower or any Restricted Subsidiary owed to the Borrower or any Restricted Subsidiary; provided that all such Indebtedness of any Credit Party owed to any Person that is not a Credit Party shall be (x) evidenced by the Intercompany Subordinated Note or (y) otherwise be subject to subordination terms substantially identical to the subordination terms set forth in the Intercompany Subordinated Note;

(c) Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business (including in respect of construction and restoration activities and in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims);

(d) subject to compliance with Section 10.5, Guarantee Obligations incurred by (i) Restricted Subsidiaries in respect of Indebtedness of the Borrower or any other Restricted Subsidiary that is permitted to be incurred under this Agreement (except that a Restricted Subsidiary that is not a Credit Party may not, by virtue of this Section 10.1(d) guarantee Indebtedness that such Restricted Subsidiary could not otherwise incur under this Section 10.1) and (ii) the Borrower in respect of Indebtedness of Restricted Subsidiaries that is permitted to be incurred under this Agreement; provided that (A) if the Indebtedness being guaranteed under this Section 10.1(d) is subordinated to the Obligations, such Guarantee Obligations shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness, (B) no guarantee by any Restricted Subsidiary of the Borrower Senior Facility, any Refinanced Bridge Indebtedness or any Permitted Additional Debt shall be permitted unless such Restricted Subsidiary shall have also provided a guarantee of the Obligations substantially on the terms set forth in the Guarantee and (C) the aggregate amount of Guarantee Obligations incurred by Restricted Subsidiaries that are not Subsidiary Guarantors under this clause (d), when combined with the total amount of Indebtedness incurred by Restricted Subsidiaries that are not Subsidiary Guarantors pursuant to Sections 10.1(j), 10.1(k) and 10.1(n) and the first paragraph of Section 10.1, shall not exceed $1,250,000,000 at any time outstanding;

(e) Guarantee Obligations (i) incurred in the ordinary course of business (including in respect of construction or restoration activities) in respect of obligations of (or to) suppliers, customers, franchisees, lessors and licensees or (ii) otherwise constituting Investments permitted by Sections 10.5(d), 10.5(g), 10.5(i), 10.5(q), 10.5(t) and 10.5(v);

(f) (i) Indebtedness (including Indebtedness arising under Capital Leases) incurred to finance the purchase price, cost of design, acquisition, construction, repair, restoration, replacement, expansion, installation or improvement of fixed or capital assets or otherwise in respect of Capital Expenditures, so long as such Indebtedness, except in the case of Environmental CapEx or Necessary CapEx, is incurred within 270 days of the acquisition, construction, repair, restoration, replacement, expansion, installation or improvement of such fixed or capital assets or incurrence of such Capital Expenditure, (ii) Indebtedness arising under Capital Leases entered into in connection with Permitted Sale Leasebacks and (iii) Indebtedness arising under Capital Leases, other than Capital Leases in effect on the Closing Date and Capital Leases entered into pursuant to subclauses (i) and (ii) above; provided, that the aggregate amount of Indebtedness incurred pursuant to this clause (iii) at any time outstanding shall not exceed $400,000,000 and (iv) any modification, replacement, refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i), (ii) or (iii) above; provided that, except to the extent otherwise expressly permitted hereunder, the principal amount thereof does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension except by an amount equal to the unpaid accrued interest and premium thereon plus the reasonable amounts paid in respect of fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension;

(g) Indebtedness outstanding on the Closing Date listed on Schedule 10.1 and the Existing Notes and any modification, replacement, refinancing, refunding, renewal or extension thereof; provided that except to the extent otherwise expressly permitted hereunder, in the case of any such modification, replacement, refinancing, refunding, renewal or extension, (i) the principal amount thereof does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension except by an amount equal to the unpaid accrued interest and premium thereon plus the reasonable amounts paid in respect of fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension, (ii) the direct and contingent obligors with respect to such Indebtedness are not changed (iii) no portion of such Indebtedness matures prior to the Stated Maturity of such Indebtedness as in effect as of the Amendment No. 2 Effective Date and (iv) if the Indebtedness being refinanced, or any guarantee thereof, constituted subordinated Indebtedness, then such replacement or refinancing Indebtedness, or such guarantee, respectively, shall be subordinated to the Obligations to substantially the same extent (it being understood that an Incremental Amendment or Extension Amendment may provide, without the consent of any other Lender required, for restrictions similar and in addition to those set forth in this Section 10.1(g)(iii) on modification, replacement, refinancing, refunding, renewal or extension of Indebtedness which matures on or after the 2014 Term Loan Maturity Date but on or before the final maturity date for the Incremental Term Loans, Incremental Deposit L/C Loans, New Revolving Credit Commitments or Extended Loans/Commitments provided for in such Incremental Amendment or Extension Amendment, as the case may be);

(h) Indebtedness in respect of Hedging Agreements; provided that (i) other than in the case of Commodity Hedging Agreements, such Hedging Agreements are not entered into for speculative purposes (as determined by the Borrower in its reasonable discretion acting in good faith) and (ii) any speculative Commodity Hedging Agreements must be entered into in the ordinary course of business and shall be consistent with past practice;

(i) Indebtedness and Guarantee Obligations in respect of any Borrower Senior Facility in an aggregate principal amount not to exceed $6,750,000,000 plus the PIK Interest Amount and (ii) any modification, replacement, refinancing, refunding, renewal or extension thereof (including Permitted Additional Notes, the Borrower Senior Term Loans and/or Borrower Senior Exchange Notes); provided that, except to the extent otherwise expressly permitted hereunder, (A) the principal amount of any Indebtedness modified, replaced, refinanced, refunded, renewed or extended pursuant to this clause (ii) does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension except by an amount equal to the unpaid accrued interest and premium thereon and any

PIK Interest Amounts plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension, (B) the direct and contingent obligor with respect to such Indebtedness is not changed, (C) with respect to any such Indebtedness that is outstanding as of the Amendment No. 2 Effective Date, no portion of such Indebtedness shall have a final maturity date prior to the Stated Maturity of such Indebtedness as in effect as of the Amendment No. 2 Effective Date and, with respect to any such Indebtedness that is incurred after the Amendment No. 2 Effective Date, no portion of such Indebtedness shall have a final maturity date that is earlier than the date which is six months after the Latest Maturity Date and (D) the terms and conditions (including, if applicable, as to collateral but excluding as to interest rate and prepayment premium) of any such modified, replaced, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Lenders than the terms and conditions of this Agreement; provided that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) (such modified, replacement, refinanced, refunded, renewed or extended Indebtedness, “Refinanced Bridge Indebtedness”);

(j) (i) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such Person or any of its Subsidiaries) or Indebtedness attaching to assets that are acquired by the Borrower or any Restricted Subsidiary, in each case after the Closing Date as the result of a Permitted Acquisition; provided that

(x) such Indebtedness existed at the time such Person became a Restricted Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof,

(y) such Indebtedness is not guaranteed in any respect by the Borrower or any Restricted Subsidiary (other than by any such Person that so becomes a Restricted Subsidiary or is the survivor of a merger with such Person or any of its Subsidiaries), and

(z)(A) the Stock and Stock Equivalents of such Person are pledged to the Collateral Agent to the extent required under Section 9.12, (B) such Person executes (I) a supplement to each of the Guarantee and the Security Documents (or alternative guarantee and security arrangements in relation to the Obligations reasonably acceptable to the Collateral Agent), (II) a supplement to the Second Lien Intercreditor Agreement and (III) a joinder to the Intercompany Subordinated Note, in each case to the extent required under Section 9.11, 9.12 or 9.14, as applicable; and (C) to the extent that the assets of such Person that are required to become Collateral under Section 9.11, 9.12 or 9.14 are subject to a Lien securing such Indebtedness, such Lien shall be subject to an intercreditor arrangement in relation to the Obligations on terms and conditions reasonably satisfactory to the Collateral Agent providing that such Lien shall rank junior to the Lien securing the Obligations; provided, further, that the requirements of this subclause (z) shall not apply to any Indebtedness of the type that could have been incurred under Section 10.1(f);

(ii) any modification, replacement, refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that, except to the extent otherwise expressly permitted hereunder, (x) the principal amount of any such Indebtedness does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension except by an amount equal to the unpaid accrued interest and premium thereon plus the reasonable amounts paid in respect of fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension, (y) the direct and contingent obligors with respect to such Indebtedness are not changed and (z) if the Indebtedness being refinanced, or any guarantee thereof, constituted subordinated Indebtedness, then such replacement or refinancing Indebtedness, or such guarantee, respectively, shall be subordinated to the Obligations to substantially the same extent; and

(iii) the aggregate amount of Indebtedness incurred under this Section 10.1(j) (A) shall not exceed $400,000,000 at any time outstanding and (B) by Restricted Subsidiaries that are not Subsidiary Guarantors, when combined with the total amount of Indebtedness incurred by Restricted Subsidiaries that are not Subsidiary Guarantors pursuant to Sections 10.1(d), 10.1(k) and 10.1(n) and the first paragraph of Section 10.2, shall not exceed $1,250,000,000 at any time outstanding;

(k) (i) Permitted Additional Debt and Indebtedness of Restricted Subsidiaries that otherwise meets the requirements of the definition of Permitted Additional Debt except for the fact that it is incurred by a non-Credit Party incurred to finance a Permitted Acquisition; provided that

(x) if such Indebtedness is incurred by a Restricted Subsidiary that is not a Credit Party, such Indebtedness is not guaranteed in any respect by the Borrower or any other Guarantor except as permitted under Section 10.5, and

(y) (A) the Borrower or such other relevant Credit Party pledges the Stock and Stock Equivalents of any Person acquired in such Permitted Acquisition (the “acquired Person”) to the Collateral Agent to the extent required under Section 9.12 and (B) such acquired Person executes (I) a supplement to the Guarantee and the Security Documents, (II) a supplement to the Second Lien Intercreditor Agreement (III) and a joinder to the Intercompany Subordinated Note (or alternative guarantee and security arrangements in relation to the Obligations reasonably acceptable to the Collateral Agent) to the extent required under Sections 9.11, 9.12 or 9.14, as applicable;

(ii) any modification, replacement, refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that, except to the extent otherwise expressly permitted hereunder, (x) the principal amount of any such Indebtedness does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension except by an amount equal to the unpaid accrued interest and premium thereon plus the reasonable amounts paid in respect of fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension and (y) the direct and contingent obligors with respect to such Indebtedness are not changed; and

(iii) the aggregate amount of Indebtedness incurred under this Section 10.1(k) (A) shall not exceed $750,000,000 at any time outstanding, unless, on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness and the application of proceeds thereof, the Consolidated Total Debt to Consolidated EBITDA Ratio is no greater than 7.0 to 1.0 and (B) by Restricted Subsidiaries that are not Subsidiary Guarantors, when combined with the total amount of Indebtedness incurred by Restricted Subsidiaries that are not Subsidiary Guarantors pursuant to Sections 10.1(d), 10.1(j) and 10.1(n) and the first paragraph of Section 10.1, shall not exceed $1,250,000,000 at any time outstanding;

(l) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case provided in the ordinary course of business (including in respect of construction or restoration activities) or consistent with past practice or in respect of coal mine reclamation, including those incurred to secure health, safety and environmental obligations in the ordinary course of business (including in respect of construction or restoration activities) or consistent with past practice;

(m) (i) Indebtedness incurred in connection with any Permitted Sale Leaseback and (ii) any modification, replacement, refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that, except to the extent otherwise permitted hereunder, (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension except by an amount equal to the unpaid accrued interest and premium thereon plus the reasonable amounts paid in respect of fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension and (y) the direct and contingent obligors with respect to such Indebtedness are not changed;

(n) (i) additional Indebtedness and (ii) any modification, replacement, refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that the aggregate amount of Indebtedness incurred and remaining outstanding pursuant to this Section 10.1(n) shall not at any time exceed $5,000,000,000; provided that no more than $1,000,000,000 of the aggregate amount of Indebtedness incurred pursuant to this Section 10.1(n) outstanding at any time may (A) have a final maturity on or before the Latest Maturity Date or (B) be used for any purpose other than (x) as an issuance in exchange for, or an incurrence to refinance, repay, retire, refund or replace, any other Indebtedness of the Borrower or its Restricted Subsidiaries from time to time outstanding or (y) the purchase or other acquisition (in one transaction or a series of transactions and whether through direct acquisition, through the acquisition of Stock or Stock Equivalents or through capital contribution and in compliance with the requirements of Section 9.9) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person or to finance the purchase price, cost of design, acquisition, construction, repair, restoration, replacement, expansion, installation or improvement of fixed or capital assets, to the extent not constituting Capital Expenditures made in the ordinary course of business (and provided, further, that, in the case of this subclause (y), on a Pro Forma Basis, after giving effect to such incurrence and the use of proceeds therefrom and any purchase, acquisition or other transaction consummated therewith, the Consolidated Total Debt to Consolidated EBITDA Ratio shall be no greater than the ratio for the most recently ended Test Period); provided, further, that the aggregate amount of Indebtedness incurred by Restricted Subsidiaries that are not

Subsidiary Guarantors under this Section 10.1(n), when combined with the total amount of Indebtedness incurred by Restricted Subsidiaries that are not Subsidiary Guarantors pursuant to Section 10.1(d), 10.1(j) and 10.1(k) and the first paragraph of Section 10.1, shall not exceed $1,250,000,000 at any time outstanding;

(o) Indebtedness in respect of Permitted Additional Debt to the extent that the Net Cash Proceeds therefrom are, immediately after the receipt thereof, applied to the prepayment of Term Loans in the manner set forth in Section 5.2(c)(i) (including any modification, replacement, refinancing, refunding, renewal or extension of any such Indebtedness that, itself, constitutes Permitted Additional Debt);

(p) Cash Management Obligations and other Indebtedness in respect of overdraft facilities, employee credit card programs, netting services, automatic clearinghouse arrangements and other cash management and similar arrangements in the ordinary course of business;

(q) (i) Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services, including turbines, transformers and similar equipment and (ii) Indebtedness in respect of intercompany obligations of the Borrower or any Restricted Subsidiary with the Borrower or any Restricted Subsidiary of the Borrower in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money;

(r) Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations (including earn-outs), in each case entered into in connection with Permitted Acquisitions, other Investments and the Disposition of any business, assets or Stock or Stock Equivalents permitted hereunder;

(s) Indebtedness of the Borrower or any Restricted Subsidiary consisting of (i) obligations to pay insurance premiums or (ii) take or pay obligations contained in supply agreements, in each case arising in the ordinary course of business (including in respect of construction or restoration activities);

(t) Indebtedness representing deferred compensation to employees, consultants or independent contractors of the Borrower (or, to the extent such work is done for the Borrower or its Subsidiaries, any direct or indirect parent thereof) and the Restricted Subsidiaries incurred in the ordinary course of business;

(u) Indebtedness consisting of promissory notes issued by any Credit Party to current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof) permitted by Section 10.6(b);

(v) Indebtedness consisting of obligations of the Borrower and the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions and Permitted Acquisitions or any other Investment permitted hereunder;

(w) Indebtedness in respect of Permitted Receivables Financings;

(x) Indebtedness of the Borrower or any Restricted Subsidiary to the Parent or any of its other Subsidiaries in the aggregate amount at any time outstanding not in excess of $25,000,000;

(y) Indebtedness in respect of (i) Permitted Other Debt issued or incurred for cash to the extent that the Net Cash Proceeds therefrom are applied to the prepayment of, at the Borrower’s option as to the allocation among any and all of the following Classes: (A) Term Loans in the manner set forth in Section 5.2(a)(iv), (B) at the Borrower’s option, Revolving Credit Loans, New Revolving Credit Loans and/or Extended Revolving Credit Loans (accompanied by a permanent reduction in the Revolving Credit Commitments, New Revolving Credit Commitments or Extended Revolving Credit Commitments, as applicable, in the amount of the Net Cash Proceeds allocated to the prepayment of such Revolving Credit Loans, New Revolving Credit Loans and/or Extended Revolving Credit Loans) in the manner set forth in Section 5.2(a)(iv), and/or (C) Deposit L/C Loans in the manner set forth in Section 5.2(a)(iv), (ii) Permitted Other Loans incurred under Replacement Revolving Credit Commitments, (iii) other Permitted Other Debt (provided that the aggregate principal amount of any such Indebtedness incurred under this clause (y)(iii) does not exceed the lesser of (x) $500,000,000 and (y) the difference of $750,000,000 minus the aggregate amount of any Incremental Term Loans, Incremental Deposit L/C Loans or Incremental Revolving Commitment Increases that have been incurred pursuant to Section 2.14); provided that in the case of this clause (iii), (x) no Default or Event of Default shall have occurred and be continuing at the time of the incurrence of any such Indebtedness or after giving effect thereto and (y) after giving effect to the incurrence of any such Indebtedness, the Borrower shall be in compliance on a Pro Forma Basis with the covenant set forth in Section 10.9 recomputed as of the date of the last ended Test Period; and (iv) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclauses (i), (ii) and (iii) above; provided that in the case of this clause (iv), except to the extent otherwise permitted hereunder, (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension (except for any original issue discount thereon and the amount of fees, expenses and premium in connection with such refinancing) and (y) such Indebtedness otherwise complies the definition of Permitted Other Loans (in the case of Indebtedness in the form of loans) or the definition of Permitted Other Notes (in the case of Indebtedness in the form of notes) (it being understood that Permitted Other Loans may be refinanced by Permitted Other Notes and Permitted Other Notes may be refinanced by Permitted Other Loans);

(z) (i) Indebtedness in respect of Permitted Debt Exchange Notes incurred pursuant to a Permitted Debt Exchange in accordance with Section 2.17 (and which does not generate any additional proceeds) and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that except to the extent otherwise permitted hereunder, (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension (except for any original issue discount thereon and the amount of fees, expenses and premium in connection with such refinancing) and (y) such Indebtedness otherwise complies with the definition of “Permitted Other Debt”; and

(aa) all premiums (if any), interest (including post-petition interest), fees, expenses, charges, and additional or contingent interest on obligations described in clauses (a) through (z) above.

For purposes of determining compliance with this Section 10.1, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in the proviso to the first paragraph of this Section 10.1 and clauses (a) through (y) above, the Borrower shall, in its sole discretion, classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above paragraph or clauses; provided that (i) all Indebtedness outstanding under the Credit Documents will be deemed at all times to have been incurred in reliance only on the exception in clause (a) of Section 10.1 and (ii) all Indebtedness outstanding under the Borrower Senior Facility or any Refinanced Bridge Indebtedness will be deemed at all times to have been incurred in reliance only on the exception of clause (i) of Section 10.1.

10.2. Limitation on Liens. The Borrower will not, and will not permit the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or such Restricted Subsidiary, whether now owned or hereafter acquired, except:

(a) Liens arising under (i) the Credit Documents securing the Obligations and (ii) the Security Documents and the Permitted Other Debt Documents securing Permitted Other Debt Obligations permitted to be incurred under Section 10.1(y) or Section 10.1(z); provided that, (A) in the case of Liens securing Permitted Other Debt Obligations that constitute First Lien Obligations pursuant to subclause (ii) above and (1) whose collateral package is identical to the Collateral (subject to exceptions set forth in the Security Documents), (a) the applicable Permitted Other Debt Secured Parties (or a representative thereof on behalf of such holders) shall have delivered to the Collateral Agent an Additional First Lien Secured Party Consent (as defined in the Security Agreement), an Additional First Lien Secured Party Consent (as defined in the Pledge Agreement) and an Accession Agreement (as defined in the Intercreditor Agreement) and (b) the Borrower shall have complied with the other requirements of Section 8.18 of the Security Agreement with respect to such Permitted Other Debt Obligations, if applicable, or (2) whose collateral package consists of less collateral than the Collateral (subject to exceptions set forth in the Security Documents) (such collateral package, “Alternate First Lien Collateral”), the applicable Permitted Other Debt Secured Parties (or a representative thereof on behalf of such holders) shall enter into security documents with terms and conditions not materially less favorable to the Lenders than the terms and conditions of the Security Documents and an intercreditor agreement reasonably acceptable to the Administrative Agent with the Collateral Agent and each Hedge Bank party to a Commodity Hedging Agreement and the Intercreditor Agreement with terms and conditions not materially less favorable to the Lenders than the terms and conditions of the Intercreditor Agreement and (B) in the case of Liens securing Permitted Other Debt Obligations that do not constitute First Lien Obligations pursuant to subclause (ii) above, the applicable Permitted Other Debt Secured Parties (or a representative thereof on behalf of such holders) shall have entered into a Joinder Agreement (as defined in the Second Lien Intercreditor Agreement) pursuant to which such Permitted Other Debt Secured Parties are designated as “Second Priority Class Debt Parties” under the Second Lien Intercreditor Agreement or another intercreditor agreement with terms and conditions not materially less favorable to the Lenders than the terms and conditions of the Second Lien Intercreditor Agreement and providing that the Liens securing such Permitted Other Debt Obligations shall rank junior to the Liens securing the Obligations and any other First Lien Obligations. Without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be authorized to negotiate, execute and deliver on behalf of the Secured Parties any intercreditor agreement contemplated by, or to effect the provisions of, this Section 10.2(a). For the avoidance of doubt, the Liens created for the benefit of the Revolving Letter of Credit Issuers or Swingline Lender as contemplated by Section 3.8(c) are permitted by this Section 10.2(a);

(b) Liens on the Collateral securing obligations under Secured Cash Management Agreements, Secured Hedging Agreements and Secured Commodity Hedging Agreements; provided that (i) such obligations shall be secured by the Liens granted in favor of the Collateral Agent in the manner set forth in, and be otherwise subject to (and in compliance with), the Intercreditor Agreement and governed by the applicable Security Documents and (ii) such agreements were not entered into for speculative purposes (as determined by the Borrower in its reasonable discretion acting in good faith) and, in the case of any Secured Commodity Hedging Agreement or any Secured Hedging Agreement of the type described in clause (c) of the definition of “Hedging Agreement”, entered into in order to hedge against or manage fluctuations in the price or availability of any Covered Commodity);

(c) Permitted Liens;

(d) Liens securing Indebtedness permitted pursuant to Section 10.1(f); provided that (x) except with respect to any Indebtedness incurred in connection with Environmental CapEx or Necessary CapEx, such Liens attach concurrently with or within two hundred and seventy (270) days after completion of the acquisition, construction, repair, restoration, replacement, expansion, installation or improvement (as applicable) of the property subject to such Liens and (y) such Liens attach at all times only to the assets so financed except (1) for accessions to the property financed with the proceeds of such Indebtedness and the proceeds and the products thereof and (2) that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(e) Liens existing on the Closing Date; provided that any Lien securing Indebtedness or other obligations in excess of (x) $20,000,000 individually or (y) $100,000,000 in the aggregate (when taken together with all other Liens securing obligations outstanding in reliance on this clause (e) that are not set forth on Schedule 10.2) shall only be permitted to the extent such Lien is listed on Schedule 10.2;

(f) the modification, replacement, extension or renewal of any Lien permitted by clauses (a) through (e) and clauses (g) and (t) of this Section 10.2 upon or in the same assets theretofore subject to such Lien (or upon or in after-acquired property that is affixed or incorporated into the property covered by such Lien or any proceeds or products thereof) or the modification, refunding, refinancing, replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor except to the extent otherwise permitted hereunder) of the Indebtedness or other obligations secured thereby, to the extent such modification, refunding, refinancing, replacement, extension or renewal is permitted by Section 10.1;

(g) Liens existing on the assets of any Person that becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such Person or any of its Subsidiaries) pursuant to a Permitted Acquisition or other permitted Investment, or existing on assets acquired after the Closing Date, to the extent the Liens on such assets secure Indebtedness permitted by Section 10.1(j); provided that such Liens (i) are not created or incurred in connection with, or in contemplation of, such Person becoming such a Restricted Subsidiary or such assets being acquired and (ii) attach at all times only to the same assets to which such Liens attached (and after-acquired property that is affixed or incorporated into the property covered by such Lien), and secure only the same Indebtedness or obligations that such Liens secured, immediately prior to such Permitted Acquisition and any modification, replacement, refinancing, refunding, renewal or extension thereof permitted by Section 10.1(j);

(h) [Reserved];

(i) Liens securing Indebtedness or other obligations (i) of the Borrower or any Restricted Subsidiary in favor of a Credit Party and (ii) of any other Restricted Subsidiary that is not a Credit Party in favor of any other Restricted Subsidiary that is not a Credit Party;

(j) Liens (i) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off);

(k) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 10.5 to be applied against the purchase price for such Investment and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under Section 10.4, in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

(l) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business (including in respect of construction or restoration activities) permitted by this Agreement;

(m) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.5;

(n) any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Borrower or any Restricted Subsidiary;

(o) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(p) Liens solely on any cash earnest money deposits made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;

(q) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(r) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods in the ordinary course of business or consistent with past practice;

(s) additional Liens so long as the aggregate principal amount of the obligations secured thereby at any time outstanding does not exceed $5,000,000,000 (as determined at the date of incurrence) and, to the extent securing any Indebtedness incurred pursuant to Section 10.1(n), complies with the terms of Section 10.1(n); provided that to the extent such Liens are contemplated to be on assets that are Collateral, the holders of such secured obligations (or a representative thereof on behalf of such holders) shall have entered into a Joinder Agreement (as defined in the Second Lien Intercreditor Agreement) pursuant to which such holders of such secured obligations (or a representative thereof on behalf of such holders) are designated as “Second Priority Class Debt Parties” under the Second Lien Intercreditor Agreement or another intercreditor agreement with terms and conditions not materially less favorable to the Lenders than the terms and conditions of the Second Lien Intercreditor Agreement and providing that the Liens securing such Indebtedness shall rank junior to the Liens securing the Obligations and any other First Lien Obligations. Without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be authorized to negotiate, execute and deliver on behalf of the Secured Parties any intercreditor agreement contemplated by, or to effect the provisions of, this Section 10.2(s);

(t) additional Liens securing Indebtedness permitted under the first paragraph of Section 10.1; provided that (i) immediately before and after giving effect to such incurrence, no Default or Event of Default shall have occurred and be continuing, (ii) on a Pro Forma Basis, after giving effect to such incurrence, the Consolidated Secured Debt to Consolidated EBITDA Ratio would be no greater than 5.0 to 1.0 and (iii) to the extent such Liens are contemplated to be on assets that are Collateral, the holders of such secured Indebtedness (or a representative thereof on behalf of such holders) shall have entered into an intercreditor agreement providing that the Liens securing such Indebtedness shall rank junior to the Liens securing the Obligations;

(u) Liens in respect of Permitted Sale Leasebacks;

(v) Liens on Receivables Facility Assets in respect of any Permitted Receivable Financings;

(w) rights reserved to or vested in others to take or receive any part of, or royalties related to, the power, gas, oil, coal, lignite or other minerals or timber generated, developed, manufactured or produced by, or grown on, or acquired with, any property of the Borrower and the Restricted Subsidiaries and Liens upon the production from property of power, gas, oil, coal, lignite or other minerals or timber, and the by-products and proceeds thereof, to secure the obligations to pay all or a part of the expenses of exploration, drilling, mining or development of such property only out of such production or proceeds;

(x) Liens arising out of all presently existing and future division and transfer orders, advance payment agreements, processing contracts, gas processing plant agreements, operating agreements, gas balancing or deferred production agreements, pooling, unitization or communitization agreements, pipeline, gathering or transportation agreements, platform agreements, drilling contracts, injection or repressuring agreements, cycling agreements, construction agreements, salt water or other disposal agreements, leases or rental agreements, farm-out and farm-in agreements, exploration and development agreements, and any and all other contracts or agreements covering, arising out of, used or useful in connection with or pertaining to the exploration, development, operation, production, sale, use, purchase, exchange, storage, separation, dehydration, treatment, compression, gathering, transportation, processing, improvement, marketing, disposal or handling of any property of the Borrower and the Restricted Subsidiaries; provided that such agreements are entered into in the ordinary course of business (including in respect of construction or restoration activities);

(y) any restrictions on any Stock or Stock Equivalents or other joint venture interests of the Borrower or any Restricted Subsidiary providing for a breach, termination or default under any owners, participation, shared facility, joint venture, stockholder, membership, limited liability company or partnership agreement between such Person and one or more other holders of such Stock or Stock Equivalents or interest of such Person, if a security interest or other Lien is created on such Stock or Stock Equivalents or interest as a result thereof and other similar Liens;

(z) Rights of first refusal and purchase options in favor of Aluminum Company of America (“Alcoa”) to purchase Sandow Unit 4 and/or the real property related thereto, as described in (i) Sandow Unit 4 Agreement dated August 13, 1976, as amended, between Alcoa and Texas Power & Light Company (“TPL”) and in (ii) Deeds dated March 14, 1978 and July 21, 1980, as amended, executed by Alcoa conveying to TPL the Sandow Four real property;

(aa) Lien and other exceptions to title, in either case on or in respect of any facilities of the Borrower or any Restricted Subsidiary, arising as a result of any shared facility agreement entered into with respect to such facility, except to the extent that any such Liens or exceptions, individually or in the aggregate, materially adversely affect the value of the relevant property or materially impair the use of the relevant property in the operation of business the Borrower and the Restricted Subsidiaries, taken as a whole;

(bb) Liens on cash and Permitted Investments (i) deposited by the Borrower or any Restricted Subsidiary in margin accounts with or on behalf of brokers, credit clearing organizations, independent system operators, regional transmission organizations, pipelines, state agencies, federal agencies, futures contract brokers, customers, trading counterparties, or any other parties or issuers of surety bonds or (ii) pledged or deposited as collateral by the Borrower or any Restricted Subsidiary with any of the entities described in clause (i) above to secure their respective obligations, in the case of each of clauses (i) and (ii) above, with respect to: (A) any contracts and transactions for the purchase, sale, exchange of, or the option (whether physical or financial) to purchase, sell or exchange (1) natural gas, (2) electricity, (3) coal, (4) petroleum-based liquids, (5) oil, (6) nuclear fuel (including enrichment and conversion), (7) emissions or other environmental credits, (8) waste byproducts, (9) weather, (10) power and other generation capacity, (11) heat rate, (12) congestion, (13) renewal energy credit or (14) any other energy-related commodity or services or derivative (including ancillary services and related risk (such as location basis)); (B) any contracts or transactions for the purchase, processing, transmission, transportation, distribution, sale, lease, hedge or storage of, or any other services related to any commodity or service identified in subparts (1) - (14) above, including any capacity agreement; (C) any financial derivative agreement (including but not limited to swaps, options or swaptions) related to any commodity identified in subparts (1) - (14) above, or to any interest rate or currency rate management activities; (D) any agreement for membership or participation in an organization that facilitates or permits the entering into or clearing of any Netting Agreement or any agreement described in this Section 10.2(bb); (E) any agreement combining part or all of a Netting Agreement or part or all of any of the agreements described in this Section 10.2(bb); (F) any document relating to any agreement described in this Section 10.2(bb) that is filed with a Governmental Authority and any related service agreements; or (G) any commercial or trading agreements, each with respect to, or involving the purchase, transmission, distribution, sale, lease or hedge of, any energy, generation capacity or fuel, or any other energy related commodity or service, price or price indices for any such commodities or services or any other similar derivative agreements, and any other similar agreements (such agreements described in clauses (A) through (G) of this Section 10.2(bb) being collectively, “Permitted Contracts”), Netting Agreements, Hedging Agreements and letters of credit supporting Permitted Contracts, Netting Agreements and Hedging Agreements; and

(cc) additional Liens so long as the aggregate amount of obligations secured thereby at any time outstanding does not exceed $20,000,000.

10.3. Limitation on Fundamental Changes. Except as permitted by Section 10.4 or 10.5, the Borrower will not, and will not permit the Restricted Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its business units, assets or other properties, except that:

(a) so long as (i) both before and after giving effect to such transaction, no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) after giving effect to such transaction the Borrower shall be in compliance, on a Pro Forma Basis, with the covenant set forth in Section 10.9, any Subsidiary of the Borrower or any other Person may be merged, amalgamated or consolidated with or into the Borrower; provided that (A) the Borrower shall be the continuing or surviving company or (B) if the Person formed by or surviving any such merger, amalgamation or consolidation is not the Borrower (such other Person, the “Successor Borrower”), (1) the Successor Borrower (if other than the Borrower) shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (2) the Successor Borrower (if other than the Borrower) shall expressly assume all the obligations of the Borrower under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (3) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guarantee confirmed that its guarantee thereunder shall apply to any Successor Borrower’s obligations under this Agreement, (4) each grantor and each pledgor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement or the Pledge Agreement, as applicable, affirmed that its obligations thereunder shall apply to its Guarantee as reaffirmed pursuant to clause (3), (5) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have affirmed that its obligations under the applicable Mortgage shall apply to its Guarantee as reaffirmed pursuant to clause (3) and (6) the Successor Borrower shall have delivered to the Administrative Agent (x) an officer’s certificate stating that such merger or consolidation and such supplements preserve the enforceability of this Agreement and the Guarantee and the perfection and priority of the Liens under the applicable Security Documents and (y) if reasonably requested by the Administrative Agent, an opinion of counsel to the effect that such merger or consolidation does not violate this Agreement or any other Credit Document and that the provisions set forth in the preceding clauses (3) through (5) preserve the enforceability of the Guarantee and the perfection and priority of the Liens created under the applicable Security Documents (it being understood that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement);

(b) so long as no Default or Event of Default has occurred and is continuing, or would result therefrom, any Subsidiary of the Borrower or any other Person (in each case, other than the Borrower) may be merged, amalgamated or consolidated with or into any one or more Subsidiaries of the Borrower; provided that (i) in the case of any merger, amalgamation or consolidation involving one or more Restricted Subsidiaries, (A) a Restricted Subsidiary shall be the continuing or surviving Person or (B) the Borrower shall cause the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) in the case of any merger, amalgamation or consolidation involving one or more Guarantors, a Guarantor shall be the continuing or surviving Person or the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Guarantor) shall execute a supplement to the Guarantee and the relevant Security Documents and a joinder to the Intercompany Subordinated Note, each in form and substance reasonably satisfactory to the Administrative Agent in order to become a Guarantor and pledgor, mortgagor and grantor, as applicable, thereunder for the benefit of the Secured Parties and to acknowledge and agree to the terms of the Intercompany Subordinated Note, (iii) no Default or Event of Default has occurred and is continuing or would result from the consummation of such merger, amalgamation or consolidation and (iv) Borrower shall have delivered to the Administrative Agent an officers’ certificate stating that such merger, amalgamation or consolidation and any such supplements to the Guarantee and any Security Document preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the applicable Security Documents;

(c) the Merger and the other Transactions may be consummated;

(d) any Restricted Subsidiary that is not a Credit Party may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Restricted Subsidiary;

(e) the Borrower or any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Credit Party; provided that the consideration for any such disposition by any Person other than a Guarantor shall not exceed the fair value of such assets;

(f) any Restricted Subsidiary may liquidate or dissolve if (i) the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (ii) to the extent such Restricted Subsidiary is a Credit Party, any assets or business of such Restricted Subsidiary not otherwise disposed of or transferred in accordance with Section 10.4 or 10.5, or in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, a Credit Party after giving effect to such liquidation or dissolution; and

(g) to the extent that no Default or Event of Default would result from the consummation of such Disposition, the Borrower and the Restricted Subsidiaries may consummate a merger, dissolution, liquidation, consolidation or disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 10.4.

10.4. Limitation on Sale of Assets. The Borrower will not, and will not permit the Restricted Subsidiaries to, (i) convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including receivables and leasehold interests), whether now owned or hereafter acquired or (ii) sell to any Person (other than to the Borrower or a Subsidiary Guarantor) any shares owned by it of the Borrower’s or any Restricted Subsidiary’s Stock and Stock Equivalents (each of the foregoing a “Disposition”), except that:

(a) the Borrower and the Restricted Subsidiaries may sell, transfer or otherwise dispose of (i) obsolete, worn-out, scrap, used, or surplus or mothballed equipment (including any such equipment that has been refurbished in contemplation of such disposition), vehicles and other assets to the extent such assets are not necessary for the operation of the Borrower’s and the Restricted Subsidiaries’ business, (ii) inventory or goods (or other assets) held for sale in the ordinary course of business, (iii) cash and Permitted Investments and (iv) assets for the purposes of charitable contributions or similar gifts to the extent such assets are not material to the ability of the Borrower and the Restricted Subsidiaries, taken as a whole, to conduct its business in the ordinary course;

(b) the Borrower and the Restricted Subsidiaries may make Dispositions of assets, excluding any Disposition of accounts receivable except in connection with the Disposition of any business to which such accounts receivable relate, for fair value; provided that (i) to the extent required, the Net Cash Proceeds thereof to the Borrower and the Restricted Subsidiaries are promptly applied to the prepayment of Term Loans as provided for in Section 5.2(a)(i), (ii) after giving effect to any such Disposition, no Default or Event of Default shall have occurred and be continuing, (iii) the aggregate consideration for all Dispositions made in reliance on this Section 10.4(b), when aggregated with the amount of Permitted Sale Leaseback transactions consummated pursuant to Section 10.4(g), shall not exceed at any time 10% of Consolidated Total Assets (determined at the time of each Disposition) for all such transactions consummated after the Closing Date, (iv) with respect to any Disposition pursuant to this clause (b) for a purchase price in excess of $50,000,000, the Person making such Disposition shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided that for the purposes of this subclause (iv) the following shall be deemed to be cash (“Deemed Cash”): (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms (1) subordinated to the payment in cash of the Obligations or (2) not secured by the assets that are the subject of such Disposition, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the Person making such Disposition from the purchaser that are converted by such Person into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition, (C) any Designated Non-Cash Consideration received by the Person making such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 10.4(b) that is at that time outstanding, not in excess of 1.5% of Consolidated Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value and (v) any non-cash proceeds received in the form of Real Estate, Indebtedness or Stock and Stock Equivalents are pledged to the Collateral Agent to the extent required under Section 9.12 or 9.14;

(c)(i) the Borrower and the Restricted Subsidiaries may make Dispositions to the Borrower or any other Credit Party and (ii) any Restricted Subsidiary that is not a Credit Party may make Dispositions to the Borrower or any other Subsidiary of the Borrower; provided that with respect to any such Dispositions, such sale, transfer or disposition shall be for fair value;

(d) the Borrower and any Restricted Subsidiary may effect any transaction permitted by Section 10.3, 10.5 or 10.6;

(e) the Borrower and any Restricted Subsidiary may lease, sublease, license (only on a non-exclusive basis with respect to any intellectual property) or sublicense (only on a non-exclusive basis with respect to any intellectual property) real, personal or intellectual property in the ordinary course of business;

(f) Dispositions of property (including like-kind exchanges) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are applied to the purchase price of such replacement property, in each case under Section 1031 of the Code or otherwise;

(g) Dispositions pursuant to Permitted Sale Leaseback transactions in an aggregate amount pursuant to this Section 10.4(g), when aggregated with the amount of Dispositions made pursuant to Section 10.4(b), not to exceed the limitations set forth in Section 10.4(b);

(h) Dispositions of (i) Investments in joint ventures (regardless of the form of legal entity) to the extent required by, or made pursuant to, customary buy/sell arrangements or put/call arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements or (ii) to joint ventures in connection with the dissolution or termination of a joint venture to the extent required pursuant to joint venture and similar arrangements;

(i) Dispositions of Receivables Facility Assets in connection with any Permitted Receivables Financing; provided that to the extent that any new Participating Receivables Grantor is added to any Permitted Receivables Financing after the Closing Date, the Net Cash Proceeds of any Dispositions of Receivables Facility Assets by such new Participating Receivables Grantor must be promptly applied to the prepayment of the Term Loans as provided for in Section 5.2(a)(i) without giving effect to any reinvestment rights under the definition of “Net Cash Proceeds”; provided, further, that no Net Cash Proceeds shall be required to be used to prepay the Term Loans pursuant to Section 5.2(a)(i) to the extent that any new Participating Receivables Grantor replaces (by merger or otherwise) any existing Participating Receivables Grantor and at the time of such replacement, the volume of Receivables Facility Assets sold into any Permitted Receivables Financing does not increase as a result of such replacement;

(j) Dispositions listed on Schedule 10.4 (“Scheduled Dispositions”);

(k) transfers of property subject to a Recovery Event or in connection with any condemnation proceeding upon receipt of the Net Cash Proceeds of such Recovery Event or condemnation proceeding;

(l) Dispositions of accounts receivable in connection with the collection or compromise thereof;

(m) the Borrower and the Restricted Subsidiaries may make Dispositions (excluding any Disposition of accounts receivable except in connection with the Disposition of any business to which such accounts receivable relate), for fair value to the extent that (i) the aggregate consideration for all such Dispositions consummated after the Closing Date, when combined with all Dispositions made pursuant to Section 10.4(b), does not exceed 15% of Consolidated Total Assets (determined at the time of each Disposition), (ii) the Net Cash Proceeds of any such Disposition are promptly applied to the prepayment of Term Loans as provided in Section 5.2(a)(i) without giving effect to any reinvestment rights under the definition of “Net Cash Proceeds”; provided that, in the case of a Disposition of a Baseload Asset pursuant to this Section 10.4(m), the Borrower shall be permitted to reinvest the Net Cash Proceeds received in such Disposition in other Baseload Assets within the reinvestment periods set forth in the definition of “Net Cash Proceeds”, (iii) after giving effect to any such Disposition, no Default or

Event of Default shall have occurred and be continuing, (iv) with respect to any Disposition pursuant to this Section 10.4(m) for a purchase price in excess of $50,000,000, the Person making such Disposition shall, subject to the parenthetical below, receive not less than 75% of such consideration in the form of cash or Permitted Investments (or, to the extent that less than 75% of such consideration is in the form of cash or Permitted Investments, the Borrower shall apply the amount of such difference to the prepayment of Term Loans as provided in clause (ii) above); provided that for the purposes of this subclause (iv), Deemed Cash shall be deemed to be cash and (v) any non-cash proceeds received in the form of Real Estate, Indebtedness or Stock and Stock Equivalents are pledged to the Collateral Agent to the extent required under Section 9.12 or 9.14;

(n) [Reserved];

(o) Dispositions of power, capacity, heat rate, renewable energy credits, waste by-products, energy, electricity, coal and lignite, oil and other petroleum-based liquids, emissions and other environmental credits, ancillary services, fuel (including all forms of nuclear fuel and natural gas) and other related assets or products of services, including assets related to trading activities or the sale of inventory or contracts related to any of the foregoing, in each case in the ordinary course of business;

(p) the execution of (or amendment to), settlement of or unwinding of any Hedging Agreement;

(q) any Disposition of mineral rights, other than mineral rights in respect of coal or lignite;

(r) any Disposition of any real property that is (i) primarily used or intended to be used for mining which has either been reclaimed, or has not been used for mining in a manner which requires reclamation, and in either case has been determined by the Borrower not to be necessary for use for mining, (ii) used as buffer land, but no longer serves such purpose, or its use is restricted such that it will continue to be buffer land, or (iii) was acquired in connection with power generation facilities, but has been determined by the Borrower to no longer be commercially suitable for such purpose;

(s) any Disposition of any assets required by any Government Authority;

(t) any Disposition of assets in connection with salvage activities; and

(u) Dispositions of any asset between or among the Borrower and/or any Restricted Subsidiary as a substantially concurrent interim Disposition in connection with a Disposition otherwise permitted pursuant to clauses (a) through (t) above; provided that after giving effect to any such Disposition, to the extent the assets subject to such Dispositions constituted Collateral, such assets shall remain subject to, or be rejoined to, the Lien of the Security Documents.

10.5. Limitation on Investments. The Borrower will not, and will not permit the Restricted Subsidiaries, to make any Investment except:

(a) extensions of trade credit, asset purchases (including purchases of inventory, fuel (including all forms of nuclear fuel), supplies, materials and equipment) and the licensing or contribution of intellectual property pursuant to joint marketing arrangements or development agreements with other Persons, in each case in the ordinary course of business (including in respect of construction or restoration activities);

(b) Investments that were Permitted Investments when such Investments were made;

(c) loans and advances to officers, directors, employees and consultants of the Borrower (or any direct or indirect parent thereof) or any Subsidiary of the Borrower (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes (including employee payroll advances), (ii) in connection with such Person’s purchase of Stock or Stock Equivalents of the Parent (or any direct or indirect parent thereof; provided that, to the extent such loans and advances are made in cash, the amount of such loans and advances used to acquire such Stock or Stock Equivalents shall be contributed to the Borrower in cash) and (iii) for purposes not described in the foregoing subclauses (i) and (ii); provided that the aggregate principal amount outstanding pursuant to subclause (iii) shall not exceed $25,000,000 at any one time outstanding;

(d) Investments (i) existing on, or made pursuant to legally binding written commitments in existence on, the Closing Date as set forth on Schedule 10.5 and any modifications, extensions, renewals or reinvestments thereof and (ii) existing on the Closing Date of the Borrower or any Restricted Subsidiary in the Borrower or any Subsidiary of the Borrower and any modification, extension, renewal or reinvestment thereof, only to the extent that the amount of any Investment made pursuant to this clause (d) does not at any time exceed the amount of such Investment set forth on Schedule 10.5;

(e) Investments received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers arising in the ordinary course of business or upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(f) Investments to the extent that payment for such Investments is made with Stock or Stock Equivalents (other than Disqualified Stock) of the Borrower (or any direct or indirect parent thereof);

(g) Investments (i) (A) by the Borrower or any Restricted Subsidiary in any Credit Party, (B) between or among Restricted Subsidiaries that are not Credit Parties, and (C) consisting of intercompany Investments incurred in the ordinary course of business in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) among the Borrower and the Restricted Subsidiaries (provided that any such intercompany Investment in connection with cash management arrangements by a Credit Party in a Subsidiary of the Borrower that is not a Credit Party is in the form of an intercompany loan or advance and the Borrower or such Restricted Subsidiary complies with Section 9.12 to the extent applicable); (ii) by Credit Parties in any Restricted Subsidiary that is not a Credit Party, to the extent that the aggregate amount of all Investments made on or after the Closing Date pursuant to this subclause (ii), when valued at the fair market value (determined by the Borrower acting in good faith) of each such Investment at the time each such Investment was made, is not in excess of, when combined with, and without duplication of, the aggregate amount of Investments made pursuant to the proviso to Section 10.5(h), an amount equal to the sum of (w) $1,000,000,000 plus (x) the Applicable Equity Amount at such time plus (y) to the extent that the Consolidated Secured Debt to Consolidated EBITDA Ratio is not greater than 5.0 to 1.00 after giving effect, on a Pro Forma Basis, to the making of such Investment, the Applicable Amount at such time plus (z) to the extent not otherwise included in the determination of the Applicable Equity Amount or the Applicable Amount, an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash in respect of any such Investment (which amount referred to in this subclause (z) shall not exceed the amount of such Investment valued at the fair market value of such Investment at the time such Investment was made); and (iii) by Credit Parties in any Restricted Subsidiary that is not a Credit Party so long as such Investment is part of a series of simultaneous Investments by Restricted Subsidiaries in other Restricted Subsidiaries that result in the proceeds of the initial Investment being invested in one or more Credit Parties;

(h) Investments constituting Permitted Acquisitions; provided that the aggregate amount of any such Investment, as valued at the fair market value (determined by the Borrower acting in good faith) of such Investment at the time each such Investment is made, made by the Borrower or any Subsidiary Guarantor in any Restricted Subsidiary that, after giving effect to such Investment, shall not be a Guarantor, shall not cause the aggregate amount of all such Investments made pursuant to this clause (h) (as so valued at the time each such investment is made) to exceed, when combined with, and without duplication of, the aggregate amount of Investments made pursuant to clause (ii) of Section 10.5(g), an amount equal to the sum of (i) $1,000,000,000, plus (ii) the Applicable Equity Amount at such time plus (iii) to the extent the Consolidated Secured Debt to Consolidated EBITDA Ratio is not greater than 5.0 to 1.0 after giving effect, on a Pro Forma Basis, to the making of such Investment, the Applicable Amount at such time plus (iv) to the extent not otherwise included in the determination of the Applicable Equity Amount or the Applicable Amount, an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash in respect of any such Investment (which amount referred to in this clause (iv) shall not exceed the amount of such Investment valued at the fair market value of such Investment at the time such Investment was made);

(i) Investments (including but not limited to (i) Minority Investments and Investments in Unrestricted Subsidiaries, (ii) Investments in joint ventures (regardless of the form of legal entity) or similar Persons that do not constitute Restricted Subsidiaries and (iii) Investments in

Subsidiaries that are not Credit Parties), in each case valued at the fair market value (determined the Borrower acting in good faith) of such Investment at the time each such Investment is made, in an aggregate amount pursuant to this clause (i) that, at the time each such Investment is made, would not exceed the sum of (w) $1,000,000,000 plus (x) the Applicable Equity Amount at such time plus (y) to the extent the Consolidated Secured Debt to Consolidated EBITDA Ratio is not greater than 5.0 to 1.00 after giving effect, on a Pro Forma Basis, to the making of such Investment, the Applicable Amount at such time plus (z) to the extent not otherwise included in the determination of the Applicable Equity Amount or the Applicable Amount, an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash in respect of any such Investment (which amount referred to in this subclause (z) shall not exceed the amount of such Investment valued at the fair market value of such Investment at the time such Investment was made);

(j) Investments constituting non-cash proceeds of Dispositions of assets to the extent permitted by Section 10.4;

(k) Investments made to repurchase or retire Stock or Stock Equivalents of the Borrower or any direct or indirect parent thereof owned by any employee or any stock ownership plan or key employee stock ownership plan of the Borrower (or any direct or indirect parent thereof) in an aggregate amount, when combined with distributions made pursuant to Section 10.6(b), not to exceed the limitations set forth in such Section;

(l) Investments consisting of dividends permitted under Section 10.6;

(m) loans and advances to any direct or indirect parent of the Borrower in lieu of, and not in excess of the amount of, dividends to the extent permitted to be made to such parent in accordance with Section 10.6; provided that the aggregate amount of such loans and advances shall reduce the ability of the Borrower and the Restricted Subsidiaries to make dividends under the applicable clauses of Section 10.6 by such amount;

(n) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(o) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(p) advances of payroll payments to employees, consultants or independent contractors or other advances of salaries or compensation to employees, consultants or independent contractors, in each case in the ordinary course of business;

(q) Guarantee Obligations of the Borrower or any Restricted Subsidiary of leases (other than Capital Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(r) Investments held by a Person acquired (including by way of merger, amalgamation or consolidation) after the Closing Date otherwise in accordance with this Section 10.5 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(s) Investments in Hedging Agreements permitted by Section 10.1;

(t) Investments arising out of, or in connection with, any Permitted Receivables Financing;

(u) Investments consisting of deposits of cash and Permitted Investments as collateral support permitted under Section 10.2;

(v) other Investments, which, when aggregated with (i) all aggregate principal amounts paid pursuant to Section 10.7(a)(i) from the Closing Date and (ii) all loans and advances made to any direct or indirect parent of the Borrower pursuant to Section 10.5(m) in lieu of dividends permitted by Section 10.6(c) and (iii) all dividends paid pursuant to Section 10.6(c), shall not exceed an amount equal to (w) $500,000,000 plus (x) the Applicable Equity Amount at the time such Investments are made plus (y) to the extent the Consolidated Secured Debt to Consolidated EBITDA Ratio is not greater than 5.0 to 1.0 after giving effect, on a Pro Forma Basis, to the making of such Investment, the Applicable Amount at such time plus (z) to the extent not otherwise included in the determination of the Applicable Equity Amount or the Applicable Amount, an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash in respect of any such Investment (which amount referred to in this subclause (z) shall not exceed the amount of such Investment valued at the fair market value of such Investment at the time such Investment was made);

(w) [Reserved];

(x) Investments consisting of purchases and acquisitions of assets and services in the ordinary course of business (including in respect of construction or restoration activities);

(y) Investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practice;

(z) Investments made as a part of or in connection with the Transactions, including any payments to be made in connection with the Parent’s and its Subsidiaries’ long-term incentive plan or in respect of tax gross-ups and other deferred compensation;

(aa) Investments consisting of Indebtedness permitted by Section 10.1 (but only to the extent such Indebtedness was permitted without reference to Section 10.5) or fundamental changes permitted by Section 10.3;

(bb) Investments relating to pension trusts;

(cc) Investments by Credit Parties in any Restricted Subsidiary that is not a Credit Party so long as such Investment is part of a series of simultaneous Investments by the Borrower and the Restricted Subsidiaries in other Restricted Subsidiaries that result in the proceeds of the intercompany Investment being invested in one or more Credit Parties;

(dd) Investments relating to nuclear decommission trusts;

(ee) Investments in the form of, or pursuant to, operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling agreements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case, made or entered into in the ordinary course of business; and

(ff) Investments in wind or other renewable energy projects or in any nuclear power or energy joint venture in an aggregate amount not to exceed $1,000,000,000 at any time outstanding; provided that, notwithstanding the definition of Excluded Stock and Stock Equivalents, all Stock and Stock Equivalents representing any such Investment shall be pledged to the Collateral Agent for the benefit of the Secured Parties.

10.6. Limitation on Dividends. The Borrower will not declare or pay any dividends (other than dividends payable solely in its Stock or Stock Equivalents (other than Disqualified Stock)) or return any capital to its stockholders or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its Stock or Stock Equivalents or the Stock or Stock Equivalents of any direct or indirect parent now or hereafter outstanding, or set aside any funds for any of the foregoing purposes, or permit any Restricted Subsidiary to purchase or otherwise acquire for consideration (other than in connection with an Investment permitted by Section 10.5) any Stock or Stock Equivalents of the Borrower now or hereafter outstanding (all of the foregoing, “dividends”), provided:

(a) the Borrower may (or may pay dividends to permit any direct or indirect parent thereof to) redeem in whole or in part any of its Stock or Stock Equivalents for another class of its (or such parent’s) Stock or Stock Equivalents or with proceeds from substantially concurrent equity contributions or issuances of new Stock or Stock Equivalents; provided that (i) such new Stock or Stock Equivalents contain terms and provisions at least as advantageous to the Lenders, taken as a whole, in all respects material to their interests as those contained in the Stock or Stock Equivalents redeemed thereby and (ii) the cash proceeds from any such contribution or issuance have not otherwise been applied pursuant to the Applicable Equity Amount;

(b) so long as no Default or Event of Default shall have occurred and is continuing or would result therefrom, the Borrower may (or may pay dividends to permit any direct or indirect parent thereof to) redeem, acquire, retire or repurchase shares of its (or such parent’s) Stock or Stock Equivalents held by any present or former officer, manager, consultant, director or employee (or their respective Affiliates, spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees, estates or immediate family members) of the Borrower (or any direct or indirect parent thereof) and any Subsidiaries, so long as such repurchase is pursuant to, and in accordance with the terms of, any stock option or stock appreciation rights plan, any management, director and/or employee benefit, stock ownership or option plan, stock subscription plan or agreement, employment termination agreement or any employment agreements or stockholders’ or shareholders’ agreement; provided, however, that the aggregate amount of payments made under this Section 10.6(b) do not exceed in any calendar year $25,000,000 (which shall increase to $50,000,000 subsequent to the consummation of an underwritten public offering of Stock by the Borrower (or any direct or indirect parent thereof) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $75,000,000 in any calendar year (which shall increase to $150,000,000 subsequent to the consummation of an underwritten public offering of Stock by the Borrower or any direct or indirect parent corporation of the Borrower)); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(i) the cash proceeds from the sale of Stock (other than Disqualified Stock) of the Borrower and, to the extent contributed to the Borrower, Stock of any of the Borrower’s direct or indirect parent companies, in each case to present or former officers, managers, consultants, directors or employees (or their respective Affiliates, spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees, estates or immediate family members) of the Borrower (or any of its direct or indirect parent companies) or any Subsidiary of the Borrower that occurs after the Closing Date, to the extent the cash proceeds from the sale of such Stock have not otherwise been applied pursuant to the Applicable Equity Amount; plus

(ii) the cash proceeds of key man life insurance policies received the Borrower or any Restricted Subsidiary after the Closing Date; less

(iii) the amount of any dividends or distributions previously made with the cash proceeds described in clauses (i) and (ii) above;

and provided, further, that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from present or former officers, managers, consultants, directors or employees (or their respective Affiliates, spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees, estates or immediate family members) of the Borrower (or any of its direct or indirect parent companies), or any Subsidiary of the Borrower in connection with a repurchase of Stock or Stock Equivalents of the Borrower or any of its direct or indirect parent companies will not be deemed to constitute a dividend for purposes of this covenant or any other provision of this Agreement;

(c) so long as no Default or Event of Default shall have occurred and is continuing or would result therefrom, the Borrower may pay dividends on its Stock or Stock Equivalents; provided that the amount of all such dividends paid from the Closing Date pursuant to this clause (c), when aggregated with (i) all aggregate principal amounts paid pursuant to Section 10.7(a)(i) from the Closing Date and (ii) (A) all loans and advances made to any direct or indirect parent of the Borrower pursuant to Section 10.5(m) in lieu of dividends permitted by this clause (c) and (B) all Investments made pursuant to Section 10.5(v), shall not exceed an amount equal to (x) $500,000,000 plus (y) the Applicable Equity Amount at the time such dividends are paid plus (z) to the extent the Consolidated Secured Debt to Consolidated EBITDA Ratio is not greater than 5.0 to 1.0 after giving effect, on a Pro Forma Basis, to the making of such dividend, the Applicable Amount at such time;

(d) the Borrower may make loans to any direct or indirect parent company of the Borrower in amount required for any such direct or indirect parent to pay, in each case without duplication:

(i) foreign, federal, state and local income taxes (including any amounts reimbursable to the Oncor Subsidiaries in respect of such taxes pursuant to a tax sharing agreement), to the extent such income taxes are attributable to the income of (A) the Parent and its Subsidiaries (other than the Oncor Subsidiaries) and (B) the Oncor Subsidiaries, to the extent that the Oncor Subsidiaries have not reimbursed the Parent or such direct or indirect parent company of the Borrower for such payments in amounts required to pay such taxes; provided that the amount of such payments in any fiscal year does not exceed the amount that the Parent and its Subsidiaries are required to pay (including any amounts reimbursable to the Oncor Subsidiaries in respect of such taxes pursuant to a tax sharing agreement) in respect of foreign, federal, state and local income taxes for such fiscal year.

(ii) (A) such parents’ and their respective Subsidiaries’ (other than the Oncor Subsidiaries) general operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business and to the extent such costs and expenses are attributable to (1) the ownership or operation of the Parent and its Subsidiaries (other than the Oncor Subsidiaries) or

(2) the ownership and operation of the Oncor Subsidiaries, to the extent that the Oncor Subsidiaries have not reimbursed the Parent or such direct or indirect parent company of the Borrower for such costs and expenses, (B) any reasonable and customary indemnification claims made by directors or officers of the Borrower (or any parent thereof) and such parent’s Subsidiaries, the Borrower or any Restricted Subsidiary or (C) fees and expenses otherwise due and payable by the Borrower (or any parent thereof and such parent’s Subsidiaries) or any Restricted Subsidiary and not prohibited to be paid by the Borrower and its Restricted Subsidiaries hereunder;

(iii) franchise and excise taxes and other fees, taxes and expenses required to maintain the corporate existence of any direct or indirect parent of the Borrower;

(iv) to any direct or indirect parent of the Borrower to finance any Investment permitted to be made by the Borrower or any Restricted Subsidiary pursuant to Section 10.5; provided that (A) such dividend shall be made substantially concurrently with the closing of such Investment, (B) such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets, Stock or Stock Equivalents) to be contributed to the Borrower or such Restricted Subsidiary or (2) the merger (to the extent permitted in Section 10.5) of the Person formed or acquired into the Borrower or any Restricted Subsidiary, (C) the Borrower shall comply with Section 9.11 and Section 9.12 to the extent applicable and (D) the aggregate amount of such dividends shall reduce the ability of the Borrower and the Restricted Subsidiary to make Investments under the applicable clauses of Section 10.5 by such amount;

(v) customary costs, fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering or acquisition or disposition transaction payable by the Borrower or the Restricted Subsidiaries; and

(vi) customary salary, bonus and other benefits payable to officers, employees or consultants of any direct or indirect parent company (and such parent’s Subsidiaries (other than the Oncor Subsidiaries)) of the Borrower to the extent such salaries, bonuses and other benefits are attributable to (A) the ownership or operation of the Parent and its Subsidiaries (other than the Oncor Subsidiaries) or (B) the ownership and operation of the Oncor Subsidiaries, to the extent that the Oncor Subsidiaries have not reimbursed the Parent or such direct or indirect parent company of the Borrower for such payments;

provided that any payments made pursuant to clauses (i), (ii) or (vi) above, to the extent relating to the ownership, operation or income of the Oncor Subsidiaries, shall be made in the form of loans, the terms of which shall require repayment upon receipt by the Parent of funds from the Oncor Subsidiaries as reimbursement for such amounts;

(e) [Reserved];

(f) to the extent constituting dividends, the Borrower may enter into and consummate transactions expressly permitted by any provision of Section 10.3;

(g) the Borrower may repurchase Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof) deemed to occur upon exercise of stock options or warrants if such Stock or Stock Equivalents represents a portion of the exercise price of such options or warrants, and the Borrower may pay dividends to any direct or indirect parent thereof as and when necessary to enable such parent to effect such repurchases;

(h) the Borrower may (i) pay cash in lieu of fractional shares in connection with any dividend, split or combination thereof or any Permitted Acquisition and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(i) the Borrower may pay any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement;

(j) so long as no Default or Event of Default shall have occurred and is continuing or would result therefrom, the Borrower may declare and pay dividends on the Borrower’s (or any direct or indirect parent’s thereof) common stock following the first public offering of the Borrower’s common stock or the common stock of any of its direct or indirect parents after the Closing Date, of up to 6% per annum of the net proceeds received by or contributed to the Borrower in or from any such public offering to the extent such net proceeds are not utilized in connection with other transactions permitted by Section 10.5, 10.6 or 10.7;

(k) the Borrower may pay dividends in an amount equal to withholding or similar Taxes payable or expected to be payable by any present or former employee, director, manager or consultant (or their respective Affiliates, estates or immediate family members) and any repurchases of Stock or Stock Equivalents in consideration of such payments including deemed repurchases in connection with the exercise of stock options;

(l) [Reserved];

(m) the Borrower may make payments described in Sections 9.9(a), 9.9(c), 9.9(f), 9.9(g), 9.9(h), 9.9(i), 9.9(k) and 9.9(l);

(n) the Borrower may pay dividends or make distributions in connection with the Transactions, including payments in respect of the Parent’s and its Subsidiaries’ long term incentive plan or in respect of tax gross-ups and other deferred compensation;

(o) so long as no Default or Event of Default shall have occurred and is continuing or would result therefrom, the Borrower may pay declare and pay dividends to, or make loans to, any direct or indirect parent company of the Borrower in amounts up to $750,000,000; provided that such amount may only be used for Investments by any direct or indirect parent entity of the Borrower in any unrestricted Subsidiary of such parent to the extent permitted by the Parent Senior Documents or any documents governing any refinanced, renewed, refunded, modified, replaced or extended Parent Senior Facility; and provided, further, that no more than $250,000,000 of such amount may be in a form other than a loan to such parent;

(p) the Borrower may make distributions or payments of Receivables Fees;

(q) the Borrower may pay declare and pay dividends out of Retained Declined Proceeds remaining after any Prepayment Event and not included in the Available Amount in an amount not to exceed $100,000,000;

(r) so long as no Specified Default shall have occurred and be continuing or would occur as a consequence thereof, the Borrower may make loans to the Parent and its other Subsidiaries (other than the Oncor Subsidiaries) in amounts required for the Parent or such Subsidiaries to pay, in each case without duplication, principal, premium and interest when due on (i) the Parent Senior Facility and any Indebtedness incurred in connection with the modification, replacement, refinancing, refunding, renewal or extension thereof; provided that, in connection with any such modification, replacement, refinancing, refunding, renewal or extension, the aggregate principal amount of such Indebtedness does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension (except by an amount equal to accrued interest and premium thereon (including any PIK interest amount)) plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension, (ii) Indebtedness of the Parent and its other Subsidiaries (other than the Oncor Subsidiaries) in existence prior to the Closing Date, including the Existing Parent Notes and any Indebtedness incurred in connection with the modification, replacement, refinancing, refunding, renewal or extension thereof; provided that, in connection with any such modification, replacement, refinancing, refunding, renewal or extension, the aggregate principal amount of such Indebtedness does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension (except by an amount equal to accrued interest and premium thereon (including any PIK interest amount)) plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension and (iii) any Indebtedness incurred by the Parent after the Closing Date; provided that in the case of this clause (iii), such loans shall not exceed the sum of (w) $250,000,000 plus (x) the Applicable Equity Amount at the time of the making of such loan plus (y) to the extent the Consolidated Secured Debt to Consolidated EBITDA Ratio is not greater than 5.0 to 1.0 after giving effect, on a Pro Forma Basis, to the making of each such loan, the Applicable Amount at such time plus (z) to the extent not otherwise included in the determination of the Applicable Equity Amount or the Applicable Amount, an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash in respect of any such loan made pursuant to this clause (iii) (which amount referred to in this subclause (z) shall not exceed the amount of such loan valued at the fair market value of such loan at the time such loan was made);

(s) the Borrower may make distributions of, or Investments in, Receivables Facility Assets for purposes of inclusion in any Permitted Receivables Financing, in each case made in the ordinary course of business or consistent with past practices;

(t) the Borrower may make loans to the Parent (or any other direct or indirect parent company of the Borrower) in amounts sufficient to permit the Parent to make any “Optional Interest Repayment” permitted by the terms of the Parent Senior Documents or any Indebtedness incurred in connection with the modification, replacement, refinancing, refunding, renewal or extension thereof; provided that, in connection with any such modification, replacement, refinancing, refunding, renewal or extension, the aggregate principal amount of such Indebtedness does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension (except by an amount equal to accrued interest and premium thereon (including any PIK Interest Amount) plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension;

(u) the Borrower may make loans to, or permit letters of credit (including Letters of Credit) to be issued on behalf of, any of its direct or indirect parent companies or such parents’ Subsidiaries for working capital purposes or for payments under the Energy Plaza Lease or the cost of maintaining the headquarters building at Energy Plaza, in each case so long as made in the ordinary course of business and consistent with past practices and in an amount not to exceed $350,000,000 of which no more than $250,000,000 may be in the form of Letters of Credit; and

(v) during the period from the Closing Date until the date that is five months following the Closing Date, the Borrower may (or may pay dividends to permit any direct or indirect parent thereof to) redeem, or repurchase shares of its (or such Parent’s) Stock or Stock Equivalents held by any Management Investor so long as such redemption or repurchase is only of Stock contributed or “rolled over” to the Borrower (or such Parent) in connection with the Transactions and the aggregate amount of payments made under this Section 10.6(v) does not exceed $5,000,000.

Notwithstanding anything to the contrary contained in Section 10 (including Section 10.5 and this Section 10.6), the Borrower will not, and will not permit any of its Restricted Subsidiaries to, pay any cash dividend or make any cash distribution on or in respect of the Borrower’s Stock or Stock Equivalents or purchase or otherwise acquire for cash any Stock or Stock Equivalents of the Borrower or any direct or indirect parent of the Borrower, for the purpose of paying any cash dividend or making any cash distribution to, or acquiring any Stock or Stock Equivalents of the Borrower or any direct or indirect parent of the Borrower for cash from the Sponsors, or guarantee any Indebtedness of any Affiliate of the Borrower for the purpose of paying such dividend, making such distribution or so acquiring such Stock or Stock Equivalents to or from the Sponsors, in each case by means of utilization of the cumulative dividend and investment credit provided by the use of the Applicable Amount or the exceptions provided by Sections 10.5(i), (m) and (v), Sections 10.6(c) and (i) and Section 10.7(a), unless at the time and after giving effect to such payment, the Consolidated Total Debt to Consolidated EBITDA Ratio would be equal to or less than 6.5 to 1.0.

Any loan made pursuant to Section 10.6(d), Section 10.6(o), Section 10.6(r), Section 10.6(t) or Section 10.6(u) by the Borrower to the Parent or any of the Parent’s other Subsidiaries (each, a “Parent Loan”) shall (i) be made either (x) on the terms set forth in (1) the Existing SG&A Note (as defined in Amendment No. 2) (in the case of any Parent Loan made prior to the Amendment No. 2 Effective Date pursuant to Section 10.6(d) or Section 10.6(u)) and maintained, on and after the Amendment No. 2 Effective Date, on the terms set forth in the SG&A Note), (2) the Existing P&I Note (as defined in Amendment No. 2) (in the case of any Parent Loan made prior to the Amendment No. 2 Effective Date pursuant to Section 10.6(r) or Section 10.6(t)) and maintained, on and after the Amendment No. 2 Effective Date, on the terms set forth in the P&I Note or (3) the P&I Note (in the case of any Parent Loan made on and after the Amendment No. 2 Effective Date pursuant to Section 10.6(r) or Section 10.6(t)), or (y) in the case of any Parent Loan made pursuant to Section 10.6(o), on terms that are, taken as a whole, substantially as favorable to the Borrower as it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate, (ii) contain a repayment provision such that each Parent Loan shall be repaid with the proceeds from the Disposition of all or any portion of the Stock or Indebtedness of, or all or substantially all of the assets (in one transaction or a series of related transactions) of any of the Oncor Subsidiaries (in each case to the extent such proceeds are received (initially or subsequently) by the Parent or any of its Subsidiaries other than the Oncor Subsidiaries) prior to the use of any such proceeds to prepay (other than at maturity) any Indebtedness of the Parent or to make any dividend or distribution to the Sponsors and (iii) on and after the Amendment No. 2 Effective Date contain a covenant that requires the sum of (without duplication) (A) the aggregate amount of outstanding senior secured indebtedness (including guarantees) of Parent and any subsidiary of Parent, including EFIH, that is secured on a second priority basis by the equity interests that EFIH owns in Oncor Holdings (such indebtedness, the “EFIH Second Priority Debt”) plus (B) the aggregate amount of outstanding Parent Loans (including, the SG&A Note and P&I Note) (such sum, the “Parent Loan Combined Debt Amount”), not to exceed, at any time, the maximum amount of EFIH Second Priority Debt permitted by the EFH 10% Indenture, as such indenture is in effect on the Amendment No. 2 Effective Date (the “Parent Loan Debt Limit”).

Notwithstanding the foregoing, after the Amendment No. 2 Effective Date, the Borrower shall (A) not make any Parent Loan (w) under the SG&A Note or otherwise under Section 10.6(d), (x) to the extent that, after giving effect to such Parent Loan, the Parent Loan Combined Debt Amount would exceed the Parent Loan Debt Limit, (y) that would result in the aggregate principal amount of all Parent

Loans outstanding at any time under the P&I Note or otherwise under Section 10.6(r) and Section 10.6(t) exceeding $2,000,000,000 or (z) after the occurrence of a “Permitted Asset Transfer” as defined in the EFH 10% Indenture, as such indenture is in effect on the Amendment No. 2 Effective Date, and (B) demand repayment of Parent Loans (x) to the extent that the Parent Loan Combined Debt Amount exceeds the Parent Loan Debt Limit, which payment shall be in an amount no less than such excess and (y) in their entirety upon the occurrence of a Permitted Asset Transfer.

10.7. Limitations on Debt Payments and Amendments.

(a) The Borrower will not, and will not permit the Restricted Subsidiaries to, prepay, repurchase or redeem or otherwise defease any Permitted Additional Debt that is subordinated to the Obligations or any Existing Notes with Stated Maturities beyond the 2014 Term Loan Maturity Date (the “Limited Notes”), but in any event, in all cases, excluding any Existing Tender Offer Notes; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing on the date of such prepayment, repurchase, redemption or other defeasance or would result therefrom, the Borrower and the Restricted Subsidiaries may prepay, repurchase or redeem or otherwise defease such Permitted Additional Debt or such Limited Notes (i) in an aggregate amount from the Closing Date, when aggregated with (A) the aggregate amount of dividends paid pursuant to Section 10.6(c) from the Closing Date and (B) all (I) Investments made pursuant to Section 10.5(v) and (II) loans and advances to any direct or indirect parent of the Borrower made pursuant to Section 10.5(m), not in excess of the sum of (1) $500,000,000 plus (2) the Applicable Equity Amount at the time of such prepayment, repurchase, redemption or other defeasance plus (3) to the extent the Consolidated Secured Debt to Consolidated EBITDA Ratio is not greater than 5.0 to 1.0 on a Pro Forma Basis, to the making of such prepayment, repurchase, redemption or defeasance, the Applicable Amount at the time of such prepayment, repurchase, redemption or other defeasance; (ii) in the case of Permitted Additional Debt, with the proceeds of other Permitted Additional Debt and (iii) in the case of the Limited Notes, in compliance with Section 10.1(g). Notwithstanding the foregoing, nothing in this Section 10.7 shall prohibit (A) the repayment or prepayment of intercompany subordinated Indebtedness (including under the Intercompany Subordinated Note) owed among the Borrower and/or the Restricted Subsidiaries, in either case unless an Event of Default has occurred and is continuing and the Borrower has received a notice from the Collateral Agent instructing it not to make or permit any such repayment or prepayment or (B) transfers of credit positions in connection with intercompany debt restructurings so long as such Indebtedness is permitted by Section 10.1 after giving effect to such transfer. For the avoidance of doubt, nothing in this Section 10.7 shall restrict the making of any prepayment of accrued but unpaid interest and/or original issue discount in respect of either the Borrower Senior Facility or any Refinanced Bridge Indebtedness Documentation in accordance with “Optional Interest Repayment” provisions thereof at the end of any accrued period ending after the fifth anniversary of the Closing Date.

(b) The Borrower will not, and will not permit to the Restricted Subsidiaries to waive, amend, modify, terminate or release any Permitted Additional Debt that is subordinated to the Obligations, any Limited Notes or the Borrower Senior Interim Loan Agreement, in each case, that to the extent that any such waiver, amendment, modification, termination or release, taken as a whole, would be adverse to the Lenders in any material respect.

(c) An Incremental Amendment or Extension Amendment may provide, without the consent of any other Lender required, for restrictions similar and in addition to those set forth in this Section 10.7 on prepayment, repurchase, redemption, other defeasance, waiver, amendment, modification, termination or release of Indebtedness which matures on or after the 2014 Term Loan Maturity Date but on or before the final maturity date for the Incremental Term Loans, Incremental Deposit L/C Loans, New Revolving Credit Commitments or Extended Loans/Commitments provided for in such Incremental Amendment or Extension Amendment, as the case may be.

(d) Prior to the 2017 Term Loan Maturity Date, to the extent any Permitted Debt Exchange Notes are issued pursuant to Section 10.1(z) for the purpose of consummating a Permitted Debt Exchange, (i) the Borrower will not, and will not permit any Restricted Subsidiary to, prepay, repurchase, redeem or otherwise defease or acquire any Permitted Debt Exchange Notes unless the Borrower shall concurrently voluntarily prepay Term Loans pursuant to Section 5.1 on a pro rata basis among the Class or Classes of Term Loans from which such Permitted Debt Exchange Notes were exchanged, in an amount not less than the product of (a) a fraction, the numerator of which is the aggregate principal amount (calculated on the face amount thereof) of such Permitted Debt Exchange Notes that are proposed to be prepaid, repurchased, redeemed, defeased or acquired and the denominator of which is the aggregate principal amount (calculated on the face amount thereof) of all Permitted Debt Exchange Notes in respect of the relevant Permitted Debt Exchange then outstanding (prior to giving effect to such proposed prepayment, repurchase, redemption, defeasance or acquisition) and (b) the aggregate principal amount (calculated on the face amount thereof) of Term Loans of the Class or Classes from which such Permitted Debt Exchange Notes were exchanged then outstanding and (ii) the Borrower will not waive, amend or modify the terms of any Permitted Debt Exchange Notes or any indenture pursuant to which such Permitted Debt Exchange Notes have been issued in any manner inconsistent with the terms of Section 2.17(a), 10.1(z) or the definition of “Permitted Other Notes” or that would result in a Default hereunder if such Permitted Debt Exchange Notes (as so amended or modified) were then being issued or incurred.

10.8. Limitations on Sale Leasebacks. The Borrower will not, and will not permit the Restricted Subsidiaries to, enter into or effect any Sale Leasebacks after the Closing Date, other than Permitted Sale Leasebacks.

10.9. Consolidated Secured Debt to Consolidated EBITDA Ratio. The Borrower will not permit the Consolidated Secured Debt to Consolidated EBITDA Ratio for any Test Period set forth below to be greater than the ratio set forth below opposite such period:

TEST PERIOD ENDING	RATIO
March 31, 2011	8.00 to 1.00
June 30, 2011	8.00 to 1.00
September 30, 2011	8.00 to 1.00
December 31, 2011	8.00 to 1.00
March 31, 2012	8.00 to 1.00
June 30, 2012	8.00 to 1.00
September 30, 2012	8.00 to 1.00
December 31, 2012	8.00 to 1.00
March 31, 2013	8.00 to 1.00
June 30, 2013	8.00 to 1.00
September 30, 2013	8.00 to 1.00
December 31, 2013	8.00 to 1.00
March 31, 2014	8.00 to 1.00
June 30, 2014	8.00 to 1.00
September 30, 2014	8.00 to 1.00
December 31, 2014	8.00 to 1.00
March 31, 2015	7.75 to 1.00
June 30, 2015	7.50 to 1.00
September 30, 2015	7.25 to 1.00
December 31, 2015	7.00 to 1.00
March 31, 2016	6.50 to 1.00
June 30, 2016	6.50 to 1.00
September 30, 2016	6.50 to 1.00

TEST PERIOD ENDING	RATIO
December 31, 2016	6.50 to 1.00
March 31, 2017	5.50 to 1.00
June 30, 2017	5.50 to 1.00
September 30, 2017	5.50 to 1.00

Any provision of this Agreement that contains a requirement for the Borrower to be in compliance with the covenant contained in this Section 10.9 prior to the time that this covenant is otherwise applicable shall be deemed to require that the Consolidated Secured Debt to Consolidated EBITDA Ratio for the applicable Test Period not be greater than 8.00 to 1.00. An Incremental Amendment or Extension Amendment may provide, without the consent of any other Lender required, for additional required Consolidated Secured Debt to Consolidated EBITDA Ratios with respect to Test Periods ending after September 30, 2017 and on before the final maturity date for the Incremental Term Loans, Incremental Deposit L/C Loans, New Revolving Credit Commitments or Extended Loans/Commitments provided for in such Incremental Amendment or Extension Amendment, as the case may be; provided that such Incremental Amendment or Extension Amendment shall not so provide for any Test Period ending on or before the final maturity date of any Incremental Term Loans, Incremental Deposit L/C Loans, New Revolving Credit Commitments or Extended Loans/Commitments established or incurred prior to the date of such Incremental Amendment or Extension Amendment.

10.10. Incorporation of Certain Covenants of Permitted Other Loans. This Agreement shall hereby be automatically amended without any further consent required of any Person to incorporate any provisions of Permitted Other Debt Documents relating of Permitted Other Loans consisting of: (i) financial maintenance covenants (including covenants limiting capital expenditures) and the definitions used therein and (ii) cross-default and cross-acceleration thresholds (if lower than set forth in this Agreement) (it being understood that any provisions so incorporated into this Agreement pursuant to this Section 10.10 shall not replace or otherwise modify any provision already set forth in this Agreement).

SECTION 11. Events of Default.

Upon the occurrence of any of the following specified events (each an “Event of Default”):

11.1. Payments. The Borrower shall (a) default in the payment when due of any principal of the Loans (but not Posting Advances), (b) default, and such default shall continue for five or more days, in the payment when due of any interest on the Loans, Posting Advances or any Fees or any Unpaid Drawings or any other amounts owing hereunder or under any other Credit Document or (c) fail to pay when due any principal amount of the Posting Advances; provided that, if at the time of such failure the Posting Lender and the Dealer are not Affiliates, then, to the extent that such failure is due to, or caused by, the failure of the Dealer to comply with its payment obligations under any Dealer Swaps, the Borrower shall have a period of seven Business Days to cure any such failure and during such cure period, such failure shall not constitute a Default or Event of Default hereunder, and provided, further, that to the extent that any such failure to pay is caused by the Posting Lender or the Dealer (to the extent such entities are Affiliates of each other) to comply with their respective obligations under any netting and/or settlement agreement with the Borrower or any Restricted Subsidiary, such failure to pay shall not (to the extent it is and continues to be caused by such failure) constitute a Default or Event of Default hereunder; or

11.2. Representations, Etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or any certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

11.3. Covenants. Any Credit Party shall:

(a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.1(d), Section 9.5 (solely with respect to the Borrower) or Section 10; provided that, with respect to Section 10.9, an Event of Default shall not occur until the eleventh day after the date on which the applicable Section 9.1 Financials are required to be delivered pursuant to Section 9.1 if the default has not been cured by then pursuant to Section 11.15); or

(b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 11.1 or 11.2 or clause (a) of this Section 11.3) contained in this Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 30 days after receipt of written notice by the Borrower from the Administrative Agent or the Required Lenders; or

11.4. Default Under Other Agreements. (a) The Borrower or any Restricted Subsidiary shall (i) default in any payment with respect to any Indebtedness (other than any Indebtedness described in Section 11.1, Hedging Obligations or Indebtedness under any Permitted Receivables Financing) in excess of $200,000,000 in the aggregate for the Borrower and such Restricted Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (other than any agreement or condition relating to, or provided in any instrument or agreement, under which such Hedging Obligations or such Permitted Receivables Financing was created), the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; or (b) without limiting the provisions of clause (a) above, any such Indebtedness shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment (other than any Hedging Obligations or Indebtedness under any Permitted Receivables Financing) or as a mandatory prepayment, prior to the stated maturity thereof; provided that this clause (b) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or

11.5. Bankruptcy, Etc. The Borrower or any Specified Subsidiary shall commence a voluntary case, proceeding or action concerning itself under (a) Title 11 of the United States Code entitled “Bankruptcy,” or (b) in the case of any Foreign Subsidiary that is a Specified Subsidiary, any domestic or foreign law relating to bankruptcy, judicial management, insolvency, reorganization, administration or relief of debtors in effect in its jurisdiction of incorporation, in each case as now or hereafter in effect, or any successor thereto (collectively, the “Bankruptcy Code”); or an involuntary case, proceeding or action is commenced against the Borrower or any Specified Subsidiary and the petition is not controverted within 30 days after commencement of the case, proceeding or action; or an involuntary case, proceeding or action is commenced against the Borrower or any Specified Subsidiary and the petition is not dismissed within 60 days after commencement of the case, proceeding or action; or a custodian (as defined in the Bankruptcy Code), judicial manager, receiver, receiver manager, trustee, administrator or similar person is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any Specified Subsidiary; or the Borrower or any Specified Subsidiary commences any other voluntary proceeding or action under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, administration or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any Specified Subsidiary; or there is commenced against the Borrower or any Specified Subsidiary any such proceeding or action that remains undismissed for a period of 60 days; or the Borrower or any Specified Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding or action is entered; or the Borrower or any Specified Subsidiary suffers any appointment of any custodian, receiver, receiver manager, trustee, administrator or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any Specified Subsidiary makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any Specified Subsidiary for the purpose of effecting any of the foregoing; or

11.6. ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; any Plan is or shall have been terminated or is the subject of termination proceedings under ERISA (including the giving of written notice thereof); an event shall have occurred or a condition shall exist in either case entitling the PBGC to terminate any Plan or to appoint a trustee to administer any Plan (including the giving of written notice thereof); any Plan shall have an accumulated funding deficiency (whether or not waived); the Borrower or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code (including the giving of written notice thereof); (b) there could result from any event or events set forth in clause (a) of this Section 11.6 the imposition of a Lien, the granting of a security interest, or a liability, or the reasonable likelihood of incurring a Lien, security interest or liability; and (c) such Lien, security interest or liability will or would be reasonably likely to have a Material Adverse Effect; or

11.7. Guarantee. Any Guarantee provided by any Credit Party or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof) or any such Guarantor thereunder or any other Credit Party shall deny or disaffirm in writing any such Guarantor’s obligations under the Guarantee; or

11.8. Pledge Agreement. Any Pledge Agreement pursuant to which the Stock or Stock Equivalents of the Borrower or any Subsidiary of the Borrower is pledged or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or any perfection defect arising solely as a result of the failure of the Collateral Agent to maintain any possessory collateral) or any pledgor thereunder or any other Credit Party shall deny or disaffirm in writing such pledgor’s obligations under any Pledge Agreement; or

11.9. Security Agreement. The Security Agreement or any other Security Document pursuant to which the assets of any Credit Party are pledged as Collateral or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof) or any grantor thereunder or any other Credit Party shall deny or disaffirm in writing such grantor’s obligations under the Security Agreement or any other Security Document; or

11.10. Mortgages. Any Mortgage or any material provision of any Mortgage relating to any material portion of the Collateral shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof, including a release by the Collateral Agent of all or a portion of the property covered thereby in accordance with the terms hereof and thereof) or any mortgagor thereunder or any other Credit Party shall deny or disaffirm in writing such mortgagor’s obligations under any Mortgage; or

11.11. Judgments. One or more judgments or decrees shall be entered against the Borrower or any Restricted Subsidiary involving a liability of $200,000,000 or more in the aggregate for all such judgments and decrees for the Borrower and the Restricted Subsidiaries (to the extent not paid or covered by insurance provided by a carrier not disputing coverage) and any such judgments or decrees shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within 60 days after the entry thereof; or

11.12. Hedging Agreements. The Borrower or any of the Restricted Subsidiaries shall default (and have knowledge of such default) in any required payment obligation that is not being contested in good faith and by appropriate proceedings by the Borrower or any Restricted Subsidiary under any one or more Hedging Agreements and involving liabilities in the aggregate in excess of $200,000,000 and payable by the Borrower and the Restricted Subsidiaries, after giving effect to any grace periods, dispute resolution provisions or similar provisions contained in such Hedging Agreements; and such default shall not have been cured within 60 days after the date on which the date on which the counterparty under such Hedging Agreement is permitted to cause the obligation to become due and payable; or

11.13. Change of Control. A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent may and, upon the written request of the Required Lenders, shall, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 11.5 shall occur with respect to the Borrower, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i), (ii), (iii) and (v) below shall occur automatically without the giving of any such notice): (i) declare the Total Revolving Credit Commitment and Swingline Commitment terminated, whereupon the Revolving Credit Commitment and Swingline Commitment, if any, of each Lender or the Swingline Lender, as the case may be, shall forthwith terminate immediately and any Fees theretofore accrued shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest and Fees in respect of any or all Loans, Posting Advances and any or all Obligations owing hereunder and under any other Credit Document to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) terminate any Letter of Credit that may be terminated in accordance with its terms; and/or (iv) direct the Borrower to Cash Collateralize (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.5 with respect to the Borrower, it will Cash Collateralize) all Revolving Letters of Credit issued and then-outstanding; and in any such event; and at any time thereafter, if any Event of Default shall then be continuing, the Posting Agent may and, upon the written request of the Required Posting Lenders, shall, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Posting Agent or any Lender under the Posting Facility to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 11.5 shall occur with respect to the Borrower, the result that would occur upon the giving of written notice by the Posting Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Posting Commitment terminated, whereupon the Posting Commitment, if any, of each Lender shall forthwith terminate immediately and any Fees theretofore accrued (including any Partial Termination Maintenance Fees and Final Termination Maintenance Fee) shall forthwith become due and payable without any other notice of any kind; and (ii) declare the principal of and any accrued interest and Fees (including, without limitation, any Partial Termination Maintenance Fees and Final Termination Maintenance Fee) in respect of any or all Posting Advances and any or all Obligations

with respect to the Posting Facility owing hereunder and under any other Credit Document to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Notwithstanding the foregoing, no action may be taken by the Administrative Agent, the Posting Agent or any Lender with respect to an Event of Default under Section 11.1 relating solely to payments due in respect of the Posting Facility, unless directed to do so upon the written request of the Required Posting Lenders and, to the extent waived by the Required Posting Lenders or each Posting Lender directly and adversely affected thereby, as applicable, in accordance with the provisions of Section 13.1, such Event of Default shall cease to be a Default or Event or Default hereunder.

Notwithstanding anything to the contrary contained herein, any Event of Default under this Agreement or similarly defined term under any other Credit Document, other than any Event of Default which cannot be waived without the written consent of each Lender directly and adversely affected thereby, shall be deemed not to be “continuing” if the events, act or condition that gave rise to such Event of Default have been remedied or cured (including by payment, notice, taking of any action or omitting to take any action) or have ceased to exist and the Borrower is in compliance with this Agreement and/or such other Credit Document.

11.14. Application of Proceeds. Any amount received by the Administrative Agent, Posting Agent or the Collateral Agent from any Credit Party (or from proceeds of any Collateral) following any acceleration of the Obligations under this Agreement or any Event of Default with respect to the Borrower under Section 11.5 shall be applied in accordance with Section 4.1 of the Intercreditor Agreement.

11.15. Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 11.3(a), in the event that the Borrower fails to comply with the requirement of the covenant set forth in Section 10.9, until the expiration of the tenth day after the date on which Section 9.1 Financials with respect to the Test Period in which the covenant set forth in such Section is being measured are required to be delivered pursuant to Section 9.1, the Parent, US Holdings or any other Person shall have the right to make a direct or indirect equity investment (other than in the form of Disqualified Stock) in the Borrower in cash (the “Cure Right”), and upon receipt by the Borrower of the net cash proceeds pursuant to the exercise of the Cure Right (including through the capital contribution of any such net cash proceeds to the Borrower, the “Cure Amount”), the covenant set forth in such Section shall be recalculated, giving effect to the pro forma increase to Consolidated EBITDA for such Test Period in an amount equal to such Cure Amount; provided that (i) such pro forma adjustment to Consolidated EBITDA shall be given solely for the purpose of calculating the covenant set forth in such Section with respect to any Test Period that includes the fiscal quarter for which such Cure Right was exercised and not for any other purpose under any Credit Document and (ii) no other adjustment under any other financial definition shall be made as a result of the exercise of any Cure Right (including no netting of cash constituting any Cure Amount in the definition of Consolidated Total Debt (either directly or indirectly through the definition of Unrestricted Cash)).

(b) If, after the exercise of the Cure Right and the recalculations pursuant to clause (a) above, the Borrower shall then be in compliance with the requirements of the covenant set forth in Section 10.9 during such Test Period (including for the purposes of Section 7), the Borrower shall be deemed to have satisfied the requirements of such covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default or Event of Default under Section 11.3 that had occurred shall be deemed cured for purposes of this Agreement; provided that (i) in each Test Period there shall be at least one fiscal quarter for which no Cure Right is exercised and (ii) with respect to any exercise of the Cure Right, the Cure Amount shall be no greater than the amount required to cause the Borrower to be in compliance with the covenant set forth in Section 10.9.

SECTION 12. The Agents.

12.1. Appointment.

(a) Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Credit Documents and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each Posting Lender hereby irrevocably designates and appoints the Posting Agent as the agent of such Lender under this Agreement and the other Credit Documents and irrevocably authorizes the Posting Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Posting Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each Posting Lender and the Borrower hereby irrevocably designates and appoints the Posting Calculation Agent as the agent of such Lender and the Borrower under this Agreement and the other Credit Documents and irrevocably authorizes the Posting Calculation Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Posting Calculation Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The provisions of this Section 12 (other than the third sentence of this Section 12.1 and Sections 12.9 and 12.13 with respect to the Borrower) are solely for the benefit of the Agents and the Lenders, and the Borrower shall not have any rights as a third party beneficiary of such provision. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein or in any other Credit Document, any fiduciary relationship with any Lender or any agency or trust obligations with respect to any Credit Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against such Agent.

(b) The Administrative Agent, the Posting Agent, each Lender, the Swingline Lender and the Letter of Credit Issuers hereby irrevocably designate and appoint the Collateral Agent as the agent with respect to the Collateral, and each of the Administrative Agent, the Posting Agent, each Lender, the Swingline Lender and each Letter of Credit Issuer irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein or in any other Credit Document, any fiduciary relationship with any of the Administrative Agent, the Posting Agent, the Lenders, the Swingline Lender or the Letter of Credit Issuers or any agency or trust obligations with respect to any Credit Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Collateral Agent.

(c) Each of the Syndication Agent, the Posting Syndication Agent, the Joint Lead Arrangers and Bookrunners, the Posting Lead Arranger and Bookrunner, the Posting Documentation Agent and the Co-Documentation Agents, each in its capacity as such, shall not have any obligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Section 12.

12.2. Delegation of Duties. The Administrative Agent, the Posting Agent and the Collateral Agent may each execute any of its duties under this Agreement and the other Credit Documents by or through agents, sub-agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent, the Posting Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents, sub-agents or attorneys-in-fact selected by it in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).

12.3. Exculpatory Provisions.

(a) No Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document (except for its or such Person’s own gross negligence or willful misconduct, as determined in the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein) or (b) responsible in any manner to any of the Lenders or any participant for any recitals, statements, representations or warranties made by any of US Holdings, the Borrower, any other Guarantor, any other Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Security Documents, or for any failure of US Holdings, the Borrower, any other Guarantor or any other Credit Party to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof. The Collateral Agent shall not be under any obligation to the Administrative Agent, the Posting Agent, any Lender or any Letter of Credit Issuer to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party.

(b) Each Lender confirms to the Administrative Agent, the Posting Agent, each other Lender and each of their respective Related Parties that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters that it is capable, without reliance on the Administrative Agent, the Posting Agent, any other Lender or any of their respective Related Parties, of evaluating the merits and risks (including tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Agreement, (y) making Loans, making Posting Advances and other extensions of credit hereunder and under the other Credit Documents and (z) in taking or not taking actions hereunder and thereunder, (ii) is financially able to bear such risks and (iii) has determined that entering into this Agreement and making Loans, making Posting Advances and other extensions of credit hereunder and under the other Credit Documents is suitable and appropriate for it.

(c) Each Lender acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement and the other Credit Documents, (ii) that it has, independently and without reliance upon the Administrative Agent, the Posting Agent, any other Lender or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Agreement based on such documents and information, as it has deemed appropriate and (iii) it will, independently and without reliance upon the Administrative Agent, the Posting Agent, any other Lender or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, this Agreement and the other Credit Documents based on such documents and information as it shall from time to time deem appropriate, which may include, in each case:

(i) the financial condition, status and capitalization of the Borrower and each other Credit Party;

(ii) the legality, validity, effectiveness, adequacy or enforceability of this Agreement and each other Credit Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Credit Document;

(iii) determining compliance or non-compliance with any condition hereunder to the making of a Loan or Posting Advance, or the issuance of a Letter of Credit and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition; and

(iv) the adequacy, accuracy and/or completeness of any information delivered by the Administrative Agent, the Posting Agent, any other Lender or by any of their respective Related Parties under or in connection with this Agreement or any other Credit Document, the transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Credit Document.

12.4. Reliance by Agents. The Administrative Agent, the Posting Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex, electronic mail, or teletype message, statement, order or other document or instruction believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to US Holdings and/or the Borrower), independent accountants and other experts selected by the Administrative Agent, the Posting Agent or the Collateral Agent. The Administrative Agent and the Posting Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent and the Posting Agent. The Administrative Agent, the Posting Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders (or the Required Posting Lenders, as applicable) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent, the Posting Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders (or the Required Posting Lenders, as applicable), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans and/or Posting Advances; provided that the Administrative Agent, the Posting Agent and Collateral Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Credit Document or Applicable Law. For purposes of determining compliance with the conditions specified in Sections 6 and 7 on the Closing Date, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

12.5. Notice of Default. Neither the Administrative Agent, the Posting Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent, the Posting Agent or Collateral Agent, as applicable, has received notice from a Lender, US Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent or the Posting Agent receives such a notice, it shall give notice thereof to the Lenders, the Administrative Agent, the Posting Agent and the Collateral Agent. The Administrative Agent and the Posting Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or Required Posting Lenders, as applicable); provided that unless and until the Administrative Agent or the Posting Agent shall have received such directions, the Administrative Agent and the Posting Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as is within its authority to take under this Agreement and otherwise as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement requires that such action be taken only with the approval of the Required Lenders (or the Required Posting Lenders, as applicable) or each of the Lenders, as applicable.

12.6. Non-Reliance on Administrative Agent, the Posting Agent, Collateral Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent, the Posting Agent nor the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent, the Posting Agent or Collateral Agent hereinafter taken, including any review of the affairs of US Holdings, the Borrower, any other Guarantor or any other Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent, the Posting Agent or Collateral Agent to any Lender or the Letter of Credit Issuer. Each Lender and the Letter of Credit Issuer represents to the Administrative Agent, the Posting Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent, Collateral Agent, the Posting Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of US Holdings, the Borrower, each other Guarantor and each other Credit Party and made its own decision to make its Loans and/or Posting Advances hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, Collateral Agent, the Posting Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of US Holdings, the Borrower, each other Guarantor and each other Credit Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent or the Posting Agent hereunder, neither the Administrative Agent, the Posting Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of US Holdings, the Borrower, any other Guarantor or any other Credit Party that may come into the possession of the Administrative Agent, the Posting Agent or Collateral Agent any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

12.7. Indemnification. The Lenders agree to indemnify each Agent, each in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective portions of the Total Credit Exposure in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans and Posting Advances shall have been paid in full, ratably in accordance with their respective portions of the Total Credit Exposure in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Loans and the Posting Advances) be imposed on, incurred by or asserted against such Agent, including all fees, disbursements and other charges of counsel to the extent required to be reimbursed by the Credit Parties pursuant to Section 13.5, in any way relating to or arising out of the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing (SUBJECT TO THE PROVISO BELOW, WHETHER OR NOT CAUSED BY OR ARISING IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE ORDINARY NEGLIGENCE OF THE INDEMNIFIED PARTY); provided that no Lender shall be liable to any Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction; provided, further, that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Credit Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 12.7. In the case of any investigation, litigation or proceeding giving rise to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur, be imposed upon, incurred by or asserted against the Administrative Agent, the Posting Agent or the Collateral Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing (including at any time following the payment of the Loans and Posting Advances), this Section 12.7 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse such Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice rendered in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s pro rata portion thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement resulting from such Agent’s gross negligence or willful misconduct (as determined by a final judgment of court of competent jurisdiction). The agreements in this Section 12.7 shall survive the payment of the Loans, the Posting Advances and all other amounts payable hereunder.

12.8. Agents in its Individual Capacities. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with US Holdings, the Borrower, any other Guarantor, and any other Credit Party as though such Agent were not an Agent hereunder and under the other Credit Documents. With respect to the Loans or Posting Advances made by it, each Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

12.9. Successor Agents. (a) Each of the Administrative Agent and Collateral Agent may resign at any time by notifying the other Agent, the Lenders, the Letter of Credit Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the consent of the Borrower (not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the Letter of Credit Issuers, appoint a successor Agent meeting the qualifications set forth above; provided that if such Agent shall notify the Borrower and the Lenders that no qualifying person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (x) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Secured Parties under any of the Credit Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (y) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender and the Letter of Credit Issuer directly, until such time as the Required Lenders with (except after the occurrence and during the continuation of a Default or Event of Default) the consent of the Borrower (not to be unreasonably withheld) appoint successor Agents as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as the Administrative Agent or Collateral Agent, as the case may be, hereunder, and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower (following the effectiveness of such appointment) to such Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Section 12 (including 12.7) and Section 13.5 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as an Agent.

(b) Without limitation to Section 3.6(a) or 13.9, any resignation by Citibank, N.A. as Administrative Agent pursuant to this Section 12.9 shall also constitute its resignation as a Letter of Credit Issuer and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Letter of Credit Issuer and Swingline Lender, (b) the retiring Letter of Credit Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (c) the successor Letter of Credit Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Letter of Credit Issuer to effectively assume the obligations of the retiring Letter of Credit Issuer with respect to such Letters of Credit.

(c) The Posting Agent may resign at any time by giving 30 days’ prior written notice to the Posting Lenders and the Borrower. Upon any such resignation, the Required Posting Lenders shall have the right to appoint a successor Posting Agent acceptable to the Borrower. If no successor shall have been so appointed by the Required Posting Lenders and shall have accepted such appointments within 30 days after the Posting Agent gives notice of its resignation, then the Posting Agent may, on behalf of the Posting Lenders, appoint a successor Posting Agent, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank and in any case, the Posting Agent’s resignation shall become effective on the 30th day after such notice of resignation. If neither the Required Posting Lenders nor the Posting Agent shall have appointed a successor Posting Agent within 30 days of the date of such notice of resignation, the Required Posting Lenders shall be deemed to succeed to and become vested with all the rights, powers, privileges and duties of the retiring Posting Agent until such time as the Required Posting Lenders appoint a successor Posting Agent in accordance with this paragraph and such successor Posting Agent accepts such appointment. Upon the acceptance of any appointment as Posting Agent hereunder by a successor bank (or the Required Posting Lenders have been deemed to succeed the retiring Posting Agent pursuant to the immediately preceding sentence), such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Posting Agent and the Posting Agent shall be discharged from its duties and obligations hereunder. After the Posting Agent’s resignation hereunder, the provisions of this paragraph and Sections 12.7, 13.5 and 14.11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Posting Agent. The Posting Calculation Agent and the Posting Lenders agree that unless the Borrower otherwise consents in writing, the Posting Calculation Agent may not resign as the Posting Calculation Agent.

12.10. Withholding Tax. To the extent required by any Applicable Law, the Administrative Agent (or, with respect to the Posting Facility, the Posting Agent) may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent (or, with respect to the Posting Facility, the Posting Agent) did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent or (or, with respect to the Posting Facility, the Posting Agent) of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (or, with respect to the Posting Facility, the Posting Agent) (to the extent that the Administrative Agent (or, with respect to the Posting Facility, the Posting Agent) has not already been reimbursed by the Borrower (solely to the extent required by this Agreement) and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent (or, with respect to the Posting Facility, the Posting Agent) as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

12.11. Trust Indenture Act. In the event that Citibank, N.A. or any of its Affiliates shall be or become an indenture trustee under the Trust Indenture Act of 1939 (as amended, the “Trust Indenture Act”) in respect of any securities issued or guaranteed by any Credit Party, and agree that any payment or property received in satisfaction of or in respect of any Obligation of such Credit Party hereunder or under any other Credit Document by or on behalf of Citibank, N.A., in its capacity as the Administrative Agent or the Collateral Agent for the benefit of any Lender or Secured Party under any Credit Document (other than Citibank, N.A. or an Affiliate of Citibank, N.A.) and which is applied in accordance with the Credit Documents shall be deemed to be exempt from the requirements of Section 311 of the Trust Indenture Act pursuant to Section 311(b)(3) of the Trust Indenture Act.

12.12. Intercreditor Agreement. The Collateral Agent is hereby authorized to enter into the Intercreditor Agreement, and the parties hereto acknowledge that the Intercreditor Agreement is binding upon them. Each Lender (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (b) hereby authorizes and instructs the Collateral Agent to enter into the Intercreditor Agreement and to subject the Liens on the Collateral securing the Obligations to the provisions thereof. In addition, each Lender hereby authorizes the Collateral Agent to enter into (i) any amendments to the Intercreditor Agreement and (ii) any other intercreditor arrangements, in the case of clauses (i) and (ii) to the extent required to give effect to the establishment of intercreditor rights and privileges as contemplated and required by Section 10.2 of this Agreement.

12.13. Security Documents and Guarantee. (a) Agents under Security Documents and Guarantee. Each Secured Party hereby further authorizes the Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Collateral and the Security Documents. Subject to Section 13.1, without further written consent or authorization from any Secured Party, the Administrative Agent or Collateral Agent, as applicable, may execute any documents or instruments necessary to in connection with a sale or disposition of assets permitted by this Agreement, (i) release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets, or with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 13.1) have otherwise consented or (ii) release any Guarantor from the Guarantee, or with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 13.1) have otherwise consented.

(b) Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Credit Documents to the contrary notwithstanding, US Holdings, the Borrower, the Agents and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Lenders in accordance with the terms hereof and all powers, rights and remedies under the Security Documents and Guarantee may be exercised solely by the Collateral Agent, on behalf of the Secured Parties, and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Secured Party may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

SECTION 13. Miscellaneous.

13.1. Amendments, Waivers and Releases. Neither this Agreement nor any other Credit Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 13.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent and/or the Collateral Agent may, from time to time, (a) enter into with the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this

Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Credit Parties hereunder or thereunder or (b) waive in writing, on such terms and conditions as the Required Lenders or the Administrative Agent and/or Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that (i) to the extent that any such amendment, supplement, modification or waiver relates specifically to the terms or provisions of the Posting Facility (including Schedule 1.1(e)) and does not affect the Security Documents or otherwise alter any other terms or provisions of this Agreement, such amendment, supplement, modification or waiver shall require the action or consent only of the Required Posting Lenders rather than the Required Lenders and (ii) each such waiver and each such amendment, supplement or modification shall be effective only in the specific instance and for the specific purpose for which given; and provided, further, that no such waiver and no such amendment, supplement or modification shall:

(i) forgive or reduce any portion of any Loan or Posting Advance or extend the final scheduled maturity date of any Loan or Posting Advance or reduce the stated rate (it being understood that any change to the definition of Consolidated Total Debt to Consolidated EBITDA Ratio, or Consolidated Secured Debt to Consolidated EBITDA Ratio or Consolidated EBITDA to Consolidated Interest Expense or in the component definitions thereof shall not constitute a reduction in the rate and only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest or principal at the “default rate” or amend Section 2.8(d)), or forgive any portion, or extend the date for the payment, of any interest or Fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates (provided that to the extent such post-default interest relates to the interest rates applicable under the Posting Facility, the waiver thereof shall require the consent of the Required Posting Lenders rather than the Required Lenders)), or extend the final expiration date of any Lender’s Commitment or extend the final expiration date of any Revolving Letter of Credit beyond the Revolving L/C Maturity Date or extend the final expiration date of any Deposit Letter of Credit beyond the Deposit L/C Termination Date, or increase the aggregate amount of the Commitments of any Lender, or amend or modify any provisions of Section 5.3(a) (with respect to the ratable allocation of any payments only) and 13.8(a) and 13.19 or make any Loan, Posting Advance, interest, Fee or other amount payable in any currency other than expressly provided herein, in each case without the written consent of each Lender directly and adversely affected thereby; or

(ii) amend, modify or waive any provision of this Section 13.1 or reduce the percentages specified in the definition of the term “Required Lenders”, “Required Revolving Credit Lenders”, “Required 2014 Term Loan Lenders”, “Required 2017 Term Loan Lenders”, “Required Term Loan Lenders”, “Required Deposit L/C Loan Lenders” or “Required Posting Lenders”, consent to the assignment or transfer by U.S. Holdings or the Borrower of their respective rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 10.3) or alter the order of application set forth in Section 5.2(c)(i) or in the Intercreditor Agreement, in each case without the written consent of each Lender directly and adversely affected thereby, or

(iii) amend, modify or waive any provision of Section 12 without the written consent of the then-current Administrative Agent, Posting Agent and Collateral Agent or any other former or current Agent to whom Section 12 then applies in a manner that directly and adversely affects such Person, or

(iv) amend, modify or waive any provision of Section 3 with respect to any Letter of Credit without the written consent of the applicable Letter of Credit Issuer, or

(v) amend, modify or waive any provisions hereof relating to Swingline Loans without the written consent of the Swingline Lender, or

(vi) change any Revolving Credit Commitment to an Incremental Term Loan Commitment, or change any Incremental Term Loan Commitment to a Revolving Credit Commitment, in each case without the prior written consent of each Lender directly and adversely affected thereby, or

(vii) release all or substantially all of the Guarantors under the Guarantee (except as expressly permitted by the Guarantee or this Agreement) or, subject to the Intercreditor Agreement, release all or substantially all of the Collateral under the Security Documents (except as expressly permitted by the Security Documents or this Agreement), in either case without the prior written consent of each Lender, or

(viii) amend Section 2.9 (or any related definitions) so as to permit Interest Period intervals greater than six months without regard to availability to Lenders, without the written consent of each Lender directly and adversely affected thereby, or

(ix) affect the rights or duties of, or any Fees or other amounts payable to, any Agent under this Agreement or any other Credit Document without the prior written consent of such Agent, or

(x) decrease the amount or allocation of any mandatory prepayment to be received by any Term Loan Lender (other than Term Loan Lenders holding Incremental Term Loans) without the written consent of the Required Term Loan Lenders (but not including in such calculation any Incremental Term Loans), or

(xi) (A) decrease the 2014 Term Loan Repayment Amount applicable to the 2014 Term Loans, extend any scheduled 2014 Term Loan Repayment Date applicable to the 2014 Term Loans or, except as set forth in Section 5.1, Section 5.2(c)(i) or 5.2(c)(ii), decrease the amount or allocation of any mandatory prepayment to be received by any 2014 Term Loan Lender in a manner disproportionally adverse to the interests of the 2014 Term Loan Lenders in relation to the Term Loan Lenders of any other Class of Term Loans (other than any Class of Incremental Term Loans), in each case without the written consent of the Required 2014 Term Loan Lenders, or (B) decrease the 2017 Term Loan Repayment Amount applicable to the 2017 Term Loans or extend any scheduled 2017 Term Loan Repayment Date applicable to the 2017 Term Loans, in each case without the written consent of the Required 2017 Term Loan Lenders (it being understood and agreed that any decrease in the amount of 2014 Term Loans or the 2017 Term Loans, as the case may be, on the 2014 Term Loan Maturity Date or the 2017 Term Loan Maturity Date, respectively, or any extension of the scheduled maturity of the 2014 Term Loans or the 2017 Term Loans, as the case may be, shall, in each case, also be subject to the provisions of Section 13.1(i)), or

(xii) amend, modify or waive any provision of the Posting Facility Fee Letter without the written consent of the Posting Lead Arranger and the Borrower.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon US Holdings, the Borrower, the applicable Credit Parties, such Lenders, the Administrative Agent, the Posting Agent and all future holders of the affected Loans or Posting Advances.

In the case of any waiver, US Holdings, the Borrower, the applicable Credit Parties, the Lenders, the Administrative Agent and the Posting Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In connection with the foregoing provisions, the Administrative Agent and, if applicable, the Posting Agent may, but shall have no obligations to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, modification, supplement, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments, Loans or Posting Advances held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders, except as expressly provided for by this Agreement).

Notwithstanding the foregoing, in addition to any credit extensions and related Incremental Amendment(s) effectuated without the consent of Lenders in accordance with Section 2.14, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, the Posting Agent, US Holdings and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Loans, Posting Advances and Commitments and the accrued interest and Fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and other definitions related to such new Loans, Posting Advances and Commitments.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, US Holdings, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans of a given Class (“Refinanced Term Loans”) with a replacement term loan tranche (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable ABR Margin and Applicable LIBOR Margin for such Replacement Term Loans shall not be higher than the Applicable ABR Margin and Applicable LIBOR Margin for such Refinanced Term Loans immediately prior to such refinancing, (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, US Holdings, the Borrower and the Lenders providing the relevant Replacement Deposit L/C Loans (as defined below) to permit the refinancing of all outstanding Deposit L/C Loans of a given Class (“Refinanced Deposit L/C Loans”) with a replacement term loan tranche (“Replacement Deposit L/C Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Deposit L/C Loans shall not exceed the aggregate principal amount of such Refinanced Deposit L/C Loans, (b) the Applicable ABR Margin and Applicable

LIBOR Margin for such Replacement Deposit L/C Loans shall not be higher than the Applicable ABR Margin and Applicable LIBOR Margin for such Refinanced Deposit L/C Loans immediately prior to such refinancing, (c) the weighted average life to maturity of such Replacement Deposit L/C Loans shall not be shorter than the weighted average life to maturity of such Refinanced Deposit L/C Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Deposit L/C Loans) and (d) all other terms applicable to such Replacement Deposit L/C Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Deposit L/C Loans than those applicable to such Refinanced Deposit L/C Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Deposit L/C Loans in effect immediately prior to such refinancing.

In addition notwithstanding the foregoing, this Agreement and the other Credit Documents may be amended with the written consent of the Administrative Agent, US Holdings, the Borrower, the Deposit Letter of Credit Issuers and the Lenders providing the relevant Replacement Facility (as defined below) to permit the replacement of all outstanding Deposit L/C Loans of a given Class (“Replaced Deposit L/C Loans”) with a replacement revolving credit loan facility (the sole purpose of which would be to support the issuance of letters of credit), an off-balance sheet synthetic letter of credit facility or another facility designed to provide the Borrower with access to letters of credit (“Replacement Facility”) hereunder; provided that (a) the aggregate amount of such Replacement Facility shall not exceed the aggregate principal amount of such Replaced Deposit L/C Loans, (b) the Applicable ABR Margin and Applicable LIBOR Margin for such Replacement Facility shall not be higher than the Applicable ABR Margin and Applicable LIBOR Margin for such Replaced Deposit L/C Loans immediately prior to such refinancing and (c) all other terms applicable to such Replacement Facility shall be substantially identical to, or less favorable to the Lenders providing such Replacement Facility than those applicable to the Replaced Deposit L/C Loans or the Revolving Credit Facility.

In addition, notwithstanding the foregoing, the Administrative Agent, US Holdings, the Borrower and the Deposit Letter of Credit Issuers may amend Section 2.8(j), Section 3.9 and the related definitions without the consent of any Lender so long as such amendments do not adversely affect the Lenders.

In addition, notwithstanding the foregoing, the Administrative Agent, the Collateral Agent and the relevant Credit Parties may amend, supplement or modify the Security Documents to make such ministerial changes as may be required to effect the provisions of Section 10.2(a) or Section 10.2(s) without the consent of any Lender so long as such amendments do not adversely affect the Lenders.

The Lenders hereby irrevocably agree that the Liens granted to the Collateral Agent by the Credit Parties on any Collateral shall be automatically released, subject to the Intercreditor Agreement, (i) in full, upon the termination of this Agreement and the payment of all Obligations hereunder (except for Hedging Obligations in respect of any Secured Hedging Agreement and/or any Secured Commodity Hedging Agreement, Cash Management Obligations in respect of Secured Cash Management Agreements and contingent indemnification obligations in respect of which a claim has not yet been made), (ii) upon the sale or other disposition of such Collateral (including as part of or in connection with any other sale or other disposition permitted hereunder) to any Person other than another Credit Party, to the extent such sale or other disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Credit Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Credit Party, upon termination (in accordance with the terms of this Agreement) or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with this Section 13.1), (v) to the extent the property constituting such Collateral is owned by any Subsidiary Guarantor, upon the release of such Subsidiary Guarantor from its obligations under the Guarantee (in accordance with the following sentence) and (vi) as required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Collateral Documents. Any such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Credit Documents. Additionally, the Lenders hereby irrevocably agree that the Subsidiary Guarantors shall be released from the Guarantee upon consummation of any transaction resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary. The Lenders hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Subsidiary Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender.

13.2. Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Credit Document shall be in writing (including by facsimile or other electronic transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(a) if to US Holdings, the Borrower, the Administrative Agent, the Posting Agent, the Posting Calculation Agent, the Collateral Agent, the Revolving Letter of Credit Issuer, the Deposit Letter of Credit Issuer or the Swingline Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 13.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(b) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to US Holdings, the Borrower, the Administrative Agent, the Posting Agent, the Collateral Agent, the Revolving Letter of Credit Issuer, the Deposit Letter of Credit Issuer and the Swingline Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, three Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered; provided that notices and other communications to the Administrative Agent, the Posting Agent or the Lenders pursuant to Sections 2.3, 2.6, 2.9, 4.2 and 5.1 shall not be effective until received.

13.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Posting Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

13.4. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans or Posting Advances hereunder.

13.5. Payment of Expenses; Indemnification. The Borrower agrees (a) to pay or reimburse the Agents and the Letter of Credit Issuers for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation and execution and delivery of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable and documented fees, disbursements and other charges of Milbank, Tweed, Hadley & McCloy LLP, Haynes and Boone, LLP, and Morrison & Foerster LLP, and one counsel in each relevant local jurisdiction, (b) to pay or reimburse each Agent and the Letter of Credit Issuers for all their respective reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including the reasonable and documented fees, disbursements and other charges of one firm of counsel, and, if necessary, one firm of regulatory counsel and/or one firm of local counsel in each appropriate jurisdiction, in each case to the Agents and the Letter of Credit Issuers (and, in the case of an actual or perceived conflict of interest where the Person affected by such conflict informs the Borrower of such conflict and thereafter, after receipt of the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), retains its own counsel, of another firm of counsel for such affected Person), (c) to pay, indemnify, and hold harmless each Lender, the Letter of Credit Issuers and each Agent from, any and all recording and filing fees and (d) to pay, indemnify, and hold harmless each Lender, the Letter of Credit Issuers and each Agent and their respective Affiliates, directors, officers, partners, employees and agents from and against any and all other liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable and documented fees, disbursements and other charges of one firm of primary counsel and, if necessary, one firm of regulatory counsel and/or one firm of local counsel in each appropriate jurisdiction, in each case, to all indemnified Persons (and, in the case of an actual or perceived conflict of interest where the Person affected by such conflict informs the Borrower of such conflict and thereafter, after receipt of the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), retains its own counsel, of another firm of counsel for such affected Person), related to the Transactions (including the Merger) or, with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents, including, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law (other than by such indemnified person or any of its Related Parties (other than trustees and advisors)) or to any actual or alleged presence, release or threatened release into the environment of Hazardous Materials attributable to the operations of US Holdings, the Borrower, any of the Borrower’s Subsidiaries or any of the Real Estate (all the foregoing in this clause (d), collectively, the “indemnified liabilities”) (SUBJECT TO THE PROVISO BELOW, WHETHER OR NOT CAUSED BY OR ARISING IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE ORDINARY NEGLIGENCE OF THE INDEMNIFIED PARTY); provided that the Borrower shall have no obligation hereunder to any Agent, any Letter of Credit Issuer or any Lender or any of their respective Related Parties with respect to indemnified liabilities to the extent it has been determined by a final non-appealable judgment of a court of competent jurisdiction to have resulted from (A) the gross negligence, bad faith or willful misconduct of such Indemnified Party or any of its Related Parties (other than trustees and advisors), (B) a breach of the obligations of such Indemnified Party or any of its Related Parties (other than trustees and advisors) under the Credit Documents or (C) disputes not involving an act or omission of US Holdings, the Borrower or any other Credit Party or any of their respective Affiliates and that is brought by an

Indemnified Party against any other Indemnified Party. All amounts payable under this Section 13.5 shall be paid within ten Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expense in reasonable detail. The agreements in this Section 13.5 shall survive repayment of the Loans, Posting Advances and all other amounts payable hereunder.

No Credit Party nor any Indemnified Party shall have any liability for any special, punitive, indirect or consequential damages resulting from this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (except, in the case of the Borrower’s obligation hereunder to indemnify and hold harmless the Indemnified Parties, to the extent any Indemnified Party is found liable for special, punitive, indirect or consequential damages to a third party). No Indemnified Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of any Indemnified Party or any of its Related Parties (as determined by a final non-appealable judgment of a court of competent jurisdiction).

13.6. Successors and Assigns; Participations and Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of a Letter of Credit Issuer that issues any Letter of Credit), except that (i) except as expressly permitted by Section 10.3, neither US Holdings nor the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, the Posting Agent and each Lender (and any attempted assignment or transfer by US Holdings or the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 13.6. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of a Letter of Credit Issuer that issues any Letter of Credit), Participants (to the extent provided in clause (c) of this Section 13.6), to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Posting Agent, the Collateral Agent, the Letter of Credit Issuers and the Lenders and each other Person entitled to indemnification under Section 13.5 and, to the extent expressly contemplated by Section 13.20, the Oncor Subsidiaries) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in clause (b)(ii) below, any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments (including any Existing Revolving Credit Commitments or Extended Revolving Credit Commitments), Posting Advances and the Loans (including participations in Revolving L/C Obligations or Swingline Loans) at the time owing to it) with the prior written consent (such consent not be unreasonably withheld or delayed; it being understood that, without limitation, the Borrower shall have the right to withhold or delay its consent to any assignment if in order for such assignment to comply with Applicable Law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority and, in the case of any assignment under the Posting Facility, the Assignee shall have, at the date of assignment, a corporate credit rating of less than A- from S&P) of:

(A) the Borrower (which consent shall not be unreasonably withheld or delayed); provided that no consent of the Borrower shall be required for an assignment (1) to a Lender (other than in respect of an assignment of a Revolving Credit Commitment and Revolving Credit

Loans), an Affiliate of a Lender (other than in respect of an assignment of a Revolving Credit Commitment and Revolving Credit Loans (except to an Affiliate of such Revolving Credit Lender having a combined capital and surplus of not less than the greater of (x) $100,000,000 and (y) an amount equal to twice the amount of Revolving Credit Commitments to be held by such assignee after giving effect to such assignment, in which case no such Borrower consent shall be required) (provided, that, in the case of such an assignment to an Affiliate by any Posting Lender, the assignee Affiliate shall have the same or greater credit rating as the assignor, unless such assignor shall have benefited from a guarantee or other credit support, in which case (x) such assignee Affiliate shall have the same or greater credit rating as such guarantor or credit support party or (y) such guarantee or other credit support shall continue in effect with respect to the obligations and liabilities of such assignee Affiliate) or an Approved Fund (other than in respect of an assignment of a Revolving Credit Commitment and Revolving Credit Loans) or (2) if Specified Default has occurred and is continuing with respect to the Borrower, to any other assignee; and

(B) other than in the case of the Posting Facility, the Administrative Agent (which consent shall not be unreasonably withheld or delayed), and in the case of Revolving Credit Commitments or Revolving Credit Loans, the Swingline Lender or the applicable Revolving Letter of Credit Issuer; provided that no consent of the Administrative Agent shall be required for any assignment of any Term Loan or Deposit L/C Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

(C) in the case of the Posting Facility, the Posting Agent (which consent shall not be unreasonably withheld or delayed); provided that no consent of the Posting Agent shall be required for any assignment of any Posting Advance or Posting Commitment to a Lender, an Affiliate of a Lender or an Approved Fund.

Notwithstanding the foregoing, no such assignment shall be made to a natural person.

(ii) Assignments shall be subject to the following additional conditions:

(A) except (i) in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment, Posting Advances or Loans of any Class, (ii) an assignment to a Federal Reserve Bank or (iii) in connection with the initial syndication of the Commitments, Loans or Posting Advances, the amount of the Commitment, Posting Advances or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or the Posting Agent, as applicable), shall not be less than, in the case of Loans and Commitments other than under the Posting Facility, $5,000,000 and increments of $1,000,000 in excess thereof and, in the case of Posting Commitments, 0.05% of the Posting Commitments or, if the amount of the Posting Commitment of the assigning Lender is less than 0.05% of the Posting Commitments, the aggregate amount of such Lender’s Posting Commitment (provided that any assignment of a Posting Commitment shall be of a constant, and not a varying percentage of all the assigning Lender’s rights and obligations under this Agreement) unless each of the Borrower and the Administrative Agent, other than in connection with the Posting Facility, and the Posting Agent, in connection with the Posting Facility, in each case otherwise consents (which consents shall not be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if a Specified Default has occurred and is continuing with respect to US Holdings or the Borrower; provided, further, that contemporaneous assignments to a single assignee made by Affiliates of Lenders and related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments, Posting Advances or Loans;

(C) The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent or the Posting Agent, as applicable. may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent or the Posting Agent, as applicable, an administrative questionnaire in a form approved by the Administrative Agent (the “Administrative Questionnaire”).

(iii) Subject to acceptance and recording thereof pursuant to clause (b)(iv) of this Section 13.6, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 3.5, 5.4 and 13.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 13.6.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans, Posting Advances and any payment made by any Letter of Credit Issuer under any Letter of Credit owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Further, each Register shall contain the name and address of the Administrative Agent and the lending office through which each such Person acts under this Agreement. The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Posting Agent, the Collateral Agent, the Letter of Credit Issuers and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by US Holdings, the Borrower, the Collateral Agent, the Posting Agent, the Letter of Credit Issuers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 13.6 (unless waived) and any written consent to such assignment required by clause (b) of this Section 13.6, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.

(c) (i) Any Lender may, without the consent of US Holdings, the Borrower, the Administrative Agent, the Posting Agent, any Letter of Credit Issuer or the Swingline Lender, sell participations to one or more banks or other entities (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments (including any Existing Revolving Credit Commitments or Extended Revolving Credit Commitments), Posting Advances and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) US Holdings, the Borrower, the Administrative Agent, the Posting Agent, the Letter of Credit Issuers and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any consent, amendment, modification, supplement or waiver described in clauses (i) or (vii) of the second proviso of the first paragraph of Section 13.1 that affects such Participant. Subject to clause (c)(ii) of this Section 13.6, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.11 and 5.4 to the same extent as if it were a Lender, and provided that such Participant agrees to be subject to the requirements of those Sections as though it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 13.6 To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of Section 13.8(b) as though it were a Lender; provided such Participant agrees to be subject to Section 13.8(a) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.10, 2.11, or 5.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld or delayed).

(iii) Each Lender that sells a participation shall, acting for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts of each participant’s interest in the Loans or Posting Advances (or other rights or obligations) held by it (the “Participant Register”). The entries in the Participant Register shall be conclusive, and such lender shall treat each Person whose name is recorded in the Participant Register as the owner of such Loan, Posting Advance or other obligation hereunder as the owner thereof for all purposes of this Agreement notwithstanding any notice to the contrary. Any such Participant Register shall be available for inspection by the Administrative Agent, the Posting Agent and the Borrower at any reasonable time and from time to time upon reasonable prior notice.

(d) Any Lender may, without the consent of US Holdings, the Borrower, the Administrative Agent or the Posting Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 13.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In order to facilitate such pledge or assignment or for any other reason, the Borrower hereby agrees that, upon request of any Lender at any time and from time to time after any Borrower has made its initial borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower’s own expense, a promissory note, substantially in the form of Exhibit K-1-A, K-1-B, K-2-A, K-2-B, K-3-A or K-3-B, evidencing the 2013 Revolving Credit Loans, 2016 Revolving Credit Loans, 2014 Term Loans, 2017 Term Loans, 2014 Deposit L/C Loans and 2017 Deposit L/C Loans, respectively, owing to such Lender.

(e) Subject to Section 13.16, the Borrower authorizes each Lender to disclose to any Participant, secured creditor of such Lender or assignee (each, a “Transferee”), any prospective Transferee and any prospective direct or indirect contractual counterparties to any swap or derivative transactions to be entered into in connection with or relating to Loans or Posting Advances made hereunder any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates pursuant to this Agreement or that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

(f) The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(g) SPV Lender. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (a “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it shall not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 13.6, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. This Section 13.6(g) may not be amended without the written consent of the SPV. Notwithstanding anything to the contrary in this Agreement, (x) no SPV shall be entitled to any greater rights under Sections 2.10, 2.11, and 5.4 than its Granting Lender would have been entitled to absent the use of such SPV and (y) each SPV agrees to be subject to the requirements of Sections 2.10, 2.11, and 5.4 as though it were a Lender and has acquired its interest by assignment pursuant to clause (b) of this Section 13.6.

(h)~~(h)~~ Contribution and Cancellation. Upon any contribution of Term Loans or Deposit L/C Loans to the Borrower or any Restricted Subsidiary (including pursuant to a Permitted Debt Exchange), (A) the aggregate principal amount (calculated on the face amount thereof) of such Loans shall automatically be cancelled and retired by the Borrower on the date of the contribution thereof (and, if requested by the Administrative Agent, any applicable contributing Lender shall execute and deliver to the Administrative Agent an Assignment and Acceptance, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in such Loans to the Borrower for immediate cancellation) and (B) the Administrative Agent shall record such cancellation and retirement in the Register.

(i) Notwithstanding anything herein to the contrary, (x) 2016 Revolving Credit Commitments extended and reclassified pursuant to the December 2012 Extension Amendment and related 2016 Revolving Credit Loans shall constitute a separate Class of Commitments and Loans from all other 2016 Revolving Credit Commitments and related 2016 Revolving Credit Loans for purposes of Section 2.5(e) and this Section 13.6, (y) in connection with any assignment of any such 2016 Revolving Credit Commitments by a Lender of the type described in clause (c) of the definition of “2016 Revolving Credit Lender” or by any Lender that subsequently acquires any such 2016 Revolving Credit Commitments, such assigning Lender shall identify the Commitments so assigned as being 2016 Revolving Credit Commitments extended and reclassified pursuant to the December 2012 Extension Amendment in the applicable Assignment and Acceptance and (z) any promissory note evidencing any such 2016 Revolving Credit Loans provided to a Lender pursuant to clause (d) of this Section 13.6 shall be in substantially the form of Exhibit K-1-B as modified in a manner reasonably acceptable to such Lender to identify the Loans evidenced thereby as relating to 2016 Revolving Credit Commitments extended and reclassified pursuant to the December 2012 Extension Amendment.

13.7. Replacements of Lenders under Certain Circumstances.

(a) The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.10, 3.5 or 5.4, (b) is affected in the manner described in Section 2.10(a)(iii) and as a result thereof any of the actions described in such Section is required to be taken or (c) becomes a Defaulting Lender, with a replacement bank or other financial institution; provided that (i) such replacement does not conflict with any Applicable Law, (ii) no Specified Default shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans, Posting Advances and other amounts (other than any disputed amounts), pursuant to Section 2.10, 2.11, 3.5 or 5.4, as the case may be) owing to such replaced Lender prior to the date of replacement, (iv) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent (or, in the case of any Posting Lender, the Posting Agent), (v) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (vi) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent, the Posting Agent or any other Lender shall have against the replaced Lender.

(b) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, modification, supplement, waiver, discharge or termination that pursuant to the terms of Section 13.1 requires the consent of all of the Lenders or all Lenders affected and with respect to which the Required Lenders (or the Required Posting Lenders, as applicable) shall have granted their consent, then provided no Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such

Non-Consenting Lender to assign its Loans, Posting Advances and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent or, with respect to the Posting Facility, the Posting Agent; provided that: (a) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment, the Borrower, Administrative Agent, the Posting Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 13.6.

13.8. Adjustments; Set-off.

(a) If any Lender (a “benefited Lender”) shall at any time receive any payment of all or part of its Loans or Posting Advances, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11.5, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans or Posting Advances, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loan or Posting Advance, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by Applicable Law, each Lender shall have the right, without prior notice to US Holdings, the Borrower, any such notice being expressly waived by US Holdings, the Borrower to the extent permitted by Applicable Law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

13.9. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

13.10. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.11. INTEGRATION. THIS WRITTEN AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT OF PARENT, US HOLDINGS, THE BORROWER, THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT, THE POSTING AGENT, THE LETTER OF CREDIT ISSUERS AND THE LENDERS WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND (1) THERE ARE NO PROMISES, UNDERTAKINGS, REPRESENTATIONS OR WARRANTIES BY US HOLDINGS, THE BORROWER, THE ADMINISTRATIVE AGENT, THE POSTING AGENT, THE COLLATERAL AGENT, THE LETTER OF CREDIT ISSUERS OR ANY LENDER RELATIVE TO SUBJECT MATTER HEREOF NOT EXPRESSLY SET FORTH OR REFERRED TO HEREIN OR IN THE OTHER CREDIT DOCUMENTS, (2) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES AND (3) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES; PROVIDED THAT THE SYNDICATION PROVISIONS AND THE BORROWER’S AND PARENT’S CONFIDENTIALITY OBLIGATIONS IN THE COMMITMENT LETTER SHALL REMAIN IN FULL FORCE AND EFFECT. IT IS SPECIFICALLY AGREED THAT THE PROVISION OF THE CREDIT FACILITIES HEREUNDER BY THE LENDERS SUPERSEDES AND IS IN SATISFACTION OF THE OBLIGATIONS OF THE AGENTS (AS DEFINED IN THE COMMITMENT LETTER) TO PROVIDE THE COMMITMENTS SET FORTH IN EXHIBIT B OF THE COMMITMENT LETTER.

13.12. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

13.13. Submission to Jurisdiction; Waivers. Each party hereto irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule 13.2 at such other address of which the Administrative Agent and the Posting Agent shall have been notified pursuant to Section 13.2;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;

(e) subject to the last paragraph of Section 13.5, waives, to the maximum extent not prohibited by Applicable Law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.13 any special, exemplary, punitive or consequential damages; and

(f) agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

13.14. Acknowledgments. Each of US Holdings and the Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

(b) (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between US Holdings and the Borrower, on the one hand, and the Administrative Agent, the Posting Agent, the Letter of Credit Issuer, the Lenders and the other Agents on the other hand, and US Holdings, the Borrower and the other Credit Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Administrative Agent, the Posting Agent and the other Agents, is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for any of US Holdings, the Borrower, any other Credit Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent, the Posting Agent nor any other Agent has assumed or will assume an advisory, agency or fiduciary responsibility in favor of US Holdings, the Borrower or any other Credit Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent, the Posting Agent or any other Agent has advised or is currently advising US Holdings, the Borrower, the other Credit Parties or their respective Affiliates on other matters) and neither the Administrative Agent, the Posting Agent or other Agent has any obligation to US Holdings, the Borrower, the other Credit Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; (iv) the Administrative Agent, the Posting Agent, each other Agent and each Affiliate of the foregoing may be engaged in a broad range of transactions that involve interests that differ from those of US Holdings, the Borrower and their respective Affiliates, and neither the Administrative Agent, the Posting Agent nor any other Agent has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) neither the Administrative Agent, the Posting Agent nor any other Agent has provided and none will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and US Holdings and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. US Holdings and the Borrower agree not to claim that the Administrative Agent, the Posting Agent or any other Agent has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to US Holdings, the Borrower or any other Affiliates, in connection with the transactions contemplated hereby or the process leading hereto.

(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among US Holdings and the Borrower, on the one hand, and any Lender, on the other hand.

13.15. WAIVERS OF JURY TRIAL. US HOLDINGS, THE BORROWER, EACH AGENT AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

13.16. Confidentiality. The Administrative Agent, the Posting Agent, each Letter of Credit Issuer, each other Agent and each Lender shall hold all non-public information furnished by or on behalf of US Holdings, the Borrower or any Subsidiary of the Borrower in connection with such Lender’s evaluation of whether to become a Lender hereunder or obtained by such Lender, the Administrative Agent, the Posting Agent, Letter of Credit Issuer or such other Agent pursuant to the requirements of this Agreement or in connection with any amendment, supplement, modification or waiver or proposed amendment, supplement, modification or waiver hereto (including any Extension Amendment) or the other Credit Documents (“Confidential Information”), confidential in accordance with its customary procedure for handling confidential information of this nature and (in the case of a Lender that is a bank) in accordance with safe and sound banking practices and in any event may make disclosure as required or requested by any governmental, regulatory or self-regulatory agency or representative thereof or pursuant to legal process or Applicable Law or (a) to such Lender’s or the Administrative Agent’s or such Posting Agent’s or such Letter of Credit Issuer’s or such other Agent’s attorneys, professional advisors, independent auditors, trustees or Affiliates, (b) to an investor or prospective investor in a Securitization that agrees its access to information regarding the Credit Parties, the Loans, Posting Advances and the Credit Documents is solely for purposes of evaluating an investment in a Securitization and who agrees to treat such information as confidential, (c) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in connection with the administration, servicing and reporting on the assets serving as collateral for a Securitization and who agrees to treat such information as confidential and (d) to a nationally recognized ratings agency that requires access to information regarding the Credit Parties, the Loans, Posting Advances and Credit Documents in connection with ratings issued with respect to a Securitization; provided that unless specifically prohibited by Applicable Law or court order, each Lender, the Administrative Agent, the Posting Agent, each Letter of Credit Issuer and each other Agent shall use commercially reasonable efforts to notify the Borrower of any request made to such Lender, the Administrative Agent, the Posting Agent, such Letter of Credit Issuer or such other Agent, as applicable, by any governmental, regulatory or self-regulatory agency or representative thereof (other than any such request in connection with a routine examination of such Lender by such governmental regulatory or self-regulatory agency) for disclosure of any such non-public information prior to disclosure of such information; and provided further that in no event shall any Lender, the Administrative Agent, the Posting Agent, any Letter of Credit Issuer or any other Agent be obligated or required to return any materials furnished by US Holdings, the Borrower or any Subsidiary of the Borrower. Each Lender, the Administrative Agent, the Posting Agent, each other Letter of Credit Issuer and each other Agent agrees that it will not provide to prospective Transferees or to any pledgee referred to in Section 13.6 or to prospective direct or indirect contractual counterparties to any swap or derivative transactions to be entered into in connection with or relating to Loans or Posting Advances made hereunder any of the Confidential Information unless such Person is advised of and agrees to be bound by the provisions of this Section 13.16 or confidentiality provisions at least as restrictive as those set forth in this Section 13.16.

13.17. Direct Website Communications.

(a) US Holdings and the Borrower may, at their option, provide to the Administrative Agent any information, documents and other materials that they are obligated to furnish to the Administrative Agent pursuant to the Credit Documents, including, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or Interest Period relating thereto), (B) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (C) provides notice of any Default or Event of Default under this Agreement or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at oploanswebadmin@citigroup.com; provided that: (i) upon written request by the Administrative Agent, US Holdings or the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) US Holdings or the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents. Nothing in this Section 13.17 shall prejudice the right of US Holdings, the Borrower, the Administrative Agent, any other Agent or any Lender to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document.

(b) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Credit Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Credit Documents. Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.

(c) US Holdings and the Borrower further agree that the Agents may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”), so long as the access to such Platform is limited (i) to the Agents, the Letter of Credit Issuers, the Lenders or any bonafide potential Transferee and (ii) remains subject the confidentiality requirements set forth in Section 13.16.

(d) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. In no event shall any Agent or their Related Parties (collectively, the “Agent Parties” and each an “Agent Party”) have any liability to US Holdings, the Borrower, any Lender, any Letter of Credit Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of US Holdings’, the Borrower’s or any Agent’s transmission of Communications through the internet, except to the extent the liability of any Agent Party resulted from such Agent Party’s (or any of its Related Parties’ (other than trustees or advisors)) gross negligence, bad faith or willful misconduct or material breach of the Credit Documents (as determined in a final non-appealable judgment of a court of competent jurisdiction).

(e) The Borrower and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to US Holdings, the Borrower, the Subsidiaries of the Borrower or their securities) and, if documents or notices required to be delivered pursuant to the Credit Documents or otherwise are being distributed through the Platform, any document or notice that US Holdings or the Borrower has indicated contains only publicly available information with respect to US Holdings, the Borrower and the Subsidiaries of the Borrower and their securities may be posted on that portion of the Platform designated for such public-side Lenders. If US Holdings or the Borrower has not indicated whether a document or notice delivered contains only publicly available information, the Administrative Agent shall post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material nonpublic information with respect to US Holdings, the Borrower, the Subsidiaries of the Borrower and their securities. Notwithstanding the foregoing, US Holdings and the Borrower shall use commercially reasonable efforts to indicate whether any document or notice contains only publicly available information.

13.18. USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Patriot Act.

13.19. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

13.20. Separateness. (a) The Secured Parties hereby acknowledge (i) the legal separateness of US Holdings, the Borrower and the Subsidiaries of the Borrower from the Oncor Subsidiaries, (ii) that the lenders under the Oncor Credit Facility and the noteholders under the Existing Oncor Notes and under the transition bonds have likely advanced funds thereunder in reliance upon the separateness of the Oncor Subsidiaries from US Holdings, the Borrower and the Subsidiaries of the Borrower, (iii) that the Oncor Subsidiaries have assets and liabilities that are separate from those of US Holdings, the Borrower and the Subsidiaries of the Borrower, (iv) that the Obligations are obligations and liabilities of the Borrower and the other Credit Parties only, and are not the obligations or liabilities of any of the Oncor Subsidiaries, (v) that the Secured Parties shall look solely to the Borrower and the Guarantors and such Persons’ assets, and not to any assets, or to the pledge of any assets, owned by any of the Oncor Subsidiaries, for the repayment of any amounts payable pursuant to this Agreement and for satisfaction of any other Obligations and (vi) that none of the Oncor Subsidiaries shall be personally liable to the Secured Parties for any amounts payable, or any other Obligation, under the Credit Documents.

(b) The Secured Parties hereby acknowledge and agree that the Secured Parties shall not (i) initiate any legal proceeding to procure the appointment of an administrative receiver, or (ii) institute any bankruptcy, reorganization, insolvency, winding up, liquidation, or any like proceeding under applicable law, against any of the Oncor Subsidiaries, or against any of the Oncor Subsidiaries’ assets. The Secured Parties further acknowledge and agree that each of the Oncor Subsidiaries is a third party beneficiary of the forgoing covenant and shall have the right to specifically enforce such covenant in any proceeding at law or in equity.

SECTION 14. Posting Facility.

14.1. [Reserved].

14.2. Computation of MTM Exposure.

(a) By no later than 9:00 p.m. (New York time) on each Business Day (unless it has been prevented from doing so due to a technical delay or failure (which shall not include a delay or failure that could have been reasonably avoided or for which alternative provision could reasonably have been made) or as a result of a Market Disruption Event), the Posting Calculation Agent shall determine the MTM Exposure as of the close of business on such Business Day. Promptly after making such determination, it shall advise the Posting Agent and the Borrower of that determination in a form substantially similar to Exhibit P (each, a “Daily Notice”) (which Daily Notice shall be provided via email to the addresses of the Borrower and the Posting Agent set forth on Schedule 13.2). If a Market Disruption Event has occurred, then the Posting Calculation Agent shall, as promptly as reasonably practicable, determine the MTM Exposure in accordance with the Disruption Fallbacks and any other relevant provisions of the Commodity Definitions. If such determination is prevented due to a technical delay or failure described above, the Posting Calculation Agent shall make such determination as promptly as reasonably practicable after such matter is remedied.

(b) After 5:00 p.m. (New York time), on any Business Day, the Posting Calculation Agent shall endeavor, in a commercially reasonable manner, to estimate (based on such factors and information as it deems reasonably relevant and are then available to it) the MTM Exposure for such Business Day (the “Estimated MTM Exposure”) and provide the same to the Borrower and the Posting Agent (via email to the addresses of the Borrower and the Posting Agent set forth on Schedule 13.2); provided that (i) the Posting Calculation Agent shall not be required to provide such Estimated MTM Exposure within any specified time period, (ii) the Borrower acknowledges that the Estimated MTM Exposure for any Business Day may differ significantly from the actual MTM Exposure determined by the Posting Calculation Agent for that Business Day pursuant to clause (a) above (the “Actual MTM Exposure”), (iii) that any difference between the Estimated MTM Exposure and the Actual MTM Exposure for any Business Day shall in no way limit or diminish the obligations of the Borrower, the Posting Agent, the Posting Lenders or the Posting Calculation Agent hereunder, which shall be based on the Actual MTM Exposure, (iv) the Borrower shall be solely responsible for whether and the extent to which it makes use of any Estimated MTM Exposure it receives and shall have no claim of any nature against the Posting Calculation Agent, the Posting Agent or any Lender as a result of or based on its use of such Estimated MTM Exposure or any difference between the Estimated MTM Exposure and the Actual MTM Exposure for any Business Day and (v) that the Posting Calculation Agent shall not be required, and shall have no obligation, to provide any backup data or other information supporting or reconciling any differences between an Estimate MTM Exposure and an Actual MTM Exposure.

(c) Without limiting clauses (a) and (b) above, the Borrower acknowledges that each Daily Notice and each Estimated MTM Exposure provided by the Posting Calculation Agent shall include, and be subject to, the Posting Calculation Agent’s standard disclaimer relating to mark-to-market calculations, a copy of which is set forth in Exhibit O hereto.

14.3. Computation of Posting Advance Amounts or Posting Repayment Amounts.

(a) The Posting Calculation Agent shall calculate the MTM Exposure as of the close of business on the Business Day immediately preceding the Closing Date (the “Closing Date MTM Exposure”) and shall provide the same to the Borrower in writing no later than 9:00 p.m. (New York time) on the day preceding the Closing Date. The amount of the Posting Advance to be made on the Closing Date shall equal the Closing Date MTM Exposure (the “Initial Posting Advance Amount”).

(b) On each Computation Date, the Posting Calculation Agent shall determine the amount by which the MTM Exposure for that Computation Date is greater than or less than the Aggregate Posting Advances Outstanding as of that Computation Date. If such MTM Exposure exceeds such Aggregate Posting Advances Outstanding, then such excess (rounded up or down to the nearest integral multiple of $100,000) shall be the “Posting Advance Amount” for that Computation Date and the related Posting Advance Date. If such Aggregate Posting Advances Outstanding exceed such MTM Exposure, then such excess (rounded up or down to the nearest integral multiple of $100,000) shall be the “Posting Repayment Amount” for that Computation Date and the related Posting Repayment Date.

(c) By no later than 9:00 p.m. (New York time), on each Computation Date (unless it has been prevented from doing so due to a technical delay or failure (which shall not include a delay or failure that could have been reasonably avoided or for which alternative provision could reasonably have been made) or as a result of a Market Disruption Event), the Posting Calculation Agent shall notify the Posting Agent and the Borrower of the Posting Advance Amount or Posting Repayment Amount (as applicable) for such Computation Date, which shall be included in, if applicable, the Daily Notice for that date (and may be provided via email to the addresses of the Borrower and the Posting Agent set forth on Schedule 13.2).

(d) If the Daily Notice for any Computation Date specifies a Posting Repayment Amount, then by no later than 10:00 a.m. (New York time) on the first Business Day after such Daily Notice has been given, the Borrower may advise the Posting Agent that it has elected to repay such Posting Repayment Amount on the first Business Day following such Computation Date and such Posting Repayment Amount shall be due on such date.

14.4. Posting Advances Amounts.

(a) Subject to the terms and conditions herein set forth, each Posting Lender, severally, and not jointly, agrees to make a Posting Advance in Dollars on the Closing Date to the Borrower in an amount equal to such Posting Lender’s Posting Percentage (based on its Posting Commitment) of the Initial Posting Advance Amount.

(b) Subject to the terms and conditions herein set forth, each Posting Lender, severally, and not jointly, agrees to make a Posting Advance in Dollars on each Posting Advance Date (other than the Closing Date) to the Borrower in an amount equal to such Posting Lender’s Posting Percentage of the Posting Advance Amount for that Posting Advance Date.

(c) No later than 2:00 p.m. (New York time) on each Posting Advance Date, each Posting Lender will make available its Posting Percentage of each Borrowing of Posting Advances to be made on such date in the manner provided below; provided, further, that on the Closing Date, such funds may be made available at such earlier time as may be agreed among the Posting Lenders, the Borrower and the Posting Agent.

(d) Each Posting Lender shall make available all amounts it is to make available to the Borrower under any Borrowing of Posting Advances for its applicable Commitments in immediately available funds pursuant to the Payment Instructions (subject to any alternative Payment Instructions or netting and/or settlement agreements as in effect from time to time), to the Posting Agent, and the Posting Agent will apply such amounts in accordance with the Payment Instructions. Unless the Posting Agent shall have been notified by any Posting Lender prior to the date of any such Borrowing of such Posting

Advances that such Lender does not intend to make available to the Posting Agent such Lender’s portion of the Borrowing of such Posting Advances to be made on such date, the Posting Agent may assume that such Lender has made such amount available to the Posting Agent on such date of such Borrowing, and the Posting Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower on such date a corresponding amount. If such corresponding amount is not in fact made available to the Posting Agent by such Lender and the Posting Agent has made available such amount to the Borrower, the Posting Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Posting Agent’s demand therefor the Posting Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Posting Agent in Dollars. The Posting Agent shall also be entitled to recover from such Lender or the Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Posting Agent to the Borrower to the date such corresponding amount is recovered by the Posting Agent, at a rate per annum equal to (i) if paid by such Lender, the Overnight Rate or (ii) if paid by the Borrower, the then-applicable rate of interest or fees, calculated in accordance with Section 2.8, for the respective Posting Advances. If such Lender shall repay to the Posting Agent such corresponding amount, such amount shall constitute such Lender’s portion of such Posting Advance for purposes of this Agreement.

(e) Nothing in this Section 14.4 shall be deemed to relieve any Posting Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).

(f) Each Posting Advance shall be made by the Posting Lenders pro rata in accordance with their then-applicable Posting Commitments; provided, however, that the failure of any Lender to make any Posting Advance shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Posting Advance required to be made by such other Lender).

14.5. Posting Repayment Amounts by the Borrower.

(a) On each Posting Repayment Date, the Borrower shall repay to the Posting Agent, for the benefit of the Posting Lenders an amount equal to the Posting Repayment Amount for that Posting Repayment Date; provided, however, that at any time that the Posting Lender and the Dealer are not Affiliates, the Borrower shall not be required to repay any Posting Repayment Amount to any Posting Lender while such Posting Lender is a Defaulting Lender until the earlier of (i) the 60th day following the date such Posting Repayment Amount is due and (ii) two Business Days following the date upon which such Posting Lender ceases to be a Defaulting Lender.

(b) On the Posting Facility Maturity Date, the Borrower shall repay to the Lenders the Aggregate Posting Advances Outstanding.

14.6. Payment Instructions; Netting and/or Settlement Agreements.

(a) From time to time, the Borrower may establish with the Posting Agent Payment Instructions regarding the making of Posting Advances hereunder. So long as any such Payment Instruction remains in effect, the terms thereof shall supersede any conflicting terms set forth herein.

(b) From time to time, the Borrower may request that the Posting Agent, on behalf of the Posting Lenders, enter into netting and/or settlement agreements with the Dealer in order to facilitate the timely payment of amounts payable to or from the Lenders hereunder and to or from the Dealer. So long as any such payment netting and/or settlement arrangement remains in effect, the terms thereof shall supersede any conflicting terms set forth herein.

14.7. Deemed Transactions.

(a) The “Deemed Transactions” shall consist of a portfolio of hypothetical over-the-counter fixed-for-floating swap transactions under which the Borrower (and its Restricted Subsidiaries) are, on a net volume basis, the “floating price” payor (or has an equivalent position) and which have the net volumes and fixed prices and relate to the delivery periods in Columns I, II, III and IV of Schedule 1.1(e).

(b) The volumes subject to the Deemed Transactions may, from time to time, be subject to adjustment as follows:

(i) with respect to the monthly volumes referenced in Column III of Schedule 1.1(e) hereto, the Borrower may:

(A) without any additional fee, (x) increase the volumes in earlier periods if it simultaneously and permanently decreases by the same amount the volumes in later periods or (y) decrease the volume in any period without increasing the volume in any other period, and

(B) decrease volumes in earlier periods and simultaneously and permanently increases by the same amount the volumes in the later periods; provided that, prior to the effectiveness of any such simultaneous decrease in earlier volumes and increases in later volumes, the Borrower shall have paid to the Posting Lead Arranger and Bookrunner the Ad Hoc Adjustment Maintenance Fee (as defined in the Posting Facility Fee Letter) in respect of such change; and

(ii) with respect to the monthly volumes referenced in Column II of Schedule 1.1(e), the Borrower may reduce such volumes on a pro rata basis across all periods, so long as the Borrower pays to the Posting Lead Arranger and Bookrunner, the Partial Termination Maintenance Fee (as defined in the Posting Facility Fee Letter) for the volumes so reduced accrued through the date of such reduction; provided that, the Borrower may make no more than six volume adjustments in any consecutive 12 month period and no more than one volume adjustment during any period of 30 consecutive days.

14.8. Evidence of Indebtedness.

(a) Each Posting Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness to such Lender resulting from each Posting Advance made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(b) The Posting Agent shall maintain accounts in which it will record (i) the amount and date of each Posting Advance made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Posting Lender hereunder and (iii) the amount of any sum received by the Posting Agent hereunder from the Borrower and each Lender’s share thereof.

(c) The entries made in the accounts maintained pursuant to clauses (a) and (b) above shall, to the extent permitted by Applicable Law, be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Posting Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Posting Advances Outstanding in accordance with their terms.

14.9. Termination and Reduction of Posting Commitments.

(a) The Posting Commitments shall terminate automatically at 5:00 p.m. (New York time) on the Posting Facility Maturity Date.

(b) Subject to clause (c) below, upon at least ten Business Days’ prior irrevocable written notice to the Posting Agent, the Borrower may at the end of any calendar month, in whole permanently terminate the Posting Commitments. The Posting Agent shall advise the Posting Lenders of any notice given pursuant to this clause (b).

(c) If the Posting Commitments terminate in whole prior to December 31, 2012 for any reason other than as a result of a Lender Default, the Borrower shall pay to the Posting Lead Arranger and Bookrunner, the Final Termination Maintenance Fee (as defined in the Posting Facility Fee Letter).

(d) The Borrower shall pay to the Facility Lead Arranger and Bookrunner on the date of the termination of the Posting Commitments, any Maintenance Fees accrued through the date of such termination.

14.10. Pro Rata Treatment. Each Posting Advance shall be allocated pro rata among the Lenders in accordance with their respective Posting Commitments (or, if such Posting Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their Posting Advances Outstanding). Each repayment of any Posting Advance and each payment of interest on the Posting Advances shall be allocated pro rata among the Lenders in accordance with their respective Posting Commitments (or, if such Posting Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their Posting Advances Outstanding). Each Lender agrees that in computing such Lender’s portion of any Posting Advance to be made hereunder, the Posting Agent may, in its discretion, round each Lender’s percentage of such Posting Advance to the next higher or lower whole dollar amount.

14.11. Trading Acknowledgment. The Borrower hereby acknowledges that, with respect to Goldman Sachs Credit Partners L.P., (i) one or more of its affiliates (“Trading Affiliates”) are merchants of crude oil, petroleum products, natural gas, electricity and other commodities and may, from time to time, be dealing with prospective counterparties, or pursuing trading or hedging strategies, in connection with aspects of such Trading Affiliates’ business that are unrelated to the Posting Facility and that such dealings and such trading or hedging strategies may be different from or opposite to those being pursued by, for, or in connection with, the Posting Facility or by or for any Credit Party or such Person’s account, (ii) nothing herein or in the Credit Documents shall be construed to prevent any such Trading Affiliate, or any of its partners, officers, employees or affiliates, in any way from purchasing, selling or otherwise trading in crude oil, petroleum products, natural gas or any other commodity for its or their own account or for the account of others, whether prior to, simultaneously with or subsequent to the term of the Posting Facility and (iii) such trading and hedging activities may be in conflict with or have an adverse effect on the trading or hedging activities of a Credit Party or transactions to which any Credit Party is a party (including transactions that may be referenced in the Posting Facility).

Exhibit A

Incremental Amendment No. 1

Exhibit A to December 2012 Extension Amendment

EXECUTION VERSION

INCREMENTAL AMENDMENT

INCREMENTAL AMENDMENT NO. 1, dated as of January 4, 2013 (this “Agreement”), by and among the initial Incremental 2012 Term Lenders (as hereinafter defined), ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY, a Texas Corporation (“US Holdings”), TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC, a Delaware limited liability company (the “Borrower”), the undersigned Credit Parties and CITIBANK, N.A., as Administrative Agent and as Collateral Agent.

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of October 10, 2007 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among US Holdings, the Borrower, the Lenders party thereto, Citibank, N.A., as Administrative Agent and Collateral Agent and the other parties named therein (capitalized terms used in this Agreement but not defined herein having the meaning provided in the Credit Agreement);

WHEREAS, TCEH and each of the Guarantors has determined that it is integral to the liquidity, financial condition and business prospects of TCEH and each such Guarantor to provide for the extension of the 2013 Revolving Credit Commitments and related 2013 Revolving Credit Loans, and has determined that, in connection with its attempts to extend the maturity dates of the outstanding 2013 Revolving Credit Commitments and corresponding 2013 Revolving Credit Loans, it is not able to obtain financing or liquidity for any such extensions on more favorable terms than those provided for in connection with this Agreement and the December 2012 Extension Amendment (as defined below);

WHEREAS, in light of the foregoing, concurrently herewith, the Borrower, certain 2013 Revolving Credit Lenders, the Administrative Agent, the Collateral Agent and certain other parties are entering into that certain December 2012 Extension Amendment for the purpose of extending and reclassifying the 2013 Revolving Credit Commitments and related 2013 Revolving Credit Loans of certain 2013 Revolving Credit Lenders to 2016 Revolving Credit Commitments and related 2016 Revolving Credit Loans in the amounts and manner set forth therein and in connection therewith the Borrower has agreed to pay the Extension Fee set forth therein by deeming such Lenders to have made Incremental 2012 Term Loans (as defined below) to the Borrower in an aggregate amount and upon the terms set forth in this Agreement;

WHEREAS, the Borrower has notified the Administrative Agent that it is requesting Incremental Term Loans be deemed to have been made pursuant to Section 2.14 of the Credit Agreement in an aggregate principal amount of $340,000,000.00;

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish Incremental Term Loans by, among other things, entering into one or more Incremental Amendments with any existing Lender and/or Additional Lender agreeing to provide (or be deemed to have provided) such Incremental Term Loans (each such Lender or Additional Lender agreeing to provide (or be deemed to have provided) Incremental 2012 Term Loans and any assignees thereof are referred to herein as “Incremental 2012 Term Lenders”) and the Administrative Agent and the Collateral Agent; and

WHEREAS, each Incremental 2012 Term Lender party hereto as of the date hereof has indicated its willingness to be deemed to have provided Incremental 2012 Term Loans to the Borrower;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.	Incremental 2012 Term Loans.

(a) Subject to and upon the terms and conditions set forth herein and pursuant to the provisions of Section 2.14 of the Credit Agreement, each Incremental 2012 Term Lender, severally, but not jointly, shall be deemed to have made Incremental 2012 Term Loans on the Incremental 2012 Term Effective Date (as defined below) to the Borrower in Dollars, in an aggregate principal amount equal to the amount set forth opposite such Lender’s name on Schedule 1.1 hereto as such Lender’s “Incremental 2012 Term Commitment”. The initial aggregate principal amount of Incremental 2012 Term Commitments shall be $340,000,000.00.

(b) Each Incremental 2012 Term Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents and the exhibits thereto, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Incremental 2012 Term Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

2.	Amendment. Effective on the Incremental 2012 Term Effective Date (as defined below) and subject to the satisfaction of the terms and conditions set forth herein:

(a) The following definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical location:

“Incremental 2012 Term Commitment” shall mean, in the case of each Lender that is a Lender on the Incremental 2012 Term Effective Date, the amount set forth opposite such Lender’s name on Schedule 1.1 to Incremental Amendment No. 1 as such Lender’s “Incremental 2012 Term Commitment”. The aggregate amount of the Incremental 2012 Term Commitments as of the Incremental 2012 Term Effective Date is $340,000,000.00.

“Incremental 2012 Term Effective Date” shall mean the first Business Day on which all of the conditions precedent set forth in Section 5 of Incremental Amendment No. 1 have been satisfied or waived, which date is January 4, 2013.

“Incremental 2012 Term Facility” shall mean the Incremental 2012 Term Commitments and the Incremental 2012 Term Loans.

“Incremental 2012 Term Lenders” shall mean, at any time, any Lender that has an Incremental 2012 Term Commitment at such time or that holds any Incremental 2012 Term Loans at any time.

“Incremental 2012 Term Loans” shall have the meaning provided to such term in Section 2.1(a)(v).

“Incremental Amendment No. 1” shall mean Incremental Amendment No. 1 to this Agreement, dated as of January 4, 2013, by and among US Holdings, the Borrower, the Subsidiary Guarantors party thereto, the Incremental 2012 Term Lenders party thereto, the Administrative Agent and the Collateral Agent.

(b) Each of the following definitions set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“2017 Term Loan” shall mean an Original Term Loan the maturity of which has been extended on the 2011 Term/Deposit L/C Extension Effective Date to the 2017 Term Loan Maturity Date pursuant to Amendment No. 2 and any Incremental 2012 Term Loan. The aggregate principal amount of 2017 Term Loans outstanding as of the Incremental 2012 Term Effective Date is $15,710,521,799.21.

“Class”, when used in reference to any Loan, Posting Advance or Borrowing, shall refer to whether such Loan or Posting Advance, or the Loans or Posting Advances comprising such Borrowing, are 2013 Revolving Credit Loans, 2016 Revolving Credit Loans, 2014 Term Loans, 2017 Term Loans, Incremental Term Loans, 2014 Deposit L/C Loans, 2017 Deposit L/C Loans, Incremental Deposit L/C Loans, Extended Term Loans (of the same Extension Series, but other than the 2017 Term Loans), Extended Revolving Credit Loans (of the same Extension Series, but other than the 2016 Revolving Credit Loans), Extended Deposit L/C Loans (of the same Extension Series, but other than the 2017 Deposit L/C Loans), New Revolving Credit Loans (made pursuant to the same tranche), Swingline Loans or Posting Advances and, when used in reference to any Commitment, refers to whether such Commitment is a 2013 Revolving Credit Commitment, a 2016 Revolving Credit Commitment, an Incremental Term Loan Commitment, an Incremental Deposit L/C Loan Commitment, an Extended Revolving Credit Commitment (of the same Extension Series, but other than the

2016 Revolving Credit Commitments), a New Revolving Credit Commitment (made pursuant to the same tranche), a Swingline Commitment or a Posting Commitment. Notwithstanding anything herein to the contrary, for all purposes of this Agreement (including without limitation the definitions of “Applicable ABR Margin” and “Applicable LIBOR Margin” and Sections 5.1, 5.2 and 13.1) other than Sections 2.5(e) and 13.6, Incremental 2012 Term Loans shall be deemed to be of the same Class as the 2017 Term Loans.

“Incremental Amendment” shall have the meaning set forth in Section 2.14(g) and, for the avoidance of doubt, shall include Incremental Amendment No. 1.

“Incremental Term Loan Commitment” shall mean the commitment of any lender to make Incremental Term Loans of a particular tranche pursuant to Section 2.14(a) and, for the avoidance of doubt, shall include any Incremental 2012 Term Commitment.

“Incremental Term Loan Facility” shall mean each tranche of Incremental Term Loans made pursuant to Section 2.14 and, for the avoidance of doubt, shall include the Incremental 2012 Term Facility.

“Incremental Term Loans” shall have the meaning provided in Section 2.14(a) and, for the avoidance of doubt, shall also include the Incremental 2012 Term Loans.

(c) Section 2.1(a) of the Credit Agreement is hereby amended by adding the following new clause (v) immediately following clause (iv) thereof:

“(v) Subject to and upon the terms and conditions set forth in this Agreement, Section 2.14 and the Incremental Amendment No. 1, each Lender having any Incremental 2012 Term Loan Commitment as of the Incremental 2012 Term Effective Date shall be deemed to have made a loan or loans (each an “Incremental 2012 Term Loan” and, collectively, the “Incremental 2012 Term Loans”) in Dollars on the Incremental 2012 Term Effective Date to the Borrower. Notwithstanding anything herein to the contrary, for all purposes of this Agreement (including without limitation the definitions of “Applicable ABR Margin” and “Applicable LIBOR Margin” and Sections 5.1, 5.2 and 13.1) other than Sections 2.5(e) and 13.6, (x) Incremental 2012 Term Loans shall have terms and conditions identical to those applicable to the 2017 Term Loans (including without limitation the same maturity date as the 2017 Term Loans), (y) Incremental 2012 Term Loans shall be deemed to be of the same Class as the 2017 Term Loans and (z) from and after the Incremental 2012 Term Effective Date, Incremental 2012 Term Lenders shall be deemed to be 2017 Term Lenders and Incremental 2012 Term Loans shall be deemed to be 2017 Term Loans.”

(d) Section 2.5(b) of the Credit Agreement is hereby amended by adding the phrase “the sum of” after “(y)” in the sixth to last line thereof, and adding the phrase “plus the amount of all Incremental 2012 Term Loans outstanding on the Incremental 2012 Term Effective Date” after “2.1(d)(iii))” in the third to last line thereof.

(e) Section 9.13 of the Credit Agreement is hereby amended by adding the following after the word “Agreement” and prior to the period at the end of such Section “and, in the case of the Incremental 2012 Term Loans, for the purposes set forth in the December 2012 Extension Amendment”.

(f) Section 13.6 of the Credit Agreement is hereby amended by adding the following new clause (j) immediately following clause (i) thereof:

“(j) Notwithstanding anything herein to the contrary, (x) Incremental 2012 Term Loans shall constitute a separate Class of Loans from all other 2017 Term Loans for purposes of Section 2.5(e) and this Section 13.6, (y) in connection with any assignment of Incremental 2012 Term Loans by a Lender that is an Incremental 2012 Term Lender on the Incremental 2012 Term Effective Date or by any Lender that subsequently acquires any Incremental 2012 Term Loans, such assigning Lender shall identify the Loans so assigned as being Incremental 2012 Term Loans in the applicable Assignment and Acceptance and (z) any promissory note evidencing Incremental 2012 Term Loans provided to a Lender pursuant to clause (d) of this Section 13.6 shall be in substantially the form of Exhibit K-2-B as modified in a manner reasonably acceptable to such Lender to identify the Loans evidenced thereby as being Incremental 2012 Term Loans.”

3.	Proposed Borrowing; Consent with Respect to the Interest Period. This Agreement represents the Borrower’s request that Incremental 2012 Term Loans in the aggregate principal amount set forth in Section 1(a) hereof be deemed made on the Incremental 2012 Term Effective Date (the “Initial Incremental 2012 Borrowings”) as a Eurocurrency Borrowing having an Interest Period beginning on the Incremental 2012 Term Effective Date and ending on the same date as the Interest Period then applicable to the LIBOR 2017 Term Borrowing then outstanding with a one month Interest Period, and each Incremental 2012 Term Lender hereby consents to such Interest Period. In addition, the parties hereto agree that such Initial Incremental 2012 Borrowing shall have the same LIBOR Rate as such corresponding 2017 Term Borrowing as in effect as of the Incremental 2012 Term Effective Date.

4.

Credit Agreement Governs. Notwithstanding anything therein to the contrary, for all purposes of the Credit Agreement (including without limitation the definitions of “Applicable ABR Margin” and “Applicable LIBOR Margin” and Sections 5.1, 5.2 and 13.1 thereof) other than Sections 2.5(e) and 13.6 thereof, (x) Incremental 2012 Term Loans shall have terms and conditions identical to those applicable to the 2017 Term Loans (including without limitation the same maturity date as the 2017 Term Loans), (y) Incremental 2012 Term Loans shall be deemed to be of the same Class as the 2017 Term Loans and (z) from and after the Incremental 2012 Term Effective Date, Incremental 2012 Term Lenders shall be deemed to be 2017 Term Lenders and Incremental 2012 Term Loans shall be deemed to be 2017 Term Loans. The Incremental 2012 Term Loans shall otherwise be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Credit Parties or any provisions regarding the rights of the Lenders, of the Credit Agreement and the other Credit Documents and, from and after the Incremental 2012 Term Effective Date each reference in the Credit Agreement to “Term Loan,” “Term Loans,” “Loan,” “Loans”, “Incremental Term Loan”, “Incremental Term Loans” or (except in the case of Sections 2.5(e) and 13.6 of the Credit Agreement) “2017 Term Loan” or “2017 Term Loans” shall be deemed to include the Incremental 2012 Term Loans, each reference in the Credit Agreement to “Commitment”, “Commitments”, “Incremental Term Loan Commitment” or “Incremental Term Loan Commitments” shall be deemed to include the Incremental 2012 Term Commitments and each reference to “Lender”, “Lenders”, “Term Lender”, “Term Lenders” or (except in the case of Sections 2.5(e) and 13.6 of the Credit Agreement) “2017 Term Lender” or “2017 Term Lenders” shall be deemed to include the Incremental 2012 Term Lenders, and other related terms will have correlative meanings mutatis mutandis.

5.	Conditions to Effectiveness. This Agreement shall become effective on the date (the “Incremental 2012 Term Effective Date”) that is the first Business Day on which the following conditions are satisfied or waived (provided that Section 2 hereof may be modified to make ministerial changes to reflect the completion of the Incremental 2012 Term Effective Date in a manner as reasonably agreed between the Borrower and the Administrative Agent):

(a) the Administrative Agent shall have received executed signature pages to this Amendment from US Holdings, the Borrower, each other Credit Party that is party to a Credit Document and Citibank, N.A., in its capacity as Administrative Agent and Collateral Agent;

(b) each of the conditions to effectiveness of the December 2012 Extension Amendment shall have been satisfied except with respect to the payment of the Extension Fee set forth therein;

(c) the Administrative Agent shall have received (A) a certificate of an Authorized Officer of each Credit Party attaching (x) a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the board of directors, other managers or general partner of each Credit Party (or a duly authorized committee thereof) authorizing the execution, delivery and performance of this Agreement and the December 2012 Extension Amendment and the performance of the Credit Agreement and the other Credit Documents, in each case as modified by this Agreement and the December 2012 Extension Amendment, (y) true and complete copies of the Organizational Documents of the Credit Parties (which may be incorporated by reference into such certificate to the extent the same are publicly available on the SEC’s website at www.sec.gov in filings identified in such certificate), in each case certified as of the Incremental 2012 Term Effective Date by such Authorized Officer as being in full force and effect without modification or amendment, (B) signature and incumbency certificates of each officer executing this Agreement and the December 2012 Extension Amendment or any other document delivered in connection herewith or therewith on behalf of each Credit Party and (C) good standing certificates for each Credit Party for each jurisdiction in which such Credit Party is organized; and

(d) the Administrative Agent shall have received from Gibson, Dunn & Crutcher LLP and Simpson Thacher & Bartlett LLP, counsel to the Borrower, executed legal opinions covering such matters as the Administrative Agent may reasonably request and otherwise reasonably satisfactory to the Administrative Agent.

6.	Borrower’s Certifications. By its execution of this Agreement, the undersigned officer, to the best of his or her knowledge certifies, and the Borrower hereby represents and warrants:

(a) The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date.

(b) No event has occurred and is continuing or would result from the consummation of the proposed Borrowing contemplated hereby that would constitute a Default or an Event of Default.

(c) The execution and delivery of this Agreement by the Credit Parties has been duly authorized, and each of this Agreement, the December 2012 Extension Amendment and each other Credit Document to which any Credit Party is a party (as such Credit Documents may be amended hereby) constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

(d) The execution, delivery and performance by the Credit Parties of this Agreement will not (a) contravene any applicable provision of any material Applicable Law (including material Environmental Laws), (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of US Holdings, the Borrower or any Restricted Subsidiary (other than Liens created under the Credit Documents or Liens subject to the Intercreditor Agreement) pursuant to the terms of any material indenture (including the Existing Notes Indentures), loan agreement, lease agreement, mortgage, deed of trust or other material agreement or instrument to which US Holdings, the Borrower or any Restricted Subsidiary is a party or by which it or any of its property or assets is bound other than any such breach, default or Lien that could not reasonably be expected to result in a Material Adverse Effect, or (c) violate any provision of the Organizational Documents of US Holdings, the Borrower or any Restricted Subsidiary.

(e) The execution, delivery and performance by the Credit Parties of this Agreement and the December 2012 Extension Amendment will not contravene or result in a breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, any Credit Document (including, without limitation, Sections 2.14 and 10.9 of the Credit Agreement), and after giving effect to this Agreement and the December 2012 Extension Amendment, the Incremental 2012 Term Loans shall be Obligations under the Credit Agreement, secured by all liens created under the Credit Documents (which liens shall continue to be perfected and secured immediately after giving effect to this Agreement and the December 2012 Extension Amendment) and having the benefit of all guarantees made pursuant to the Guarantee, in each case to the same extent as the Obligations in respect of the 2013 Revolving Credit Commitments as in effect immediately prior to the effectiveness of this Agreement and the December 2012 Extension Amendment. Without limiting the foregoing, for purposes of clarity, the Incremental 2012 Term Loans shall for all purposes be pari passu with, and entitled to all benefits, rights, and remedies of, the existing 2017 Term Loans.

(f) Each entity that is required to be a Guarantor under the Credit Agreement has executed this Agreement and the December 2012 Extension Amendment.

(g) Immediately after giving effect to this Agreement, the Borrower will have $410,000,000.00 of availability to incur Incremental Loans.

7.	Notice. For purposes of the Credit Agreement, the initial notice address of each Incremental 2012 Term Lender shall be as set forth in Section 13.2(b) of the Credit Agreement.

8.	Recordation of the Incremental 2012 Term Loans. Upon execution and delivery hereof, the Administrative Agent will record the Incremental 2012 Term Loans made by each Incremental 2012 Term Lender in the Register as Incremental 2012 Term Loans.

9.	Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

10.	Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

11.	GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12.

Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

13.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

14.	Effect of Amendment. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the other Secured Parties under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Credit Document, and each Credit Party acknowledges and agrees that each of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Credit Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Each Credit Party reaffirms its obligations under the Credit Documents to which it is party and the validity of the Liens granted by it pursuant to the Security Documents. From and after the effective date of this Agreement, all references to the Credit Agreement in any Credit Document shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Agreement. This Agreement shall constitute a Credit Document.

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Incremental Amendment No. 1 as of the date first written above.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

By:	/s/ Anthony Horton
Name: Anthony Horton
Title: Treasurer

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

By:	/s/ Anthony Horton
Name: Anthony Horton
Title: Treasurer

[Signature Page to Incremental Amendment No. 1]

4CHANGE ENERGY COMPANY

4CHANGE ENERGY HOLDINGS LLC

BIG BROWN 3 POWER COMPANY LLC

BIG BROWN LIGNITE COMPANY LLC

BIG BROWN POWER COMPANY LLC

COLLIN POWER COMPANY LLC

DECORDOVA POWER COMPANY LLC

GENERATION MT COMPANY LLC

GENERATION SVC COMPANY

LAKE CREEK 3 POWER COMPANY LLC

LUMINANT BIG BROWN MINING COMPANY LLC

LUMINANT ENERGY COMPANY LLC

LUMINANT ENERGY TRADING CALIFORNIA COMPANY

LUMINANT ET SERVICES COMPANY

LUMINANT GENERATION COMPANY LLC

LUMINANT HOLDING COMPANY LLC

LUMINANT MINERAL DEVELOPMENT COMPANY LLC

LUMINANT MINING COMPANY LLC

LUMINANT RENEWABLES COMPANY LLC

MARTIN LAKE 4 POWER COMPANY LLC

MONTICELLO 4 POWER COMPANY LLC

MORGAN CREEK 7 POWER COMPANY LLC

NCA RESOURCES DEVELOPMENT COMPANY LLC

OAK GROVE MANAGEMENT COMPANY LLC

OAK GROVE MINING COMPANY LLC OAK GROVE POWER COMPANY LLC

SANDOW POWER COMPANY LLC

TCEH FINANCE, INC.

TRADINGHOUSE 3 & 4 POWER COMPANY LLC

TRADINGHOUSE POWER COMPANY LLC

TXU ENERGY RETAIL COMPANY LLC

TXU ENERGY SOLUTIONS COMPANY LLC

TXU RETAIL SERVICES COMPANY

TXU SEM COMPANY

VALLEY NG POWER COMPANY LLC

VALLEY POWER COMPANY LLC

By:	/s/ Anthony Horton
Name: Anthony Horton
Title: Treasurer

[Signature Page to Incremental Amendment No. 1]

Bank of America, N.A., as an Incremental 2012 Term Lender

By:	/s/ Jonathan M Barnes
Name:	Jonathan M Barnes
Title:	Vice President

[Signature Page to Incremental Amendment No. 1]

Citibank N.A., as an Incremental 2012 Term Lender

By:	/s/ Michael Eliason
Name:	Michael Eliason
Title:	Attorney-In-Fact

[Signature Page to Incremental Amendment No. 1]

Deutsche Bank AG, London Branch

By: DB Services New Jersey, Inc.

as an Incremental 2012 Term Lender

By:	/s/ Christine LaMonaca
Name:	Christine LaMonaca
Title:	Assistant Vice President

By:	/s/ Deirdre Cesario
Name:	Deirdre Cesario
Title:	Assistant Vice President

[Signature Page to Incremental Amendment No. 1]

Deutsche Bank AG Cayman Islands Branch

By: DB Services New Jersey, Inc.

as an Incremental 2012 Term Lender

By:	/s/ Christine LaMonaca
Name:	Christine LaMonaca
Title:	Assistant Vice President

By:	/s/ Deirdre Cesario
Name:	Deirdre Cesario
Title:	Assistant Vice President

[Signature Page to Incremental Amendment No. 1]

THE ROYAL BANK OF SCOTLAND PLC By: RBS Securities Inc., its agent, as an Incremental 2012 Term Lender

By:	/s/ Matthew S. Rosencrans
Name:	Matthew S. Rosencrans
Title:	Vice President

[Signature Page to Incremental Amendment No. 1]

UBS AG, Stamford Branch,
as an Incremental 2012 Term Lender

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Director

By:	/s/ Joselin Fernandes
Name:	Joselin Fernandes
Title:	Associate Director

[Signature Page to Incremental Amendment No. 1]

CCP Credit Acquisition Holdings L.L.C., as an Incremental 2012 Term Lender

By:	/s/ Gordon Morrison
Name:	Gordon Morrison
Title:	Authorized Signatory

[Signature Page to Incremental Amendment No. 1]

Centerbridge Special Credit Partners, L.P., as an Incremental 2012 Term Lender

By:	/s/ Gordon Morrison
Name:	Gordon Morrison
Title:	Authorized Signatory

[Signature Page to Incremental Amendment No. 1]

Consented to by: CITIBANK, N.A., as Administrative Agent and Collateral Agent

By:	/s/ Kirkwood Roland
Name: Kirkwood Roland
Title: Director & Vice President

[Signature Page to Incremental Amendment No. 1]

SCHEDULE 1.1

TO INCREMENTAL AMENDMENT

Incremental 2012 Term Commitments

Name of Incremental 2012 Term Loan Lender	Incremental 2012 Term Commitment
Bank of America, N.A.	$9,809,373.63
Citibank, N.A.	$69,141,205.40
Deutsche Bank AG, London Branch	$7,900,166.68
Deutsche Bank AG Cayman Islands Branch	$21,330,450.03
The Royal Bank of Scotland PLC	$5,266,777.84
UBS AG, Stamford Branch	$2,633,388.89
CCP Credit Acquisition Holdings, L.L.C.	$172,232,027.23
Centerbridge Special Credit Partners, L.P.	$51,686,610.30
Total:	$340,000,000.00

Schedule 1.1 to Incremental Amendment No. 1

Exhibit 10.2

EXECUTION VERSION

INCREMENTAL AMENDMENT

INCREMENTAL AMENDMENT NO. 1, dated as of January 4, 2013 (this “Agreement”), by and among the initial Incremental 2012 Term Lenders (as hereinafter defined), ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY, a Texas Corporation (“US Holdings”), TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC, a Delaware limited liability company (the “Borrower”), the undersigned Credit Parties and CITIBANK, N.A., as Administrative Agent and as Collateral Agent.

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of October 10, 2007 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among US Holdings, the Borrower, the Lenders party thereto, Citibank, N.A., as Administrative Agent and Collateral Agent and the other parties named therein (capitalized terms used in this Agreement but not defined herein having the meaning provided in the Credit Agreement);

WHEREAS, TCEH and each of the Guarantors has determined that it is integral to the liquidity, financial condition and business prospects of TCEH and each such Guarantor to provide for the extension of the 2013 Revolving Credit Commitments and related 2013 Revolving Credit Loans, and has determined that, in connection with its attempts to extend the maturity dates of the outstanding 2013 Revolving Credit Commitments and corresponding 2013 Revolving Credit Loans, it is not able to obtain financing or liquidity for any such extensions on more favorable terms than those provided for in connection with this Agreement and the December 2012 Extension Amendment (as defined below);

WHEREAS, in light of the foregoing, concurrently herewith, the Borrower, certain 2013 Revolving Credit Lenders, the Administrative Agent, the Collateral Agent and certain other parties are entering into that certain December 2012 Extension Amendment for the purpose of extending and reclassifying the 2013 Revolving Credit Commitments and related 2013 Revolving Credit Loans of certain 2013 Revolving Credit Lenders to 2016 Revolving Credit Commitments and related 2016 Revolving Credit Loans in the amounts and manner set forth therein and in connection therewith the Borrower has agreed to pay the Extension Fee set forth therein by deeming such Lenders to have made Incremental 2012 Term Loans (as defined below) to the Borrower in an aggregate amount and upon the terms set forth in this Agreement;

WHEREAS, the Borrower has notified the Administrative Agent that it is requesting Incremental Term Loans be deemed to have been made pursuant to Section 2.14 of the Credit Agreement in an aggregate principal amount of $340,000,000.00;

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish Incremental Term Loans by, among other things, entering into one or more Incremental Amendments with any existing Lender and/or Additional Lender agreeing to provide (or be deemed to have provided) such Incremental Term Loans (each such Lender or Additional Lender agreeing to provide (or be deemed to have provided) Incremental 2012 Term Loans and any assignees thereof are referred to herein as “Incremental 2012 Term Lenders”) and the Administrative Agent and the Collateral Agent; and

WHEREAS, each Incremental 2012 Term Lender party hereto as of the date hereof has indicated its willingness to be deemed to have provided Incremental 2012 Term Loans to the Borrower;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.	Incremental 2012 Term Loans.

(a) Subject to and upon the terms and conditions set forth herein and pursuant to the provisions of Section 2.14 of the Credit Agreement, each Incremental 2012 Term Lender, severally, but not jointly, shall be deemed to have made Incremental 2012 Term Loans on the Incremental 2012 Term Effective Date (as defined below) to the Borrower in Dollars, in an aggregate principal amount equal to the amount set forth opposite such Lender’s name on Schedule 1.1 hereto as such Lender’s “Incremental 2012 Term Commitment”. The initial aggregate principal amount of Incremental 2012 Term Commitments shall be $340,000,000.00.

(b) Each Incremental 2012 Term Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents and the exhibits thereto, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Incremental 2012 Term Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

2.	Amendment. Effective on the Incremental 2012 Term Effective Date (as defined below) and subject to the satisfaction of the terms and conditions set forth herein:

(a) The following definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical location:

“Incremental 2012 Term Commitment” shall mean, in the case of each Lender that is a Lender on the Incremental 2012 Term Effective Date, the amount set forth opposite such Lender’s name on Schedule 1.1 to Incremental Amendment No. 1 as such Lender’s “Incremental 2012 Term Commitment”. The aggregate amount of the Incremental 2012 Term Commitments as of the Incremental 2012 Term Effective Date is $340,000,000.00.

“Incremental 2012 Term Effective Date” shall mean the first Business Day on which all of the conditions precedent set forth in Section 5 of Incremental Amendment No. 1 have been satisfied or waived, which date is January 4, 2013.

“Incremental 2012 Term Facility” shall mean the Incremental 2012 Term Commitments and the Incremental 2012 Term Loans.

“Incremental 2012 Term Lenders” shall mean, at any time, any Lender that has an Incremental 2012 Term Commitment at such time or that holds any Incremental 2012 Term Loans at any time.

“Incremental 2012 Term Loans” shall have the meaning provided to such term in Section 2.1(a)(v).

“Incremental Amendment No. 1” shall mean Incremental Amendment No. 1 to this Agreement, dated as of January 4, 2013, by and among US Holdings, the Borrower, the Subsidiary Guarantors party thereto, the Incremental 2012 Term Lenders party thereto, the Administrative Agent and the Collateral Agent.

(b) Each of the following definitions set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“2017 Term Loan” shall mean an Original Term Loan the maturity of which has been extended on the 2011 Term/Deposit L/C Extension Effective Date to the 2017 Term Loan Maturity Date pursuant to Amendment No. 2 and any Incremental 2012 Term Loan. The aggregate principal amount of 2017 Term Loans outstanding as of the Incremental 2012 Term Effective Date is $15,710,521,799.21.

“Class”, when used in reference to any Loan, Posting Advance or Borrowing, shall refer to whether such Loan or Posting Advance, or the Loans or Posting Advances comprising such Borrowing, are 2013 Revolving Credit Loans, 2016 Revolving Credit Loans, 2014 Term Loans, 2017 Term Loans, Incremental Term Loans, 2014 Deposit L/C Loans, 2017 Deposit L/C Loans, Incremental Deposit L/C Loans, Extended Term Loans (of the same Extension Series, but other than the 2017 Term Loans), Extended Revolving Credit Loans (of the same Extension Series, but other than the 2016 Revolving Credit Loans), Extended Deposit L/C Loans (of the same Extension Series, but other than the 2017 Deposit L/C Loans), New Revolving Credit Loans (made pursuant to the same tranche), Swingline Loans or Posting Advances and, when used in reference to any Commitment, refers to whether such Commitment is a 2013 Revolving Credit Commitment, a 2016 Revolving Credit Commitment, an Incremental Term Loan Commitment, an Incremental Deposit L/C Loan Commitment, an Extended Revolving Credit Commitment (of the same Extension Series, but other than the

2016 Revolving Credit Commitments), a New Revolving Credit Commitment (made pursuant to the same tranche), a Swingline Commitment or a Posting Commitment. Notwithstanding anything herein to the contrary, for all purposes of this Agreement (including without limitation the definitions of “Applicable ABR Margin” and “Applicable LIBOR Margin” and Sections 5.1, 5.2 and 13.1) other than Sections 2.5(e) and 13.6, Incremental 2012 Term Loans shall be deemed to be of the same Class as the 2017 Term Loans.

“Incremental Amendment” shall have the meaning set forth in Section 2.14(g) and, for the avoidance of doubt, shall include Incremental Amendment No. 1.

“Incremental Term Loan Commitment” shall mean the commitment of any lender to make Incremental Term Loans of a particular tranche pursuant to Section 2.14(a) and, for the avoidance of doubt, shall include any Incremental 2012 Term Commitment.

“Incremental Term Loan Facility” shall mean each tranche of Incremental Term Loans made pursuant to Section 2.14 and, for the avoidance of doubt, shall include the Incremental 2012 Term Facility.

“Incremental Term Loans” shall have the meaning provided in Section 2.14(a) and, for the avoidance of doubt, shall also include the Incremental 2012 Term Loans.

(c) Section 2.1(a) of the Credit Agreement is hereby amended by adding the following new clause (v) immediately following clause (iv) thereof:

“(v) Subject to and upon the terms and conditions set forth in this Agreement, Section 2.14 and the Incremental Amendment No. 1, each Lender having any Incremental 2012 Term Loan Commitment as of the Incremental 2012 Term Effective Date shall be deemed to have made a loan or loans (each an “Incremental 2012 Term Loan” and, collectively, the “Incremental 2012 Term Loans”) in Dollars on the Incremental 2012 Term Effective Date to the Borrower. Notwithstanding anything herein to the contrary, for all purposes of this Agreement (including without limitation the definitions of “Applicable ABR Margin” and “Applicable LIBOR Margin” and Sections 5.1, 5.2 and 13.1) other than Sections 2.5(e) and 13.6, (x) Incremental 2012 Term Loans shall have terms and conditions identical to those applicable to the 2017 Term Loans (including without limitation the same maturity date as the 2017 Term Loans), (y) Incremental 2012 Term Loans shall be deemed to be of the same Class as the 2017 Term Loans and (z) from and after the Incremental 2012 Term Effective Date, Incremental 2012 Term Lenders shall be deemed to be 2017 Term Lenders and Incremental 2012 Term Loans shall be deemed to be 2017 Term Loans.”

(d) Section 2.5(b) of the Credit Agreement is hereby amended by adding the phrase “the sum of” after “(y)” in the sixth to last line thereof, and adding the phrase “plus the amount of all Incremental 2012 Term Loans outstanding on the Incremental 2012 Term Effective Date” after “2.1(d)(iii))” in the third to last line thereof.

(e) Section 9.13 of the Credit Agreement is hereby amended by adding the following after the word “Agreement” and prior to the period at the end of such Section “and, in the case of the Incremental 2012 Term Loans, for the purposes set forth in the December 2012 Extension Amendment”.

(f) Section 13.6 of the Credit Agreement is hereby amended by adding the following new clause (j) immediately following clause (i) thereof:

“(j) Notwithstanding anything herein to the contrary, (x) Incremental 2012 Term Loans shall constitute a separate Class of Loans from all other 2017 Term Loans for purposes of Section 2.5(e) and this Section 13.6, (y) in connection with any assignment of Incremental 2012 Term Loans by a Lender that is an Incremental 2012 Term Lender on the Incremental 2012 Term Effective Date or by any Lender that subsequently acquires any Incremental 2012 Term Loans, such assigning Lender shall identify the Loans so assigned as being Incremental 2012 Term Loans in the applicable Assignment and Acceptance and (z) any promissory note evidencing Incremental 2012 Term Loans provided to a Lender pursuant to clause (d) of this Section 13.6 shall be in substantially the form of Exhibit K-2-B as modified in a manner reasonably acceptable to such Lender to identify the Loans evidenced thereby as being Incremental 2012 Term Loans.”

3.	Proposed Borrowing; Consent with Respect to the Interest Period. This Agreement represents the Borrower’s request that Incremental 2012 Term Loans in the aggregate principal amount set forth in Section 1(a) hereof be deemed made on the Incremental 2012 Term Effective Date (the “Initial Incremental 2012 Borrowings”) as a Eurocurrency Borrowing having an Interest Period beginning on the Incremental 2012 Term Effective Date and ending on the same date as the Interest Period then applicable to the LIBOR 2017 Term Borrowing then outstanding with a one month Interest Period, and each Incremental 2012 Term Lender hereby consents to such Interest Period. In addition, the parties hereto agree that such Initial Incremental 2012 Borrowing shall have the same LIBOR Rate as such corresponding 2017 Term Borrowing as in effect as of the Incremental 2012 Term Effective Date.

4.

Credit Agreement Governs. Notwithstanding anything therein to the contrary, for all purposes of the Credit Agreement (including without limitation the definitions of “Applicable ABR Margin” and “Applicable LIBOR Margin” and Sections 5.1, 5.2 and 13.1 thereof) other than Sections 2.5(e) and 13.6 thereof, (x) Incremental 2012 Term Loans shall have terms and conditions identical to those applicable to the 2017 Term Loans (including without limitation the same maturity date as the 2017 Term Loans), (y) Incremental 2012 Term Loans shall be deemed to be of the same Class as the 2017 Term Loans and (z) from and after the Incremental 2012 Term Effective Date, Incremental 2012 Term Lenders shall be deemed to be 2017 Term Lenders and Incremental 2012 Term Loans shall be deemed to be 2017 Term Loans. The Incremental 2012 Term Loans shall otherwise be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Credit Parties or any provisions regarding the rights of the Lenders, of the Credit Agreement and the other Credit Documents and, from and after the Incremental 2012 Term Effective Date each reference in the Credit Agreement to “Term Loan,” “Term Loans,” “Loan,” “Loans”, “Incremental Term Loan”, “Incremental Term Loans” or (except in the case of Sections 2.5(e) and 13.6 of the Credit Agreement) “2017 Term Loan” or “2017 Term Loans” shall be deemed to include the Incremental 2012 Term Loans, each reference in the Credit Agreement to “Commitment”, “Commitments”, “Incremental Term Loan Commitment” or “Incremental Term Loan Commitments” shall be deemed to include the Incremental 2012 Term Commitments and each reference to “Lender”, “Lenders”, “Term Lender”, “Term Lenders” or (except in the case of Sections 2.5(e) and 13.6 of the Credit Agreement) “2017 Term Lender” or “2017 Term Lenders” shall be deemed to include the Incremental 2012 Term Lenders, and other related terms will have correlative meanings mutatis mutandis.

5.	Conditions to Effectiveness. This Agreement shall become effective on the date (the “Incremental 2012 Term Effective Date”) that is the first Business Day on which the following conditions are satisfied or waived (provided that Section 2 hereof may be modified to make ministerial changes to reflect the completion of the Incremental 2012 Term Effective Date in a manner as reasonably agreed between the Borrower and the Administrative Agent):

(a) the Administrative Agent shall have received executed signature pages to this Amendment from US Holdings, the Borrower, each other Credit Party that is party to a Credit Document and Citibank, N.A., in its capacity as Administrative Agent and Collateral Agent;

(b) each of the conditions to effectiveness of the December 2012 Extension Amendment shall have been satisfied except with respect to the payment of the Extension Fee set forth therein;

(c) the Administrative Agent shall have received (A) a certificate of an Authorized Officer of each Credit Party attaching (x) a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the board of directors, other managers or general partner of each Credit Party (or a duly authorized committee thereof) authorizing the execution, delivery and performance of this Agreement and the December 2012 Extension Amendment and the performance of the Credit Agreement and the other Credit Documents, in each case as modified by this Agreement and the December 2012 Extension Amendment, (y) true and complete copies of the Organizational Documents of the Credit Parties (which may be incorporated by reference into such certificate to the extent the same are publicly available on the SEC’s website at www.sec.gov in filings identified in such certificate), in each case certified as of the Incremental 2012 Term Effective Date by such Authorized Officer as being in full force and effect without modification or amendment, (B) signature and incumbency certificates of each officer executing this Agreement and the December 2012 Extension Amendment or any other document delivered in connection herewith or therewith on behalf of each Credit Party and (C) good standing certificates for each Credit Party for each jurisdiction in which such Credit Party is organized; and

(d) the Administrative Agent shall have received from Gibson, Dunn & Crutcher LLP and Simpson Thacher & Bartlett LLP, counsel to the Borrower, executed legal opinions covering such matters as the Administrative Agent may reasonably request and otherwise reasonably satisfactory to the Administrative Agent.

6.	Borrower’s Certifications. By its execution of this Agreement, the undersigned officer, to the best of his or her knowledge certifies, and the Borrower hereby represents and warrants:

(a) The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date.

(b) No event has occurred and is continuing or would result from the consummation of the proposed Borrowing contemplated hereby that would constitute a Default or an Event of Default.

(c) The execution and delivery of this Agreement by the Credit Parties has been duly authorized, and each of this Agreement, the December 2012 Extension Amendment and each other Credit Document to which any Credit Party is a party (as such Credit Documents may be amended hereby) constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

(d) The execution, delivery and performance by the Credit Parties of this Agreement will not (a) contravene any applicable provision of any material Applicable Law (including material Environmental Laws), (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of US Holdings, the Borrower or any Restricted Subsidiary (other than Liens created under the Credit Documents or Liens subject to the Intercreditor Agreement) pursuant to the terms of any material indenture (including the Existing Notes Indentures), loan agreement, lease agreement, mortgage, deed of trust or other material agreement or instrument to which US Holdings, the Borrower or any Restricted Subsidiary is a party or by which it or any of its property or assets is bound other than any such breach, default or Lien that could not reasonably be expected to result in a Material Adverse Effect, or (c) violate any provision of the Organizational Documents of US Holdings, the Borrower or any Restricted Subsidiary.

(e) The execution, delivery and performance by the Credit Parties of this Agreement and the December 2012 Extension Amendment will not contravene or result in a breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, any Credit Document (including, without limitation, Sections 2.14 and 10.9 of the Credit Agreement), and after giving effect to this Agreement and the December 2012 Extension Amendment, the Incremental 2012 Term Loans shall be Obligations under the Credit Agreement, secured by all liens created under the Credit Documents (which liens shall continue to be perfected and secured immediately after giving effect to this Agreement and the December 2012 Extension Amendment) and having the benefit of all guarantees made pursuant to the Guarantee, in each case to the same extent as the Obligations in respect of the 2013 Revolving Credit Commitments as in effect immediately prior to the effectiveness of this Agreement and the December 2012 Extension Amendment. Without limiting the foregoing, for purposes of clarity, the Incremental 2012 Term Loans shall for all purposes be pari passu with, and entitled to all benefits, rights, and remedies of, the existing 2017 Term Loans.

(f) Each entity that is required to be a Guarantor under the Credit Agreement has executed this Agreement and the December 2012 Extension Amendment.

(g) Immediately after giving effect to this Agreement, the Borrower will have $410,000,000.00 of availability to incur Incremental Loans.

7.	Notice. For purposes of the Credit Agreement, the initial notice address of each Incremental 2012 Term Lender shall be as set forth in Section 13.2(b) of the Credit Agreement.

8.	Recordation of the Incremental 2012 Term Loans. Upon execution and delivery hereof, the Administrative Agent will record the Incremental 2012 Term Loans made by each Incremental 2012 Term Lender in the Register as Incremental 2012 Term Loans.

9.	Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

10.	Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

11.	GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12.

Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

13.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

14.	Effect of Amendment. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the other Secured Parties under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Credit Document, and each Credit Party acknowledges and agrees that each of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Credit Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Each Credit Party reaffirms its obligations under the Credit Documents to which it is party and the validity of the Liens granted by it pursuant to the Security Documents. From and after the effective date of this Agreement, all references to the Credit Agreement in any Credit Document shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Agreement. This Agreement shall constitute a Credit Document.

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Incremental Amendment No. 1 as of the date first written above.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

By:	/s/ Anthony Horton
Name: Anthony Horton
Title: Treasurer

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

By:	/s/ Anthony Horton
Name: Anthony Horton
Title: Treasurer

[Signature Page to Incremental Amendment No. 1]

4CHANGE ENERGY COMPANY

4CHANGE ENERGY HOLDINGS LLC

BIG BROWN 3 POWER COMPANY LLC

BIG BROWN LIGNITE COMPANY LLC

BIG BROWN POWER COMPANY LLC

COLLIN POWER COMPANY LLC

DECORDOVA POWER COMPANY LLC

GENERATION MT COMPANY LLC

GENERATION SVC COMPANY

LAKE CREEK 3 POWER COMPANY LLC

LUMINANT BIG BROWN MINING COMPANY LLC

LUMINANT ENERGY COMPANY LLC

LUMINANT ENERGY TRADING CALIFORNIA COMPANY

LUMINANT ET SERVICES COMPANY

LUMINANT GENERATION COMPANY LLC

LUMINANT HOLDING COMPANY LLC

LUMINANT MINERAL DEVELOPMENT COMPANY LLC

LUMINANT MINING COMPANY LLC

LUMINANT RENEWABLES COMPANY LLC

MARTIN LAKE 4 POWER COMPANY LLC

MONTICELLO 4 POWER COMPANY LLC

MORGAN CREEK 7 POWER COMPANY LLC

NCA RESOURCES DEVELOPMENT COMPANY LLC

OAK GROVE MANAGEMENT COMPANY LLC

OAK GROVE MINING COMPANY LLC OAK GROVE POWER COMPANY LLC

SANDOW POWER COMPANY LLC

TCEH FINANCE, INC.

TRADINGHOUSE 3 & 4 POWER COMPANY LLC

TRADINGHOUSE POWER COMPANY LLC

TXU ENERGY RETAIL COMPANY LLC

TXU ENERGY SOLUTIONS COMPANY LLC

TXU RETAIL SERVICES COMPANY

TXU SEM COMPANY

VALLEY NG POWER COMPANY LLC

VALLEY POWER COMPANY LLC

By:	/s/ Anthony Horton
Name: Anthony Horton
Title: Treasurer

[Signature Page to Incremental Amendment No. 1]

Bank of America, N.A., as an Incremental 2012 Term Lender

By:	/s/ Jonathan M Barnes
Name:	Jonathan M Barnes
Title:	Vice President

[Signature Page to Incremental Amendment No. 1]

Citibank N.A., as an Incremental 2012 Term Lender

By:	/s/ Michael Eliason
Name:	Michael Eliason
Title:	Attorney-In-Fact

[Signature Page to Incremental Amendment No. 1]

Deutsche Bank AG, London Branch

By: DB Services New Jersey, Inc.

as an Incremental 2012 Term Lender

By:	/s/ Christine LaMonaca
Name:	Christine LaMonaca
Title:	Assistant Vice President

By:	/s/ Deirdre Cesario
Name:	Deirdre Cesario
Title:	Assistant Vice President

[Signature Page to Incremental Amendment No. 1]

Deutsche Bank AG Cayman Islands Branch

By: DB Services New Jersey, Inc.

as an Incremental 2012 Term Lender

By:	/s/ Christine LaMonaca
Name:	Christine LaMonaca
Title:	Assistant Vice President

By:	/s/ Deirdre Cesario
Name:	Deirdre Cesario
Title:	Assistant Vice President

[Signature Page to Incremental Amendment No. 1]

THE ROYAL BANK OF SCOTLAND PLC By: RBS Securities Inc., its agent, as an Incremental 2012 Term Lender

By:	/s/ Matthew S. Rosencrans
Name:	Matthew S. Rosencrans
Title:	Vice President

[Signature Page to Incremental Amendment No. 1]

UBS AG, Stamford Branch,
as an Incremental 2012 Term Lender

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Director

By:	/s/ Joselin Fernandes
Name:	Joselin Fernandes
Title:	Associate Director

[Signature Page to Incremental Amendment No. 1]

CCP Credit Acquisition Holdings L.L.C., as an Incremental 2012 Term Lender

By:	/s/ Gordon Morrison
Name:	Gordon Morrison
Title:	Authorized Signatory

[Signature Page to Incremental Amendment No. 1]

Centerbridge Special Credit Partners, L.P., as an Incremental 2012 Term Lender

By:	/s/ Gordon Morrison
Name:	Gordon Morrison
Title:	Authorized Signatory

[Signature Page to Incremental Amendment No. 1]

Consented to by: CITIBANK, N.A., as Administrative Agent and Collateral Agent

By:	/s/ Kirkwood Roland
Name: Kirkwood Roland
Title: Director & Vice President

[Signature Page to Incremental Amendment No. 1]

SCHEDULE 1.1

TO INCREMENTAL AMENDMENT

Incremental 2012 Term Commitments

Name of Incremental 2012 Term Loan Lender	Incremental 2012 Term Commitment
Bank of America, N.A.	$9,809,373.63
Citibank, N.A.	$69,141,205.40
Deutsche Bank AG, London Branch	$7,900,166.68
Deutsche Bank AG Cayman Islands Branch	$21,330,450.03
The Royal Bank of Scotland PLC	$5,266,777.84
UBS AG, Stamford Branch	$2,633,388.89
CCP Credit Acquisition Holdings, L.L.C.	$172,232,027.23
Centerbridge Special Credit Partners, L.P.	$51,686,610.30
Total:	$340,000,000.00

Schedule 1.1 to Incremental Amendment No. 1